UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CAPNIA, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Common Stock, par value $0.001 per share, of Capnia, Inc.
(2)

Aggregate number of securities to which transaction applies:

Up to 38,286,194 shares of Capnia, Inc. common stock which consists of (a) a maximum of up to 24,397,306 shares of Capnia, Inc. common stock to be issued in connection with the merger transaction and (b) a maximum of up to 13,888,888 shares of Capnia, Inc. common stock issuable in connection with the financing transactions of Capnia, Inc. anticipated to close at or substantially contemporaneous with the closing of the merger transaction.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for purposes of calculating the filing fee, the maximum aggregate value was determined based upon the sum of (a) 24,397,306 shares of Capnia, Inc. common stock to be issued in connection with the merger transaction multiplied by $0.86, which is the average of the high and low price per share of Capnia, Inc. common stock reported on January 27, 2017, and (b) a maximum of up to 13,888,888 shares of Capnia, Inc. common stock issuable in connection with the financing transactions of Capnia, Inc. anticipated to close at or substantially contemporaneously with the closing of the merger transaction (inclusive of 2,083,333 shares to be issued to Aspire Capital Fund, LLC), multiplied by $0.96. In accordance with Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0001159 by the sum calculated in the preceding sentence.

	(4)	Proposed maximum aggregate value of transaction: $34,315,015.64
	(5)	Total fee paid: $3,977.11

☐	Fee paid previously with preliminary materials.

☒	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid: $3,406.83
	(2)	Form, Schedule or Registration Statement No.: Schedule 14A
	(3)	Filing Party: Capnia, Inc.
	(4)	Date Filed: January 5, 2017

PRELIMINARY—SUBJECT TO COMPLETION—DATED JANUARY 31, 2017

TO THE STOCKHOLDERS OF CAPNIA, INC.—

YOUR VOTE IS VERY IMPORTANT

, 2017

Dear Stockholders,

A special committee of the board of directors of Capnia, Inc., or Capnia, and the board of directors of Essentialis, Inc., or Essentialis, have adopted and approved an Agreement and Plan of Merger (referred to as the merger agreement) pursuant to which, subject to stockholder approvals and certain other closing conditions, Company E Merger Sub, Inc., or Merger Sub, a wholly-owned subsidiary of Capnia will merge with and into Essentialis, with Essentialis continuing as the surviving entity (referred to herein as the merger). If the merger is completed, Capnia will issue up to a maximum of 24,397,306 shares of Capnia common stock, par value $0.001 per share, or Capnia common stock, in connection with the transactions contemplated by the merger agreement, or the merger transaction. No fractional shares of Capnia common stock will be issued in the merger.

In addition, Capnia has also received indications of interest from investors who have indicated that they will purchase 8,333,333 shares of Capnia common stock at a price of $0.96 per share immediately following the merger, if the merger is completed on or before April 30, 2017 and subject to other customary conditions (referred to as the merger financing). In addition, on January 27, 2017, Capnia entered into a common stock purchase agreement, or the purchase agreement, with Aspire Capital Fund, LLC, or Aspire, pursuant to which Aspire will purchase up to 2,083,333 shares of Capnia common stock at a price of $0.96 per share at the effective time of the merger (referred to as the Aspire financing). Additionally, funds affiliated with Sabby Management, LLC, or Sabby, have a right to participate in any financings by Capnia pursuant to the securities purchase agreement between Sabby and Capnia dated as of June 29, 2016, and may purchase up to an additional 3,472,222 shares of Capnia common stock for an aggregate purchase price of $3,333,333 (referred to as the Sabby participation right, together with the merger financing and the Aspire financing is referred to as the concurrent financing, and the concurrent financing, together with the merger transaction, are referred to as the transactions). If the concurrent financing is completed, Capnia could issue up to a maximum of up to 13,888,888 shares of Capnia common stock in connection with the concurrent financing (assuming Sabby exercises the Sabby participation right in full).

If the transactions are completed, Capnia will issue up to a maximum of 38,286,194 shares of Capnia common stock in the aggregate in the transactions. The shares to be issued in connection with the merger would represent approximately 35.56%, the shares to be issued in connection with the concurrent financing would represent approximately 20.24% (assuming full exercise of the Sabby participation right), and the shares held by existing Capnia stockholders following the transactions would represent approximately 52.30% (inclusive of shares issued to Sabby upon exercise of the Sabby participation right in full), in each case, of the outstanding shares of Capnia common stock, including shares of Capnia common stock issued upon conversion of Capnia Series B preferred stock, and assuming the maximum number of shares are issued in the transactions.

In addition to the concurrent financing transactions, under the terms of the purchase agreement, Aspire has also committed, subject to certain conditions contained in the purchase agreement, to purchase up to an additional 7,208,334 of shares of Capnia common stock from time to time over a 30-month period following the filing of a resale registration statement for these shares, in the form of an equity line (referred to as the Aspire equity line).

Capnia is also proposing to amend its 2014 Equity Incentive Plan, or the 2014 Plan, to increase the total number of shares of its common stock reserved for issuance under the 2014 Plan by 8,929,188 shares of common stock, to a new total of 13,467,951 shares.

Capnia common stock is listed on The Nasdaq Capital Market and trades under the symbol “CAPN.” As of January 30, 2017, the last trading day before the date of this proxy statement, the last reported sales price of Capnia common stock at the end of regular trading hours, as reported on The Nasdaq Capital Market, was $0.85.

In connection with the merger, Capnia stockholders are invited to attend a special meeting of Capnia stockholders to be held on                 , 2017, at          [a.m./p.m.], Pacific Time, at Capnia’s principal executive offices located at 1235 Radio Road, Suite 110, Redwood City, California 94065.

At the Capnia special meeting, Capnia stockholders will be asked (i) to vote on a proposal to approve the issuance of up to a maximum of 24,397,306 shares of Capnia common stock in the merger pursuant to the terms of the merger agreement (referred to as the merger share issuance proposal); (ii) to vote on a proposal to approve the issuance of up to a maximum of up to 11,805,555 shares of Capnia common stock in connection with the merger financing and the Sabby participation right (referred to as the merger financing share issuance proposal); which is conditioned upon approval of the merger share issuance proposal (the merger financing share issuance proposal); (iii) to vote on a proposal to approve the issuance of up to 2,083,333 shares of Capnia common stock in connection with the Aspire financing (the Aspire financing share issuance proposal), which is conditioned on the approval of the Aspire equity line proposal; (iv) to vote on a proposal to approve the issuance of up to 7,208,334 shares of Capnia common stock in connection with the Aspire equity line (the Aspire equity line proposal, and together with the merger share issuance proposal, the merger financing share issuance proposal and the Aspire financing share issuance proposal, the share issuance proposals); (v) to approve an amendment to the 2014 Plan to add 8,929,188 shares of Capnia common stock to the total number of shares of Capnia common stock reserved for issuance under the 2014 Plan (referred to as the 2014 Plan amendment proposal); and (vi) to vote on a proposal to adjourn the Capnia special meeting if necessary or advisable to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the share issuance proposals (referred to as the adjournment proposal). A special committee of the board of directors of Capnia, acting with the authority of the full board, unanimously determined that the merger agreement, the merger, and the other transactions contemplated by the merger agreement, including the concurrent financing, as well as the 2014 Plan amendment and the Aspire equity line, are advisable and in the best interests of Capnia’s stockholders, and unanimously approved and adopted the merger agreement, the 2014 Plan amendment, and the Aspire purchase agreement. The Capnia special committee unanimously recommends that Capnia stockholders vote “FOR” the merger share issuance proposal, “FOR” the merger financing share issuance proposal, “FOR” the Aspire financing share issuance proposal, “FOR” the Aspire equity line proposal, “FOR” the 2014 Plan amendment proposal, and “FOR” the adjournment proposal.

We encourage you to read carefully this proxy statement before voting, including the section entitled “Risk Factors” beginning on page 20 of this proxy statement.

Your vote is very important. Capnia cannot complete the transactions or amend the 2014 Plan unless Capnia stockholders approve the share issuance proposals and the 2014 Plan amendment proposal. Whether or not you plan to attend the Capnia special meeting, please vote promptly by mailing a completed proxy card in the enclosed return envelope (which is postage prepaid if mailed in the United States) or complete your proxy by following the instructions supplied on the proxy card for voting by telephone or on the Internet (or, if your shares are held in “street name” through a broker, bank, or other nominee holder, by following the voting instructions provided by such broker, bank, or other nominee holder).

Sincerely,

Anish Bhatnagar, M.D.

President and Chief Executive Officer

Capnia, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this proxy statement. Any representation to the contrary is a criminal offense.

This proxy statement is dated                     , 2017, and is first being mailed to stockholders of Capnia on or about                 , 2017.

Capnia, Inc.

1235 Radio Road, Suite 110

Redwood City, California 94065

(650) 213-8444

NOTICE OF SPECIAL MEETING OF CAPNIA STOCKHOLDERS

To the Stockholders of Capnia, Inc.:

Capnia, Inc. will hold a special meeting of stockholders on                 , 2017 at Capnia’s principal executive offices located at 1235 Radio Road, Suite 110, Redwood City, California 94065, at          [a.m./p.m.], Pacific Time. Capnia is holding the meeting to consider proposals:

1.	to approve the issuance of up to a maximum of 24,397,306 shares of Capnia common stock, par value $0.001 per share, or Capnia common stock, pursuant to the terms of the Agreement and Plan of Merger, dated as of December 22, 2016, or the merger agreement, by and among Capnia, Essentialis, Inc., Company E Merger Sub, Inc., a wholly-owned subsidiary of Capnia, or Merger Sub, and Neil Cowen, solely in his capacity as the Stockholders Representative (referred to as the merger share issuance proposal);

2.	to approve the issuance of up to a maximum of 11,805,555 shares of Capnia common stock pursuant to indications of interest received by Capnia between December 9, 2016 and December 14, 2016 and the right to participate in such financing by funds affiliated with Sabby Management, LLC, or Sabby, which is conditioned upon the approval of the merger share issuance proposal (referred to as the merger financing share issuance proposal);

3.	to approve the issuance of up to 2,083,333 shares to Aspire Capital Fund, LLC, or Aspire, upon closing of the merger pursuant to the common stock purchase agreement dated January 27, 2017, between Capnia and Aspire, or the Aspire purchase agreement, which is conditioned upon the approval of the Aspire equity line proposal (referred to as the Aspire financing share issuance proposal);

4.	to approve the sale and issuance of up to 7,208,334 shares of Capnia common stock in an equity line financing pursuant to the Aspire purchase agreement (referred to as the Aspire equity line proposal, and together with the merger share issuance proposal, the merger financing share issuance proposal and the Aspire financing share issuance proposal, the share issuance proposals);

5.	to approve an amendment to the 2014 Plan to increase the number of shares of Capnia common stock reserved under the 2014 Plan by 8,929,188 shares (referred to as the 2014 Plan amendment proposal); and

6.	to adjourn the Capnia special meeting if necessary or advisable to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the share issuance proposals or the 2014 Plan amendment proposal (referred to as the adjournment proposal).

Any action on the items of business described above may be considered at the special meeting at the time and on the date specified above or at any time and date to which the special meeting may be properly adjourned or postponed.

A special committee of the board of directors of Capnia, acting with the full authority of the Capnia board, has unanimously (i) determined that each of the proposals outlined above are advisable and in the best interests of Capnia’s stockholders, (ii) approved and adopted the merger agreement and the transactions contemplated therein, (iii) resolved to recommend approval of the share issuance proposals, and (iv) resolved to recommend approval of the 2014 Plan amendment proposal by the stockholders of Capnia.

The Capnia special committee unanimously recommends that Capnia stockholders vote “FOR” the merger share issuance proposal, “FOR” the merger financing share issuance proposal, “FOR” the Aspire financing share issuance proposal, “FOR” the Aspire equity line proposal, “FOR” the 2014 Plan amendment proposal, and “FOR” the adjournment proposal.

You are entitled to vote only if you were a Capnia stockholder of record as of the close of business on the record date,                 , 2017. A list of stockholders eligible to vote at the Capnia special meeting will be available for inspection at the special meeting and at the offices of Capnia in Redwood City, California, during regular business hours for a period of no less than 10 days prior to the special meeting.

Your vote is important. Capnia cannot complete the merger, the concurrent financing, the Aspire equity line, or the 2014 Plan amendment proposal unless Capnia’s stockholders approve the share issuance proposals and the 2014 Plan amendment proposal. Whether or not you plan to attend the special meeting, please vote promptly by mailing a completed proxy card in the enclosed return envelope (which is postage prepaid if mailed in the United States) or complete your proxy by following the instructions supplied on the proxy card for voting by telephone or on the Internet (or, if your shares are held in “street name” through a broker, bank, or other nominee holder, by following the voting instructions provided by such broker, bank, or other nominee holder).

A special committee of Capnia’s board of directors has fixed the close of business on                     , 2017 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof. Whether you plan to attend the special meeting or not, it is important that you cast your vote either in person or by proxy. Regardless of the number of shares you own, please vote your shares as soon as possible. For your convenience, you may vote by telephone by calling toll-free at 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries or via the Internet at www.voteproxy.com and following the instructions on the enclosed proxy card. When you have finished reading the proxy statement, you are urged to vote in accordance with the instructions set forth in this proxy statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of Capnia, Inc. We look forward to seeing you at the special meeting.

By Order of the Board of Directors,

Anish Bhatnagar, M.D.

President and Chief Executive Officer

            , 2017

Redwood City, California

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON                     , 2017: The proxy statement and the accompanying materials are being mailed on or about                     , 2017 to all stockholders entitled to vote at the special meeting. A copy of the proxy statement is also available at www.capnia.com under the “Investors” link.

i

ii

PROPOSAL FOUR: APPROVAL OF THE ISSUANCE OF CAPNIA COMMON STOCK IN CONNECTION WITH THE ASPIRE EQUITY LINE	113
General	113
Recommendation of the Capnia Special Committee; Vote Required for Approval	113
PROPOSAL FIVE: APPROVAL OF THE AMENDMENT TO THE 2014 PLAN TO INCREASE THE NUMBER OF SHARES RESERVED UNDER THE 2014 PLAN BY 8,929,188 SHARES	113
General	113
Recommendation of the Capnia Special Committee; Vote Required for Approval	114
PROPOSAL SIX: IF NECESSARY, APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, INCLUDING TO SOLICIT PROXIES, IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE SHARE ISSUANCE PROPOSALS OR 2014 PLAN AMENDMENT PROPOSALS	114
General	114
Recommendation of the Capnia Special Committee; Vote Required for Approval	114
WHERE YOU CAN FIND MORE INFORMATION	115
Availability of Bylaws	115
Other Business	115
INDEX TO CAPNIA FINANCIAL STATEMENTS	F-1
INDEX TO ESSENTIALIS FINANCIAL STATEMENTS	F-49
ANNEX A: MERGER AGREEMENT	A-1
ANNEX B: VOTING AGREEMENT	B-1

iii

SUMMARY TERM SHEET

The following is a summary of the information contained in this proxy statement and may not contain all of the information that is important to you.

Information about the Companies

Capnia, Inc. (See page 85)

Capnia, Inc., a Delaware corporation and referred to in this proxy statement as “Capnia,” “we,” “us” or “our,” is a diversified healthcare company that develops and commercializes innovative diagnostics, devices and therapeutics addressing unmet medical needs. We have a number of commercial products based on our proprietary technologies, including those which utilize precision metering of gas flow. Our most recent product to launch commercially utilizing our precision metering of gas flow technology is Serenz® Allergy Relief, or Serenz, which has a CE Mark certification for sale in the European Union, or E.U. Serenz is a proprietary handheld device that delivers non-inhaled CO2 topically to the nasal mucosa. Serenz is used only when needed, and does not need to be used on a scheduled basis. Pilot commercial sales of Serenz began in the United Kingdom, or U.K., and Ireland in the second quarter of 2016. Capnia’s common stock is traded on The Nasdaq Capital Market (sometimes referred to as Nasdaq in this proxy statement) under the symbol “CAPN”. The principal executive offices of Capnia are located at 1235 Radio Road, Suite 110, Redwood City, California 94065, and its telephone number is (650) 213-8444.

Essentialis, Inc. (See page 75)

Essentialis, Inc., a Delaware corporation, and referred to in this proxy statement as “Essentialis,” is a privately held, clinical stage biotechnology company focused on the development of breakthrough medicines for the treatment of rare metabolic diseases where there is increased mortality and risk of cardiovascular and endocrine complications. To date, Essentialis’s efforts have focused primarily on developing and testing product candidates that target the ATP-sensitive potassium channel, a metabolically regulated membrane protein whose modulation has the potential to impact a wide range of rare metabolic, cardiovascular, and CNS diseases. Essentialis has tested Diazoxide Choline Controlled Release Tablet, or DCCR, as a treatment for Prader-Willi syndrome, a complex metabolic/neurobehavioral disorder. Essentialis’s principal executive office is located at 7915 Corte Cardo, Carlsbad, California, and its telephone number is (760) 444-0446.

Merger Sub

Company E Merger Sub, Inc., referred to in this proxy statement as Merger Sub, is a newly-formed Delaware corporation and wholly-owned subsidiary of Capnia, formed for the sole purpose of effecting the merger. Merger Sub has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement, including the preparation of regulatory filings, if any, in connection with the merger.

The Transactions (See page 35)

The Merger (See page 35)

On December 22, 2016, Essentialis, Capnia, Merger Sub, and Neil Cowen, in his capacity as stockholders’ representative, entered into an Agreement and Plan of Merger (referred to in this proxy statement as the merger agreement) whereby at the effective time of the merger (referred to in this proxy statement as the effective time), Merger Sub will merge with and into Essentialis with Essentialis surviving the merger as a wholly-owned subsidiary of Capnia (referred to in this proxy statement as the merger). Consummation of the merger is subject to various closing conditions, including Capnia consummating a financing of at least $8 million at, or substantially contemporaneous with, the closing of the merger (referred to in this proxy statement as the merger financing), and the receipt of Capnia stockholder approval at the Capnia special meeting, all as further described in the section captioned “The Merger Agreement—Conditions to Obligations to Complete the Merger” beginning on page 59. We refer to the merger financing and the Sabby participation right and the Aspire financing (as further described below) as the concurrent financing. We refer to the concurrent financing and the merger in this proxy statement as the transactions. Capnia expects to complete the merger after all of the conditions to completion of the merger contained in the merger agreement are satisfied or waived, including after receiving stockholder approval at the Capnia special meeting and consummation of the concurrent financing. Capnia currently expects to complete the merger promptly after the Capnia special meeting. However, it is possible that factors outside of our control could require us to complete the merger at a later time or not complete at all.

Under the terms of the merger agreement, at the effective time of the merger, Capnia will issue an aggregate of 18,916,953 shares of Capnia common stock in accordance with the terms of the merger agreement. In addition, Capnia will hold-back an additional 913,392 shares of Capnia common stock as partial recourse to satisfy indemnification claims made by Capnia under the merger agreement, and such shares of Capnia common stock will be issuable under the merger agreement on the one year anniversary of the closing (subject to the limitations set forth in the merger agreement). Furthermore, upon the achievement of a development milestone associated with Essentialis’s product in accordance with the terms of the merger agreement, Capnia will be obligated to issue an additional 4,566,961 shares of Capnia common stock. Additionally, upon the achievement of certain commercial milestones associated with the sale of Essentialis’s product in accordance with the terms of the merger agreement, Capnia will be obligated to make cash earnout payments of a maximum of $30 million. The merger consideration described above that is issuable or payable to Essentialis stockholders will be reduced by any such shares of Capnia common stock issuable, or cash earnout payments payable, to Essentialis’s management carve-out plan participants and other service providers of Essentialis, in each case, in accordance with the terms of the merger agreement.

Assuming that Capnia issues all of the shares of Capnia common stock held back by Capnia and the development milestone is achieved, Capnia would issue a total of 24,397,306 shares of Capnia common stock pursuant to the merger agreement, representing approximately 44.58% of Capnia’s outstanding common stock, based on the number of outstanding shares as of January 30, 2017 (inclusive of shares of Capnia Series B convertible preferred stock on an as converted basis), and prior to giving effect to the concurrent financing. See the section of this proxy statement entitled “The Transactions” beginning on page 35.

The Concurrent Financing (See page 36)

As noted above, the consummation of the merger is subject to Capnia consummating a financing of at least $8 million at or substantially contemporaneous with the closing of the merger, or the merger financing. Between December 9 and December 14, 2016, Capnia received non-binding indications of interest from current stockholders of Essentialis and certain new investors in Capnia indicating that they will purchase 8,333,333 shares of Capnia common stock at a price of $0.96 per share in the merger financing, for an aggregate purchase price of $8 million. In addition, on January 27, 2017, Capnia entered into a common stock purchase agreement, or the Aspire purchase agreement, with Aspire Capital Fund, LLC, or Aspire, pursuant to which Aspire will purchase up to 2,083,333 shares of Capnia common stock at a price of $0.96 per share at the effective time of the merger, for an aggregate purchase price of $2 million, or the Aspire financing. In addition, funds affiliated with Sabby Management, LLC, referred to as Sabby, have a right to participate in any financings by Capnia (including the merger financing and Aspire financing) pursuant to the securities purchase agreement between Sabby and Capnia dated as of June 29, 2016, and purchase up to an additional 3,472,222 shares of Capnia common stock. We refer to Sabby’s right to participate in the merger and Aspire financings as the Sabby participation right, and the Sabby participation right together with the merger and Aspire financing, as the concurrent financing. If Sabby exercises the Sabby participation right in full, Capnia would issue up to an aggregate of 13,888,888 shares of Capnia common stock to investors in the concurrent financing, representing approximately 20.24% of Capnia’s outstanding common stock (inclusive of shares of Capnia Series B convertible preferred stock on an as converted basis), after giving effect to the merger, the issuance of the holdback shares and shares issuable upon achievement of the development milestone. Additionally, Sabby may, in its sole discretion, elect not to exercise the Sabby participation right, or elect to exercise only a portion of the right. In the event Sabby elects not to exercise the Sabby participation right, or to exercise the Sabby participation right in part, the number of shares issuable in the concurrent financing would be equal to the 8,333,333 shares issuable in the merger financing, plus the 2,083,333 shares issuable in the Aspire financing, plus the number of shares represented by the portion of the Sabby participation right actually exercised, if any. Additionally, in the event Sabby elects to purchase none, or only a portion of the shares subject to the Sabby participation right, Capnia, in its sole discretion, may choose sell whatever portion of the 3,472,222 shares subject to the Sabby participation right that is not purchased by Sabby, to another investor on the same terms and conditions.

The consummation of the merger financing is subject to certain conditions, including the completion of the merger on or before April 30, 2017, and the approval of the issuance of the shares in the merger and the concurrent financing by Capnia stockholders at the Capnia special meeting. The consummation of the Aspire financing and the Aspire equity line are subject to certain conditions, including the filing and effectiveness of a registration statement covering the sale of the shares issued to Aspire under the Aspire purchase agreement.

Effect of the Transactions on Capnia Stockholders (See page 36)

Capnia stockholders will continue to hold their existing shares of Capnia common stock following the transactions, however, the issuance of the shares in the transactions will dilute the ownership and voting interests of Capnia’s current stockholders.

Immediately after the closing of the transactions, and assuming Sabby exercises the Sabby participation right in full, but before the issuance of the holdback shares or the shares issuable upon achievement of the development milestone, former Essentialis stockholders, management carve-out plan participants and service providers will hold approximately 29.96% of the outstanding shares of Capnia common stock, participants in the concurrent financing will hold approximately 22.0% of the outstanding shares of Capnia common stock (exclusive of any shares held by such participants prior to the concurrent financing) and the current holders of Capnia common stock will hold approximately 48.04% of the outstanding shares of Capnia common stock, based on 30,325,272 shares of Capnia common stock outstanding as of January 30, 2017 (inclusive of 18,146,272 shares of Capnia common stock outstanding and, 12,179,000 shares issuable upon conversion of Capnia Series B convertible preferred stock). If all of the shares subject to the holdback are released, the development milestone is achieved, and the maximum number of shares of Capnia common stock is issued in connection with the transactions, former Essentialis stockholders, management carve-out plan participants and service providers will hold approximately 35.56% of the outstanding shares of Capnia common stock, participants in the concurrent financing will hold approximately 20.24% of the outstanding shares of Capnia common stock (exclusive of any shares held by such participants prior to the concurrent financing) and the current holders of Capnia common stock will hold approximately 44.20% of the outstanding shares of Capnia common stock, based on 30,325,272 shares of Capnia common stock outstanding as of January 30, 2017 (inclusive of 18,146,272 shares of Capnia common stock outstanding and, 12,179,000 shares issuable upon conversion of Capnia Series B convertible preferred stock). For further description of the effect on the ownership of Capnia common stock by Capnia’s directors and officers following the transactions, see the section captioned “Security Ownership of Certain Beneficial Owners and Management of the Combined Company” beginning on page 108.

Recommendation of the Capnia Special Committee and Reasons for the Transactions (See page 41)

In evaluating the merger and the merger financing transactions, the special committee of the Capnia board of directors, or the special committee, acting with the authority of the full Capnia board of directors, considered a number of factors, including the benefits described in this proxy statement and the positive and negative factors described in the section captioned “The Transactions—Recommendation of the Special Committee and Capnia’s Reasons for the Transactions” beginning on page 41. In light of such factors, at a meeting of the special committee held on December 21, 2016, the special committee unanimously determined that the merger agreement, the merger, and the other transactions contemplated thereby, including the merger financing, are advisable and in the best interests of the Capnia stockholders, and unanimously approved and adopted the merger agreement. The special committee believes that the transactions will be beneficial because they are expected to, among other things, (a) provide us with a clinical-stage product candidate with the potential to address diseases with unmet medical need, and (b) provide us with the capital needed to pursue clinical and regulatory approval of such product candidates.

On January 4, 2017, the special committee approved an amendment to the 2014 Plan to increase the total number of shares of its common stock reserved for issuance under the 2014 Plan by 8,929,188 shares of common stock, to a new total of 13,467,951 shares. The 2014 Plan amendment is subject to the receipt of Capnia stockholder approval at the Capnia special meeting.

On January 21, 2017, the special committee approved the issuance of up to an aggregate of 10,000,000 shares of Capnia common stock to Aspire, under the terms of the Aspire purchase agreement. Of the 10,000,000 shares approved by the special committee, up to 2,083,333 shares of Capnia common stock will be issued in the Aspire financing at or substantially contemporaneously with the closing of the merger and the merger financing.

The Capnia special committee unanimously recommends that Capnia stockholders vote “FOR” the merger share issuance proposal, “FOR” the merger financing share issuance proposal, “FOR” the Aspire financing share issuance proposal, “FOR” the Aspire equity line proposal, “FOR” the 2014 Plan amendment proposal, and “FOR” the adjournment proposal.

Capnia’s Board of Directors Following the Transactions (See page 59)

At or prior to the effective time of the merger, the size of the Capnia board of directors will be increased to ten members, and, effective as of the effective time of the merger Mahendra Shah, Jim Glasheen and Stuart Collinson, each current Essentialis board members, will be appointed to Capnia’s board of directors to fill the vacancies.

Interests of the Directors and Executive Officers of Capnia (See page 44)

In considering the recommendation of the Capnia special committee to adopt the merger agreement, Capnia stockholders should be aware that Edgar Engleman, a member of our board of directors and representative of funds affiliated with Vivo Ventures V LLC, or Vivo, which as of January 30, 2017 holds approximately 40.78% of our common stock, have interests in the merger and have arrangements that are different from, or in addition to, those of Capnia stockholders generally, including, as a stockholder of Essentialis and participant in the concurrent financing. These interests and arrangements may create potential conflicts of interest. The Capnia special committee and the Essentialis board were aware of these potential conflicts of interest and considered them, among other matters, in reaching their respective decisions to approve the merger agreement, the merger, and the other transactions contemplated by the merger agreement.

Capnia Stockholders Will Not Have Dissenter’s Rights in Connection with the Merger (See page 46)

Under Delaware law, Capnia stockholders are not entitled to appraisal rights in connection with the issuance of shares of Capnia common stock in the merger pursuant to the terms of the merger agreement. It is anticipated that shares of Capnia common stock will continue to be traded on Nasdaq during the pendency of and following the effectiveness of the merger, and Capnia’s corporate status will not change because the merger is being consummated between a subsidiary of Capnia and Essentialis.

Registration of Shares of Capnia Common Stock Received in the Merger

The shares of Capnia common stock issued in the merger will not be registered under the Securities Act of 1933, as amended, or the Securities Act, and will be subject to various restrictions and limitations on transfer under U.S. securities laws. Capnia has agreed to grant stockholders of Essentialis receiving shares of Capnia common stock in the merger (and other consideration recipients in accordance with the terms of the merger agreement) certain registration rights that will be substantially similar to the registration rights granted by Capnia to the investors in the merger financing transaction as further described in “The Merger Agreement—Ancillary Agreements—Indications of Interest” beginning on page 63 of this proxy statement.

Anticipated Accounting Treatment of the Merger (See page 45)

Capnia prepares its financial statements in accordance with accounting principles generally accepted in the United States of America (referred to as GAAP). The merger will be accounted for by Capnia using GAAP. Capnia will allocate the purchase price to the fair value of Essentialis’s tangible and intangible assets at the acquisition date, with the excess purchase price, if any, being recorded as goodwill.

Material U.S. Federal Income Tax Consequences of the Transactions (See page 45)

The transactions will not result in any taxable gain or loss for U.S. federal income tax purposes to Capnia or to any Capnia stockholder in his, her or its capacity as a Capnia stockholder. Capnia stockholders who are also stockholders of Essentialis, or are otherwise entitled to receive a portion of the merger consideration under the terms of the merger agreement, or are participating in the concurrent financing, should consult their own tax advisors as to the tax consequences of participating in the transactions with respect to their Essentialis stock, or the additional shares of Capnia common stock they may be entitled to receive in the transactions.

Risk Factors (See page 20)

There are a number of risks relating to the merger and to the existing businesses of Capnia and to the business of Capnia following the merger. See “Risk Factors” beginning on page 20 of this proxy statement for a discussion of these and other risks.

The Merger Agreement (See page 47)

No Solicitation (See page 52)

During the period from the execution of the merger agreement until the earlier of the termination of the merger agreement or the effective time of the merger, each of Capnia and Essentialis will not, and will not permit any of its representatives to, take any actions to engage in any discussions or negotiations with, solicit or knowingly support or endorse any acquisition proposal from, enter into any contract with, or disclose or furnish any information concerning any alternative acquisition transaction (except for specific exceptions concerning communications with each party’s respective stockholders as further described herein). The foregoing “no-shop” covenant does not apply to any financing transaction of Capnia and/or certain sale or licensing transactions involving Capnia.

The merger agreement does not, however, prohibit Capnia from considering a bona fide, unsolicited acquisition proposal from a third party if specified conditions are met. In addition, the merger agreement specifically excludes the concurrent financing transaction and/or any licensing transaction of Capnia or one or more of its subsidiaries from the restrictions described above.

Conditions to Completion of the Merger (See page 59)

Several conditions must be satisfied or waived before Capnia and Essentialis complete the merger, including the following:

•	required approvals of the stockholders of each of Capnia and Essentialis;

•	adoption of the merger agreement by Essentialis stockholders;

•	no law or order that has the effect of making the merger illegal or prohibiting the completion of the merger will be in effect;

•	accuracy of each party’s respective representations and warranties as set forth in the merger agreement;

•	material compliance by each party with its agreements and covenants in the merger agreement;

•	evidence of Capnia having at least $3,000,000 in net cash at or substantially contemporaneous with the closing of the merger;

•	consummation of the merger financing at or substantially contemporaneous with the closing of the merger;

•	holders of at least 91% of the outstanding shares of Essentialis capital stock shall have executed and delivered a joinder agreement; and

•	holders of no more than 2% of the outstanding shares of Essentialis capital stock shall have exercised statutory rights of dissent under Delaware law in connection with the merger.

Termination; Fees and Expenses (See page 61)

Under circumstances specified in the merger agreement, either Capnia or Essentialis may terminate the merger agreement, including if:

•	both parties consent to termination;

•	by Capnia or Essentialis if the merger is not completed by April 30, 2017;

•	approval of Capnia stockholders of the issuance of shares of Capnia common stock in the merger has not been obtained at Capnia’s duly held special meeting;

•	the other party breaches its representations, warranties or covenants in the merger agreement such that one or more of its conditions to completion of the merger regarding representations, warranties or covenants would not be satisfied; or

•	Capnia’s board of directors has effected a board recommendation change in accordance with the terms of the merger agreement in order to accept a superior proposal and either Capnia or Essentialis terminates the merger agreement in accordance with the terms of the merger agreement.

Ancillary Agreements

Voting Agreement (See page 63)

Simultaneously with the execution and delivery of the merger agreement entities affiliated with Vivo, and Ernest Mario, the chairman of Capnia’s board of directors, in their respective capacities as stockholders of Capnia, have entered into voting agreements with Essentialis, or the voting agreements, pursuant to which such stockholders agreed, among other things, to vote their respective shares of common stock of Capnia in favor of the approval of the issuance of shares of Capnia common stock in the merger pursuant to the terms of the merger agreement, and against any inquiry, proposal, offer, indication of interest or transaction that constitutes, an alternative acquisition proposal relating to Capnia. As of January 30, 2017, the stockholders signing the Capnia voting agreements owned an aggregate of approximately 50.68% of the outstanding shares of Capnia common stock. The obligations under the voting agreements with Capnia terminate in certain circumstances, including in the event that Capnia has effected a board recommendation change in accordance with the terms of the merger agreement.

Agreements with Aspire

On January 27, 2017, Capnia entered into a common stock purchase agreement with Aspire, or the Aspire purchase agreement, pursuant to which Capnia will issue up to an aggregate of 10,000,000 shares of Capnia common stock to Aspire. Of the 10,000,000 shares issuable under the Aspire purchase agreement, 708,333 shares were issued to Aspire as commitment shares upon the execution of the Aspire purchase agreement, 2,083,333 shares will be issued to Aspire in the Aspire financing at a price of $0.96 per share at or substantially contemporaneously with the closing of the merger and the merger financing. The remaining 7,208,334 shares will be issued from time to time to Aspire in connection with the Aspire equity line. The shares issued to Aspire in connection with the equity line will be issued at prevailing market prices at the time of issuance.

In connection with the Aspire purchase agreement, on January 27, 2017, Capnia entered into a registration rights agreement with Aspire, or the Aspire registration rights agreement. Under the terms of the Aspire registration rights agreement, Capnia has agreed to file a registration statement covering the shares issuable to Aspire in the Aspire financing and the Aspire equity line within ten business days of the date of the Aspire purchase agreement. See “The Merger Agreement—Ancillary Agreements—Agreements with Aspire” beginning on page 63 of this proxy statement for further description of the registration rights granted to Aspire.

Indications of Interest (See page 63)

Between December 9, 2016 and December 14, 2016, prior to the execution of the merger agreement, Capnia received non-binding indications of interest from certain Essentialis stockholders and certain new investors in Capnia, to acquire up to 8,333,333 shares of Capnia common stock at a purchase price of $0.96 per share, concurrently with, or immediately following the closing of the merger for an aggregate purchase price of $8.0 million. The terms of the indications of interest for the merger financing are further described in “Ancillary Agreements—Indications of Interest” beginning on page 63 of this proxy statement.

The Capnia Special Meeting (See page 28)

The special meeting of Capnia stockholders will be held at                 [a.m./p.m.], Pacific Time, on                 , 2017, at Capnia’s principal executive offices located at 1235 Radio Road, Suite 110, Redwood City, California 94065. The Capnia board has fixed the close of business on                 , 2017, as the record date for determination of the stockholders entitled to vote at the Capnia special meeting.

Proposal 1: The Merger Share Issuance Proposal (See page 112)

Capnia stockholders are voting on a proposal to approve the issuance of shares of Capnia common stock in the merger pursuant to the terms of the merger agreement (referred to as the merger share issuance proposal). The Capnia special committee unanimously recommends a vote “FOR” the merger share issuance proposal.

Proposal 2: The Merger Financing Share Issuance Proposal (See page 112)

Capnia stockholders are voting on a proposal to approve the issuance of up to 11,805,555 shares of Capnia common stock in the merger financing (and assuming Sabby exercises the Sabby participation right in full), which is contingent upon the approval of the merger share issuance proposal (referred to as the merger financing share issuance proposal). The Capnia special committee unanimously recommends a vote “FOR” the concurrent financing share issuance proposal.

Proposal 3: The Aspire Financing Share Issuance Proposal (See page 112)

Capnia stockholders are voting on a proposal to approve the issuance of up to 2,083,333 shares to Aspire under the terms of the Aspire purchase agreement in the Aspire financing (referred to as the Aspire financing share issuance proposal). The Capnia special committee unanimously recommends a vote “FOR” the Aspire Financing Share Issuance Proposal.

Proposal 4: The Aspire Equity Line Proposal (See page 113)

Capnia stockholders are voting on a proposal to approve the sale and issuance of up to 7,208,334 shares of Capnia common stock in the form of an equity line under the terms of the Aspire purchase agreement (referred to as the Aspire equity line proposal). The Capnia special committee unanimously recommends a vote “FOR” the Aspire Equity Line Proposal.

Proposal 5: The 2014 Plan Amendment Proposal (See page 113)

Capnia stockholders are voting on a proposal to approve the amendment of the 2014 Plan to increase the number of shares of Capnia common stock reserved under the 2014 Plan by 8,929,188 shares (referred to as the 2014 Plan amendment proposal). The Capnia special committee unanimously recommends a vote “FOR” the 2014 Plan amendment proposal.

Proposal 6: The Adjournment Proposal (See page 114)

Capnia stockholders are voting on a proposal to adjourn the Capnia special meeting if necessary or advisable to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the share issuance proposals or the 2014 Plan amendment proposal (referred to as the adjournment proposal). The Capnia special committee unanimously recommends a vote “FOR” the adjournment proposal.

Required Vote. To approve Proposals 1, 2, 3, 4 and 5, the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the special meeting is required. To approve Proposal 6, the affirmative vote of holders of a majority of our common stock present in person or represented by proxy at the special meeting and entitled to vote, regardless of whether a quorum is present, is required. Assuming a quorum is present, abstentions will be treated as votes cast and, therefore, will have the same effect as a vote “AGAINST” each proposal. However, “broker non-votes” (if any) are not deemed to be votes cast and, therefore, are not included in the tabulation of the voting results and will have no effect on the outcome of the proposals.

Stock Ownership of Capnia Directors and Executive Officers. At the record date for the Capnia special meeting (the close of business on                 , 2017), Capnia’s directors and executive officers and their affiliates beneficially owned and had the right to vote              shares of common stock, which represents approximately         % of the total shares entitled to vote at the special meeting.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS AND THE SPECIAL MEETING

General Questions and Answers

The following questions and answers briefly address some commonly asked questions about the Capnia special meeting and the merger and concurrent financing, which we refer to as the transactions. These questions and answers may not include all the information that is important to stockholders of Capnia. Capnia urges its stockholders to read carefully this entire proxy statement, including the annexes and the other documents referred to herein.

Q:	Why am I receiving this proxy statement?

A:	Capnia and Essentialis have agreed to the acquisition of all of the outstanding capital stock of Essentialis by Capnia in accordance with terms of the Agreement and Plan of Merger, dated as of December 22, 2016, by and among Capnia, Essentialis, Company E Merger Sub, Inc., or Merger Sub, and Neil Cowen, solely in his capacity as the Stockholders Representative, pursuant to which Capnia will issue up to a maximum of 24,397,306 shares of Capnia common stock. A copy of the merger agreement is attached to this proxy statement as Annex A.

Additionally, Capnia intends to enter into a merger financing transaction pursuant to which Capnia may issue up to a maximum of 11,805,555 shares of common stock at $0.96 per share.

Capnia has also entered into a common stock purchase agreement with Aspire Capital Fund, LLC, or Aspire, pursuant to which it intends to issue up to 2,083,333 shares of Capnia common stock at $0.96 per share to Aspire in connection with the closing of the merger transaction.

In addition, under the Aspire purchase agreement, Capnia also intends to issue up to 7,208,334 shares of common stock to Aspire from time to time in the form of an equity line. The shares issued to Aspire in connection with the equity line will be sold at prevailing market prices at the time such shares are issued.

Capnia has also proposed to amend the 2014 Plan to increase the number of shares of Capnia common stock reserved under the 2014 Plan by 8,929,188 shares to a new total of 13,467,951 shares.

As a result of Capnia’s common stock being listed for trading on The Nasdaq Capital Market, or Nasdaq, issuances of Capnia’s common stock are subject to the Nasdaq Listing Rules. Under Nasdaq Listing Rule 5635(a), we must seek stockholder approval with respect to issuances of Capnia common stock when the shares to be issued are being issued in connection with the acquisition of the stock of another company and are equal to 20% or more of our outstanding common stock before the issuance. As of January 30, 2017, Capnia had outstanding 18,146,272 shares of common stock. Therefore, the aggregate number of shares of Capnia common stock which will be issued as consideration in the merger and the concurrent financing could be up to 211% of the number of shares of common stock outstanding before such transactions. Since the merger and financing transactions involves the issuance or potential issuance of 20% or more of Capnia’s common stock, Capnia is holding the special meeting and seeking stockholder approval of the issuance to comply with Nasdaq Listing Rule 5635(a).

Q:	When do you expect to complete the merger and concurrent financing transactions?

A:	Capnia and Essentialis currently expect to complete the merger and concurrent financing transactions in the first quarter of 2017. However, neither Capnia nor Essentialis can predict the exact timing of the completion of the merger because the merger is subject to certain closing conditions. For a discussion of the timing of the merger, see “The Merger Agreement—Closing and Effective Time of the Merger” beginning on page 47. For a more complete description of the closing conditions to the merger, see “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 59.

Q:	Who is Essentialis?

A:	Essentialis is a clinical stage biotechnology company focused on the development of breakthrough medicines for the treatment of rare metabolic diseases where there is increased mortality and risk of cardiovascular and endocrine complications. Essentialis’s lead product targets the ATP-sensitive potassium channel, a metabolically-regulated membrane protein whose modulation has the potential to impact a wide range of rare metabolic, cardiovascular, and CNS diseases. Essentialis has tested Diazoxide Choline Controlled-Release Tablet, or DCCR, in eight clinical studies including a recently completed study of DCCR in patients with Prader-Willi syndrome, a rare complex genetic metabolic/neurobehavioral disorder in which treatment with DCCR appeared to positively impact the highest priority unmet needs in the disease.

Q:	What will Capnia pay to Essentialis stockholders in the merger?

A:	If the proposed merger is completed, at the effective time of the merger, Capnia will issue at closing 18,916,953 shares of Capnia common stock, par value $0.001 per share, or Capnia common stock. In addition, Capnia will hold-back an additional 913,392 shares of Capnia common stock as partial recourse to satisfy indemnification claims made by Capnia under the merger agreement, and such shares of Capnia common stock will be issued on the one year anniversary of the closing of the merger (subject to the limitations set forth in the merger agreement). Furthermore, upon the achievement of a development milestone associated with Essentialis’s product in accordance with the terms of the merger agreement, Capnia will be obligated to issue an additional 4,566,961 shares of Capnia common stock. Additionally, upon the achievement of certain commercial milestones associated with the sale of Essentialis’s product in accordance with the terms of the merger agreement, Capnia will be obligated to make cash earnout payments of a maximum of $30 million. Assuming that Capnia issues all of the shares of Capnia common stock held back by Capnia and the development milestone is achieved, Capnia would issue a total of 24,397,306 shares of Capnia common stock to Essentialis stockholders. The merger consideration described above issuable or payable to Essentialis stockholders will be reduced by any such shares of Capnia common stock issuable, or cash earnout payments payable, to Essentialis’s management carve-out plan participants and other service providers of Essentialis, in each case, in accordance with the terms of the merger agreement. The shares of Capnia common stock to be issued in the merger would represent approximately 35.56% of the outstanding shares of Capnia common stock (inclusive of shares of Capnia common stock issuable upon conversion of Capnia Series B convertible preferred stock), assuming the maximum number of shares are issued in the merger and the concurrent financing.

Q:	What will Capnia pay to stockholders in the concurrent financing?

A:	If the concurrent financing is completed, Capnia will issue up to a maximum of 13,888,888 shares of Capnia common stock, of which 11,805,555 shares would be issued in the merger financing (assuming Sabby exercises the Sabby participation right in full), and 2,083,333 would be issued to Aspire in the Aspire financing. The shares of Capnia common stock to be issued in the concurrent financing would represent approximately 20.24% of the outstanding shares of Capnia common stock (inclusive of shares of Capnia common stock issuable upon conversion of Capnia Series B convertible preferred stock), assuming the maximum number of shares are issued in the concurrent financing and the merger.

Q:	What happens if the merger, concurrent financing and Aspire equity line proposals are not approved?

A:	If Capnia stockholders do not approve the issuance of shares pursuant to the merger agreement, the merger will not occur as contemplated by the merger agreement, and both Essentialis and Capnia will have the right to terminate the merger agreement. In addition, because the merger financing is conditioned upon the closing of the merger, if the merger share issuance proposal is not approved then the issuance of shares in the merger financing will also not occur.

As a condition to closing of the merger, Capnia is required to have at least $3,000,000 of net cash as of the effective time of the merger. A portion of the proceeds of the sale of Capnia common stock to Aspire in the Aspire financing will be used to satisfy this condition to closing of the merger. Therefore, if the Aspire financing is not approved, Capnia may be unable to satisfy one of the conditions to closing of the merger agreement, and will be required to obtain a waiver of this condition from Essentialis, which Essentialis may elect not to give. Additionally, because the Aspire financing is conditioned on approval of the Aspire equity line, if Capnia stockholders do not approve the issuance of shares in the Aspire equity line, then the issuance of the shares to Aspire in the Aspire financing will not occur.

Q:	Are the Capnia stockholders entitled to dissenter’s rights?

A:	Capnia stockholders are not entitled to dissenter’s rights for their shares under Delaware law in connection with the merger and concurrent financing transactions.

Q:	What should I do now?

A:	Please review this proxy statement carefully and vote as soon as possible. Most Capnia stockholders may vote over the Internet or by telephone. Capnia stockholders may also vote by signing, dating and returning the proxy card and voting instruction card received.

Q:	Could other matters be decided at the Capnia special meeting?

A:	According to our bylaws, the only business that may be considered at a special meeting is that which is contained in the notice of such meeting. Therefore, only Proposals 1, 2, 3, 4 and 5, and if necessary, Proposal 6, will be considered at the special meeting and no other business will be presented for consideration at the special meeting. Capnia stockholders are urged to complete, sign, date and return the accompanying proxy card in the enclosed envelope.

We will publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the special meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

Q:	What constitutes a quorum for the Capnia special meeting?

A:	The presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of our common stock entitled to vote at the special meeting is necessary to constitute a quorum at the special meeting. Votes of stockholders of record who are present at the special meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Q:	Who are the persons selected by the Board to serve as proxies?

A:	Anish Bhatnagar, M.D. and David D. O’Toole, the persons named as proxies on the proxy card and voting instruction card accompanying this proxy statement, were selected by the special committee to serve in such capacity. Anish Bhatnagar, M.D. is the Chief Executive Officer of Capnia and David D. O’Toole is the Chief Financial Officer of Capnia.

Q:	Who will count the vote?

A:	At the Capnia special meeting, the results of stockholder voting will be tabulated by the inspector of elections appointed by us for the meeting.

Q:	Is there a list of stockholders entitled to vote at the Capnia special meeting?

A:	Yes. A list of stockholders entitled to vote at the special meeting, arranged in alphabetical order, showing the address of, and number of shares registered in the name of, each stockholder, will be open to the examination of any stockholder, for any purpose germane to the special meeting, during ordinary business hours, commencing , 2017, and continuing through the date of the special meeting, at our principal executive offices located at 1235 Radio Road, Suite 110, Redwood City, CA 94065.

Q:	Can I access the Notice of Special Meeting of Stockholders and Proxy Statement on the Internet?

A:	The notice of special meeting of stockholders, proxy statement and proxy card are available on the Internet at www.voteproxy.com and are also available on our website at www.capnia.com under the link “Investors.”

Q:	Where is the Capnia special meeting?

A:	The Capnia special meeting will be held on , 2017, at [a.m./p.m.], Pacific Time, at Capnia’s principal executive offices located at 1235 Radio Road, Suite 110, Redwood City, California 94065. When you arrive at the special meeting, signs will direct you to the appropriate meeting rooms. You need not attend the special meeting in order to vote.

Q:	What should I do if I receive more than one set of voting materials?

A:	Please vote each proxy card and voting instruction card that you receive. You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account will receive a separate voting instruction card for each brokerage account in which shares are held. If shares are held in more than one name, stockholders will receive more than one proxy or voting instruction card.

Q:	How can I attend the Capnia special meeting?

A:	You are entitled to attend the Capnia special meeting only if you were a Capnia stockholder as of the record date or you hold a valid proxy for the Capnia special meeting. You must present an acceptable form of identification, such as a driver’s license, in order to gain admittance. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you should provide proof of beneficial ownership as of the record date, such as an account statement, a copy of the voting instruction card provided by your broker, bank, or nominee, or other similar evidence of ownership. If you do not comply with the procedures outlined above, you may not be admitted to the special meeting.

Please let Capnia know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card or, if you vote by telephone or Internet, by indicating your plans when prompted.

Q:	What items of business will be voted on at the Capnia special meeting?

A:	The items of business scheduled to be voted on at the special meeting are as follows:

•	to approve the issuance of shares of Capnia common stock in the merger pursuant to the terms of the merger agreement (referred to as the merger share issuance proposal);

•	to approve the issuance of shares of Capnia common stock in the merger financing, including pursuant to the Sabby participation right (referred to as the merger financing share issuance proposal);

•	to approve the issuance of shares of Capnia common stock to Aspire upon closing of the merger, pursuant to the Aspire purchase agreement (referred to as the Aspire financing share issuance proposal);

•	to approve the sale and issuance of shares of Capnia common stock from time to time in equity line financing pursuant to the Aspire purchase agreement (referred to as the Aspire equity line proposal, and together with the merger share issuance proposal, the merger financing share issuance proposal and the Aspire financing share issuance proposal, the share issuance proposals);

•	to approve an amendment to the 2014 Plan to increase the number of shares of Capnia common stock reserved for issuance under the 2014 Plan by 8,929,188 shares (referred to as the 2014 Plan amendment proposal); and

•	to adjourn the Capnia special meeting if necessary or advisable to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the share issuance proposals or the 2014 Plan amendment proposal (referred to as the adjournment proposal).

Q:	How does the Capnia special committee recommend that I vote?

A:	The Capnia special committee recommends that you vote your shares:

•	“FOR” the merger share issuance proposal;

•	“FOR” the merger financing share issuance proposal;

•	“FOR” the Aspire financing share issuance proposal;

•	“FOR” the Aspire equity line proposal;

•	“FOR” the 2014 Plan amendment proposal; and

•	“FOR” the adjournment proposal.

Q:	What is the voting requirement to approve each of the proposals?

A:	Proposals 1, 2, 3, 4 and 5 must be approved by the holders of a majority of the votes present in person or represented by proxy at the special meeting, provided that a quorum is present at the meeting. The proposal to permit the proxies to adjourn the special meeting, including for the purpose of soliciting additional proxies, must be approved by the affirmative vote of holders of a majority of our common stock present in person or represented by proxy at the special meeting and entitled to vote, regardless of whether a quorum is present.

Q:	How do I vote?

A:	Whether you plan to attend the special meeting or not, we urge you to vote by proxy. If you vote by proxy, the individuals named on the proxy card, or your “proxies,” will vote your shares in the manner you indicate. You may specify whether your shares should be voted for, against, or abstain with respect to the proposal to be voted on at the special meeting. Voting by proxy will not affect your right to attend the special meeting. If your shares are registered directly in your name through our stock transfer agent, American Stock Transfer & Trust Company, LLC, or you have stock certificates registered in your name, you may vote:

•	By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our board of directors.

•	By Internet or by telephone. Follow the instructions attached to the proxy card to vote by Internet or telephone.

•	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24-hours a day and will close at 11:59 p.m. Eastern Time on                     , 2017. Your shares are held in “street name” (held in the name of a bank, broker, or other nominee), you must provide the bank, broker, or other holder of record with instructions on how to vote your shares and can do so as follows:

•	By mail. Follow the instructions you receive from your broker or other nominee explaining how to vote your shares.

•	By Internet or by telephone. Follow the instructions you receive from your broker or other nominee to vote by Internet or telephone.

•	In person at the meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the special meeting. You will not be able to vote at the special meeting unless you have a proxy card from your broker.

Q:	Can I change my vote after I have submitted a proxy card or voting instruction card or revoke my proxy?

A:	You may change your vote or revoke your proxy at any time prior to the taking of the vote at the special meeting. If you are the stockholder of record, you may change your vote or revoke your proxy by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (ii) providing a written notice of revocation to Capnia’s corporate secretary at Capnia, Inc., 1235 Radio Road, Suite 110, Redwood City, California 94065 prior to your shares being voted, or (iii) attending the special meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, bank, or nominee giving you the right to vote your shares, by attending the special meeting and voting in person.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, a “stockholder of record.” This proxy statement, the notice of special meeting and the proxy card have been sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” This proxy statement, the notice of special meeting and the proxy card have been forwarded to you by your broker, bank or other holder of record who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by using the voting instruction card included in the mailing or by following their instructions for voting by telephone or on the Internet.

Q:	Who can answer questions?

A:	Capnia stockholders with questions about the merger or the proposals to be voted on at the Capnia special meeting or who desire additional copies of this proxy statement or additional proxy cards may contact the Capnia’s corporate secretary at:

Capnia, Inc.

1235 Radio Road, Suite 110

Redwood City, California 94065

Telephone: (650) 213-8444

SELECTED HISTORICAL AND UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL DATA

The following tables present selected historical financial data for Capnia and Essentialis, selected unaudited pro forma condensed combined financial data for Capnia and Essentialis, and comparative historical and unaudited pro forma per share data for Capnia and Essentialis. The following tables do not give effect to the Aspire equity line described in Proposal No. 4, or the 2014 Plan amendment described in Proposal No. 5 of this proxy statement.

Selected Historical Financial Data of Capnia

The following table summarizes Capnia’s consolidated financial data as of the dates and for each of the periods indicated. The selected financial data as of December 31, 2015 and 2014 and for the years ended December 31, 2015 and 2014 are derived from the Capnia audited consolidated financial statements and notes thereto appearing in Capnia’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 25, 2016 or the Capnia 10-K, and included in this proxy statement beginning on page F-17. The selected financial data as of September 30, 2016 and for the nine months ended September 30, 2016 and 2015 are derived from the Capnia unaudited financial statements and related notes appearing in Capnia’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, filed with the SEC on November 14, 2016, or the Capnia 10-Q, and included in this proxy statement beginning on page F-2. This selected financial data should be read in conjunction with “Capnia Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 85 of this proxy statement and the financial statements and notes thereto appearing in the Capnia 10-K and the Capnia 10-Q and included in this proxy statement. Capnia’s historical results are not necessarily indicative of the results that may be expected in the future.

	Year ended December 31,		Nine Months Ended September 30,
	2015	2014	2016	2015
	(in thousands, except per share data)		(unaudited)
Consolidated Statement of Operations Data:
Revenues
Product revenue	$387	$—	$1,167	$146
Grant revenue	220	—	—	220

Total revenues	607	—	1,167	366
Cost of goods sold	352	—	1,287	96

Gross profit	255	—	(120)	270
Operating expenses:
Research and development	4,536	2,242	4,231	3,252
Sales and marketing	1,738	252	1,457	1,239
General and administrative	6,141	2,665	4,846	4,432

Total operating expenses	12,415	5,160	10,534	8,923

Loss from operations	(12,160)	(5,160)	(10,654)	(8,653)
Other expense, net	(3,749)	(8,078)	1,202	(4,411)

Net loss	$(15,909)	$(13,238)	(9,452)	(13,064)
Loss on extinguishment of convertible preferred stock	—	—	(3,651)	—

Net loss attributable to common shareholders	$(15,909)	$(13,238)	$(13,103)	$(13,064)

Net loss per common share:
Basic and diluted net loss per common share	$(1.69)	$(10.42)	$(0.85)	$(1.60)
Basic and diluted weighted average number common shares outstanding	9,426	1,270	15,364	8,179

	Year ended December 31,		As of Nine Months Ended September 30, 2016
	2015	2014
			(unaudited)
	(in thousands)
Consolidated Balance Sheet Data:
Cash, cash equivalents and marketable securities	$5,495	$7,957	$5,415
Working capital	3,211	7,048	4,730
Total assets	8,201	8,396	8,309
Common stock, preferred stock and additional paid-in capital	89,470	59,148	101,410
Accumulated deficit	(86,247)	(70,338)	(95,698)
Total stockholders’ equity (deficit)	3,223	(11,190)	5,712

Selected Historical Financial Data of Essentialis

The following table summarizes Essentialis’s financial data as of the dates and periods indicated. The selected financial data as of December 31, 2015 and 2014 and for the years ended December 31, 2015 and 2014 are derived from Essentialis’s audited financial statements, which are included in this proxy statement beginning on page F-65. The selected financial data as of September 30, 2016 are derived from Essentialis’s unaudited financial statements and related notes, which are included in this proxy statement beginning on page F-52. This selected financial data should be read in conjunction with “Essentialis Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 78 and the Essentialis financial statements and related notes appearing elsewhere in this proxy statement. Essentialis’s historical results are not necessarily indicative of results to be expected in any future period.

	Nine Months Ended September 30, 2016	Year Ended December 31,
		2015	2014
	(in thousands, except per share data)
	(unaudited)
Statements of Operations Data:
Grant revenue	$—	$38	$38
Operating expenses
Research and development	$223	$481	$206
General and administrative	392	177	509

Total operating expenses	615	658	715

Loss from operation	(615)	(620)	(677)
Interest expense, net	(230)	(357)	(267)
Other income (expense)	67	—	(3)

Net loss	$(778)	$(977)	$(947)

Basic and diluted net loss per common share	$(0.18)	$(0.22)	$(0.22)
Basic and diluted weighted average number of common shares outstanding	4,399	4,399	4,399

	As of Nine Months Ended September 30, 2016	Year Ended December 31,
		2015	2014
	(unaudited)
	(in thousands)
Balance Sheet Data:
Cash	$7	$75	$155
Total assets	7	75	155
Common stock, Convertible preferred stock and additional paid-in capital	23,833	23,833	23,743
Accumulated deficit	(29,553)	(28,976)	(27,999)
Total stockholders’ deficit	(5,720)	(5,143)	(4,256)

Selected Unaudited Pro Forma Condensed Combined Financial Data of Capnia and Essentialis

The following selected unaudited pro forma condensed combined financial data is intended to show how the merger might have affected historical financial statements. The unaudited pro forma condensed combined balance sheet data assumes that the merger took place on September 30, 2016 and combines the Capnia and Essentialis historical balance sheets at September 30, 2016. The unaudited pro forma condensed combined statement of operations data assumes that the merger took place on each of January 1, 2016 and January 1, 2015, and combines the historical results of Capnia and Essentialis for the nine months ended September 30, 2016 and the year ended December 31, 2015. The following should be read in conjunction with the sections captioned “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 69, “Essentialis Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 78, “Capnia Management’s Discussion and Analysis of Financial Condition and Results of Operations for the Year Ended December 31, 2015 and the Three and Nine Months Ended September 30, 2016 and 2015” beginning on page 85, and with the audited and unaudited financial statements of each of Capnia and Essentialis and the notes thereto beginning on pages F-2 and F-52, respectively, and the other information contained in this proxy statement.

The unaudited pro forma condensed combined financial statements were prepared in accordance with the regulations of the SEC. The pro forma adjustments reflecting the completion of the merger are based upon the application of the acquisition method of accounting in accordance with GAAP and upon the assumptions set forth in the unaudited pro forma condensed combined financial statements.

The historical financial data has been adjusted to give pro forma effect to events that are (i) directly attributable to the merger, (ii) factually supportable and (iii) with respect to the statements of operations, expected to have a continuing impact on the combined results. The pro forma adjustments are preliminary and based on management’s estimates of the fair value and useful lives of the assets acquired and have been prepared to illustrate the estimated effect of the acquisition and certain other adjustments.

The unaudited pro forma condensed combined financial data is presented for illustrative purposes only and is not necessarily indicative of the financial condition or results of operations of future periods or the financial condition or results of operations that actually would have been realized had the entities been combined during the periods presented. In addition, as explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial statements (see the section entitled “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 69), the preliminary acquisition-date fair value of the identifiable assets acquired and reflected in the unaudited pro forma condensed combined financial statements is subject to adjustment and may vary from the actual amounts that will be recorded upon completion of the merger.

	Nine Months Ended September 30,	Year Ended December 31,
	2016	2015
	(in thousands except per share amounts)
Unaudited Pro Forma Condensed Combined Statements of Operations Data:
Revenue	1,167	645
Cost of product revenue	1,287	352

Gross profit	(120)	293
Operating expenses:
Research and development	5,606	6,553
Sales and marketing	1,457	1,738
General and administrative	5,238	6,318

Total operating expenses	12,301	14,609

Net loss attributable to common stockholders	$(15,033)	$(18,422)
Basic and diluted net loss per share	$(0.30)	$(0.42)

As of September 30, 2016
(in thousands)
Unaudited Pro Forma Condensed Combined Balance Sheet Data:
Cash, cash equivalents and marketable securities	$15,415
Working capital	14,530
Total assets	41,235
Accumulated Deficit	(98,898)
Stockholders’ equity	37,470

Comparative Historical and Unaudited Pro Forma Per Share Data

The information below reflects the historical net loss and book value per share of Capnia common stock and the historical net loss and book value per share of Essentialis common stock in comparison with the unaudited pro forma net loss and book value per share after giving effect to the merger of Capnia with Essentialis. We calculate book value per common share as the total assets minus the total liabilities divided by the number of shares of Capnia common stock outstanding as of the dates indicated below, and assuming the maximum number of shares of Capnia common stock are issued in connection with the merger. The unaudited pro forma per share data gives effect to the merger financing and the Aspire financing, but does not give effect to the exercise of the Sabby participation right.

You should read the tables below in conjunction with the audited and unaudited financial statements of Capnia incorporated by reference in this proxy statement and the audited and unaudited financial statements of Essentialis included elsewhere in this proxy statement and the related notes and the unaudited pro forma condensed combined financial information and the related notes to such financial statements included elsewhere in this proxy statement.

Capnia

	Nine Months Ended September 30, 2016	Year Ended December 31, 2015
Historical Per Common Share Data:
Basic and diluted net loss per share	$(0.85)	$(1.69)
Book value per share	0.37	0.34

Essentialis

	Nine Months Ended September 30, 2016	Year Ended December 31, 2015
Historical Per Common Share Data:
Basic and diluted net loss per share	$(0.18)	$(0.22)
Book value per share	1.30	(1.17)

CAPNIA AND ESSENTIALIS

	Nine Months Ended September 30, 2016	Year Ended December 31, 2015
Historical Per Common Share Data:
Basic and diluted net loss per share	$(0.30)	$(0.42)
Book value per share	0.63	—

RISK FACTORS

You should carefully consider each of the following risks and all of the other information contained in this proxy statement, including the matters addressed in the section entitled “Cautionary Statement on Forward-Looking Statements” on page 28 and the appendices hereto, before deciding how to vote your shares of Capnia common stock at the Capnia special meeting. If any of the risks described below actually materialize, the business, financial condition, results of operations, prospects or stock price of Capnia could be materially and adversely affected.

The risks described below are not the only risks that we will face following the transactions. Additional risks and uncertainties not currently known to us may also materially and adversely affect our business operations and financial condition or the price of our common stock following completion of the transactions. Additional information on material risks related to Capnia, which may affect the combined company following the transactions, can be found in Capnia’s Annual Report on Form 10-K, as updated by Capnia’s subsequent Quarterly Reports on Form 10-Q, all of which are filed with the SEC. You should also read and consider the other information in this proxy statement. Please see the section entitled “Where You Can Find More Information,” beginning on page 115 of this proxy statement.

Risks Relating to the Merger and Concurrent Financing Transactions

Completion of the transactions will result in the issuance of a significant amount of additional Capnia common stock, which could depress the trading price of Capnia common stock.

The merger and concurrent financing will result in the issuance of a significant amount of Capnia common stock. The Capnia common stock to be issued in the merger and concurrent financing will represent an increase in the outstanding Capnia common stock as of the record date of up to approximately     % of the common shares currently outstanding. The issuance of such a significant amount of Capnia common stock could depress the trading price of Capnia common stock and you may lose all or a part of your investment.

We may fail to complete the merger and concurrent financing transactions if certain required conditions, many of which are outside of our control, are not satisfied.

Completion of the merger is subject to various customary closing conditions, including the successful completion of the merger financing, Capnia stockholder approval of the share issuance proposals, the absence of legal orders prohibiting the consummation of the merger, the absence of conditions or circumstances constituting a business material adverse effect with respect to Essentialis, the accuracy of the representations and warranties of the parties, and the parties’ performance and compliance in all material respects with the agreements and covenants contained in the merger agreement. Additionally, Capnia and its subsidiaries are required to have at least $3,000,000 in cash and cash equivalents, in the aggregate, at or substantially contemporaneously with the effective time of the merger.

Despite our best efforts, we may not be able to satisfy or timely obtain the various closing conditions, and such failure or delay in completing the merger and concurrent financing transactions may cause uncertainty or other negative consequences that may materially and adversely affect our performance, financial condition, results of operations, share price and the perceived acquisition value.

Failure to complete the merger and concurrent financing transactions could adversely affect our business.

If the conditions to completion of the merger and concurrent financing transactions are not met, or if such transactions are not completed for any other reason, we will be subject to several risks, including, (a) the price of our common stock may decline if such transactions are not completed, to the extent our current stock price reflects a market assumption that the transactions will occur, (b) we will remain liable for significant transaction costs that would be payable even if such transactions is not completed, (c) a failed transaction may result in negative publicity and a negative impression of us in the investment community, (d) our business may have been adversely impacted by the failure to pursue other beneficial opportunities due to the focus of management on such transactions, and (e) any disruptions to our business resulting from the announcement and pendency of such transactions, including any adverse changes in our relationships with our employees, vendors, and customers, could continue or accelerate in the event of a failed transaction. For these and other reasons, failure to consummate such transactions could adversely impact our business, financial condition, results of operations, and stock price.

There might be difficulties in integrating Essentialis’s business and operations into our business and operations, and the integration process will place an additional burden on our management and internal resources.

We believe that the merger will provide the combined company with the potential to create additional, long-term shareholder value through the development of diazoxide choline controlled release tablet, or DCCR, for the treatment of Prader-Willi syndrome, or PWS, and other orphan indications. These anticipated benefits will depend in part on whether Essentialis’s operations can be integrated in an efficient and effective manner into our operations. Many operational and strategic decisions with respect to Essentialis following its acquisition by us have not been made and may not have been fully identified. In addition, the successful integration of Capnia’s and Essentialis’s operations and personnel will place an additional burden on our management and our internal resources. The additional burden could lead to significant diversion of management attention, which could lead to a decrease in Capnia’s future operating results and thereby negatively impact its share price.

We have and will continue to incur substantial transaction-related costs in connection with the transactions.

We have incurred, and expect to continue to incur, a number of non-recurring transaction-related costs in initiating and completing the merger and concurrent financing transactions. These fees and costs have been, and will continue to be, substantial. Non-recurring transaction costs include, but are not limited to, fees paid to legal and accounting advisors, filing fees, and printing costs. Additional unanticipated costs may be incurred in the integration process. Some of these costs may be incurred even if we do not complete such transactions.

Change-of-control provisions in Essentialis’s agreements triggered in connection with the acquisition of Essentialis by Capnia may lead to adverse consequences.

Essentialis may be a party to agreements that contain change-of-control or similar provisions that may be triggered in connection with the transactions. The operation of these change-of-control or similar provisions, if triggered, could result in unanticipated expenses. If Essentialis and Capnia are unable to negotiate waivers of such provisions, the counterparties may exercise their rights and remedies under the agreements, potentially terminating the agreements or seeking monetary damages. Even if Essentialis and Capnia are able to negotiate waivers, the counterparties may require a fee for such waivers or seek to renegotiate the agreements on terms less favorable to Essentialis. In particular, certain convertible promissory notes of Essentialis issued and sold between July 24, 2012 and November 17, 2016, provide for acceleration of repayment upon a change of control transaction, such as the merger. Essentialis is in the process of negotiating amendments to these notes, which, if approved would provide for the conversion of the outstanding principal and accrued interest of such notes into shares of Series B preferred stock of Essentialis immediately prior to the effective time of a change of control. If Essentialis is unable to negotiate amendments to these notes, or must agree to less favorable terms of the amendments to these notes, Essentialis could be required to use cash that would otherwise remain in the company following the merger to repay these notes. Any of the foregoing or similar developments may have an adverse impact on Capnia’s business and results of operations.

Failure to retain key employees could diminish the benefits of the merger and concurrent financing transactions.

The successful acquisition of Essentialis will depend in part on the retention of key personnel at Essentialis, including senior management. There can be no assurances Capnia will be able to retain Essentialis’s key personnel. In addition, no assurance can be given that after the transactions, Capnia and the surviving entity will be able to attract or retain key management personnel and other key employees to the same extent that Capnia and Essentialis have been previously able to attract or retain their own employees.

The unaudited pro forma combined financial statements are presented for illustrative purposes only and may not be an indication of Capnia’s financial condition or results of operations following the merger and concurrent financing transactions.

The pro forma financial statements contained in this proxy statement are presented for illustrative purposes only and may not be an indication of the combined company’s financial condition or results of operations following the transactions for several reasons. For example, the pro forma financial statements have been derived from the historical financial statements of Capnia and Essentialis, and certain adjustments and assumptions have been made regarding the combined company after giving effect to the transactions. The information upon which these adjustments and assumptions have been made is preliminary, and such adjustments and assumptions are difficult to make with complete accuracy.

Moreover, the pro forma financial statements do not reflect all costs that are expected to be incurred by Capnia or Essentialis in connection with transactions. For example, the impact of any incremental costs incurred in integrating the companies is not reflected in the pro forma financial statements. As a result, the actual financial condition and results of operations of Capnia following the transactions may differ significantly from the pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial statements may not prove to be accurate, and other factors may affect Capnia’s financial condition or results of operations following the transactions. See the section of this proxy statement entitled “Unaudited Pro Forma Combined Financial Information” beginning on page 69.

Risks Relating to the Business of the Combined Company

Essentialis is, and following the completion of the merger, the combined company will be primarily a clinical-stage company with no approved products, which makes assessment of our future viability difficult.

Essentialis is, and following the completion of the merger, the combined company, will be primarily a clinical-stage company, with a relatively limited operating history upon and with no approved therapeutic products or revenues from the sale of therapeutic products. Essentialis’s operations to date have been limited to organizing, staffing and financing, applying for patent rights, undertaking clinical trials of its primary product candidate, DCCR, and engaging in research and development. Essentialis has not yet demonstrated an ability to obtain regulatory approval, manufacture commercial-scale products, or conduct the sales and marketing activities necessary for successful product commercialization. As a result, there is limited information about Essentialis for investors to use when assessing our future viability as a combined company and our potential to successfully develop product candidates, conduct clinical trials, manufacture our products on a commercial scale, obtain regulatory approval and profitably commercialize any approved products.

Essentialis is, and following the merger, we, as a combined company will be significantly dependent upon the success of DCCR, our sole therapeutic product candidate.

To date, Essentialis has invested, and following the completion of the merger, we, as a combined company expect to continue to invest significant portion of our efforts and financial resources in the development of DCCR for the treatment of PWS, a rare complex genetic neurobehavioral/metabolic disease. Our ability to generate product revenues, which may not occur for the foreseeable future, if ever, will depend heavily on the successful development, regulatory approval, and commercialization of DCCR.

Any delay or impediment in our ability to obtain regulatory approval in any region to commercialize, or, if approved, obtain coverage and adequate reimbursement from third-parties, including government payors, for DCCR cause us to be unable to generate the revenues necessary to continue our research and development pipeline activities, thereby adversely affecting our business and our prospects for future growth.

Further, the success of DCCR will depend on a number of factors, including the following:

•	obtain a sufficiently broad label that would not unduly restrict patient access;

•	receipt of marketing approvals for DCCR in the E.U. and United States;

•	building an infrastructure capable of supporting product sales, marketing, and distribution of DCCR in territories where we pursue commercialization directly;

•	establishing commercial manufacturing arrangements with third party manufacturers;

•	establishing commercial distribution agreements with third party distributors;

•	launching commercial sales of DCCR, if and when approved, whether alone or in collaboration with others;

•	acceptance of DCCR, if and when approved, by patients, the medical community, and third party payors;

•	the regulatory approval pathway that we pursue for DCCR in the United States;

•	effectively competing with other therapies;

•	a continued acceptable safety profile of DCCR following approval;

•	obtaining and maintaining patent and trade secret protection and regulatory exclusivity;

•	protecting our rights in our intellectual property portfolio; and

•	obtaining a commercially viable price for our products.

If we do not achieve one or more of these factors in a timely manner or at all, we could experience significant delays or an inability to successfully commercialize DCCR, which would materially harm our business.

If we fail to obtain regulatory approval for DCCR in the United States and the European Union , our business would be harmed.

We require regulatory approval for each indication we are seeking before we can market and sell DCCR in a particular jurisdiction, for such indication. Our ability to obtain regulatory approval of DCCR depends on, among other things, successful completion of clinical trials, and demonstrating efficacy with statistical significance and safety in humans. The results of our current and future clinical trials may not meet the FDA, the European Medicines Agency, or EMA, or other regulatory agencies’ requirements to approve DCCR for marketing under any specific indication, and these regulatory agencies may otherwise determine that our manufacturing processes or facilities are insufficient to support approval. As such, we may need to conduct more clinical trials than we currently anticipate and upgrade our manufacturing processes and facilities, which may require significant additional time and expense, and may delay or prevent approval. If we fail to obtain regulatory approval in a timely manner, our commercialization of DCCR would be delayed and our business would be harmed.

If we are unable to implement our sales, marketing, distribution, training and support strategies or enter into agreements with third parties to perform these functions in markets outside of the United States and Europe, we will not be able to effectively commercialize DCCR and may not reach profitability.

We do not have a sales or marketing infrastructure and have no experience in the sale, marketing or distribution of therapeutic products. To achieve commercial success for DCCR, if and when we obtain marketing approval, we will need to establish a sales and marketing organization.

In the future, we expect to build a targeted sales, marketing, training and support infrastructure to market DCCR in the United States and Europe and to opportunistically establish collaborations to market, distribute and support DCCR outside of the United States and Europe. There are risks involved with establishing our own sales, marketing, distribution, training and support capabilities. For example, recruiting and training sales and marketing personnel is expensive and time consuming and could delay any product launch. If the commercial launch of DCCR is delayed or does not occur for any reason, we would have prematurely or unnecessarily incurred these commercialization expenses. This may be costly, and our investment would be lost if we cannot retain or reposition our sales, marketing, training and support personnel.

Factors that may inhibit our efforts to commercialize DCCR on our own include:

•	our inability to recruit, train and retain adequate numbers of effective sales and marketing personnel;

•	the inability of sales personnel to obtain access to or persuade adequate numbers of physicians to prescribe DCCR or any future products;

•	the lack of complementary products to be offered by sales personnel, which may put us at a competitive disadvantage relative to companies with more extensive product lines;

•	unforeseen costs and expenses associated with creating an independent sales and marketing organization; and

•	efforts by our competitors to commercialize products at or about the time when our product candidates would be coming to market.

If we are unable to establish our own sales, marketing, distribution, training and support capabilities and instead enter into arrangements with third parties to perform these services, our product revenues and our profitability, if any, are likely to be lower than if we were to market, sell and distribute DCCR ourselves. In addition, we may not be successful in entering into arrangements with third parties to sell, market and distribute DCCR or may be unable to do so on terms that are favorable to us. We likely will have little control over such third parties, and any of them may fail to devote the necessary resources and attention to commercialize DCCR effectively. If we do not establish sales, marketing, distribution, training and support capabilities successfully, either on our own or in collaboration with third parties, we will not be successful in commercializing DCCR and achieving profitability, and our business would be harmed.

If the market opportunity for DCCR is smaller than we believe it is, then our revenues may be adversely affected and our business may suffer.

PWS is a rare disease, and as such, our projections of both the number of people who have this disease, as well as the subset of people with PWS who have the potential to benefit from treatment with our product candidate, are based on estimates.

Currently, most reported estimates of the prevalence of PWS are based on studies of small subsets of the population of specific geographic areas, which are then extrapolated to estimate the prevalence of the diseases in the broader world population. In addition, as new studies are performed the estimated prevalence of these diseases may change. There can be no assurance that the prevalence of PWS in the study populations, particularly in these newer studies, accurately reflects the prevalence of this disease in the broader world population. If our estimates of the prevalence of PWS, or of the number of patients who may benefit from treatment with our product candidates prove to be incorrect, the market opportunities for our product candidate may be smaller than we believe it is, our prospects for generating revenue may be adversely affected and our business may suffer.

Clinical drug development involves a lengthy and expensive process with an uncertain outcome, results of earlier studies and trials may not be predictive of future trial results, and our clinical trials may fail to adequately demonstrate the safety and efficacy of DCCR or other potential product candidates.

Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. A failure of one or more of our clinical trials can occur at any time during the clinical trial process. The results of preclinical studies and early clinical trials of our product candidates may not be predictive of the results of later-stage clinical trials. There is a high failure rate for drugs proceeding through clinical trials, and product candidates in later stages of clinical trials may fail to show the required safety and efficacy despite having progressed through preclinical studies and initial clinical trials. A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials due to lack of efficacy or adverse safety profiles, notwithstanding promising results in earlier clinical trials, and we cannot be certain that we will not face similar setbacks. Even if our clinical trials are completed, the results may not be sufficient to obtain regulatory approval for our product candidates.

Essentialis has, and in the future, we as a combined company, may, experience delays in our clinical trials. We do not know whether future clinical trials, if any, will begin on time, need to be redesigned, enroll an adequate number of patients on time or be completed on schedule, if at all. Clinical trials can be delayed, suspended or terminated for a variety of reasons, including failure to:

•	generate sufficient preclinical, toxicology, or other in vivo or in vitro data to support the initiation or continuation of clinical trials;

•	obtain regulatory approval, or feedback on trial design, to commence a trial;

•	identify, recruit and train suitable clinical investigators;

•	reach agreement on acceptable terms with prospective contract research organizations, or CROs, and clinical trial sites;

•	obtain and maintain institutional review board, or IRB, approval at each clinical trial site;

•	identify, recruit and enroll suitable patients to participate in a trial;

•	have a sufficient number of patients complete a trial or return for post-treatment follow-up;

•	ensure clinical investigators observe trial protocol or continue to participate in a trial;

•	address any patient safety concerns that arise during the course of a trial;

•	address any conflicts with new or existing laws or regulations;

•	have a sufficient number of clinical trial sites to conduct the trials;

•	timely manufacture sufficient quantities of product candidate for use in clinical trials; or

•	raise sufficient capital to fund a trial.

Patient enrollment is a significant factor in the timing of clinical trials and is affected by many factors, including the size and nature of the patient population, the proximity of patients to clinical sites, the eligibility criteria for the trial, the design of the clinical trial, competing clinical trials and clinicians’ and patients’ or caregivers’ perceptions as to the potential advantages of the drug candidate being studied in relation to other available therapies, including any new drugs or treatments that may be approved for the indications we are investigating.

We could also encounter delays if a clinical trial is suspended or terminated by us, by the data safety monitoring board for such trial or by the FDA or any other regulatory authority, or if the IRBs of the institutions in which such trials are being conducted suspend or terminate the participation of their clinical investigators and sites subject to their review. Such authorities may suspend or terminate a clinical trial due to a number of factors, including failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols, inspection of the clinical trial operations or trial site by the FDA or other regulatory authorities resulting in the imposition of a clinical hold, unforeseen safety issues or adverse side effects, failure to demonstrate a benefit from using a product candidate, changes in governmental regulations or administrative actions or lack of adequate funding to continue the clinical trial.

If we experience delays in the completion of, or termination of, any clinical trial of our product candidates for any reason, the commercial prospects of our product candidates may be harmed, and our ability to generate product revenues from any of these product candidates will be delayed. In addition, any delays in completing our clinical trials will increase our costs, slow down our product candidate development and approval process and jeopardize our ability to commence product sales and generate revenues. Any of these occurrences may significantly harm our business, financial condition and prospects. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of our product candidates.

We may be unable to obtain regulatory approval for DCCR or other potential product candidates following the merger. The denial or delay of any such approval would delay commercialization and have a material adverse effect on our potential to generate revenue, our business and our results of operations.

The research, development, testing, manufacturing, labeling, packaging, approval, promotion, advertising, storage, recordkeeping, marketing, distribution, post-approval monitoring and reporting, and export and import of drug products are subject to extensive regulation by the FDA, and by foreign regulatory authorities in other countries. These regulations differ from country to country. To gain approval to market our product candidates, we must provide clinical data that adequately demonstrates the safety and efficacy of the product for the intended indication. We have not yet obtained regulatory approval to market any of our product candidates in the United States or any other country. Our business depends upon obtaining these regulatory approvals.

The FDA can delay, limit or deny approval of our product candidates for many reasons, including:

•	our inability to satisfactorily demonstrate that the product candidates are safe and effective for the requested indication;

•	the FDA’s disagreement with our trial protocol or the interpretation of data from preclinical studies or clinical trials;

•	the population studied in the clinical trial may not be sufficiently broad or representative to assess safety in the full population for which we seek approval;

•	our inability to demonstrate that clinical or other benefits of our product candidates outweigh any safety or other perceived risks;

•	the FDA’s determination that additional preclinical or clinical trials are required;

•	the FDA’s non-approval of the formulation, labeling or the specifications of our product candidates;

•	the FDA’s failure to accept the manufacturing processes or facilities of third-party manufacturers with which we contract; or

•	the potential for approval policies or regulations of the FDA to significantly change in a manner rendering our clinical data insufficient for approval.

Even if we eventually complete clinical testing and receive approval of any regulatory filing for our product candidates, the FDA may grant approval contingent on the performance of costly additional post-approval clinical trials. The FDA may also approve our product candidates for a more limited indication or a narrower patient population than we originally requested, and the FDA may not approve the labeling that we believe is necessary or desirable for the successful commercialization of our product candidates. To the extent we seek regulatory approval in foreign countries, we may face challenges similar to those described above with regulatory authorities in applicable jurisdictions. Any delay in obtaining, or inability to obtain, applicable regulatory approval for any of our product candidates would delay or prevent commercialization of our product candidates and would materially adversely impact our business, results of operations and prospects.

Even if DCCR receives marketing approval, it may fail to achieve the degree of market acceptance by physicians, patients, third party payors and others in the medical community necessary for commercial success.

If DCCR receives marketing approval, it may nonetheless fail to gain sufficient market acceptance by physicians, patients, third party payors and others in the medical community. If DCCR does not achieve an adequate level of acceptance, we may not generate significant product revenues or any profits from operations. The degree of market acceptance of our product candidates, if approved for commercial sale, will depend on a number of factors, including:

•	the efficacy and potential advantages compared to alternative treatments;

•	the prevalence and severity of any side effects;

•	the ability to offer our product candidates for sale at competitive prices;

•	convenience and ease of administration compared to alternative treatments;

•	the willingness of the target patient population to try new therapies and of physicians to prescribe these therapies;

•	the strength of marketing and distribution support and timing of market introduction of competitive products;

•	publicity concerning our products or competing products and treatments; and

•	sufficient third party coverage or reimbursement.

Our ability to negotiate, secure and maintain third party coverage and reimbursement may be affected by political, economic and regulatory developments in the United States, Europe and other jurisdictions. Governments continue to impose cost containment measures, and third party payors are increasingly challenging prices charged for medicines and examining their cost effectiveness, in addition to their safety and efficacy. These and other similar developments could significantly limit the degree of market acceptance of DCCR or any of our other potential product candidates that receive marketing approval.

Essentialis’s patent rights may prove to be an inadequate barrier to competition following the completion of the merger.

Essentialis is the sole owner of patents and patent applications in the United States with claims covering the compounds underlying its primary product candidate, DCCR. Foreign counterparts of these patents and applications have been issued in Europe, Japan, China, Canada, Australia and Hong Kong. However, the lifespan of any one patent is limited, and each of these patents will ultimately expire and we cannot be sure that pending applications will be granted, or that we will discover new inventions which we can successfully patent. Moreover, any of our granted patents may be held invalid by a court of competent jurisdiction, and any of these patents may also be construed narrowly by a court of competent jurisdiction in such a way that it is held to not directly cover DCCR. Furthermore, even if our patents are held to be valid and broadly interpreted, third parties may find legitimate ways to compete with DCCR by inventing around our patent. Finally, the process of obtaining new patents is lengthy and expensive, as is the process for enforcing patent rights against an alleged infringer. Any such litigation could take years, cost large sums of money and pose a significant distraction to management. Indeed, certain jurisdictions outside of the United States and Europe, where we hope to initially commercialize DCCR have a history of inconsistent, relatively lax or ineffective enforcement of patent rights. In such jurisdictions, even a valid patent may have limited value. Our failure to effectively prosecute our patents would have a harmful impact on our ability to commercialize DCCR in these jurisdictions.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this proxy statement and the other documents incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements address, among other things, (a) the expected timing and completion of the merger of Essentialis with and into Merger Sub, pursuant to the merger agreement, or the merger, the sale of up to an aggregate of 13,888,888 shares of Capnia common stock to new and existing investors in Capnia, including up to 2,083,333 shares to Aspire Capital Fund, LLC or Aspire, and funds affiliated with Sabby Management, LLC, or Sabby, pursuant to the right of participation in futher financing activities of Capnia, or the concurrent financing, and the sale and issuance of shares of Capnia common stock to Aspire in connection with the Aspire equity line (together with the merger, referred to as the transactions), (b) the anticipated benefits, effects, cost savings and synergies of the transactions, (c) obtaining the approval of Capnia stockholders of the transactions, including the issuance of shares of Capnia common stock in the transactions, (d) obtaining the approval of Capnia stockholders of the 2014 Plan amendment proposal, and (e) other statements that are not purely statements of historical fact. Forward-looking statements are typically identified by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “potential,” “seek,” “expect,” “goal,” or the negative or plural of these words or similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors including, but not limited to, the following:

•	our possible failure to obtain the required stockholder approval or to satisfy other conditions to the transaction in a timely manner or at all;

•	the possibility that we may not be able to complete the transactions;

•	the possibility that there might be difficulties in integrating Essentialis’s business and operations in our business and operations; and

•	other factors described in this proxy statement in the section entitled “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2015 under the heading “Risk Factors” and in other periodic reports filed with the SEC by us.

All forward-looking statements in this proxy statement are qualified in their entirety by this cautionary statement, and no person undertakes any obligation to update publicly any forward-looking statement for any reason, whether as a result of new information, future events or otherwise, except as required by law. You should not place undue reliance on these forward-looking statements, which only speak as of the date of this proxy statement or, in the case of documents incorporated by reference, the date of those documents.

THE CAPNIA SPECIAL MEETING

Date, Time and Place of Capnia Special Meeting

The special meeting of Capnia stockholders will be held at          [a.m./p.m.], Pacific Time, on                 , 2017, at Capnia’s principal executive offices located at 1235 Radio Road, Suite 110, Redwood City, California 94065.

Purpose of Capnia Special Meeting

At the Capnia special meeting, the Capnia stockholders will be asked to consider and vote on the following proposals:

•	to approve the issuance of up to a maximum of 24,397,306 shares of Capnia common stock, par value $0.001 per share, or Capnia common stock, pursuant to the terms of the Agreement and Plan of Merger, dated as of December 22, 2016, or the merger agreement, by and among Capnia, Essentialis, Inc., Company E Merger Sub, Inc., a wholly-owned subsidiary of Capnia, or Merger Sub, and Neil Cowen, solely in his capacity as the Stockholders Representative (referred to as the merger share issuance proposal);

•	to approve the issuance of up to a maximum of 11,805,555 shares of Capnia common stock pursuant to indications of interest received by Capnia between December 9, 2016 and December 14, 2016 and the right to participate in such financing by funds affiliated with Sabby Management, LLC, or Sabby, which is conditioned upon the approval of the merger share issuance proposal (referred to as the merger financing share issuance proposal);

•	to approve the issuance of up to 2,083,333 shares to Aspire Capital Fund, LLC, or Aspire, upon closing of the merger pursuant to the common stock purchase agreement dated January 27, 2017, between Capnia and Aspire, or the Aspire purchase agreement, which is conditioned upon the approval of the Aspire equity line proposal (referred to as the Aspire financing share issuance proposal);

•	to approve the sale and issuance of up to 7,208,334 shares of Capnia common stock in an equity line financing pursuant to the Aspire purchase agreement (referred to as the Aspire equity line proposal, and together with the merger share issuance proposal, the merger financing share issuance proposal and the Aspire financing share issuance proposal, the share issuance proposals);

•	to approve an amendment to the 2014 Plan to increase the number of shares of Capnia common stock reserved under the 2014 Plan by 8,929,188 shares (referred to as the 2014 Plan amendment proposal); and

•	to adjourn the Capnia special meeting if necessary or advisable to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the share issuance proposals or the 2014 Plan amendment proposal (referred to as the adjournment proposal).

The Capnia special committee unanimously recommends that Capnia stockholders vote “FOR” the merger share issuance proposal, “FOR” the merger financing share issuance proposal, “FOR” the Aspire financing share issuance proposal, “FOR” the Aspire equity line proposal, “FOR” the 2014 Plan amendment proposal, and “FOR” the adjournment proposal.

Record Date; Outstanding Shares; Voting Rights

The Capnia special committee has fixed the close of business on                 , 2017, as the record date for determination of the stockholders entitled to vote at the Capnia special meeting. On the record date, Capnia had                 shares of common stock issued and outstanding.

Each share of Capnia common stock issued and outstanding as of the close of business on                 2017, the record date for the special meeting of stockholders, is entitled to vote on all items being considered at the special meeting. You may vote all shares owned by you as of the record date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, or other nominee.

If your shares are registered directly in your name with Capnia’s transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those shares, the stockholder of record, and the proxy materials were sent directly to you. A proxy card for you to use with the printed proxy materials delivered to you. As the stockholder of record, you have the right to grant your voting proxy directly to Capnia’s designated proxies or to vote in person at the special meeting. You may also vote on the Internet or by telephone, as described below under the heading “Voting Procedures.”

If you hold Capnia shares in an account at a brokerage firm, bank, trust company or other nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials were forwarded to you by that organization. Your broker, bank, trust company or other nominee has enclosed or sent a voting instruction card for you to use in directing such broker, bank, trust company or other nominee how to vote your shares. Without instructions from you, your broker, bank, trust company or other nominee cannot vote your shares. Since a beneficial owner is not a stockholder of record, you may not vote your shares in person at the special meeting unless you obtain a “legal proxy” from the broker, bank, trustee, or nominee that holds your shares giving you the right to vote the shares at the meeting. You may also vote on the Internet or by telephone if Internet or telephone voting is made available by your broker, bank, trust company or other nominee.

In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the meeting, and for 10 days prior to the meeting, at 1235 Radio Road, Suite 110, Redwood City, California  94065, between the hours of 9:00 AM and 4:30 PM, Pacific Time.

Quorum

The quorum requirement for holding the Capnia special meeting and transacting business is that holders of a majority of the voting power of Capnia’s issued and outstanding common stock entitled to vote at the special meeting be present in person or represented by proxy. Abstentions and “broker non-votes” (if any) will be counted as present for purposes of determining the presence of a quorum for the Capnia special meeting.

Required Vote

The voting requirement for each proposal is as follows:

Proposal	Vote Required to Approve Proposal
To approve the issuance of shares of Capnia common stock in the merger pursuant to the terms of the merger agreement, or the merger share issuance proposal.	The approval of the merger share issuance proposal requires the affirmative vote of a majority of the shares of Capnia common stock present in person or represented by proxy at the Capnia special meeting.

To approve the issuance of shares of Capnia common stock in the merger financing, including in respect of the Sabby participation right, or the merger financing share issuance proposal.	The approval of the merger financing share issuance proposal requires the affirmative vote of a majority of the shares of Capnia common stock present in person or represented by proxy at the Capnia special meeting.

To approve the issuance of shares of Capnia common stock to Aspire upon closing of the merger, pursuant to the Aspire purchase agreement, or the Aspire financing share issuance proposal	The approval of the Aspire financing share issuance proposal requires the affirmative vote of a majority of the shares of Capnia common stock present in person or represented by proxy at the Capnia special meeting.

Proposal	Vote Required to Approve Proposal
To approve the sale and issuance of shares of Capnia common stock from time to time in equity line financing pursuant to the Aspire purchase agreement, or the Aspire equity line proposal.	The approval of the Aspire equity line proposal requires the affirmative vote of a majority of the shares of Capnia common stock present in person or represented by proxy at the Capnia special meeting.

To approve the amendment of the 2014 Plan to increase the number of shares of Capnia common stock reserved for issuance by 8,929,188 shares to a new total of 13,467,951 shares (referred to as the 2014 Plan amendment proposal).

The approval of the 2014 Plan amendment

proposal requires the affirmative vote of a majority of the shares of Capnia common stock present in person or represented by proxy at the Capnia special meeting.

To adjourn the Capnia special meeting if necessary or advisable to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the share issuance proposal or the 2014 Plan amendment proposal, or the adjournment proposal.

The approval of the share issuance proposals and 2014 Plan amendment proposal requires the affirmative vote of a majority of the shares of Capnia common stock present in person or represented by proxy at the Capnia special meeting.

Effect of Not Voting

If a Capnia stockholder does not submit a proxy card or vote at the Capnia special meeting, such stockholder’s shares will not be counted as present for the purpose of determining the presence of a quorum, which is required to transact business at the Capnia special meeting, and will otherwise have no effect on the outcome of the share issuance proposals, 2014 Plan amendment proposal or the adjournment proposal.

Broker Non-Votes

A broker non-vote occurs when a broker, bank or other holder of record holding shares for a beneficial owner does not receive voting instructions from the beneficial owner and either chooses not to vote those shares on a routine matter at the stockholders’ meeting or is not permitted to vote those shares on a non-routine matter. Neither the merger share issuance proposal, the merger financing share issuance proposal, the Aspire financing share issuance proposal, the Aspire equity line proposal, the 2014 Plan amendment proposal, nor the adjournment proposal is a routine matter. As a result, if you fail to give voting instructions to your broker, bank or other holder of record, your broker, bank or other holder record may not submit or vote your shares for any purpose at the special meeting and, therefore, your shares (i) will not be considered present for purposes of determining a quorum to transact business at the special meeting, (ii) will not be voted at the special meeting, and (iii) will otherwise have no effect on the outcome of the share issuance proposal, the 2014 Plan amendment proposal, or the adjournment proposal.

Abstentions; Incomplete Proxies

If a Capnia stockholder submits a proxy card and affirmatively elects to abstain from voting, the shares (i) will be counted as present for purposes of determining the presence of a quorum for the Capnia special meeting and (ii) will be treated as votes cast and, therefore, will have the same effect as a vote “AGAINST” the merger share issuance proposal, the merger financing share issuance proposal, the Aspire financing share issuance proposal, the Aspire equity line proposal, the 2014 Plan amendment proposal, and the adjournment proposal.

If a Capnia stockholder returns a signed proxy card without indicating voting preferences on such proxy card, the shares of Capnia common stock represented by that proxy will be counted as present for purposes of determining the presence of a quorum for the Capnia special meeting and all of such shares will be voted as recommended by Capnia’s board.

Adjournment or Postponement

If there is no quorum, the chairman of the Capnia special meeting may adjourn the special meeting to another place, date, or time. Even if a quorum is present, the Capnia special meeting could be adjourned in order to permit further solicitation of proxies in favor of the share issuance proposals or 2014 Plan amendment proposal if sufficient votes are cast in favor of the adjournment proposal. If the adjournment is for more than 30 days or if after the adjournment a new record date is set for the adjourned meeting, a notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the Capnia special meeting.

Stock Ownership of Directors and Executive Officers of Capnia

At the close of business on the record date, approximately     % of the outstanding shares of Capnia common stock were held by Capnia’s directors and executive officers and their affiliates and entitled to vote at the Capnia special meeting. In connection with the execution and delivery of the merger agreement, our chairman, Ernest Mario and one of our directors, Edgar Engleman, who represents funds affiliated with Vivo Ventures V LLC, or Vivo, on our board of directors, entered into voting agreements with Essentialis, pursuant to which such stockholders agreed, among other things, to vote their respective shares of Capnia common stock for the approval of the merger share issuance proposal and the concurrent financing share issuance proposal. At the close of business on the record date, the stockholders signing the voting agreements own approximately     % of the outstanding shares of Capnia common stock entitled to vote at the special meeting. A copy of the voting agreement is attached as Annex B to this proxy statement.

Recommendation of the Special Committee

The Capnia special committee recommends you vote your shares at the special meeting:

•	“FOR” the merger share issuance proposal;

•	“FOR” the concurrent financing share issuance proposal;

•	“FOR” the Aspire financing share issuance proposal;

•	“FOR” the Aspire equity line proposal;

•	“FOR” the 2014 Plan amendment proposal; and

•	“FOR” the adjournment proposal.

Voting Procedures

By mail

Complete, sign and date the enclosed proxy card or voting instruction card and return it in the return envelope provided (which is postage prepaid if mailed in the United States) before                 , 2017. If you are a stockholder of record and the prepaid envelope is missing, please mail your completed proxy card to Capnia, Inc., c/o American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, NY 11219.

If you are a beneficial owner of shares, you should have received a proxy card and voting instructions with these proxy materials from your broker, bank or other nominee holder of record. Simply complete and mail the voting instruction card provided to the address provided by your broker, bank or other nominee holder of record.

You may still attend the special meeting in person even if you have already voted by proxy.

By telephone or on the Internet

If you are a stockholder of record, you may vote by telephone by calling 1-800-PROXIES (1-800-776-9437) or 718-921-8500 toll-free within the United States, United States territories and Canada on a touch tone telephone or on the Internet at www.voteproxy.com and otherwise following the telephone or Internet voting instructions on your proxy card.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day, 7 days a week, until 11:59 p.m., Eastern Time, on                 , 2017.

If you are a beneficial owner of shares, your broker, bank or other holder of record may make telephone or Internet voting available to you. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other nominee holder of record. Therefore, Capnia recommends that you follow the voting instructions in the materials you receive.

In Person

Shares held in your name as the stockholder of record may be voted by you in person at the special meeting. Shares held beneficially in street name may be voted by you in person at the special meeting only if you obtain a legal proxy from the broker, bank, or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the special meeting, Capnia recommends that you also submit your proxy or voting instructions by mail, or by telephone or on the Internet as described above so that your vote will be counted if you later decide not to attend the meeting.

You are entitled to attend the Capnia special meeting only if you were a Capnia stockholder as of the record date or you hold a valid proxy for the Capnia special meeting. You must present an acceptable form of identification, such as a driver’s license, in order to gain admittance. If you are not a stockholder of record but hold shares as a beneficial owner in street name, you should provide proof of beneficial ownership as of the record date, such as an account statement, a copy of the voting instruction card provided by your broker, bank, or nominee, or other similar evidence of ownership. If you do not comply with the procedures outlined above, you may not be admitted to the special meeting.

Please let Capnia know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card or, if you vote by telephone or Internet, by indicating your plans when prompted.

Revoking Proxies or Voting Instructions

You may change your vote at any time prior to the taking of the vote at the special meeting. If you are the stockholder of record, you may change your vote by (i) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (ii) providing a written notice of revocation to Capnia’s corporate secretary at Capnia, Inc., 1235 Radio Road, Suite 110, Redwood City, California 94065 prior to your shares being voted, or (iii) attending the special meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank, or nominee following the instructions they provided or, if you have obtained a legal proxy from your broker, bank, or nominee giving you the right to vote your shares, by attending the special meeting and voting in person.

Tabulation of Votes

The company will appoint an inspector of elections to tabulate the votes at the cast at the special meeting.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and other intermediaries, such as brokers and banks, to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the applicable proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive separate proxy materials, please notify your broker, direct your written request to Capnia, Inc., Investor Relations; 1235 Radio Road, Suite 110, Redwood City, California 94065 or contact us at ir@capnia.com or (650) 213-8444. Stockholders who currently receive multiple copies of the proxy materials at their address and would like to request “householding” of their communications should contact their brokers.

Cost of Proxy Distribution and Solicitation

The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons, will be borne by Capnia. Capnia has retained D.F. King & Co., Inc., or D.F. King, to aid in the solicitation of proxies. It is estimated that the cost of D.F. King’s services will be approximately $7,500 plus expenses. In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone, electronic communication, or personal communication by employees of D.F. King and Capnia. These proxy solicitation materials are being mailed and made available at www.capnia.com on or about                 , 2017, to all stockholders entitled to vote at the Capnia special meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON                 , 2017: The proxy statement and the accompanying materials are being mailed on or about                 , 2017 to all stockholders entitled to vote at the special meeting. A copy of the proxy statement is also available at www.capnia.com under the “Investors” link.

THE TRANSACTIONS

The following section together with the section entitled “The Merger Agreement” in this proxy statement describe the material aspects of the merger transaction, the concurrent financing and the material terms of the merger agreement and the other agreements related to the transactions. This discussion may not contain all of the information that is important to you; accordingly, we encourage you to read carefully this entire proxy statement, including the merger agreement attached as Annex A to this proxy statement, and the other documents to which we refer in this proxy statement.

General Description

The Capnia special committee is using this proxy statement to solicit proxies from the holders of Capnia common stock for use at the special meeting. At the special meeting, holders of shares of Capnia common stock will be asked to vote on (i) a proposal to approve the issuance of the shares of Capnia common stock in the merger pursuant to the terms of the merger agreement, or the merger share issuance proposal; (ii) a proposal to approve the issuance of shares of Capnia common stock to certain investors pursuant to the indications of interest received by Capnia for $8 million in a financing transaction that will close at or substantially concurrently with the closing of the merger, and to funds affiliated with Sabby Management, LLC, or Sabby, pursuant to their right to participate in our financing activities, or the merger financing share issuance proposal; (iii) a proposal to approve the issuance of up to 2,083,333 shares of Capnia common stock in connection with the Aspire financing, or the Aspire financing share issuance proposal, which is conditioned on the approval of the Aspire equity line proposal; (iv) a proposal to approve the issuance of up to 7,208,334 shares of Capnia common stock in connection with the Aspire equity line, or the Aspire equity line proposal; (v) a proposal to amend the 2014 Plan to increase the number of shares of Capnia common stock reserved for issuance by 8,929,188 shares to a new total of 13,467,951 shares, or the 2014 Plan amendment proposal; and (vi) if necessary or advisable, a proposal to adjourn the Capnia special meeting to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the issuance of shares of Capnia common stock in the merger pursuant to the terms of the merger agreement and in the concurrent financing.

The Merger

The following is a description of the material aspects of the merger, including the merger agreement. While we believe that the following description covers the material terms of the merger, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire proxy statement, including the merger agreement attached to this proxy statement as Annex A, for a more complete understanding of the merger.

Capnia and Essentialis agreed to the acquisition of Essentialis by Capnia under the terms of the merger agreement that is described in this proxy statement. Under the merger agreement, Company E Merger Sub, Inc., or Merger Sub, a wholly-owned subsidiary of Capnia, will merge with and into Essentialis and Essentialis will continue as the surviving corporation.

In consideration of the merger, Capnia has agreed to issue at closing an aggregate of a maximum of 18,916,953 shares of Capnia common stock, par value $0.001 per share, or the Capnia common stock. In addition, Capnia will hold-back an additional 913,392 shares of Capnia common stock as partial recourse to satisfy indemnification claims made by Capnia under the merger agreement, and such shares of Capnia common stock will be issued on the one year anniversary of the closing (subject to the limitations set forth in the merger agreement). Furthermore, upon the achievement of a development milestone associated with Essentialis’s product in accordance with the terms of the merger agreement, Capnia will be obligated to issue an additional 4,566,961 shares of Capnia common stock. Additionally, upon the achievement of certain commercial milestones associated with the sale of Essentialis’s product in accordance with the terms of the merger agreement, Capnia will be obligated to make cash earnout payments of a maximum of $30 million. Assuming that Capnia issues all of the shares of Capnia common stock held back by Capnia, and the development milestone is achieved, Capnia would issue a total of 24,397,306 shares of Capnia common stock under the merger agreement. The merger consideration described above issuable and payable to the Essentialis stockholders will be reduced by any such shares of Capnia common stock issuable, or cash earnout payments payable, to Essentialis’s management carve-out plan participants and other service providers of Essentialis, in each case, in accordance with the terms of the merger agreement.

The Concurrent Financing

The following is a description of the material aspects of the concurrent financing which includes (i) the merger financing of at least $8 million as described in the merger agreement, (ii) the exercise of the Sabby participation right to purchase up to an additional 3,472,222 shares of Capnia common stock, and (iii) the sale and issuance of up to 2,083,333 shares of Capnia common stock to Aspire in the Aspire financing. While we believe that the following description covers the material terms of such financing, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire proxy statement for a more complete understanding of such concurrent financing.

In connection with the merger transactions, and as a condition to consummation of the merger under the merger agreement, Capnia expects to sell to certain existing Essentialis stockholders and certain new investors in Capnia an aggregate of 8,333,333 shares of Capnia common stock at a price of $0.96 per share, for an aggregate purchase price of $8.0 million, or the merger financing. Also, on January 27, 2017, Capnia entered into a common stock purchase agreement, or the purchase agreement, with Aspire Capital Fund, LLC, or Aspire, pursuant to which Aspire will purchase up to 2,083,333 shares of Capnia common stock at a price of $0.96 per share at the effective time of the merger, or the Aspire financing. In addition, funds affiliated with Sabby Management, LLC, or Sabby, have a right to participate in any financings by Capnia (including the merger financing and the Aspire financing) pursuant to the securities purchase agreement between Sabby and Capnia dated as of June 29, 2016, and purchase up to an additional 3,472,222 shares of Capnia common stock, at a purchase price of $0.96 per share, for an aggregate purchase price of $3.33 million, or the Sabby purchase right. We refer to the $8 million merger financing together with the Aspire financing and the potential purchase of 3,472,222 shares by Sabby upon full exercise of the Sabby purchase right, as the concurrent financing. In the event Sabby purchases all of the shares of Capnia common stock to which it is entitled in the concurrent financing, we would issue a maximum of 13,888,888 shares of Capnia common stock in the concurrent financing. Because the merger financing is conditioned on the closing of the merger, and the merger is conditioned on the closing of the merger financing substantially contemporaneously with the closing of the merger, at the Capnia special meeting, holders of Capnia common stock will be asked to approve the issuance of the shares of Capnia common stock in the merger financing (including the Sabby participation right), or the merger financing share issuance proposal, in addition to the merger share issuance proposal.

Immediately after the closing of the transactions, and assuming Sabby exercises the Sabby participation right in full, but before the issuance of the holdback shares or the shares issuable upon achievement of the development milestone, former Essentialis stockholders, management carve-out plan participants and service providers will hold approximately 29.96% of the outstanding shares of Capnia common stock, participants in the concurrent financing will hold approximately 22.0% of the outstanding shares of Capnia common stock and the current holders of Capnia common stock will hold approximately 48.04% of the outstanding shares of Capnia common stock, based on 30,325,272 shares of Capnia common stock outstanding as of January 30, 2017 (inclusive of 18,146,272 shares of Capnia common stock outstanding and 12,179,000 shares issuable upon conversion of the Capnia Series B convertible preferred stock). If all of the shares subject to the holdback are released and the development milestone is achieved and the maximum number of shares of Capnia common stock is issued in connection with the transactions, former Essentialis stockholders, management carve-out plan participants and service providers will hold approximately 35.56% of the outstanding shares of Capnia common stock, participants in the concurrent financing will hold approximately 20.24% of the outstanding shares of Capnia common stock and the current holders of Capnia common stock will hold approximately 44.20% of the outstanding shares of Capnia common stock, based on 30,352,272 shares of Capnia common stock outstanding as of January 30, 2017 (inclusive of 18,146,272 shares of Capnia common stock outstanding and 12,197,000 shares issuable upon conversion of the Capnia Series B convertible preferred stock. Additionally, Sabby may, in its sole discretion, elect not to exercise the Sabby participation right, or elect to exercise only a portion of the right. In the event Sabby elects not to exercise the Sabby participation right, or to exercises the Sabby participation right in part, the number of shares issuable in the merger financing would be equal to the 8,333,333 shares issuable in the merger financing plus 2,083,333 shares issuable in the Aspire financing transaction plus the number of shares represented by the portion of the Sabby participation right actually exercised, if any. Additionally, in the event Sabby elects to purchase none, or only a portion of the shares subject to the Sabby participation right, Capnia, in its sole discretion, may choose sell whatever portion of the 3,472,222 shares subject to the Sabby participation right that is not purchased by Sabby, to another investor on the same terms and conditions.

Background of the Transactions

The following information was prepared by Essentialis and Capnia. Information about Essentialis was provided by Essentialis, and Capnia takes no responsibility for the accuracy or completeness of such information regarding meetings or discussions in which Capnia or its representatives did not participate. Information about Capnia was provided by Capnia, and Essentialis does not take any responsibility for the accuracy or completeness of such information regarding meetings or discussions in which Essentialis or its representatives did not participate.

The board of directors of Essentialis, together with its management, regularly reviews its business strategy and evaluates opportunities and its competitive position. Similarly, Capnia’s board of directors and management regularly review its business strategy and product offerings, including periodic review of potential corporate development opportunities such as acquisitions.

On May 8, 2015, Essentialis’ board of directors held a meeting in which management participated to review Essentialis’s alternatives as a standalone company, including strategies to raise capital. Essentialis’s management also recommended that Aquilo Partners (referred to as Aquilo) be engaged as Essentialis’s financial advisor with respect to the review of strategic alternatives. In connection with such recommendation, management discussed the approach proposed by Aquilo for the engagement and a preliminary list of candidates that representatives of Aquilo had identified as potential buyers of Essentialis. Essentialis’s board of directors tentatively approved the engagement of Aquilo and provided feedback on the process proposed by representatives of Aquilo to identify potential buyers of Essentialis or certain of its assets.

Preliminary discussions between Neil Cowen, Essentialis’s President and Chief Scientific Officer and Anish Bharnagar, Capnia’s Chief Executive Officer regarding a potential partnership or strategic transaction between Essentialis and Capnia began in October 2015. On October 23, 2015, following these preliminary discussions, Capnia and Essentialis entered into a standard non-disclosure agreement.

Subsequently, Dr. Cowen and Dr. Bhatnagar met in San Francisco, California on January 11, 2016.

From time to time following January 2016, members of Essentialis’s and Capnia’s respective management teams had engaged in high level conversations about the potential for a strategic transaction based on the companies’ shared core competencies in orphan disease drug development.

On July 26, 2016, following a conversation between Dr. Bhatnagar and Mahendra Shah, the chairman of Essentialis’s board of directors, Dr. Bhatnagar and Dr. Cowen spoke on the phone. At that time, a request was made for Anish Bhatnagar to be granted access to Essentialis virtual data room. Access to the data room was granted that day.

On July 29, 2016, Dr. Neil Cowen, and Dr. Bhatnagar, met via teleconference to discuss the potential for combining the two companies. Both Chief Executive Officers informed the other that they would report back to their respective boards of directors and then be in touch. It was also noted at this time that Vivo Ventures V LLC and its affiliated investment funds, or Vivo, were significant stockholders in both companies.

From August 2nd through 4th, David O’Toole, Capnia’s Chief Financial Officer, Dr. Bhatanagar, and Capnia’s outside corporate counsel, Wilson Sonsini Goodrich & Rosati, or WSGR, began to prepare a draft term sheet, or term sheet, for a proposed transaction pursuant to which Capnia and Essentialis would merge, or the proposed transaction.

On September 6, 2016, Capnia’s board of directors held a board meeting via teleconference to discuss the proposed transaction. All of the members of the Capnia’s board of directors attended the meeting, as well as David O’Toole and Elton Satusky of WSGR, commencing at 7:00 am Pacific Time. Before the meeting, management sent the Capnia’s board of directors the term sheet as well as financial models for the proposed transaction. The term sheet contemplated an acquisition/merger between Capnia and Essentialis, with Essentialis shareholders receiving stock in Capnia, and no upfront cash payments. The general objective of the structure was a result where Essentialis owns approximately 50% of the combined company inclusive of the required/contemplated additional financing. In this regard, Essentialis stockholders would commit to purchase $8,000,000 worth of Capnia stock immediately following and concurrent with the closing of the merger. The proposed transaction would also include milestone payments to Essentialis stockholders of $30 million. It was then noted that Vivo and its affiliates held significant ownership positions in both Capnia and Essentialis and as a result, a conflict of interest was present. Capnia’s board of directors then discussed setting up an independent and disinterested special sub-committee of its board of directors, or the special committee to review the proposed transaction. The Board discussed the appropriate members of the special committee and asked questions of counsel. It was then determined to authorize the special committee to review and ultimately approve the proposed transaction, which members on the special committee included all of Capnia’s members of the board of directors other than Dr. Ed Engleman, a general partner of funds affiliated with Vivo and its affiliates. Dr. Engleman then left the meeting and the special committee then met to discuss the proposed transaction. Management presented additional details on the proposed transaction. A detailed discussion then followed and the special committee then asked questions of management and legal counsel, which were answered. Dr. Bhatnagar confirmed to the special committee that management will analyze the proposed transaction further and then arrange follow-up meetings with the special committee, and/or a subset of the special committee, to discuss the proposed transaction and next steps related thereto as soon as possible.

On September 14, 2016, during a telephone conversation with Dr. Cowen, Dr. Bhatnagar indicated that the term sheet for the proposed transaction would be forthcoming.

On September 15, 2016, Capnia delivered the term sheet to Essentialis.

On September 15, 2016, Capnia’s board of directors held a regularly scheduled meeting at its corporate offices in Redwood Shores, California. Regular business was first reviewed and discussed. Dr. Bhatnagar presented an overview of additional strategic opportunities that the Company is currently reviewing. A discussion followed. Dr. Engleman then left the meeting, leaving the special committee (as previously authorized by the Board) to review the proposed transaction. Dr. Bhatnagar presented a detailed overview of the proposed transaction. A detailed discussion followed. Mr. O’Toole presented a financial analysis of the proposed transaction. A detailed discussion followed. The special committee discussed the proposed transaction and pros, cons, risks, and related matters. It was determined to proceed with the negotiations of the proposed transaction, on the basis as presented to the special committee and discussed by the special committee at the meeting.

On September 16, 2016, the board of directors of Essentialis met with management and representatives of Aquilo to discuss the proposed transaction and the term sheet.

Following the Board meeting on September 15, 2016 through the balance of the month of September, Dr. Bhatnagar and Dr. Cowen and John Rumsey proceeded to negotiate the terms of the proposed transaction and the term sheet, meeting on a number of occasions in this regard.

On September 23, 2016, Dr. Bhatnagar, on a teleconference, presented Capnia’s business strategy and financial information to multiple members of Essentialis’s board of directors.

On October 3, 2016, Dr. Cowen, John Rumsey of Aquilo, and several members of Essentialis’s board of directors held a teleconference to discuss a counterproposal to the term sheet previously provided by Capnia.

On October 5, 2016, Mr. Rumsey sent a revised term sheet, or the revised term sheet, reflecting Essentialis’s comments thereon to Dr. Bhatnagar. Capnia’s management together with WSGR reviewed the revised term sheet.

On October 7, 2016, the Special Committee held a meeting via teleconference to further discuss the proposed transaction and received an update regarding negotiations of the deal terms and the revised term sheet that was received on October 5, 2016. A detailed discussion ensued, in which the special committee members asked questions regarding the proposed transaction and the revised term sheet.

During the week of October 10, 2016, Capnia reviewed certain of the demands made by Essentialis in their revised term sheet, including representation on the merged company board of directors. It was determined that certain of the Essentialis proposed board representatives may not be independent under SEC and Nasdaq rules. Capnia management, together with WSGR, undertook an analysis of the independence of such proposed board representatives. Discussions were also had between Capnia and Essentialis in this regard.

On October 13 and again on October 14, Dr. Cowen and Mr. Rumsey discussed issues raised by Capnia concerning the counterproposal with several members of Essentialis board of directors via teleconference.

On October 18, 2016, Dr. Cowen met with Dr. Bhatnagar, David O’Toole, and other Capnia staff at Capnia headquarters, to discuss the development plan and anticipated budget for development of the lead drug.

On October 19, 2016, the special committee held a meeting via teleconference to further discuss the proposed transaction. Dr. Bhatnagar presented updates regarding the proposed transaction and the due diligence related thereto. Special Committee member and Capnia Nominating and Governance Committee Chairman, Steve Kirnon, then presented an overview of the Nominating and Governance Committee review of the proposed new director candidates to be appointed to the merged company board of directors in connection with the proposed transaction. A detailed discussion ensued, in which the special committee members asked questions regarding the proposed transaction and further discussion followed. Alternative deal structures were also discussed and management was authorized to proceed with the negotiations of the proposed transaction as instructed by the special committee.

On November 4, 2016, Dr. Bhatnagar e-mailed a revised term sheet to Mr. Rumsey. Dr. Bhatnagar also had a conversation with Mr. Rumsey regarding the revisions to the revised term sheet.

On November 10, 2016, Mr. Rumsey, sent a revised term sheet reflecting Essentialis’ comments thereon to Dr. Bhatnagar. Capnia’s management together with WSGR reviewed the revised term sheet.

On November 11, 2016, Essentialis board met via teleconference to discuss the term sheet and agreed to the term sheet and exclusivity directing Dr. Cowen to sign the term sheet on behalf of the company.

On November 11, 2016, the term sheet was executed by Essentialis, Capnia and Essentialis’s major investors, Technology Partners, Forward Ventures and Vivo.

On December 1, 2016, the special committee held a meeting via teleconference to further discuss the proposed transaction. Dr. Bhatnagar presented a general commercial update on Capnia’s various product lines. Elton Satusky of WSGR then presented a detailed board of director fiduciary duties under Delaware law, including a discussion of the general fiduciary duties under Delaware Law (duty of care, duty of loyalty and oversight and disclosure obligations) and a discussion of the standards of judicial review of board of director decisions (business judgement rule, enhanced scrutiny, and entire fairness). A detailed discussion followed and questions were asked and answered. Dr. Engleman then left the meeting. The special committee continued to discuss the proposed transaction. The special committee discussed the additional $8 million financing and other contingencies as well as proposed cost-saving matters. The special committee discussed the status and required and recommended actions in connection with the proposed transaction.

On December 8, 2016, Mr. O’Toole sent a first draft of the agreement and plan of merger, or the merger agreement to Dr. Cowen and other representatives and advisors of Essentialis.

On December 9, 2016, indications of interest for a total of $8 million in financing for the merged company were obtained from current Essentialis stockholders, as well as certain Taiwanese-based financial investors.

On December 9, 2016, certain members of the Essentialis’ board of directors met to discuss the merger agreement, and formulated an issues list, which Dr. Cowen sent to Dr. Bhatnagar on the afternoon of December 9, 2016.

On December 10, 2016, members of the Essentialis and Capnia management teams, their respective legal counsel, and Mr. Rumsey met via teleconference to discuss the merger agreement and issues list.

On December 13, 2016, members of the Essentialis and Capnia management teams, their respective legal counsel, and Mr. Rumsey met via teleconference to discuss the merger agreement and issues list.

On December 15, 2016, the special committee held a meeting via teleconference to further discuss the proposed transaction. The special committee first discussed a brief meeting of the Capnia Compensation Committee that occurred prior to this special committee meeting, where proposed compensation for Dr. Cowen, who will be heading the DCCR program on a go-forward basis, was discussed. Dr. Bhatnagar then presented an overview of the proposed transaction. Jason Skolnik of WSGR then led a discussion and answered questions regarding the proposed transaction, including a high level overview on status, business terms, public filings, financing aspects, and other related matters. A discussion by the special committee ensued.

On December 16, 2016, Essentialis board members met via teleconference to discuss the current status and issues with the merger agreement.

On December 20, 2016, Neil Cowen, Ernie Mario, Anish Bhatnagar, Mahendra Shah, Jim Glasheen, and Stan Fleming (a Forward Ventures partner) met via teleconference to discuss the few remaining issues with the merger agreement.

Negotiations of the terms and conditions of the merger agreement and related agreements were substantially concluded on December 20, 2016.

On December 21, 2016, the special committee met to discuss the proposed transaction, the proposed merger agreement, and to consider whether to recommend that Capnia’s stockholders approve the issuance of shares of Capnia common stock in the merger pursuant to the terms of the merger agreement. Representatives of WSGR also were present at the meeting. Dr. Bhatnagar and Mr. O’Toole reviewed the various assumptions underlying the analysis of proceeding with the proposed transaction. Representatives of WSGR discussed with the board its fiduciary duties in connection with the proposed transaction and reviewed the key terms of the draft merger agreement and related documents, including providing an update with respect to the resolution of specific open issues identified and discussed from time to time since the December 15, 2016 meeting, the indemnification provisions, closing conditions, termination provisions, stockholder approval requirements, and the additional $8 million in concurrent financing. A detailed discussion followed and questions were asked and answered. After further discussion, the special committee unanimously (i) declared the advisability of and approved the merger agreement and the merger with Essentialis and all other transactions contemplated thereby and authorized the execution of the merger agreement and the voting agreements, (ii) authorized preparation, filing and distribution of a proxy statement and other related SEC filings, (iii) recommending the approval by the Capnia stockholders of the issuance of shares of Capnia common stock in the merger pursuant to the terms of the merger agreement and soliciting such approval from Capnia’s stockholders, and (iv) authorized and approved certain other matters in connection with the execution and performance of the merger agreement, including certain regulatory filings.

On December 22, 2016, a special committee of the board of directors of Essentialis met to discuss the proposed transaction and the proposed merger agreement and to consider whether to recommend that Essentialis’ stockholders adopt the merger agreement. Representatives of Essentialis’s management and legal and financial advisors also were present at the meeting. At this meeting, representatives of DLA Piper, Essentialis’s outside counsel, discussed with the Essentialis’ board of directors its fiduciary duties in connection with the proposed transaction and reviewed in detail the key terms of the draft merger agreement and related documents, including the reciprocal non-solicitation clauses subject to certain fiduciary carve-outs, the circumstances under which the board of directors of Capnia can change their respective recommendations, the definition of superior proposal, the termination rights, the amount of the termination fee and the conditions under which a termination fee becomes payable, the stockholder approval requirements for Essentialis and Capnia, the regulatory approval requirements and covenants in the agreement, and the asymmetry of certain representations and warranties and operating covenants in the draft merger agreement. DLA Piper also reviewed the voting agreements. Also at this meeting, representatives of Aquilo presented its financial analysis of the proposed merger consideration. The board of directors of Essentialis then determined that (upon the recommendation of its special committee), as of December 22, 2016, and based upon its judgement, the merger consideration to be offered to the stockholders of Essentialis in the merger was fair, from a financial point of view, to such stockholders. After discussion, the Essentialis board of directors (upon the recommendation of its special committee) unanimously (i) determined that the terms of the merger agreement were advisable and fair to, and in the best interests of, Essentialis and its stockholders, (ii) approved the merger agreement and voting agreements, (iii) recommended that the Essentialis stockholders vote in favor of the adoption of the merger agreement, and (iv) authorized and approved certain other matters in connection with the execution and performance of the merger agreement, including certain regulatory filings.

On December 22, 2016, after the U.S. trading markets were closed, the merger agreement was executed by Capnia and Essentialis. In addition, certain of the directors and executive officers of Capnia entered into the voting agreements with Essentialis, and each of the directors and executive officers of Essentialis entered into the voting agreements with Capnia. For an additional discussion of the merger agreement and the voting agreements, see the sections entitled “The Merger Agreement” beginning on page 44 and “Ancillary Agreements—Voting Agreements” beginning on page 59.

U.S. trading markets were closed on Monday, December 26, 2016. Shortly before the re-opening of the U.S. trading markets on December 27, 2016, Capnia and Essentialis issued a joint press release announcing the merger and the execution of the merger agreement.

Capnia’s Reasons for the Merger; Recommendation of the Capnia Special Committee

Reasons for the Merger

Following the merger, the combined company will focus on the development of rare disease drugs addressing major unmet needs for the treatment of rare metabolic diseases where there is increased mortality and risk of cardiovascular and endocrine complications.

Capnia’s board of directors considered the following factors in reaching its conclusion to approve the merger and to recommend that the Capnia stockholders approve the issuance of shares of Capnia common stock in the merger, all of which Capnia’s board of directors viewed as supporting its decision to approve the business combination with Essentialis:

•	Capnia’s board of directors and senior management had undertaken a comprehensive and thorough process of reviewing and analyzing potential merger candidates to identify the opportunity that would,

in Capnia’s board’s opinion of Capnia’s board of directors, create the most value for Capnia’s stockholders.

•	Capnia’s board of directors believes, based in part on the judgment, advice and analysis of its senior management with respect to the potential strategic, financial and operational benefits of the merger (which judgment, advice and analysis was informed in part by the business, technical, financial, accounting and legal due diligence investigation performed with respect to Essentialis), that Essentialis’s lead drug candidate diazoxide choline controlled release tablet, or DCCR, a once-daily oral tablet for the treatment of patients with Prader-Willi syndrome, or PWS, represents an attractive market opportunity, and may provide new medical benefits for a underserved patient population and thereby generate potential returns for Capnia’s stockholders and attract new investors to the combined company.

•	Capnia’s special committee also reviewed with its management and Essentialis’s management the current plans of Essentialis for developing DCCR to confirm the likelihood that the combined organization would possess sufficient financial resources to allow the management team to focus on the continued development and potential commercialization of DCCR. Capnia’s board of directors also considered the possibility that the combined company would be able to take advantage of the potential benefits resulting from the combination of the Capnia’s public company structure with Essentialis’s business to raise additional funds in the future, if necessary.

•	Capnia’s special committee concluded that the merger would provide Capnia stockholders a significant opportunity to participate in the potential growth of the combined company following the merger.

•	Capnia’s special committee also considered that the combined organization will be led by an experienced senior management team, especially noting Dr. Bhatnagar and Dr. Cowen’s considerable experience.

•	Capnia’s special committee also considered that the $8 million merger financing and the potential Sabby participation right as financial resources to potentially complete the Phase II/III clinical trial for DCCR.

•	Capnia’s special committee considered the valuation and business prospects of other potential merger candidates. In particular, their collective view was that Essentialis was the most attractive candidate because of the promising drug candidate Essentialis was developing addressing major unmet needs in the treatment of rare metabolic diseases where there is increased mortality and risk of cardiovascular and endocrine complications.

After considering the comprehensive diligence review that Capnia management had completed, the special committee concluded that the merger with Essentialis would create a publicly traded company focused on improving patient access to important medicines that would create more value for Capnia’s stockholders.

Capnia’s special committee also reviewed the recent financial condition, results of operations and financial condition of Capnia, including:

•	the lack of success in commercializing Capnia’s lead product, CoSense and the unlikeliness that such circumstances would change for the benefit of its stockholders in the foreseeable future; and

•	current financial market conditions and historical market prices, volatility and trading information with respect to Capnia’s common stock.

Capnia’s special committee also reviewed the terms of the merger and associated transactions, including:

•	that the number of shares of Capnia common stock to be issued in the merger is fixed based on the relative valuations of the companies, and thus the relative percentage ownership of Capnia stockholders and Essentialis stockholders immediately following the completion of the merger is similarly fixed;

•	the limited number and nature of the conditions to Essentialis’s obligation to consummate the merger and the limited risk of nonsatisfaction of such conditions as well as the likelihood that the merger will be consummated on a timely basis;

•	the respective rights of, and limitations on, Capnia and Essentialis under the merger agreement to consider certain unsolicited acquisition proposals under certain circumstances should Capnia or Essenitialis receive a superior proposal;

•	the reasonableness of the potential termination fee of up to $750,000 and the related reimbursement of certain transaction expenses of up to $500,000, which could become payable by Capnia if the merger agreement is terminated in certain circumstances;

•	the voting agreements, pursuant to which certain stockholders of Capnia agreed, solely in their capacity as stockholders, to vote shares of their Capnia capital stock covering approximately 54.68% of the outstanding shares of Capnia in favor of adoption of the merger agreement;

•	the fact that Essentialis would solicit the approval of its stockholders to adopt the merger agreement and approve the merger and other transactions contemplated by the merger agreement; and

•	the belief that the terms of the merger agreement, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations, are reasonable under the circumstances.

In the course of its deliberations, Capnia’s board of directors also considered a variety of risks and other countervailing factors related to entering into the merger, including:

•	the termination fee of up to $750,000 and up to $500,000 in related expenses payable to Essentialis upon the occurrence of certain events and the potential effect of such termination fee in deterring other potential acquirors from proposing an alternative transaction that may be more advantageous to Capnia stockholders;

•	the substantial expenses to be incurred in connection with the merger, including the costs associated with any related litigation;

•	the possible volatility, at least in the short term, of the trading price of Capnia’s common stock resulting from the merger announcement;

•	the risk that the merger might not be consummated in a timely manner or at all, the potential adverse effect of the public announcement of the merger and the potential adverse effect of the delay or failure to complete the merger on the reputation of Capnia;

•	the risk to the business of Capnia, operations and financial results in the event that the merger is not consummated, including the diminution of Capnia’s cash and Capnia’s likely inability to raise additional capital through the public or private sale of equity securities;

•	the strategic direction of the combined company following the completion of the merger, which will be determined by a board of directors, including a three members of the current Essentialis board of directors; and

•	various other risks associated with the combined organization and the merger, including those described in the section entitled “Risk Factors” in this proxy statement.

Recommendation of the Capnia Special Committee

At a meeting held on December 21, 2016, among other things, the Capnia special committee unanimously:

•	determined that the merger agreement, the merger, and the other transactions contemplated by the merger agreement are advisable and in the best interests of Capnia’s stockholders;

•	approved and adopted the merger agreement and directed the officers of Capnia to execute and deliver the merger agreement for and on behalf of Capnia;

•	authorized and directed the officers of Capnia, for and on behalf of Capnia, to take all actions necessary to list the shares of Capnia common stock to be issued in the merger pursuant to the merger agreement on The Nasdaq Capital Market in order to proceed with the merger and the other transactions contemplated by the merger agreement; and

•	resolved to recommend that the stockholders of Capnia approve the issuance of Capnia common stock in the merger pursuant to the terms of the merger agreement.

Accordingly, the Capnia special committee unanimously recommends that Capnia stockholders vote “FOR” the proposal to approve the issuance of Capnia common stock in the merger pursuant to the terms of the merger agreement.

Interests of Capnia’s Directors and Executive Officers in the Transactions

In considering the recommendation of the Capnia special committee to adopt the merger agreement, Capnia stockholders should be aware that Edgar Engleman, a member of our board of directors and representative of funds affiliated with Vivo Ventures V LLC, or Vivo, which as of January 30, 2017 held 40.78% of our common stock, have interests in the merger and have arrangements that are different from, or in addition to, those of Capnia stockholders generally, including, as a stockholder of Essentialis and participant in the concurrent financing. These interests and arrangements may create potential conflicts of interest. The Capnia special committee and the Essentialis board were aware of these potential conflicts of interest and considered them, among other matters, in reaching their respective decisions to approve the merger agreement, the merger, and the other transactions contemplated by the merger agreement.

Indemnification of Directors and Officers; Directors’ and Officers’ Insurance

Under the terms of the merger agreement, Capnia will honor all obligations of Essentialis and its subsidiaries contained in any indemnification agreement in effect prior to completion of the merger between Essentialis or its subsidiaries and any of its current or former directors or officers for a period of six years after completion of the merger. In addition, the merger agreement also provides that, for a period of six years following the effective time of the merger, the surviving company will, and Capnia will cause the surviving company and its subsidiaries to, cause their respective certificates of incorporation and by-laws (or other similar organizational documents) to include indemnification and exculpation provisions at least as favorable as the indemnification and exculpation provisions contained in the applicable organizational documents of Essentialis and its subsidiaries as of immediately prior to the completion of the merger.

In connection with the closing of the merger, Essentialis will purchase, at its own expense, a “tail” prepaid insurance policy on terms and conditions reasonably acceptable to Capnia, which covers claims arising from facts or events that occurred prior to the completion of the merger. Capnia will be obligated to maintain such insurance policy for the full term thereof.

Board of Capnia Following Completion of the Merger

At or prior to the consummation of the merger, the size of the Capnia board of directors will be increased to ten members, and effective as of the effective time of the merger Mahendra Shah, Jim Glasheen, and Stuart Collinson will be appointed to the Capnia board to fill vacancies on the board. Immediately following the closing of the transactions, our board of directors will be comprised of seven current Capnia directors—Anish Bhatnagar, Ernest Mario, Ed Engleman, William Harris, Steve Kinon, Rajen Dalal, and Steinar Engelsen—and the three new directors initially designated by Essentialis – Mahendra Shah, Jim Glasheen, and Stuart Collinson. For further description of the effect on the ownership of Capnia common stock by Capnia’s directors and officers following the transactions, see the section captioned “Security Ownership of Certain Beneficial Owners and Management of the Combined Company” beginning on page 108.

Accounting Treatment

The acquisition of Essentialis common stock by Capnia in the merger will be accounted for in accordance with the acquisition method of accounting and the regulations of the SEC. This means that the assets of Essentialis will be recorded, as of the completion of the merger, at their fair values and consolidated with those of Capnia. This may result in recording an amount of goodwill, which represents the excess of the purchase price over the fair value of the identifiable net assets of Essentialis. Financial statements of Capnia issued after the merger will reflect only the operations of Essentialis’s business after the merger and will not be restated retroactively to reflect the historical financial position or results of operations of Essentialis.

All unaudited pro forma combined financial information contained in this proxy statement was prepared using the acquisition method of accounting for business combinations. The final allocation of the purchase price will be determined after the merger is completed and after completion of an analysis to determine the fair value of the assets of Essentialis’s business. Accordingly, the final purchase accounting adjustments may be materially different from the unaudited pro forma adjustments. Any decrease in the fair value of the assets of Essentialis’s business as compared to the unaudited pro forma combined financial information included in this proxy statement may have the effect of increasing the amount of recorded goodwill. An increase or decrease in the share price of Capnia may have the effect of increasing or decreasing goodwill, as the case may be.

Material U.S. Federal Income Tax Consequences of the Transactions

The transactions will not result in any taxable gain or loss for U.S. federal income tax purposes to Capnia or to any Capnia stockholder in his, her or its capacity as a Capnia stockholder. Capnia stockholders who are also stockholders of Essentialis, or are otherwise entitled to receive a portion of the merger consideration under the terms of the merger agreement, or are participating in the concurrent financing, should consult their own tax advisors as to the tax consequences of participating in the transactions with respect to their Essentialis stock, or the additional shares of Capnia common stock they may be entitled to receive in the transactions.

Accordingly, Essentialis stockholders should consult their tax advisors as to the specific tax consequences of the integrated merger, including any applicable federal, state, local and non-U.S. tax consequences.

The foregoing discussion of U.S. federal income tax consequences is not intended to constitute a complete description of all tax consequences relating to the integrated merger. The tax consequences of the integrated merger to an Essentialis stockholder will depend upon the facts of the stockholder’s particular situation. Because individual circumstances may differ, Essentialis stockholders are urged to consult with their own tax advisor regarding the applicability of the rules discussed above and the particular tax effects of the integrated merger, including the application of state, local and non-U.S. tax laws.

Regulatory Filings and Approvals Required to Complete the Merger

The merger is not subject to review by the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Registration of Shares of Capnia Common Stock Received in the Merger

The shares of Capnia common stock issued in the merger will not be registered under the Securities Act of 1933, as amended, or the Securities Act, and will be subject to various restrictions and limitations on transfer under U.S. Securities laws. Capnia has agreed to grant stockholders of Essentialis receiving shares of Capnia common stock in the merger (and other Essentialis’s service providers who are entitled to receive shares of Capnia common stock in the merger) certain registration rights that will be substantially similar to the registration rights granted by Capnia to the investors in the concurrent financing transaction as further described in “Ancillary Agreements—Indications of Interest” below.

Appraisal Rights

Under Delaware law, Capnia stockholders are not entitled to appraisal rights in connection with the issuance of shares of Capnia common stock in the merger pursuant to the terms of the merger agreement. It is anticipated that shares of Capnia common stock will continue to be traded on The Nasdaq Capital Market during the pendency of and following the effectiveness of the merger, and Capnia’s corporate status will not change because the merger is being consummated between its subsidiaries and Essentialis.

THE MERGER AGREEMENT

The following summary describes the material provisions of the merger agreement. The provisions of the merger agreement are complicated and not easily summarized. This summary may not contain all of the information about the merger agreement that is important to you. The merger agreement is attached to this proxy statement as Annex A and is incorporated by reference into this proxy statement, and Capnia encourages you to read it carefully in its entirety for a more complete understanding of the merger agreement.

The merger agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about Capnia or Essentialis. Such information can be found elsewhere in this document and in the public filings that Capnia makes with the Securities and Exchange Commission, which are available without charge through the Securities and Exchange Commission’s website at http://www.sec.gov.

The representations and warranties described below and included in the merger agreement were made by each of Capnia and Essentialis to the other. These representations and warranties were made as of specific dates and are subject to important exceptions, limitations and supplemental information contained in the confidential disclosure letters provided by each of Capnia and Essentialis to the other in connection with the signing of the merger agreement, including a contractual standard of materiality different from that generally applicable under federal securities laws. In addition, the representations and warranties may have been included in the merger agreement for the purpose of allocating risk between Capnia and Essentialis rather than to establish matters as facts. The merger agreement is described in this proxy statement and included as Annex A only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Capnia, Essentialis or their respective businesses. Accordingly, you should not rely on the representations and warranties in the merger agreement as characterizations of the actual state of facts about Capnia or Essentialis, and you should read the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement for information regarding Capnia and Essentialis and their respective businesses. See the section entitled “Where You Can Find More Information” beginning on page 115 of this proxy statement.

The Merger

Under the merger agreement, Company E Merger Sub, Inc., or Merger Sub, a wholly-owned subsidiary of Capnia, will merge with and into Essentialis and Essentialis will continue as the surviving corporation. We refer to the merger of Merger Sub with and into Essentialis as the merger in this proxy statement.

Closing and Effective Time of the Merger

Capnia and Essentialis expect to complete the merger after all of the conditions to completion of the merger contained in the merger agreement, which are described in the section entitled “—Conditions to Obligations to Complete the Merger” beginning on page 55 of this proxy statement, are satisfied or waived, including, among others, approval by the Capnia stockholders of the issuance of shares of Capnia common stock in the merger pursuant to the terms of the merger agreement. The merger will become effective at the time of the filing and acceptance by the Secretary of State of the State of Delaware of the certificate of merger, or such later time as may be agreed in writing by Capnia and Essentialis and specified in such certificate of merger.

Treatment of Securities

Essentialis Stock

In consideration of the merger, Capnia has agreed to issue at closing an aggregate of 18,916,953 shares of Capnia common stock, par value $0.001 per share, or the Capnia common stock. In addition, Capnia will hold-

back an additional 913,392 shares of Capnia common stock as partial recourse to satisfy indemnification claims made by Capnia under the merger agreement, and such shares of Capnia common stock will be issued on the one year anniversary of the closing (subject to the limitations set forth in the merger agreement). Furthermore, upon the achievement of a development milestone associated with Essentialis’s product in accordance with the terms of the merger agreement, Capnia will be obligated to issue an additional 4,566,961 shares of Capnia common stock. Additionally, upon the achievement of certain commercial milestones associated with the sale of Essentialis’s product in accordance with the terms of the merger agreement, Capnia will be obligated to make cash earnout payments of a maximum of $30 million. Assuming that Capnia issues all of the shares of Capnia common stock held back by Capnia and the development milestone is achieved, Capnia would issue a total of 24,397,306 shares of Capnia common stock. The merger consideration issuable or payable to Essentialis stockholders described above will be reduced by any such shares of Capnia common stock issuable, or cash earnout payments payable, to Essentialis’s management carve-out plan participants and other service providers of Essentialis, in each case, in accordance with the terms of the merger agreement.

The only holders of Essentialis capital stock that are entitled to receive merger consideration under the merger agreement are the holders of Series B preferred stock of Essentialis. Holders of Essentialis common stock and/or Essentialis Series A preferred stock will not be entitled to receive any merger consideration in respect of such shares of capital stock of Essentialis. Capnia will not assume any outstanding equity awards of Essentialis. See the section entitled “—Treatment of Securities—Treatment of Essentialis Equity Awards” beginning on page 49 of this proxy statement. All outstanding warrants to purchase shares of Series A or Series B preferred stock of Essentialis will be exercised or cancelled immediately prior to the effective time of the merger pursuant to the terms of such warrants. See the section entitled “—Treatment of Securities—Treatment of Essentialis Warrants” beginning on page 49 of this proxy statement. All convertible promissory notes that are convertible into shares of Series B preferred stock of Essentialis will be automatically converted into shares of Essentialis Series B preferred stock in accordance with their terms as of immediately prior to the effective time of the merger. The shares of Essentialis Series B preferred stock issuable upon conversion of these notes will then be exchanged for merger consideration pursuant to the merger agreement. See the section entitled “—Treatment of Securities—Treatment of Essentialis Convertible Notes” beginning on page 49 of this proxy statement. All options to purchase shares of capital stock of Essentialis will be terminated prior to the closing.

Each share of Essentialis stock that is owned by Capnia, Merger Sub, or Essentialis, or by any direct or indirect wholly-owned subsidiary of Capnia, Merger Sub, or Essentialis, in each case immediately prior to the effective time of the merger, will be canceled and extinguished without being converted into Capnia common stock and without any other consideration paid for such shares.

Essentialis Management Carve-Out Plan

Under the terms of Essntialis’s 2010 Key Personnel Incentive Program, or the management carve-out plan, certain members of Essentialis management, or the plan participants, are entitled to receive a portion of the consideration payable stockholders of Essentialis upon the closing of a change of control transaction, such as the merger. Under the terms of the management carve-out plan, plan participants will receive approximately 5% of the consideration paid to Essentialis stockholders upon the closing of the merger, release of the holdback shares, achievement of the development milestone and the commercial milestone, if any. The amounts payable to the plan participants are in addition to any amounts to be received by such persons as stockholders of Essentialis.

Fractional Shares

Capnia will not issue any fractional shares of Capnia common stock pursuant to the terms of the merger agreement. Instead, each person or entity who would otherwise be entitled to receive a fraction of a share of Capnia common stock under the merger agreement will receive (after aggregating all fractional shares of Capnia common stock that otherwise would be received by such person or entity) an amount of cash (rounded down to the nearest whole cent), without interest, equal to the amount obtained by multiplying such fraction of a share by the closing sale price for one share of Capnia common stock on the trading day ending on the business day immediately preceding the closing date of the merger, as reported on The Nasdaq Capital Market.

Appraisal Rights of Essentialis Stockholders

Holders of Essentialis common stock, Series A preferred stock and/or Series B preferred stock will be entitled to appraisal rights under Delaware law and to obtain payment in cash for the judicially-determined fair value of their shares of Essentialis common stock, Series A preferred stock and/or Series B preferred stock, respectively, in connection with the merger agreement if the merger is consummated and provided that the holders follow the requirements of Delaware law. If any such holder fails to perfect or waives, withdraws or loses the right to appraisal under Delaware law or if a court of competent jurisdiction determines that such holder is not entitled to the relief provided thereunder, then (i) such shares of Essentialis common stock, Series A preferred stock and/or Series B preferred stock, that were subject to the appraisal (appraisal shares) will cease to constitute appraisal shares and (ii) the right of such holder to be paid the fair value of such holder’s appraisal shares will be forfeited and cease. If such forfeiture occurs following the effective time of the merger, each such appraisal share will thereafter be deemed to have been converted into and to have become, as of the effective time of the merger, the right to receive the merger consideration (without interest thereon).

Treatment of Essentialis Equity Awards

Each option to purchase shares of Essentialis common stock that is held as of immediately prior to the effective time of the merger will be terminated.

Treatment of Essentialis Warrants

No outstanding warrants to purchase shares of Essentialis Series A preferred stock or Series B preferred stock will be assumed by Capnia in the merger. Prior to the effective time, all outstanding and unexercised warrants to purchase shares of Essentialis Series A or Series B preferred stock shall be cancelled or automatically net exercised into shares of Series A preferred stock or Series B preferred stock, as applicable, of Essentialis either pursuant to the terms of the warrants or pursuant to an agreement with the holder thereof. Thereafter, any shares of Series A preferred stock issued upon exercise of such warrants will be cancelled at the effective time of the merger for no consideration. All shares of Series B preferred stock issued upon exercise of such warrants shall be cancelled and exchanged for shares of Capnia common stock in accordance with the merger agreement. By their terms, all outstanding warrants to purchase shares of Series B preferred stock of Essentialis will be automatically exercised on a net issuance basis into shares of Series B preferred stock of Essentialis as of immediately prior to the effective time of a change of control transaction, such as the merger. Essentialis will take all actions necessary to ensure that no warrants to purchase any Essentialis stock are outstanding as of immediately prior to the effective time of the merger.

Treatment of Essentialis Convertible Notes

No outstanding convertible promissory notes of Essentialis will be assumed by Capnia in the merger. Prior to the effective time, all outstanding and unconverted convertible promissory notes shall be automatically converted into shares of Series B preferred stock of Essentialis, pursuant to the terms of such notes. All shares of Series B preferred stock issued upon conversion of such notes shall be cancelled and exchanged for shares of Capnia common stock in accordance with the merger agreement. certain convertible promissory notes of Essentialis issued and sold between July 24, 2012 and November 17, 2016, provide for acceleration of repayment upon a change of control transaction, such as the merger. Essentialis is in the process of negotiating amendments to these notes, which, if approved would provide for the conversion of the outstanding principal and accrued interest of such notes into shares of Series B preferred stock of Essentialis immediately prior to the effective time of a change of control. Essentialis will take all actions necessary to ensure that no convertible promissory notes are outstanding as of immediately prior to the effective time of the merger.

Exchange of Stock Certificates

Capnia’s transfer agent and registrant, American Stock Transfer & Trust Company, LLC, will act as the exchange agent for the merger. On the closing date of the merger, Capnia will issue or cause to be deposited with the exchange agent an aggregate number of shares of Capnia common stock sufficient to issue all stock consideration issuable as merger consideration at the closing under the merger agreement. Furthermore, at or prior to the effective time, Capnia will deposit with the exchange agent an aggregate amount of cash as required to pay any amounts of cash payable in lieu of fractional shares to the Essentialis stockholders under the merger agreement.

As promptly as practicable (and in any event within four business days) following the effective time of the merger, Capnia will cause the exchange agent to mail to each holder of record of Essentialis (as of immediately prior to the effective time of the merger) of a certificate or certificates that immediately prior to the effective time of the merger represented outstanding shares of Essentialis stock (or effective affidavits of loss in lieu thereof) (i) a letter of transmittal in customary form and (ii) instructions for use in effecting the surrender of the certificates in exchange for (a) the merger consideration issuable and payable to the Essentialis stockholders under the merger agreement and (b) any other distributions payable pursuant to the terms of the merger agreement.

Upon surrender of certificates for cancellation to the exchange agent, together with a letter of transmittal, duly completed and validly executed in accordance with the relevant instructions, the holders of such certificates or book entry shares will be entitled to receive the merger consideration issuable and payable to such holder under the merger agreement and any distributions such holder is entitled to receive pursuant to the merger agreement.

The exchange agent will accept certificates upon compliance with such reasonable terms and conditions as the exchange agent may impose for an orderly exchange in accordance with normal exchange practices. No interest will be paid or accrued for the benefit of holders of the certificates on the cash amounts payable in lieu of fractional shares. Until surrendered, from and after the effective time of the merger outstanding certificates will only be evidence of the right to receive the merger consideration issuable to the Essentialis stockholders under the merger agreement and any distributions payable pursuant to the merger agreement.

Lost, Stolen or Destroyed Certificates

If an Essentialis stock certificate is lost, stolen or destroyed, the holder of the certificate must deliver an affidavit prior to receiving any merger consideration.

Representations and Warranties

The merger agreement contains representations and warranties made by each of Capnia and Merger Sub, on the one hand, and Essentialis, on the other, regarding their respective businesses, financial condition and structure, their subsidiaries and other facts pertinent to the merger. Essentialis made representations and warranties relating to the following:

•	organization and power;

•	subsidiaries;

•	corporate authorization to enter into and carry out the obligations contained in the merger agreement, requisite stockholder approvals and enforceability of the merger agreement;

•	the absence of any conflicts with or violations of such party’s organizational documents and certain agreements with third parties;

•	capitalization;

•	matters concerning financial statements;

•	the absence of certain changes or events between the date of such party’s last unaudited balance sheet and the date of the merger agreement;

•	the absence of undisclosed liabilities (other than certain specified exceptions);

•	real property matters;

•	tangible property matters;

•	tax matters;

•	material contracts and the absence of breaches of material contracts;

•	intellectual property matters;

•	litigation and legal proceedings;

•	any consents required by the governmental in connection with the transactions contemplated by the merger agreement;

•	employee benefit plan matters;

•	compliance with applicable laws, including anti-corruption and export controls laws;

•	environmental matters;

•	related party transaction matters;

•	employee matters;

•	regulatory matters;

•	corporate records;

•	no brokers;

•	broker, finder or investment banker fees that may be payable in connection with the merger;

•	bank accounts;

•	stockholder approval matters; and

•	the applicability of Delaware anti-takeover statutes to the merger.

Capnia and Merger Sub made representations and warranties relating to the following:

•	organization and power;

•	corporate authorization to enter into and carry out the obligations contained in the merger agreement and enforceability of the merger agreement;

•	the absence of any conflicts with or violations of such party’s organizational documents and certain agreements with third parties;

•	any governmental consents in connection with the transactions contemplated by the merger agreement;

•	capitalization;

•	purpose of the Merger Sub;

•	Capnia’s filings with the Securities and Exchange Commission, or SEC, including certain financial statements contained in certain filings with the SEC;

•	tax matters;

•	material contracts and the absence of breaches of material contracts;

•	litigation matters;

•	intellectual property matters;

•	employee benefit plan matters;

•	compliance with laws;

•	shares of Capnia common stock issuable in the merger; and

•	broker, finder or investment banker fees that may be payable in connection with the merger.

Conduct of Business before Completion of the Merger

In the merger agreement, Capnia and Essentialis have agreed that, until the earlier of the completion of the merger or termination of the merger agreement, or unless contemplated by the merger agreement, required by applicable law or consented to by the other party in writing, each such party will, among other things, use its commercially reasonable efforts to (i) carry on its business in the ordinary course of business, (ii) pay its debts and taxes when due; (iii) keep available the services of its officers and employees; and (iv) preserve its relationships with customers, suppliers, licensors and others. The foregoing will not impair Capnia’s right to complete financing transactions or certain sale or licensing transactions during the interim period. Capnia has also agreed that, during this same time period, Capnia will not grant any incentive or extraordinary options, except that it will have the right to grant options in the ordinary course of business and will have the right to grant shares of Capnia common stock to its board members in lieu of cash compensation for their service on the Capnia board of directors.

Under the merger agreement, Essentialis has also agreed that, until the earlier of the completion of the merger or termination of the merger agreement, or unless Capnia consents in writing (which consent may not be unreasonably withheld, conditioned or delayed), Essentialis will not (and will cause its subsidiaries not to), except as specifically contemplated or permitted by the merger agreement, as required by law or as specifically disclosed to Capnia in Essentialis’ disclosure schedule to the merger agreement:

•	except for issuances as may result from the conversion of Essentialis preferred stock, convertible promissory notes, warrants or for issuances of replacement certificates for shares of Essentialis stock and except for issuance of new certificates for shares of Essentialis stock in connection with a transfer of Essentialis stock by the holder thereof, issue, sell or deliver (or authorize or propose the issuance, sale or delivery of) any of its equity securities or issue or sell any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any of its equity securities;

•	effect any recapitalization, reclassification, equity split or like change in its capitalization;

•	cause or permit any modifications, amendments or changes to any of Essentialis’s certificate of incorporation or bylaws or alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Essentialis directly or indirectly holds any interest;

•	declare, set aside, or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of its equity interests, or directly or indirectly make any redemption or purchase of its equity interests (other than with respect to the repurchase of Essentialis stock from former employees or service providers pursuant to agreements in effect as of the date of the merger agreement);

•	sell, assign or transfer any of its tangible assets, except for sales of Essentialis’s products in the ordinary course of business consistent with past practice;

•	sell, assign, transfer or license any of Essentialis’s intellectual property, nor grant any sublicenses under, or other rights with respect to, any intellectual property licensed by Essentialis, except for non-exclusive licenses granted in the ordinary course of business in connection with the performance of services or other activities on behalf and for the benefit of Essentialis and consistent with past practice;

•	amend, modify and/or terminate, nor waive, release or assign any rights or claims under, any material contract;

•	enter into or materially amend, modify and/or voluntarily terminate any material contract;

•	fail to take all commercially reasonable efforts which are customary in the industry to protect and maintain Essentialis’s intellectual property;

•	make any capital investment in, or any loan to, any other person, except pursuant a contract existing as of the date of the merger agreement;

•	make any capital expenditures or commitments therefor in excess of $25,000, except pursuant to a contract existing as of the date of the merger agreement;

•	make any loan to, or enter into any other transaction with, any of its officers, employees, consultants or other service providers or related parties, except pursuant to a contract existing as of the date of the merger agreement;

•	except to the extent required by applicable law, (1) grant or announce any incentive awards or any increase in the salaries, bonuses or other compensation (cash, equity or otherwise) and benefits payable by Essentialis to any of its employees, officers, directors or other service providers; (2) enter into or amend any employment, change in control, severance, retention, consulting or similar contract with any officer, employee, consultant or other agent of Essentialis; (3) grant any severance or termination pay (cash, equity or otherwise) to any employee, except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to Capnia, or adopt any new severance plan, or amend or modify or alter in any respect any severance plan, agreement or arrangement existing on the date hereof; or (4) terminate or materially amend any employee benefit plan or adopt any arrangement for the current or future benefit or welfare of any officer or employee of Essentialis that would be an employee benefit plan if it were in existence as of the date hereof;

•	hire, offer to hire or terminate any employees, or encourage any employees to resign from Essentialis;

•	commence or settle any claim or action;

•	waive or release any material right or claim of Essentialis, including any material write-off or other compromise or account receivable of Essentialis;

•	cancel any third-party indebtedness;

•	incur any indebtedness, amend the terms of any outstanding loan agreement, guarantee any indebtedness of any person, issue or sell any debt securities or guarantee the indebtedness of any person or encumber any assets of Essentialis;

•	cancel or amend any insurance policy of Essentialis;

•	grant any discounts, credits or rebates to any customer or supplier of Essentialis other than in the ordinary course of business consistent with past practices;

•	change Essentialis’s accounting policies or procedures (other than as required by GAAP), including with respect to reserves for doubtful accounts, or payment or collection policies or practices;

•	revalue any of its assets (whether tangible or intangible), including writing down the value of inventory or writing off notes or accounts receivable;

•	enter into any agreement to purchase or sell any interest in real property, grant any security interest in any real property, enter into any lease, sublease, license or other occupancy agreement with respect to any real property or alter, amend, modify, violate or terminate any of the terms of any agreement relating to any leased real property;

•

acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets or any equity securities, that are material individually or in the aggregate, to the business of Essentialis;

•	make or change any material election in respect of taxes, adopt or change any accounting method in respect of taxes, enter into any agreement in respect of the indemnification, sharing or allocation of taxes (in each case excluding agreements entered into in the ordinary course of business with a principal purpose unrelated to tax), settle any claim or assessment in respect of taxes, surrender any right to claim any material tax refunds, consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of taxes or file any income or other material tax return or amend any tax return; or

•	authorize any of, or agree to commit to take, any of the foregoing actions.

The merger agreement expressly provides, however, that during this same period, Essentialis will have the right to issue convertible debt and warrants, in each case, convertible into shares of Essentialis Series B preferred stock and will have the right to amend its certificate of incorporation to accommodate the shares of capital stock of Essentialis that such convertible debt (and existing convertible debt) and warrants would convert into, subject to the conditions contained in the merger agreement.

Capnia and Essentialis are Required to Terminate Any Existing Discussions with Third Parties and are Prohibited from Soliciting Other Offers

During the period from the execution of the merger agreement until the earlier of the termination of the merger agreement or the effective time of the merger, each of Capnia and Essentialis will not, and will not permit any of its representatives to, take any actions to engage in any discussions or negotiations with, solicit or knowingly support or endorse any acquisition proposal from, enter into any contract with, or disclose or furnish any information concerning any such acquisition transaction (except for specific exceptions concerning communications with each party’s respective stockholders as further described herein). The foregoing “no-shop” covenant does not apply to any financing transaction of Capnia and/or certain sale or licensing transactions involving Capnia.

However, prior to receipt of stockholder approval, Capnia may negotiate with, provide non-public information to any person that has made a bona fide unsolicited acquisition proposal, so long as, among other things: (1) Capnia’s board (or special committee) determines in good faith (after consultation with its financial advisor and outside legal counsel) that such acquisition proposal constitutes a “superior proposal” and (2) Capnia’s board (or special committee) determines in good faith (after consultation with its financial advisor and outside legal counsel) that the failure to take such action would constitute a breach of its fiduciary duties under Delaware law.

For purposes of the restrictions described above, “acquisition proposal” means any proposal, offer, or indication of interest (other than one made by the other party) relating to any acquisition transaction, and “acquisition transaction” means, with respect to Essentialis, any transaction or series of related transactions involving (i) any reorganization, recapitalization or similar transaction involving Essentialis; (ii) any equity financing involving Essentialis; (iii) any sale, license transfer or other disposition of the capital stock or assets of Essentialis; (iv) any merger or similar transaction involving Essentialis; or (v) any other transaction that would reasonably be expected to have a material adverse effect on the ability of Essentialis to consummate the transactions contemplated by the merger and with respect to Capnia, (i) any acquisition or purchase by any person of 50.1% or greater of the voting securities of Capnia or any tender offer or exchange offer that would result in any such person beneficially owning 50.1% or more of the voting securities of Capnia; (ii) any merger or similar transaction involving Capnia in which the stockholders of Capnia hold less than 50% of the equity interests of the surviving company; (iii) any liquidation, recapitalization or similar transaction of Capnia constitute 50.1% or more of the net revenues, net income or assets as of the 12 month period ending on the last day of Capnia’s most recently completed year or; (iv) any combination of the foregoing.

In addition, in the event that either of Capnia or Essentialis receives any acquisition proposal from a third party following the date of the merger agreement, such party shall notify the other party in writing as promptly as practicable (but in no event later than 24 hours) after receipt of such proposal and will provide, to the extent not otherwise prohibited by confidentiality restrictions, the identity of such third party and a copy of the proposal and its material terms.

Obligations of each of the Essentialis and Capnia Boards with Respect to its Recommendation

The Essentialis board agreed to recommend the approval and adoption of the merger agreement and the transactions contemplated by the merger agreement to its stockholders. The requisite holders of Essentialis capital stock have adopted the merger agreement and approved the merger as of the date of this proxy.

The Capnia board (and its special committee) agreed to recommend the approval of the issuance of shares of Capnia common stock in the merger to its stockholders and, among other things, agreed to not approve, endorse, or recommend any alternative acquisition proposal, subject to the below exceptions.

Notwithstanding the obligations described above, at any time before receiving the approvals of their Capnia stockholders, the Capnia board (or its special committee) may change its recommendation if certain conditions are satisfied with respect to a superior proposal or an intervening event.

With respect to a superior proposal, the Capnia board (or its special committee) may change its recommendation if and only if:

•	Capnia has received an unsolicited, bona fide acquisition proposal that its board has determined in good faith (after consultation with its financial advisor, its outside counsel or special committee) constitutes a superior proposal;

•	prior to changing its board recommendation, Capnia has given the Essentialis at least three business days’ prior written notice and the opportunity to meet and discuss in good faith potential amendments or other modifications to the merger agreement so that the merger and other transactions contemplated by the merger agreement can take place; Essentialis has not made, within the three business days after receiving notice of Capnia’s intent to change its board recommendation, a counteroffer or proposal that the Capnia board (or special committee) determines in good faith (after consultation with its financial advisors and its outside legal counsel) is at least as favorable to its stockholders as the superior proposal; and

•	after such discussions, the Capnia board (or its special committee) determines in good faith (after consultation with its outside legal counsel and after considering in good faith any counteroffer or proposal) that the failure to change its recommendation would constitute a breach of its fiduciary duties under Delaware law.

The Capnia board (or its special committee) may also change its recommendation in connection with an intervening event if and only if:

•	before changing its recommendation, Capnia has given Essentialis at least three business days’ notice and the opportunity to meet and discuss in good faith the basis for the proposed change in recommendation, and potential amendments and modifications to the merger agreement so that the merger and other transactions contemplated by the merger agreement can take place; and

•	after such discussions, the Capnia board (or special committee) determines in good faith (after consultation with outside legal counsel and after considering in good faith any counteroffer or proposal made by Essentialis) that the failure to change its recommendation would constitute a breach of its fiduciary duties under Delaware law.

For purposes of the provisions described above, “intervening event” means any material event, circumstance, change, effect, development or condition occurring or arising after the date of the merger agreement that was not known to the Capnia board (or special committee) as of or before the date of the merger agreement and did not result from or arise out of, among other things, the announcement or pendency of, or any actions required to be taken by such party, pursuant to the merger agreement.

Efforts to Complete and Regulatory Matters

Each party to the merger agreement has agreed to use its commercially reasonable efforts to take all actions and to do all things reasonably necessary to consummate and make effective the transactions contemplated by the merger agreement.

Proxy Statement

The merger agreement provides that as promptly as practicable after the execution and delivery thereof, Capnia will prepare and file with the Securities and Exchange Commission, a proxy statement of Capnia for use in connection with the solicitation of proxies for the Capnia special meeting.

Capnia Stockholder Meeting

Essentialis agreed that the Capnia board, or a special committee thereof, will call, hold and convene a meeting of its stockholders as promptly as practicable.

Public Announcements

Capnia may, without the prior consent of Essentialis, issue a press release or make a public statement relating to the merger agreement or the merger, including any press release or public announcements required by applicable law or the rules and regulations of the Nasdaq Capital Market, as applicable. However, Essentialis will not issue any press release or make any public statement with respect to the merger agreement or the merger without the prior written consent of Capnia, which consent shall not be unreasonably withheld, conditioned or delayed.

Essentialis Employee Benefits; 401(k) Plans

Essentialis (and its ERISA affiliates) will take all necessary actions to terminate (i) any and all group severance, separation, deferred compensation or salary continuation plans, programs or arrangements (except as otherwise provided by the merger agreement), (ii) plans, programs or arrangements required by law, (iii) agreements entered into between Essentialis or its subsidiaries and individual employees providing for severance or other employment benefits, and (iv) its 401(k) plan, in each case, effective as of the date immediately prior to the closing of the merger and contingent upon the consummation of the merger.

Indemnification of Directors and Officers; Directors’ and Officers’ Insurance

Under the terms of the merger agreement, Capnia will honor all obligations of Essentialis and its subsidiaries contained in any indemnification agreement in effect prior to completion of the merger between Essentialis or its subsidiaries and any of its current or former directors or officers for a period of six years after completion of the merger. In addition, the merger agreement also provides that, for a period of six years following the effective time of the merger, the surviving company will, and Capnia will cause the surviving company and its subsidiaries to, cause their respective certificates of incorporation and by-laws (or other similar organizational documents) to include indemnification and exculpation provisions at least as favorable as the indemnification and exculpation provisions contained in the applicable organizational documents of Essentialis and its subsidiaries as of immediately prior to the completion of the merger.

In connection with the closing of the merger, Essentialis will purchase, at its own expense, a “tail” prepaid insurance policy on terms and conditions reasonably acceptable to Capnia, which covers claims arising from facts or events that occurred prior to the completion of the merger. Capnia will be obligated to maintain such insurance policy for the full term thereof.

Indemnification

General

On the terms and subject to the limitations in Article VII of the merger agreement, from and after the effective time of the merger, each of the Essentialis stockholders shall severally (in accordance with their respective portion of the merger consideration) and not jointly indemnify Capnia and its officers, directors, agents and employees and affiliates, or the Capnia indemnified parties, against any “indemnifiable damages” arising out of, resulting from or in connection with:

•	any breach of any representation or warranty of Essentialis contained in the merger agreement or any certificate delivered by Essentialis pursuant to the merger agreement;

•	any breach or default in connection with any of the covenants or agreements made by Essentialis under the merger agreement;

•	any pre-closing taxes (as defined in the merger agreement and subject to the limitations contained therein);

•	any indebtedness of Essentialis not paid or otherwise satisfied as of the effective time of the merger;

•	any fraud or intentional misrepresentation by Essentialis on or prior to the effective time with respect to the merger agreement or any of the other agreements delivered pursuant to the merger agreement;

•	any threatened or actual claims made by any Essentialis stockholder (or consideration recipient) with respect to merger agreement, the transactions or any prior corporate transaction (including claims for breach of fiduciary duties by the officers or directors of Essentialis), including any claims arising from the exercise by any Essentialis stockholder of appraisal or dissenters rights under Delaware law or other applicable law; and

•	any inaccuracy in the consideration spreadsheet delivered to Capnia by Essentialis pursuant to the merger agreement.

Indemnification Limitations

The Capnia indemnified parties’ indemnification rights, and the liability of the Essentialis stockholders, are subject to the following limitations (as more specifically described in the merger agreement):

•	The Essentialis stockholders’ maximum indemnification obligation with respect to breaches of representations and warranties of Essentialis (except for breaches of “fundamental representations” as described below, referred to as general claims) shall be limited to the holdback shares and to set off any losses against the shares issuable upon achievement of the development milestone, and the maximum liability of the Essentialis stockholders for general claims shall not exceed $3,000,000.

•	With respect to general claims, Essentialis stockholders will not be liable in respect of any such indemnification claim until the aggregate amount of all such losses exceeds $1,000,000, in the aggregate, in which case the Essentialis stockholders will be liable from the first dollar of any such loss.

•

For (i) breaches of “fundamental representations” (which are the representations and warranties of Essentialis regarding (A) organization and power; (B) authority; (C) capitalization; (D) taxes; and (E) brokerage), (ii) claims in respect to fraud or intentional misrepresentation and (iii) other specified matters set forth in the merger agreement, the maximum liability of each Essentialis stockholder to the Capnia indemnified parties will not exceed the portion of the merger consideration actually received by such stockholder.

•	The Capnia indemnified parties will also be obligated to mitigate its damages in accordance with the terms in the merger agreement and will be obligated to pursue recourse for indemnification claims first against the holdback shares, to the extent available.

Survival of Representations and Warranties

For the purpose of indemnification claims by the Capnia indemnified parties under the merger agreement, the non-“fundamental” representations and warranties of Essentialis, other than the representations and warranties regarding the intellectual property of Essentialis, survive the closing of the merger until 12 months following the closing date and the “fundamental” representations and warranties of Essentialis survive the closing of the merger until the date that is 30 days after the expiration of all the applicable statute of limitations, in each case, subject to the terms and conditions of the merger agreement. The representations and warranties of Essentialis regarding intellectual property of Essentialis survive the closing of the merger until the date that is one-year anniversary of the date of the first sale of any pharmaceutical product containing the diazoxide choline compound developed by Essentialis, for monetary value by Capnia, or its affiliates, to a third party end user or distributor (for purposes of commercial distribution).

Holdback Shares

The holdback shares will serve as partial security for the indemnification obligations of Essentialis stockholders as provided for in Article VII of the merger agreement. The holdback shares (less any stock previously released to Capnia indemnified parties in accordance with the merger agreement or then subject to pending claims by Capnia indemnified parties under the merger agreement) will be issued by Capnia promptly following the date that is 12 months after the closing of the merger in accordance with the terms of the merger agreement.

Value of Merger Consideration for Purposes of Indemnification Obligations

The merger agreement provides that the value per share of Capnia common stock for purposes of satisfying Essentialis stockholders’ indemnification obligations under the merger agreement is $0.96 per share (subject to adjustments for any stock splits, combinations and the like of Capnia), provided that such amount only reflects an agreed-upon number to fix such amount as the value of Capnia common stock for the limited purpose of satisfying any indemnification claims of Essentialis stockholders.

Indemnification Obligations of Capnia

The merger agreement also provides for certain indemnification obligations of Capnia for the benefit of the Essentialis stockholders with respect to breaches of representations, warranties and covenants of Capnia.

Listing of Capnia Common Stock

Capnia will take all such actions necessary to list on The Nasdaq Capital Market for trading, the additional shares of Capnia common stock that are issuable in the merger at the effective time of the merger, as well as, if issuable under the merger agreement, the shares of Capnia common stock issuable upon release of the hold back and/or upon achievement of the development milestone pursuant to the merger agreement.

Capnia and Essentialis Insiders

A special committee of the Capnia board of directors, consisting solely of non-employee directors has adopted a resolution providing that the receipt of Capnia common stock by the three Essentialis insiders who will be appointed to the Capnia board of directors in connection with the merger is intended to be exempt pursuant to Rule 16b-3 under the Securities Exchange Act of 1934.

Capnia Board of Directors

On or prior to the effective time, Capnia will take all necessary corporate action so that (i) effective as of the effective time of the merger, the size of its board is increased to a total of ten members and (ii) Mahendra Shah, Jim Glasheen, and Stuart Collinson will be appointed to the Capnia board to fill vacancies on the Capnia board.

Conditions to Obligations to Complete the Merger

The respective obligations of Capnia, Merger Sub, and Essentialis to consummate the merger are subject to the satisfaction or waiver of each of the following conditions:

•	the required approvals of the stockholders of each of Capnia and Essentialis will have been obtained;

•	no law shall be in effect and no order shall have been entered which would prevent the performance of the merger agreement or the consummation of the transactions contemplated by the merger agreement; and

•	all waiting periods, if any, applicable to the merger will have terminated or expired under the HSR Act and all applicable foreign antitrust las shall have been obtained (or the waiting periods shall have expired or terminated early (this condition has already been satisfied).

In addition, the obligations of each of Capnia and Merger Sub to effect the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of the following additional conditions:

•	the representations and warranties of Essentialis relating to organization and power, authorization, corporate approvals and enforceability, capitalization, tax matters and brokers will have been true and correct in all respects as on and as of the date of the closing date of the merger, subject only to de minimus exceptions;

•	the representations and warranties of Essentialis (other than those described above), will have been true and correct in all material respects on and as of the date of the closing date of the merger (except for those representations and warranties that address matters only as of a particular date, which will have been true and correct as of that particular date, in which case as of such date); provided, that for purposes of determining the accuracy of those representations and warranties, all qualifications based on a “material adverse effect” and all materiality qualifications and other qualifications based on the word “material” or similar phrases will be disregarded;

•	Essentialis will have performed and complied in all material respects with all covenants and agreements required by the merger agreement to be performed or complied with by it at or prior to the closing of the merger;

•	since the date of the merger agreement, there will not have occurred or arisen any material adverse effect with respect to Essentialis that is continuing;

•	holders of no more than 2% of the outstanding shares of Essentialis stock shall have exercised or continue to have a right to exercise appraisal rights;

•	Essentialis shall have delivered joinder agreements signed by the holders of at least 91% of Essentialis stock, which includes the holders of a majority of the shares of Essentialis common stock outstanding as of immediately prior to the effective time of the merger (and which holders of at least a majority of the outstanding shares of Essential common stock have approved the merger agreement and the merger);

•	no action, injunction or proceeding before any governmental entity is pending, or overtly threatened in writing against Capnia or Essentialis by any governmental entity arising out of the merger or which would reasonably be expected to have a material adverse effect on Essentialis;

•	Capnia will have received a certificate, signed for and on behalf of Essentialis by an authorized officer of Essentialis, certifying the satisfaction of certain closing conditions;

•	Capnia will have received a certificate, signed for and on behalf of Essentialis by an authorized officer of Essentialis, certifying the terms and effectiveness of the certificate of incorporation and bylaws of Essentialis, approval of the merger and the merger agreement by the board of directors of Essentialis and the stockholders of Essentialis;

•	Capnia will have received a certificate from Essentialis setting forth the allocation of the merger consideration to its securityholders;

•	Capnia will have received evidence that Essentialis has purchased a “tail” insurance policy with respect to acts or omissions of its directors and officers occurring on or prior to the effective time of the merger;

•	Capnia will have consummated the concurrent financing at or substantially contemporaneous with the closing of the merger;

•	all required consents and evidence of termination of any liens or other encumbrances on the assets of Essentialis will have been obtained;

•	Capnia will have received resignations from all directors and officers of Essentialis effective as of the effective time of the merger unless otherwise specified by Capnia;

•	Capnia will have received evidence that certain investor agreements among Essentialis stockholders have been terminated; and

•	Essentialis will have received waivers of payments or benefits that may separately or in the aggregate, constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code from persons who may be entitled to receive such payments, in the event Essentialis stockholder approval of such payments is not obtained.

In addition, the obligations of Essentialis to effect the merger and the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of the following additional conditions:

•	the representations and warranties of Capnia relating to organization and power, authorization, corporate approvals and enforceability, capitalization, tax matters and brokers will have been true and correct in all respects as on and as of the date of the closing date of the merger, subject only to de minimus exceptions;

•	the representations and warranties of Capnia (other than those described above), will have been true and correct in all material respects on and as of the date of the closing date of the merger (except for those representations and warranties that address matters only as of a particular date, which will have been true and correct as of that particular date, in which case as of such date); provided, that for purposes of determining the accuracy of those representations and warranties, all qualifications based on a “material adverse effect” and all materiality qualifications and other qualifications based on the word “material” or similar phrases will be disregarded;

•	Capnia and Merger Sub will have each performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by them at or prior to the effective time of the merger;

•	Capnia and its subsidiaries shall have at least $3,000,000 in cash and cash equivalents, in the aggregate at or substantially contemporaneously with the effective time of the merger;

•	no action, injunction or proceeding before any governmental entity is pending, or overtly threatened in writing against Capnia or Essentialis by any governmental entity arising out of the merger or which would reasonably be expected to have a material adverse effect on Capnia;

•	since the date of the merger agreement, there will not have occurred or arisen any material adverse effect with respect to Capnia that is continuing; and

•	Essentialis will have received a certificate, signed for and on behalf of Capnia and Merger Sub, by an authorized officer of Capnia and Merger Sub, certifying the satisfaction of certain closing conditions.

Termination; Fees and Expenses

Termination

The merger agreement may be terminated and the merger may be abandoned at any time before the effective time of the merger:

•	by mutual written consent of Essentialis and Capnia;

•	by either Capnia or Essentialis, if any governmental entity has enacted, issued, promulgated, entered, enforced or deemed applicable to the merger any law that is in effect and has the permanent effect of making the consummation of the merger illegal, or which has the effect of permanently prohibiting, preventing or otherwise restraining the consummation of the merger;

•	by either Capnia or Essentialis, if the merger has not been consummated by April 30, 2017; except that the right to terminate the merger agreement pursuant to this paragraph will not be available to any party whose action or failure to fulfill any covenant or obligation under the merger agreement has been the proximate cause of, or resulted in, any of the conditions to the effective time of the merger having failed to be satisfied or fulfilled on or prior to the termination date, and such action or failure to fulfill any covenant or obligation constitutes a material breach of the merger agreement;

•	by either Capnia or Essentialis (if such party it is not then in material breach of any of its covenants and obligations under the merger agreement), in the event of (1) a breach of any covenant or obligation set forth in the merger agreement by the other party or (2) any inaccuracy in any of the representations and warranties of the other party such that the conditions to the consummation of the merger would not be satisfied as of the time of such breach or as of the time such representation and warranty became inaccurate, and such breaches or failures to perform, as applicable are not cured within ten business days following the delivery of written notice of such breach or failure to the party committing the breach or failing to perform;

•	by Capnia, if Capnia’s board, or a special committee thereof, has effected a board recommendation change in accordance with the terms of the merger agreement in order to accept a superior proposal, and simultaneously with any such termination, Capnia enters into a definitive agreement with respect to such superior proposal; provided, that, Capnia shall not terminate the merger agreement under this paragraph unless in advance of, or concurrently with, such termination, Capnia pays the required termination fee as described below;

•	by Essentialis, if Capnia’s board, or a special committee thereof, has effected a board recommendation change in accordance with the terms of the merger agreement and within three business days following the delivery of notice of termination by Essentialis, Capnia pays the required termination fee as described below; or

•	by either Capnia or Essentialis, if the Capnia stockholders have voted under as required by the transactions contemplated by the merger agreement, as applicable, and within three business days following the delivery of notice of termination by Essentialis, Capnia pays an amount to Essentialis equal to all of its reasonably documented, out-of-pocket expenses actually and reasonably incurred in connection with the merger agreement (up to a maximum amount equal to $500,000) as further described below.

Termination Fees and Expenses

Under the terms of the merger agreement, Capnia must pay a termination fee of $750,000 to Essentialis in the event of a termination of the merger agreement:

•	if Essentialis terminates the merger agreement if Capnia’s board, or a special committee thereof, has effected a recommendation change in accordance with the terms of the merger agreement and within three business days following the delivery of notice of termination by Essentialis, Capnia pays the required termination fee.

•	if Capnia terminates the merger agreement if Capnia’s board, or a special committee thereof has effected a board recommendation change in accordance with the terms of the merger agreement in order to accept a superior proposal and simultaneously with any such termination Capnia enters into a definitive agreement with respect to such superior proposal and Capnia pays Essentialis the termination fee in advance of, or concurrently with, such termination.

Capnia will reimburse Essentialis for its reasonably documented out-of-pocket expenses actually incurred in connection with the merger agreement (and not to exceed $500,000) if the merger agreement is terminated for the failure of the Capnia stockholders to approve the issuance of the shares of Capnia common stock issuable under the merger agreement.

In no case will Capnia have to pay any termination fee more than once.

Capnia and Essentialis agreed that the termination fees payable under the merger agreement constitute liquidated damages and Essentialis will not be entitled to bring any other claim, action or proceeding against Capnia or other person arising out of the matters giving rise to the termination fee payment.

Expenses Generally

Except as provided above, all fees and expenses incurred in connection with the merger will generally be paid by the party incurring such fees or expenses, whether or not the merger is completed.

ANCILLARY AGREEMENTS

Voting Agreements

Simultaneously with the execution and delivery of the merger agreement funds affiliated with Vivo Ventures V LLC, or Vivo, and Ernest Mario, the chairman of Capnia’s board of directors, in their respective capacities as stockholders of Capnia, have entered into voting agreements with Essentialis, or the voting agreements, pursuant to which such stockholders agreed, among other things, to vote their respective shares of common stock of Capnia in favor of the approval of the issuance of shares of Capnia common stock in the merger pursuant to the terms of the merger agreement, and against any inquiry, proposal, offer, indication of interest or transaction that constitutes, or would reasonably be expected to lead to, an acquisition proposal relating to Capnia; provided, however, that notwithstanding the foregoing, such voting agreements will not impair the right or ability of such stockholders to exercise his fiduciary duties in his capacity as a director of Capnia. The obligations under the voting agreements with Essentialis terminate in certain circumstances, including in the event that Capnia has effected a board recommendation change in accordance with the terms of the merger agreement.

As of                     , 2017, the record date for the Capnia special meeting, the stockholders signing the Capnia voting agreements beneficially owned an aggregate of approximately     % of the outstanding shares of Capnia common stock.

Indications of Interest

Between December 9, 2016 and December 14, 2016, prior to the execution of the merger agreement, Capnia received non-binding indications of interest from certain current Essentialis stockholders and certain new investors in Capnia, to acquire 8,333,333 shares of Capnia common stock at a purchase price of $0.96 per share, concurrently with, or immediately following the closing of the merger for an aggregate purchase price of $8.0 million.

The consummation of the financing contemplated by these indications of interest, or the merger financing, is subject to certain conditions, including the closing of the merger pursuant to the merger agreement and approval of the share issuance proposals by Capnia stockholders at the special meeting, and so long as the merger is completed on or prior to April 30, 2017. The shares issued in the merger financing to Essentialis stockholders and new investors to Capnia will not be registered under the Securities Act of 1933, as amended, and will be subject to will be subject to restrictions and limitations on transfer under U.S. Securities laws.

Under the terms of the indications of interest, Capnia has agreed to grant the purchasers in the merger financing registration rights customary for similar transactions. Capnia will be obligated to use commercially reasonable efforts to file a re-sale registration statement within 30 days of the closing of the merger financing.

Capnia expects to enter into a purchase agreement with the investors who provided the indications of interest which is expected to contain, customary representations and warranties of the parties for transactions of this nature. The purchase agreement are also expected to provide that Capnia’s obligation to issue and sell and the purchasers’ obligation to purchase, in each case, the shares of Capnia common stock in the concurrent financing, are subject to the satisfaction or waiver of certain conditions, including:

•	the representations and warranties of each party in the purchase agreement being true and correct in all respects as of the date of the purchase agreement and as of the closing date for the financing, subject to certain exceptions;

•	the parties having performed, satisfied and complied in all material respects with all covenants, agreements and conditions required to be performed, satisfied or complied with by such party under the purchase agreement;

•	the absence of any statute, rule, regulation, executive order, decree, ruling or injunction that prohibits the consummation of the sale of the shares to be sold in the concurrent financing;

•	delivery of certain closing deliverables by each of the parties to the other prior to or concurrently with the closing of the concurrent financing, including, the delivery of the purchase price to Capnia by the purchasers, and the delivery of the shares to the purchasers by Capnia.

The representations and warranties that are expected to be contained in the purchase agreements are expected to terminate at the closing of the merger financing and only the agreements and covenants that by their terms survive the closing of the financing will survive. To the extent the terms and conditions of the purchase agreements entered into by Capnia and the purchasers in connection with the merger financing are different from the terms described above, Capnia will update the foregoing description in this preliminary proxy statement.

Agreements with Aspire Capital Fund, LLC

Aspire Purchase Agreement

On January 27, 2017, Capnia entered into a common stock purchase agreement, or the Aspire purchase agreement, with Aspire Capital Fund, LLC, an Illinois limited liability company, or Aspire. Under the terms of the Aspire purchase agreement, Aspire has committed to purchase up to an aggregate of $17.0 million of Capnia common stock during the term of the Aspire purchase agreement. As further described below, the Aspire purchase agreement covers the issuance of (a) 7,208,334 shares of Capnia common stock from time to time over a 30-month period following the filing of a resale registration statement covering such shares, in the form of an equity line, or the Aspire equity line, (b) 2,083,333 shares of Capnia common stock at a price of $0.96 per share, on substantially the same terms as the merger financing, and which is expected to close substantially contemporaneously with the closing of the merger financing, or the Aspire financing, and (c) 708,333 shares issued to Aspire upon the execution of the Aspire purchase agreement as consideration for the Aspire purchase agreement, or the Aspire commitment shares.

Aspire Equity Line. Under the terms of the Aspire purchase agreement, Capnia has the right to sell, and Aspire is obligated to purchase up to $17.0 million of shares of Capnia common stock, or the Aspire purchase shares, in the form of an equity line (other than the shares sold in the Aspire financing as described below), or the Aspire equity line, over a 33-month period commencing on the date that a registration statement registering the Aspire purchase shares, or the Aspire registration statement, is declared effective by the SEC and a final prospectus in connection therewith is filed with the SEC, or the Commencement Date. Capnia expects to issue no more than 10,000,000 shares under the Aspire purchase agreement, of which up to 7,208,334 shares would be issued in connection with the Aspire equity line, or the Aspire equity line purchase shares.

Capnia may direct Investor, subject to certain conditions, including a condition that the closing sale price of Capnia common stock exceeds $0.25 on a given trading day, to purchase up to 100,000 Aspire equity line purchase shares per trading day, provided that the aggregate price of such purchase shall not exceed $300,000 per trading day, up to $15.0 million of Capnia common stock in the aggregate at a per share price, or the purchase price. The purchase price is based on prevailing market price of Capnia common stock and is equal to the lesser of (a) the lowest sale price of Capnia common stock on the purchase date, or (b) the average of the three lowest closing sale prices during the ten consecutive trading days ending on the trading day immediately preceding the purchase date.

In addition, on any date on which Capnia submits a purchase notice for 100,000 shares to Aspire and the closing sale price of Capnia common stock is equal to or greater than $0.25 per share, Capnia also has the right, in its sole discretion, to present Aspire with a volume-weighted average price purchase notice, or a VWAP purchase notice, directing Aspire to purchase an amount of Capnia common stock equal to up to 30% of the aggregate shares of Capnia’s common stock traded on the NASDAQ on the next trading day, or the VWAP purchase date, subject to a maximum number of shares as Capnia may determine and a minimum trading price.

The purchase price per Aspire equity line purchase shares purchased pursuant to such VWAP purchase notice is calculated by reference to the prevailing market price of Capnia common stock in accordance with the Aspire purchase agreement.

Aspire Financing. Also under the terms of the Aspire purchase agreement, Capnia has agreed to sell up and Aspire agreed to purchase up to 2,083,333 shares of Capnia common stock at a price of $0.96 per share, for an aggregate purchase price of $2.0 million, concurrently with the closing of the merger financing (referred to as the Aspire financing, and together with the merger financing and the Sabby participation right, the concurrent financing). Capnia expects to register the resale of the shares issuable to Aspire in the Aspire financing in accordance with the Aspire registration rights agreement described below.

Aspire Commitment Shares. As consideration for entering into the Aspire purchase agreement, Capnia issued 708,333 shares of Capnia common stock to Aspire, or the Aspire commitment shares. The issuance of the Aspire commitment shares is reflected in the total number of shares of Capnia common stock outstanding as of the record date. Capnia expects to register the resale of the Aspire commitment shares in accordance with the Aspire registration rights agreement described below.

Aspire Registration Rights Agreement

In connection with the Aspire purchase agreement, on January 27, 2017, Capnia entered into a registration rights agreement with Aspire, or the Aspire registration rights agreement. Under the terms of the Aspire registration rights agreement, Capnia has agreed to file a registration statement covering the shares issuable to Aspire in the Aspire financing and the Aspire equity line within ten business days of the date of the Aspire purchase agreement, or February 10, 2017.

THE 2014 PLAN INCREASE

Capnia has also proposed to amend its 2014 Plan to increase the number of shares of Capnia common stock reserved for issuance under the 2014 Plan by 8,929,188 shares.

The following is a comparative summary of the material changes to the 2014 Plan following amendment. This summary is qualified in its entirety by reference to the actual text of the amended 2014 Plan.

•	The 2014 Plan amendment revises the aggregate number of shares of Capnia common stock that may be issued under the 2014 Plan from 4,538,763 shares to 13,467,951 shares. The number of shares authorized under the 2014 Plan prior to amendment is exclusive of a maximum of 236,587 additional shares that may be issued under the 2014 Plan from shares that otherwise would have returned to Capnia’s 2010 Stock Plan after November 12, 2014, on account of the expiration, cancellation or forfeiture of awards granted under Capnia’s 2010 Stock Plan or Capnia’s 1999 Stock, but are instead returned to the 2014 Plan. This provision will remain in effect under the amended 2014 Plan.

The special committee approved the amendment to the 2014 Plan on January 4, 2017, subject to the approval of the stockholders at the special meeting of Capnia stockholders.

The following table provides a summary of the number of shares of Capnia common stock to be issued upon exercise of outstanding options, warrants and rights, weighted average exercise weighted-average exercise price of outstanding options, warrants and rights and the number of shares of Capnia common stock remaining available for future issuance under Capnia’s equity compensation plans, the weighted average exercise price and the number of options remaining available for grant, shares purchasable or available for grant all as at January 4, 2017 and following the 2014 Plan amendment.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- Average exercise price of outstanding options, warrants and rights	Number of Securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders:
2014 Equity Incentive Plan	2,906,939	$3.41	10,529,790
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	2,906,939	$3.41	10,529,790

Reasons for the Share Reserve Increase

As of January 4, 2017, there were 1,631,824 shares available for issuance pursuant to awards that may be granted under the 2014 Plan (excluding shares already subject to outstanding awards that, if forfeited, may become available for issuance again). In determining the number of additional shares reserved for issuance under the amended 2014 Plan to be requested at the special meeting of Capnia stockholders, the Capnia special committee considered the following:

•	Attracting and Retaining Talent. The special committee considered the importance of an appropriately-sized pool of shares to find, keep and engage top talent, especially in the highly competitive high-technology industry in which Capnia compete for talent.

•	Historical Grant Practices. The special committee considered the historical amounts of equity awards that Capnia granted in the past three years. In fiscal years 2014, 2015 and 2016, Capnia granted equity awards of 913,701 shares, 955,713 shares, and 1,339,258 shares, respectively, or a total of 3,208,672 shares over the three-year period.

•	Effect of the Merger and Concurrent Financing. In light of the dilutive effect of the merger and concurrent financing transactions discussed elsewhere in this proxy statement, the special committee considered the total number of shares of Capnia common stock expected to be outstanding following the completion of the merger and concurrent financing transactions (inclusive of the shares of Capnia common stock issuable upon conversion of Capnia Series B convertible preferred stock), and assumes the maximum number of shares are issued in connection with the merger and full exercise of Sabby’s participation right in the concurrent financing, to determine the amount by which to increase the pool.

•	Proxy Advisory Firm Guidelines. Due to our significant institutional stockholder base, the special committee considered proxy advisory firm guidelines.

Based on the above projections, if stockholders approve the 2014 Plan amendment, the special committee currently anticipates Capnia will likely not be required to request additional shares at our 2017 Annual Meeting of Stockholders. However, a decrease in Capnia’s common stock price may result in additional shares being issued, as a result, the stock pool may last for shorter duration than currently anticipated.

The special committee believes that the 2014 Plan amendment is essential to Capnia’s continued success as the additional shares under the increased share reserve will enable Capnia to continue to use the amended 2014

Plan to achieve its employee recruiting, retention and incentive goals. The special committee, the Capnia board and management believe that equity awards motivate high levels of performance, align the interests of employees and stockholders by giving employees the perspective of an owner with an equity stake in Capnia, and provide an effective means of recognizing employee contributions to the success of Capnia. The special committee, the Capnia board and management believe that equity awards are a competitive necessity in the industry in which Capnia competes for talent and are essential to recruiting and retaining the highly qualified technical and other key personnel who help Capnia meet its goals, as well as rewarding and encouraging current employees. The special committee, the Capnia board and management believe that the continued ability to grant equity awards will be important to the future success of Capnia. The 2014 Plan amendment will provide Capnia with greater flexibility to cover its future anticipated needs.

Awards Outstanding Under Existing Grants

The 2014 Plan and Capnia’s 2014 Employee Stock Purchase Plan, or the ESPP, are the only active equity plans under which Capnia currently issue shares. As of January     , 2017, under all of Capnia’s equity compensation plans (including awards granted under previous plans but excluding the ESPP and the increase in shares being approved in the 2014 Plan amendment) there were:

•	a total of 2,906,939 shares of Capnia common stock subject to outstanding stock options at a weighted average exercise price of $3.41, and with a weighted average remaining life of 8.68 years; and

•	a total of 1,631,824 unissued shares.

Accordingly, as of January 30, 2017, the 4,538,763 shares of Capnia common stock unissued or subject to outstanding equity awards (commonly referred to as the “overhang”) represented approximately 11.63% of Capnia’s outstanding shares on a fully diluted basis.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE 2014 PLAN AMENDMENT.

Required Vote

Approval of the 2014 Plan amendment requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the special meeting of Capnia stockholders. If Capnia stockholders do not approve the 2014 Plan amendment, no shares will be added to the total number of shares reserved for issuance under the 2014 Plan, and the 2014 Plan will continue under its existing terms without the increase in share reserves or any other material amendment.

Description of the 2014 Plan and 2014 Plan Amendment

The following is a summary of the principal features of the 2014 Plan, as amended by the 2014 Plan amendment. However, this summary is not a complete description of all of the provisions of the amended 2014 Plan, and is qualified in its entirety by the specific language of the amended 2014 Plan.

Background and Purpose of the 2014 Plan

The 2014 Plan permits the grant of the following types of incentive awards: (1) stock options, (2) stock appreciation rights, (3) restricted stock, (4) performance units, (5) performance shares and (6) restricted stock units, which are individually referred to as an “award” and collectively as “awards”. The 2014 Plan is intended to attract, motivate, and retain (1) employees of Capnia and its subsidiaries, (2) consultants who provide significant services to Capnia and our subsidiaries, and (3) members of the Capnia board who are employees of neither Capnia nor any subsidiary. The 2014 Plan is also designed to encourage stock ownership by employees, directors, and consultants, thereby aligning their interests with those of Capnia stockholders and to permit the payment of compensation that is intended to qualify as performance-based compensation under Section 162(m). As defined in the 2014 Plan and used in the description below, “shares” refers to shares of Capnia’s common stock.

Number of Shares of Common Stock Available Under the 2014 Plan

Capnia is asking its stockholders to approve an increase of 8,929,188 shares in the number of shares of Common Stock reserved under the 2014 Plan. If Capnia stockholders approve the 2014 Plan amendment to the 2014 Plan, the total number of shares available for issuance under the 2014 Plan will be equal to the sum of (a) 13,467,951 and (b) any shares (not to exceed 236,587) that otherwise would have been returned to Capnia’s 2010 Stock Plan, or the 2010 Plan, after November 12, 2014, on account of the expiration, cancellation or forfeiture of awards granted under either (i) Capnia’s 1999 Stock Plan, referred to as the 1999 Plan, or (ii) the 2010 Plan. The maximum number of Shares that may be issued upon the exercise of incentive stock options also is equal to such amount, plus any shares returned to the 2014 Plan that become available again for issuance, as described in the following two paragraphs, to the extent permitted by Section 422 of the Internal Revenue Code of 1986, as amended. Shares granted under the 2014 Plan may be either authorized but unissued shares or treasury shares. As of January 4, 2017, there were 2,938,161 shares subject to issuance upon exercise of outstanding options, at a weighted average exercise price of $3.41, and with a weighted average remaining life of 8.68 years. As of such date, excluding the additional shares that would become available if stockholders approve the 2014 Plan amendment, 1,600,602 shares remained available for future issuance under the 2014 Plan. No Awards have been granted or may be granted under the 1999 Plan and 2010 Plan following the termination of such plans. As of December 30, 2016 (the last trading day of the last fiscal quarter in 2016), the closing price of our common stock on Nasdaq was $0.81 per share.

If an award expires or becomes unexercisable without having been exercised in full, or, with respect to full value awards, is forfeited to or repurchased by Capnia, the unpurchased (or forfeited or repurchased, as applicable) shares that were subject to the award will become available for future grant or sale under the 2014 Plan. Upon exercise of a stock appreciation right settled in shares, the gross number of shares covered by the portion of the award that is exercised will cease to be available under the 2014 Plan. Shares that have been issued under the 2014 Plan under any award will not be returned to or become available for future distribution under the 2014 Plan; provided, however, that if unvested shares of any full value awards are repurchased by Capnia or are forfeited to Capnia, those shares will become available for future grant under the 2014 Plan. Shares used to pay the exercise or purchase price of an award and/or to satisfy the tax withholding obligations related to an award will not become available for future grant or sale under the 2014 Plan. To the extent an award is paid out in cash rather than shares, such cash payments will not reduce the number of shares available for issuance under the 2014 Plan.

If Capnia experience a dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other Capnia securities, or other change in corporate structure affecting shares, the Committee, in such manner as it determines is equitable and appropriate in order to prevent dilution or engagement of the benefits or potential benefits intended to be made available under the 2014 Plan, will adjust the number and class of shares available for issuance under the 2014 Plan, the number, class and price of shares subject to outstanding awards, and the number of shares subject to automatic awards to be granted to non-employee director awards under the 2014 Plan (as described further below) as appropriate to reflect the stock dividend or other change.

Summary

Capnia strongly believes that the 2014 Plan amendment is essential to its continued success. Awards such as those provided under the 2014 Plan constitute an important incentive and help Capnia to attract and retain people whose skills and performance are critical to its success in a highly competitive high-tech industry. Capnia’s employees and directors are among its most important assets. The 2014 Plan amendment is vital to Capnia’s ability to attract and retain outstanding and highly skilled individuals to work for Capnia and to serve on Capnia’s board.

UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL STATEMENTS

On December 22, Capnia, Inc. (the “Company”) agreed to acquire Essentialis, Inc. (“Essentialis”) a privately-held development stage company. The Company anticipates completing the merger during the first quarter of 2017. The Company will acquire all outstanding shares of Essentialis in exchange for 22.8 million shares of Capnia common stock and cash payments on the achievement of cumulative future revenue milestones. The following unaudited pro forma condensed combined balance sheet as of September 30, 2016 is based on the historical consolidated financial statements of the Company, the historical financial statements of Essentialis and the impact of the acquisition of Essentialis on the Company’s financial position. The unaudited pro forma condensed combined statements of income present the combined results of the Company’s operations with Essentialis as if the acquisition of the assets had occurred at the beginning of each of the periods presented and include adjustments that are directly attributable to the acquisition, are expected to have a continuing impact on the combined results, and are factually supportable. The unaudited pro forma condensed combined financial statements are not necessarily indicative of what our financial position or results of operations actually would have been had we completed the acquisition of the assets at the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the combined company.

These Unaudited Pro Forma Condensed Financial Statements should be read in conjunction with the:

•	Separate historical financial statements of the Company as of and for the year ended December 31, 2015 included elsewhere herein this proxy statement on page F-17;

•	Separate historical financial statements of Essentialis as of and for the year ended December 31, 2015 included elsewhere herein this proxy statement on page F-65;

•	Separate historical financial statements of the Company as of and for the nine months ended September 30, 2016 included elsewhere herein this proxy statement on page F-2; and

•	Separate historical financial statements of the Essentialis as of and for the nine months ended September 30, 2016 included elsewhere herein this proxy statement on page F-52.

The transaction has been accounted for as a business combination under the acquisition method of accounting. Accordingly, the identifiable intangible assets acquired have been recorded at fair value, with the remaining purchase price recorded as goodwill, based on a current estimate made by the Company. The Company’s historical consolidated financial information has been adjusted to give effect to the impact of the consideration paid in connection with the acquisition. The amounts allocated to the assets in the Unaudited Pro Forma Condensed Combined Balance Sheet are based on the Company’s estimate of the fair value of the assets as of September 30, 2016. The Company did not assume any liabilities that would be recorded on the Unaudited Pro Forma Condensed Combined Balance Sheet.

Capnia, Inc.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

Year Ended December 31, 2015

(In thousands, except share and per share data) (unaudited)

	Capnia	Essentialis	Proforma Adjustments (Note 3)		Pro Forma Combined
Revenue	$607	$38	$—		$645
Cost of product revenue	352	—	—		352

Gross profit	255	38	—		293

Expenses
Research and development	4,536	481	1,536	(a)	6,553
Sales and marketing	1,738	—	—		1,738
General and administrative	6,141	177	—		6,318

Total expenses	12,415	658	1,536		14,609
Operating income (loss)	(12,160)	(620)	(1,536)		(14,316)
Other income (expense)	(184)	—	—		(184)
Interest Expense		(357)	—		(357)
Change in fair value of warrants liabilities	(516)	—	—		(516)
Inducement charge for Series C warrants	(3,049)	—	—		(3,049)

Net loss	$(15,909)	$(977)	$(1,536)		$(18,422)

Net loss per common share:
Basic and diluted	$(1.69)				$(0.42)

Weighted-average common shares outstanding used to calculate net loss per common share:
Basic and diluted	9,425,880		34,813,972	(b)(i)	44,239,852

Capnia, Inc.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

Nine Months Ended September 30, 2016

(In thousands, except share and per share data) (unaudited)

	Capnia	Essentialis	Proforma Adjustments (Note 3)		Pro Forma Combined
Revenue	$1,167	$—	$—		$1,167
Cost of product revenue	1,287	—	—		1,287

Gross profit	(120)	—	—		(120)

Expenses
Research and development	4,231	223	1,152	(a)	5,606
Sales and marketing	1,457	—	—		1,457
General and administrative	4,846	392	—		5,238

Total expenses	10,534	615	1,152		12,301
Operating income (loss)	(10,654)	(615)	(1,152)		(12,421)
Other income (expense)	—	67	—		67
Interest Expense	—	(230)	—		(230)
Change in fair value of warrants liabilities	1,323	—	—		1,323
Cease-use expense	(94)	—	—		(94)
Other expense	(27)	—	—		(27)

Net loss	(9,452)	$(778)	$(1,152)		$(11,382)
Loss on extinguishment of convertible preferred stock	(3,651)	—	—		(3,651)

Net loss attributable to common stockholders	$(13,103)	$(778)	$(1,152)		$(15,033)

Net loss per common share:
Basic and diluted	$(0.85)				$(0.30)

Weighted-average common shares outstanding used to calculate net loss per common share:
Basic and diluted	15,363,648		34,813,972	(b)(i)	50,177,620

Capnia, Inc.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2016

(In thousands, except share data) (unaudited)

	Capnia	Essentialis	Proforma Adjustments (Note 3)		Pro Forma Combined
Assets
Current assets
Cash and cash equivalents	$5,415	$7	$9,993	(c)(d)(e)(i)	$15,415
Accounts receivable	137	—	—		137
Restricted cash	35	—	—		35
Inventory	703	—	—		703
Prepaid expenses and other current assets	217	—	—		217

Total current assets	6,507	7	(7)		16,507

Long-term assets
Property and equipment, net	116	—	—		116
Goodwill	718	—	—		718
Other intangible assets, net	842	—	22,926	(f)	23,768
Other assets	126	—	—		126

Total assets	$8,309	$7	$32,919		$41,235

Liabilities and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$862	$405	$(205	)(c)(d)	$1,062
Notes payable	—	4,457	(4,457	)(g)	—
Accrued interest	—	976	(976	)(g)	—
Accrued compensation and other current liabilities	915	81	(81	)(g)	915

Total current liabilities	1,777	5,919	(5,719)		1,977

Long-term liabilities
Series A warrant liability	509	—	—		509
Series C warrant liability	115	—	—		115
Other long-term liabilities	196	—	969	(f)	1,165
Stockholders’ equity (deficit)
Preferred Stock, $0.001 par value, 10,000,000 shares authorized:
Series A convertible stock, 10,000 shares designated; zero issued and outstanding as of September 30, 2016	—				—
Series B convertible stock, 13,780 shares designated; 13,780 issued and outstanding as of September 30, 2016	—				—
Series A convertible preferred stock, $0.001 par value		20	(20	)(i)	—
Series B convertible preferred stock, $0.001 par value		12	(12	)(i)	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 15,761,530 shares issued and outstanding at September 30, 2016	15		35	(b)(j)	50
Common stock, $0.001 par value		4	(4	)(i)	—
Additional paid-in-capital	101,395	23,807	8,116	(d)(e)(f)(i)	131,913
Accumulated deficit	(95,698)	(29,755)	29,555	(c)(h)	(95,898)

Total stockholders’ equity (deficit)	5,712	(5,912)	37,670		37,470

Total liabilities and stockholders’ equity	$8,309	$7	$32,920		$41,235

NOTES TO THE UNAUDITED PRO FORMA CONDENSED

COMBINED FINANCIAL STATEMENTS

Note 1: Description of transaction and basis of presentation

On December 22, 2016, Capnia, Inc. or the Company agreed to acquire Essentialis, Inc. or Essentialis, a privately-held development stage business, to accelerate the development of new therapeutics for selected rare diseases. The Company will acquire all outstanding shares of Essentialis in exchange for 22.8 million shares of Capnia common stock to be issued when the transaction closes and future cash payments if certain cumulative revenue milestones are achieved from oral dosage products containing diazoxide choline as an active pharmaceutical ingredient. As of December 31, 2016, the merger was valued at approximately $21.5 million based on the closing price of Capnia common stock and the estimated fair value of the milestone payments. The milestone payments of $10 million and $20 million when cumulative net sales equal $100 million and $200 million, respectively, were valued at $969,000, the discounted present value. The Company’s obligation to make milestone payments expires December 31, 2030.

The Company anticipates completing the merger during the first quarter of 2017. At the close, the Company will release seventy-six percent (17.3 million shares) of the stock consideration. Four percent (0.9 million shares) will be held back for one year and reserved for potential breaches of representations and warranties. Twenty percent (4.6 million shares) of the Capnia common stock to be issued will be released upon the initiation of a Phase II/III clinical trial on or before December 31, 2020 for an oral dosage product containing diazoxide choline as an active pharmaceutical ingredient. The Company believes it is likely that such a Phase II/III clinical will be initiated in 2017 and therefore, the fair value of these shares has not been discounted.

Note 2: Purchase price

The aggregate purchase price consideration is as follows (in thousands):

Fair value of Capnia Common Stock consideration	$20,551
Fair value of contingent cash consideration	969

$21,520

At the closing, the Company does not anticipate acquiring any assets other than intellectual property, or assuming any significant liabilities. The merger agreement stipulates that Essentialis have net working capital of no less than $25,000 when the merger is consummated.

The agreement to make milestone payments in the future resulted in the recognition of a contingent consideration, which is recognized at the inception of the transaction, and subsequent changes to the estimated amounts of contingent consideration to be paid will be recognized as charges or credits in the statement of operations. Based on studies which document the likelihood of all drug indications moving from Phase II through approval, the probability of paying the contingent cash consideration was estimated at 15.3%. In the event of success, the fair value of $969,000 was determined by discounting the payments at a rate of 20.75%, which is commensurate with the Company’s cost of capital.

For the purpose of this pro forma analysis, the purchase price has been allocated entirely to an identifiable intangible asset based on its estimated fair value, as follows:

Patents and intellectual property	$21,520

Note 3: Pro forma adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price and the fair valuation of acquired assets. The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

(a) The adjustment for the amortization of the intellectual property acquired over the legal remaining patent life of 14 years assuming that the acquisition of the intellectual property occurred as of January 1, 2015.

(b) The adjustment for the issuance of 24.3 million shares of Capnia common stock in the merger.

(c) The adjustment to accrue estimated transaction costs of $200,000 and $362,000 for Capnia and Essentialis, respectively. (see note (e) also for payment of the $362,000)

(d) The pre-merger adjustment to the balance sheet of Essentialis to convert accounts payable and other accrued liabilities to equity. These adjustments are required in order for Essentialis to satisfy the working capital requirement of the merger agreement.

(e) The adjustment for additional capital required by Essentialis to satisfy all liabilities prior to closing.

(f) The adjustment for the purchase price of $21.5 million and to record the estimated fair value of the intangible asset acquired. (See Note 1 and Note 2).

(g) The pre-merger adjustment to the balance sheet of Essentialis to convert related party debt and accrued interest to equity.

(h) The adjustment to eliminate the Convertible preferred stock, common stock, additional paid in capital and accumulated deficit of Essentialis.

(i) The issuance of 8.3 million shares of Capnia common stock at $0.96 per share for gross proceeds of $8 million in the merger financing that is a condition of the merger closing. (An additional 3.4 million shares could be issued, with gross proceeds of $2.7 million, if Sabby exercises its participation right). The issuance of 2.1 million shares of Capnia common stock at $0.96 for gross proceeds of $2 million per share to Aspire in the Aspire financing.

BUSINESS OF ESSENTIALIS

Overview

Essentialis is a clinical stage biotechnology company focused on the development of breakthrough medicines for the treatment of rare diseases which present with both metabolic and behavioral complications where there is increased mortality and risk of cardiovascular and endocrine complications.

Essentialis’s sole product is diazoxide choline controlled-release tablets, or DCCR. Diazoxide is a non-selective KATP channel agonist. Diazoxide is approved as a two to three-times-a-day oral suspension that has been used safely for decades in tens of thousands of patients. Diazoxide is first line therapy in a range of orphan indications in neonates, children and adults. DCCR is a novel, crystalline patent-protected salt of diazoxide formulated as a controlled release once-a-day tablet. DCCR targets the ATP-sensitive potassium channel, a metabolically-regulated membrane protein whose modulation has the potential to impact a wide range of rare metabolic, cardiovascular and CNS diseases.

Essentialis has tested DCCR, in eight clinical studies including a recently completed study of DCCR in patients with Prader-Willi syndrome, or PWS, a rare complex genetic neurobehavioral/metabolic disease. Treatment with DCCR appeared to address the three highest priority unmet needs in PWS, while also reducing cardiovascular risk factors.

Research and Development

Essentialis has conducted clinical trials of DCCR in obese and dyslipidemic subjects, including patients with very high triglycerides. Most recently, Essentialis has conducted clinical trial PC025 evaluating the safety and preliminary efficacy of DCCR in patients with PWS. The trial utilized a randomized withdrawal design, was conducted at the University of California, Irvine and enrolled 13 adolescent and adult patients. Subjects enrolled in the study were dose escalated on DCCR and then treated with a stable dose through 10 weeks of open-label treatment. Subjects then entered a four week double-blind, placebo-controlled phase where they were randomized either to remain on the DCCR dose until they finished the open label-treatment phase or its placebo equivalent, in which case they were withdrawn from the drug. Some of the subjects returned at a later date and completed an additional six months of treatment with DCCR.

The results from these clinical trials demonstrated that DCCR provided broad-ranging therapeutic benefit to treated PWS patients. Hyperphagia was reduced by 32% at 10 weeks (p=0.003), the improvement persisting in those treated with DCCR in the double blind phase through more than three months of treatment and regressing towards baseline in those switched to placebo. At the highest dose in the study, hyperphagia was reduced by more than 42%. DCCR treatment for 10 weeks also resulted in highly significant and clinically relevant impacts on body fat (-3.8%, p=0.011), lean body mass (5.4%, p=0.001), and the lean body mass/fat mass ratio (9.8%, p=0.002). These improvements were dose dependent. At the high dose, subjects lost 6.3% of body fat, showed a 9.2% increase in lean body mass, and a 16.6% increase in lean body mass/fat mass ratio (all significant at the 0.01 level). Seventy percent of the subjects enrolled in the study presented with aggressive, threatening and destructive behaviors at baseline, while twenty percent of subjects displayed these behaviors after 10 weeks of treatment (p=0.0006 for the change in frequency). In the open-label extension the impact on hyperphagia persisted for 6 months, and patients, on average, lost 7.3% of body mass.

The drug was well tolerated with most adverse events being mild to moderate and resolving while treatment continued. Many adverse events were common medical complications of PWS. The majority of the adverse events in the double blind phase occurred in placebo treated subjects.

Intellectual Property

Essentialis’s success depends in large part on its ability to obtain and maintain patent and other proprietary protection for its product candidates, novel biological and chemical discoveries, and other know-how, to operate without infringing on the proprietary or intellectual property rights of others and to prevent others from infringing its proprietary and intellectual property rights. Essentialis seeks to protect and enhance its proprietary position by, among other methods, filing U.S. and foreign patent applications related to any patentable aspects of its proprietary technology, inventions and improvements that are important to the development and implementation of our business. Essentialis also relies on know-how, trademarks and trade secrets and continuing technological innovation, and it continues to evaluate potential in-licensing opportunities, in order to develop and maintain its proprietary position.

The patent positions of pharmaceutical companies like Essentialis are generally uncertain and involve complex legal, scientific and factual issues. In addition, the coverage claimed in a patent application can be significantly reduced before the patent is issued. After issuance, if challenged, the courts can redefine the scope of the patent. Consequently, Essentialis does not know with certainty whether issued patents in each country will cover its product candidates, or if issued, whether the patent will remain in force after challenge. It is possible that its current patents, or patents which it may later acquire, may be successfully challenged or invalidated in whole or in part. Essentialis cannot predict with certainty whether the patent applications it is currently pursuing will issue as patents in a particular jurisdiction or whether the claims of any issued patents will provide sufficient proprietary protection from potential competitors. Any of its patents could potentially be challenged, narrowed, circumvented or invalidated by third parties. It is also possible that Essentialis may not obtain issued patents from its pending patent applications or other inventions it seeks to protect. Due to uncertainties inherent in prosecuting patent applications, sometimes patent applications are rejected and Essentialis subsequently abandons them. It is also possible that Essentialis may develop proprietary products or technologies in the future that are not patentable or that the patents of others will limit or altogether preclude its ability to do business. In addition, any patent issued to Essentialis may provide it with little or no competitive advantage, in which case it may abandon such patent or license it to another entity.

As of January 4, 2017, Essentialis was the sole owner of multiple issued patents in the United States, as well as foreign counterparts in various countries in Europe, Japan, China, Canada, Australia, and Hong Kong. Essentialis was also the sole owner of multiple pending patent applications in the United States as well as foreign counterparts in various countries.

Government Regulation

In the United States, the Food and Drug Administration or, FDA, regulates drugs such as Essentialis’s product candidate, DCCR, under the Federal Food, Drug, and Cosmetic Act and implementing regulations. Failure to comply with the applicable FDA or other requirements at any time during the product development process, approval process, or after approval may subject an applicant or sponsor to a variety of administrative or judicial sanctions, including refusal by the FDA to approve pending applications, withdrawal of an approval, imposition of a clinical hold, issuance of warning letters and other types of letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement of profits, or civil or criminal investigations and penalties brought by the FDA and the Department of Justice or other governmental entities. Essentialis has an open Investigational New Drug Application with the FDA for DCCR in PWS and has received an orphan drug designation for the product in PWS.

In order to market any product outside of the United States, Essentialis will need to comply with numerous and varying regulatory requirements of other countries and jurisdictions regarding development, approval, commercial sales and distribution of its products, and governing, among other things, clinical trials, marketing authorization, and if approved, commercial sales and distribution of its products. Whether or not Essentialis obtains FDA approval for a product, it must obtain the necessary approvals by the comparable regulatory authorities of foreign countries before it can commence clinical trials or marketing of the product in those countries. The approval process varies between countries and jurisdictions and can involve additional product testing and additional administrative review periods. The time required to obtain approval in other countries and jurisdictions might differ from and be longer than that required to obtain FDA approval. Regulatory approval in one country or jurisdiction does not ensure regulatory approval in another, but a failure or delay in obtaining regulatory approval in one country or jurisdiction may negatively impact the regulatory process in others.

Essentialis’s Employees

As of January 4, 2017, Essentialis had one full-time employee. Essentialis also engages consultants from time to time to provide specific services, including accounting, clinical trial management and monitoring, biostatistics, drug active and formulated product manufacture and regulatory affairs.

Legal Matters

Essentialis is subject from time to time to various claims and legal actions during the ordinary course of its business. Essentialis believes that there are currently no claims or legal actions that would reasonably be expected to have a material adverse effect on its results of operations or financial condition.

Additional Information

As a private company, Essentialis does not file reports with the SEC and is not required to provide annual, quarterly and current reports to its stockholders. Historically, Essentialis has provided periodic reports to its stockholders, but not an annual report, and it does not intend to provide annual reports to its stockholders.

Corporate Information

Essentialis was incorporated in Delaware in 2003. Essentialis’s principal corporate offices are located at 7915 Corte Cardo, Carlsbad, California 92009. Essentialis’s telephone number is (760) 444-0446 and its website is located at www.essentialistherapeutics.com. The contents of Essentialis’s website are not incorporated into this proxy statement and the reference to the URL for its website is intended to be an inactive textual reference only. The information contained on, or that can be accessed through, Essentialis’s website is not a part of this document.

ESSENTIALIS’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of Essentialis’s financial condition and results of operations should be read in conjunction with the consolidated financial statement of Essentialis as of and for the years ended December 31, 2015 and 2014 and the notes thereto beginning on page 14 of this proxy statement, as well as the unaudited consolidated financial statements of Essentialis as of and for the nine months ended September 30, 2016 and 2015, and the notes thereto beginning on page 15 of this proxy statement. This discussion is intended to highlight the principal factors affecting earnings and significant changes in Essentialis’s balance sheet for the periods indicated and is intended to help the reader better understand, from Essentialis’s management’s perspective, and evaluate Essentialis’s consolidated financial statements and related notes thereto included in this proxy statement. References in Essentialis’s management’s discussion and analysis of financial condition and results of operations to “Essentialis,” refers to Essentialis, Inc. and its consolidated subsidiaries.

Company Overview

Essentialis is a clinical stage biotechnology company focused on the development of breakthrough medicines for the treatment of rare diseases which present with both metabolic and behavioral complications where there is increased mortality and risk of cardiovascular and endocrine complications.

Essentialis’s sole product is diazoxide choline controlled-release tablets, or DCCR. Diazoxide is a non-selective KATP channel agonist. Diazoxide is approved as a three-times-a-day oral suspension that has been used safely for decades in tens of thousands of patients. Diazoxide is first line therapy in a range of orphan indications in neonates, children and adults. DCCR is a novel, crystalline patent-protected salt of diazoxide formulated as a controlled release once-a-day tablet. DCCR targets the ATP-sensitive potassium channel, a metabolically-regulated membrane protein whose modulation has the potential to impact a wide range of rare metabolic, cardiovascular and CNS diseases.

Essentialis has tested DCCR, in eight clinical studies including a recently completed study of DCCR in patients with Prader-Willi syndrome, or PWS, a rare complex genetic neurobehavioral/metabolic disease. Treatment with DCCR appeared to address the three highest priority unmet needs in PWS, while also reducing cardiovascular risk factors.

Recent Developments

On December 22, 2016, Essentialis entered into that certain agreement and plan of merger, or the merger agreement, by and with Capnia, Inc., or Capnia, Company E Merger Sub, or Merger Sub, and Neil Cowen, as the stockholders representative, pursuant to which Essentialis will become a wholly-owned subsidiary of Capnia, through the merger of Merger Sub, with and into Essentialis in an all-stock transaction.

Essentialis intends to conduct a bridge financing in one or more tranches prior to consummation of the transactions contemplated by the merger agreement to fund its operations during the period between signing and closing of the merger. This bridge financing will be provided to Essentialis under an amendment to an existing note and warrant purchase agreement between Essentialis and certain of its current investors. Immediately prior to the closing of the merger, the convertible notes sold and issued in the bridge financing, together with the accrued interest thereon will convert into shares of Essentialis’s Series B preferred stock and the warrants to purchase shares of Series B preferred stock issued in connection with the bridge financing will be automatically exercised.

Critical Accounting Policies

Use of Estimates. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition. Revenue in 2014 and 2015 was derived from a grant from the Foundation for Prader-Willi Research to support the ongoing conduct of clinical trial PC025 and was recognized in the period in which it was received.

Liquidity. For the years ended December 31, 2015 and 2014, Essentialis had net losses of $976,778 and $947,404, respectively, and accumulated deficit at December 31, 2015 of $28,976,016. In addition, for the years ended December 31, 2015 and 2014, Essentialis had negative cash flows from operations of $680,713 and $725,338, respectively. Those conditions raise substantial doubt about Essentialis’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Essentialis’s future cash requirements will depend on many factors, including continued scientific progress in its research and development programs, the scope and results of pre-clinical and clinical trials, the time and costs involved in obtaining regulatory approvals, the costs involved in filing, prosecuting and enforcing patents, competing technological and market developments, and the cost of product commercialization. Essentialis does not expect to generate a positive cash flow from operations at least until the commercial launch of its first product and possibly later given the expected spending for research and development programs and the cost of commercializing product candidates. Management plans to seek additional debt and/or equity financing through private or public offerings or through a business combination or strategic partnership. There can be no assurance that such capital will be available on favorable terms or at all.

Stock-Based Compensation. Essentialis uses the fair value based method of accounting for all its stock-based compensation in accordance with Financial Accounting Standards Board Accounting Standards Codification, or ASC, 718, Compensation—Stock Compensation. The estimated fair value of the options and warrants that are ultimately expected to vest based on performance related conditions, as well as the options and warrants that are expected to vest based on future service, is recorded over the instrument’s requisite service period and charged to stock-based compensation. In determining the amount of options and warrants that are expected to vest, Essentialis takes into account, voluntary termination behavior as well as trends of actual option and warrant forfeitures. Essentialis estimated future unvested forfeitures at 0% for all periods presented.

Essentialis accounts for stock-based awards based on the fair market value of the instrument using the Black-Scholes option pricing model utilizing certain weighted average assumptions including stock price volatility, expected term and risk-free interest rates at the grant date. The risk-free interest rate assumption is based upon observed interest rates appropriate for the expected term of the stock based award. The expected volatility is based on the historical volatility of Essentialis’s common stock on monthly intervals. The computation of the expected option term is based on the “simplified method,” as Essentialis issuances are considered “plain vanilla” options. For stock based awards with defined vesting, Essentialis recognizes compensation expense over the requisite service period or when designated milestones have been achieved.

Research and Development Costs. Essentialis expenses its research and development costs as incurred. Research and development expenses are comprised of costs incurred in performing research and development activities, including salaries and benefits, clinical trial costs, contract services, and other outside costs.

Income Taxes. Essentialis accounts for income taxes under ASC 740, Income Taxes, using the asset and liability method. The objective of the asset and liability method is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting basis and the tax basis for Essentialis’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. Essentialis provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

This addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, Essentialis may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. At the date of adoption and as of December 31, 2015 and 2014, Essentialis did not have a liability for unrecognized tax benefits.

Essentialis’s policy is to record interest and penalties on uncertain tax positions as income tax expense. As of December 31, 2015 and 2014, Essentialis has no accrued interest or penalties related to uncertain tax positions.

Results of Operations

Comparison of the Nine Months Ended September 30, 2016 and 2015

The following table sets forth the key components of Essentialis’s results of operations for the nine months ended September 30, 2016 and 2015:

	Nine Months Ended September 30,		Increase (Decrease)
	2016	2015	Amount	Percentage
Revenue	$—	$37,800	$(37,800)	(100)%
Operating Expense:
Research and Development Expense	100,301	264,020	(163,709)	(62)%
Selling, General and Administrative Expense	514,874	330,868	184,006	56%

Total Operating Expenses	615,175	594,888	20,287	3%
Loss from Operations	(615,175)	(594,888)	20,287	3%
Other Income (Expense)
Interest Expense	(230,129)	(193,619)	(36,510)	19%
Other Income (Expense)	66,680	—	66,680	—

Total Other Income (Expense)	(163,449)	(193,619)	30,170	(16)%

Net Loss	$(778,624)	$(788,507)	(9,883)	1%

Revenue. In the nine months ended September 30, 2016 Essentialis had no revenue compared to revenue of $37,800 in the nine months ended September 30, 2015. Revenue in the period nine months ended September 30, 2015 was the final payment under a grant from the Foundation for Prader-Willi Research.

Research and Development Expense. Research and Development Expense was $100,301 in the nine months ended September 30, 2016 compared to $264,020 in the nine months ended September 30, 2015. This reduction was associated with reduced spending on clinical Study PC025 and reduced spending on regulatory consultants.

Selling, General and Administrative Expense. Selling General and Administrative expense in the nine months ended September 30, 2016 were $514,874 compared to $330,868 in the nine months ended September 30, 2015. This increase was attributable to increased legal expense associated with a contemplated merger transaction which was abandoned prior to signing definitive merger agreements.

Interest Expense. Interest expense in the nine months ended September 30, 2016 was $230,129 compared to $193,619 in the nine months ended September 30, 2016. Essentialis secured additional bridge financing in June 2015, and May, June and July 2016 resulting in increases in bridge loan interest expense in the nine months ended September 30, 2016 and in additional warrant interest expense.

Other Income (Expense). In the nine months ended September 30, 2016 Essentialis had other income of $66,680 compared to $0 in the nine months ending on September 30, 2015. In July 2016, Essentialis reached agreement with two creditors to settle aged accounts payable for $66,680 less than the outstanding accounts payable balance.

Comparison of the Years Ended December 31, 2015 and 2014

The following table sets forth the key components of Essentialis’s results of operations for the years ended December 31, 2015 and 2014:

	Year Ended December 31,		Increase (Decrease)
	2015	2014	Amount	Percentage
Revenue	$37,800	$37,800	$—	0%
Operating Expense:
Research and Development Expense	319,163	259,453	59,710	23%
Selling, General and Administrative Expense	338,780	455,823	(117,041)	(25.7)%

Total Operating Expenses	657,943	715,276	(57,333)	(8)%
Loss from Operations	(620,143)	(677,476)	(57,333)	(8.4)%
Other Income (Expense)
Interest Expense	(356,635)	(269,928)	(86,707)	32.1%
Other Income (Expense)	—	2,794	(2,794)	100%

Total Other Income (Expense)	(356,635)	(267,134)	(89,501)

Net Loss	$(976,778)	$(947,404)	$29,374	3.1%

Revenue. Essentialis had grant revenue of $37,800 in both the year ended December 31, 2015 and the year ended December 31, 2014. Essentialis received a grant from the Foundation for Prader-Willi Research to help fund clinical study PC025, evaluating the safety and efficacy of DCCR in patients with PWS. The grant payments were made according to the schedule in the grant agreement.

Research and Development Expense. Research and development expense in the year ended December 31, 2015 was $319,163 compared to $259,453 in the year ended December 31, 2014, an increase of $59,710. In both years research and development expense consisted primarily of expenditures on clinical trial PC025. In 2015, Essentialis retained regulatory consultants to help prepare for and conduct a meeting with the FDA. Expenditures on regulatory consultants in the year ended December 31, 2015 were $74,766 compared to $10,000 in the year ending December 31, 2014.

Selling, General and Administrative Expense. Selling, general and administrative expenses were $388,780 in the year ended December 31, 2015 compared to $455,823 in the year ended December 31, 2014, a decrease of $117,041. This reduction was associated with reductions in insurance costs and with expense control across multiple categories.

Interest Expense. Interest expense was $356,635 in the year ended December 31, 2015 compared to $269,928 in the year ended December 31, 2014, an increase of $86,707. Interest expense in both years reflects interest paid on bridge loans extended to Essentialis by its major preferred stockholders and warrant interest expense. Essentialis secured additional bridge financing in December 2014 and June 2015, resulting in increases in bridge loan interest expense in the year ended December 31, 2015 and in additional warrant interest expense.

Liquidity and Capital Resources

Sources of Liquidity

To date, Essentialis has funded its operations primarily through the issuance of $0.14 million of common stock, $19.42 million of convertible preferred stock, $3.63 million of debt and payables that were converted into preferred stock in 2010 in connection with certain financings, and $4.35 million of convertible promissory notes. As of September 30, 2016, Essentialis had cash and cash equivalents of $7,325, compared to $74,701 as of December 31, 2015.

From time to time, Essentialis has entered into bridge financing agreements with holders of its preferred stock, which provide for the issuance and sale of secured, convertible promissory notes, typically maturing within one year from the date of the related bridge financing agreements. The bridge financings have taken place in multiple tranches, whereupon the bridge financing agreements and related notes are amended to include the outstanding principal balance of the existing notes, if any, plus any new amounts financing received, and modifications to any terms of the related agreements. At the time of each new tranche of financing, Essentialis also granted warrants to purchase a percentage of the same class of Essentialis stock for which the convertible notes issued in the financing are convertible.

In December 2014, Essentialis entered into additional bridge loans with holders of its preferred stock totaling $300,000 which were to mature in December 2015. In June 2015, Essentialis entered into additional bridge loans with its preferred stockholders totaling $600,000 which are to mature in June 2016. The maturity date for the December 2014 bridge loans and all prior bridge loans were extended to June 30, 2016 in conjunction with the new bridge loan financing. The loans bear an interest rate of 8% per annum and automatically convert into Essentialis’s Series B preferred stock upon a qualified equity financing or change of control, as defined. Due to the issuance of new bridge loans in 2016, all the notes were further extended through November 2017.

Cash Flows

The following table sets forth the primary sources and uses of cash and cash equivalents for the nine months ended September 30, 2016 and 2015:

	Nine Months Ended September 30,
	2016	2015
Cash used in:
Operating activities	$(317,753)	$(505,070)
Financing activities	250,288	600,000

Net increase (decrease) in cash and cash equivalents	$(67,465)	$92,903

The following table sets forth the primary sources and uses of cash and cash equivalents for the years ended December 31, 2015 and 2014:

	Year Ended December 31,
	2015	2014
Cash used in:
Operating activities	$(680,713)	$(725,338)
Financing activities	600,000	300,000

Net increase (decrease) in cash and cash equivalents	$(80,713)	$(425,338)

Operating Activities

For the nine months ended September 30, 2016, Essentialis’s net cash used in operating activities of $317,753 consisted of a net loss of $778,624, offset by $460,871 in adjustments for debt discount expense of $9,757, accrued interest of $217,211, gain on extinguishment of debt of $66,680, accounts payable of $167,149 and accrued expenses of $74.

For the nine months ended September 30, 2015, Essentialis’s net cash used in operating activities of $557,372 consisted of a net loss of $788,507, partially offset by $283,437 in adjustments for debt discount expense of $90,102, accrued interest of $193,619, accounts payable of $(1,484), and 401K payable of $1,200.

For the year ended December 31, 2015, Essentialis’s net cash used in operating activities of $680,713 consisted of a net loss of $976,778, offset by $296,065 in adjustments for debt discount expense of $90,102, accrued interest of $266,447, and changes in accounts payable of $(22,884) and accrued expenses of $(37,600).

For the year ended December 31, 2014, Essentialis’s net cash used in operating activities of $725,338 consisted of a net loss of $947,404, partially offset by $222,206 in adjustments for debt discount expense of $48,460, accrued interest of $218,565, prepaid expenses of $25,466, accounts payable of $(117,551), and accrued expenses of $47,126.

Financing Activities

For the nine months ended September 30, 2016, Essentialis’s net cash used in financing activities was $357,741, which primarily consisted of $357,741 in net proceeds from bridge loans extended to us by Essentialis’s preferred stockholders.

For the nine months ended September 30, 2015, Essentialis’s net cash used in financing activities was $600,000, which primarily consisted of $600,000 in net proceeds from bridge loans extended to Essentialis by the holders of Essentialis preferred stock.

For the year ended December 31, 2015, Essentialis’s net cash used in financing activities was $600,000, which primarily consisted of $600,000 in net proceeds from bridge loans extended to Essentialis by the holders of Essentialis preferred stock.

For the year ended December 31, 2014, Essentialis’s net cash used in financing activities was $300,000, which primarily consisted of $300,000 in net proceeds from bridge loans extended to Essentialis by the holders of Essentialis preferred stock.

Future Funding Requirements

To date, Essentialis has generated minimal revenue from grants. Essentialis has not generated any revenue from product sales. With the possible exception of Named Patient Use in the European Union, or other regions, where there is are regulations providing for it, we do not expect to generate significant revenue unless and until we obtain regulatory approval of and commercialize any of our product candidates and Essentialis does not know when, or if, this will occur. In addition, Essentialis expects its expenses to significantly increase in connection with ongoing development activities, particularly as it continues the research, development and clinical trials of, and seek regulatory approval for, its product candidates. In addition, subject to obtaining regulatory approval of the product candidates, Essentialis expects to incur significant commercialization expenses for product sales, marketing, manufacturing and distribution. Essentialis anticipates that it will need substantial additional funding in connection with continuing operations.

Contractual Obligations and Commitments

As of December 31, 2015, Essentialis had a promissory note extended to it by Metrics Inc., in the principle amount of $75,000 at 8% interest per annum, which matures on February 27, 2017. As of the same date, Essentialis also had bridge loans totaling $4,078,051, of that, $1,750,000 was accruing interest at 6% per annum while the remaining $2,328,051 was accruing interest at 8% per annum. On December 31, 2015 these bridge loans were to mature on June 24, 2016. The maturity date on the bridge loans have now been extended to November 18, 2017. The bridge loan and accrued interest are convertible under certain circumstances, including change of control, outlined above under “—Sources of Liquidity”.

Associated with the grant from the Foundation for Prader-Willi Research, or FPWR, upon approval and commercialization of DCCR in the treatment of PWS, Essentialis is obligated to pay the FPWR a royalty of 1% of net sales until the total royalty payments equal six times the amount of the grant, after which no further royalty is due. The grant was $75,600, thus, the total royalty owed on net sales of DCCR in PWS would be $453,600. Essentialis has no other royalty obligation on the product.

The following table summarizes Essentialis’s contractual obligations as of December 31, 2015:

	Payments due by period
	Less than 1 year	1 to 3 years	4 to 5 years	After 5 years	Total
Principal payment of debt	$4,078,051	$75,000	$—	$—	$4,153,051
Accrued interest	883,560	18,000	—	—	901,560
Royalty fees	—	—	—	453,600	453,600

Total contractual obligations	$4,961,611	$93,000	$—	$453,600	$5,508,211

In May 2016, Essentialis agreed with Medpace, Inc. to convert aged accounts payable to a note payable with a principle amount of $100,000 and an interest rate of 8% per year. The note matures in January 2017. Essentialis makes payment of $3,000 per month towards principle and interest.

In May, June, July, and November 2016, Essentialis’s significant stockholders extended additional bridge financing to Essentialis, amending the note and warrant purchase agreement between the parties. The principle amounts in each of these months was $75,000, $45,000, $140,000, and $60,000, respectively. The maturity date of all notes payable associated with the bridge financing has been extended to November 2017.

CAPNIA MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2015 AND THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2016

The following discussion and analysis should be read in conjunction with our audited consolidated financial statements and the related notes that appear elsewhere in this proxy statement. This proxy statement contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are often identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “estimate,” “plan,” or “continue,” and similar expressions or variations. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section titled “Risk Factors,” set forth in other parts of this proxy statement. The forward-looking statements in this prospectus represent our views as of the date of this proxy statement. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this proxy statement.

Business Overview

We develop and commercialize neonatology devices and diagnostics. We also have a therapeutics platform based on our proprietary technology for precision metering of gas flow.

Our first commercial product, CoSense ®, End-Tidal Carbon Monoxide (ETCO) Monitor, aids in the detection of hemolysis, a condition in which red blood cells degrade rapidly. When present in neonates with jaundice, hemolysis is a dangerous condition which can lead to long-term developmental disability. CoSense received initial 510(k) clearance for sale in the U.S. in the fourth quarter of 2012, with a more specific Indication for Use related to hemolysis in the first quarter of 2014 and received CE Mark clearance for sale in the E.U. in the third quarter of 2013. We initiated our commercialization of CoSense in October 2014 using our own sales efforts. CoSense combines a portable detection device with a single-use disposable sampling set to measure CO, in the portion of the exhaled breath that originates from the deepest portion of the lung, which is referred to as the “end-tidal” component of the breath.

In January of 2016, we entered into a distribution agreement with Bemes, Inc., or Bemes, a leading medical equipment Master Distributor, to market and distribute CoSense and Precision Sampling Sets or PSS. Under the terms of the agreement, Bemes will have the exclusive right for sales, marketing, distribution and field service activities for CoSense in the United States. Bemes and its network of sub distributors will allow nationwide distribution of CoSense with 44 sales representatives covering almost every state.

As a result of our acquisition of the assets of NeoForce Group, Inc., or NeoForce, which was completed on September 8, 2015, we also develop and market innovative pulmonary resuscitation solutions for the inpatient and ambulatory neonatal markets. NeoForce’s primary product is the T-piece resuscitator and related consumable, which delivers consistent pre-set inspiratory pressure and positive end-expiratory pressures. Other products include temperature probes, scales, surgical tables and surfaces.

Our therapeutic technology involves the use of precisely metered nasal CO2 for the potential relief of symptoms related to various diseases. Several randomized placebo-controlled trials have shown its efficacy in the symptomatic treatment of allergic rhinitis, or AR and we continue to evaluate our options to further develop this product. In addition, we have recently announced new initiatives for the development of this technology for the treatment of trigeminally-mediated pain disorders, such as cluster headache and trigeminal neuralgia, or TN. In December of 2015, we received orphan drug designation for TN in the U.S. We have filed an IND with the FDA and started enrolling TN patients in a pilot clinical trial in 2016.

We continue to focus our research and development efforts on additional diagnostic products based on our Sensalyze Technology Platform, a portfolio of proprietary methods and algorithms which enables CoSense and can be applied to detect a variety of analytes in exhaled breath, as well as other products for the neonatology market. Our current development pipeline includes proposed diagnostic devices for asthma in children, assessment of blood carbon dioxide, or CO2 concentration in neonates and malabsorption. We may also license elements of our Sensalyze Technology Platform to other companies that have complementary development or commercial capabilities.

In November, 2014, we completed our IPO, pursuant to which we issued 1,650,000 units (each unit consisting of one share of Common Stock, one Series A Warrant and one Series B Warrant) and received net proceeds of approximately $8.0 million, after deducting underwriting discounts and commissions and IPO related expenses. In connection with the completion of our IPO, all shares of convertible preferred stock converted into 865,429 shares of common stock and all of our convertible preferred stock warrants were converted into warrants to purchase common stock. In addition, the outstanding convertible notes and accrued interest issued during 2010 and 2012 converted into an aggregate of 3,165,887 shares of common stock and the issuance of 523,867 warrants to purchase common stock. The outstanding convertible notes issued during April, August and October, 2014 converted into an aggregate of 552,105 units in the IPO.

In March 2015, holders of 589,510 Series B Warrants exercised their warrants for cash, and we received approximately $3.8 million in gross proceeds. In conjunction with these exercises, we issued the same number of Series C Warrants to purchase common stock at an exercise price of $6.25 per share which are exercisable through March 4, 2020. In April 2015, we filed a registration statement to offer and exchange to the remaining Series B Warrant holders to cash exercise their existing warrants and receive a Series C Warrant. We also received approximately $0.2 million from holders of Series A Warrants who exercised their warrants for cash during the three months ended March 31, 2015.

On July 24, 2015, we entered into the Aspire Purchase Agreement with Aspire Capital Fund, LLC, which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $10.0 million in value of shares of our common stock over the 24-month term of the purchase agreement (see Note 7). During the year ended December 31, 2015, we issued an aggregate of 506,585 shares of common stock to Aspire Capital in exchange for approximately $1.4 million.

On October 12, 2015, we entered into the Sabby Purchase Agreement with funds affiliated by Sabby Management, LLC, to purchase up to $10 million of Series A Convertible Preferred Stock, or preferred stock, together with related Series D Warrants to purchase shares of our common stock. The sale of the preferred stock was set to take place in two separate closings. On October 15, 2015, the date of the first closing, we received proceeds of approximately $4.1 million, net of $0.4 million in estimated expenses. On January 8, 2016, the date of the second closing, we received proceeds of approximately $5 million, net of $0.5 million in estimated expenses.

During the year ended December 31, 2015 we received $0.3 million from the exercise of stock options.

Management believes that the Company has sufficient capital resources to sustain operations through at least the next twelve months.

As of December 31, 2015, we had an accumulated deficit of $86 million, primarily as a result of research and development and general and administrative expenses. While we may in the future generate revenue from a variety of sources, potentially including sales of our neonatology products, therapeutic products, other diagnostic products, license fees, milestone payments, and research and development payments in connection with potential future strategic partnerships, we have, to date, generated revenue only from the 2013 license agreement pertaining to Serenz and a minimal amount of revenue from our neonatology products. The GSK agreement terminated in June 2014, and we may not generate future licensing revenue. We may never be successful in commercializing our neonatology products, therapeutic products or in developing additional products. Accordingly, we expect to incur significant losses from operations for the foreseeable future, and there can be no assurance that we will ever generate significant revenue or profits.

We may also apply our research and development efforts to additional products based on our Sensalyze Technology Platform, a portfolio of proprietary methods and algorithms which enables CoSense and can be applied to detect a variety of analytes in exhaled breath.

Prior to 2010, our efforts were primarily focused on development of therapeutics. We have previously obtained CE Mark certification in the E.U. for Serenz, an as-needed treatment for AR that has shown statistically significant improvements in AR symptoms in randomized, controlled Phase 2 clinical trials completed by us. We outlicensed Serenz to GSK in 2013, realizing revenue in the form of a non-refundable up-front payment of $3.0 million. In June 2014, the agreement terminated and GSK returned the licensed rights to Serenz back to us. We recently reactivated the CE Mark certification for Serenz. We plan to move forward with pilot sales of Serenz to pharmacies in the E.U. during the second quarter of 2016 to gather commercial feedback in preparation of a possible full launch of Serenz later in 2016.

Financial overview

Summary

We have not generated net income from operations to date, and, at December 31, 2015 and December 31, 2014, we had an accumulated deficit of approximately $86 million and $70 million, respectively, primarily as a result of research and development and general and administrative expenses. We may never be successful in commercializing our neonatology products, including CoSense, therapeutic products or in developing additional products. Accordingly, we expect to incur significant losses from operations for the foreseeable future, and there can be no assurance that we will ever generate significant revenue or profits.

Revenue recognition

We apply the provisions of Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 605, Revenue Recognition, to recognize revenue. We begin recognizing revenue when persuasive evidence of an arrangement exists, such as a contract or purchase order, delivery has occurred, no significant obligations with regard to implementation or integration exist, the fee is fixed or determinable, and collectability is reasonably assured.

Research and development expenses

Research and development costs are expensed as incurred. Research and development costs consist primarily of salaries and benefits, consultant fees, prototype expenses, certain facility costs and other costs associated with clinical trials, net of reimbursed amounts. Costs to acquire technologies to be used in research and development that have not reached technological feasibility, and have no alternative future use, are expensed to research and development costs when incurred.

Sales and marketing expenses

Sales and marketing expenses consist principally of personnel-related costs, professional fees for consulting expenses, and other expenses associated with commercial activities. We anticipate these expenses will increase significantly in future periods, reflecting the increased level of sales and marketing activity necessary for the commercial launch of CoSense.

General and administrative expenses

General and administrative expenses consist principally of personnel-related costs, professional fees for legal, consulting, audit and tax services, insurance, rent, and other general operating expenses not otherwise included in research and development. We anticipate general and administrative expenses will increase in future periods, reflecting an expanding infrastructure, other administrative expenses and increased professional fees associated with being a public reporting company.

Other income (expense), net

Other income (expense), net is primarily comprised of changes in the fair value of the Series A, Series B and Series C stock warrant liabilities.

Critical Accounting Policies and Significant Judgments and Estimates

Our management’s discussion and analysis of financial condition and results of operations are based upon our audited financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. On an on-going basis, we evaluate our critical accounting policies and estimates. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable in the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions and conditions. Our significant accounting policies are more fully described in Note 2 to our audited financial statements contained herein.

Series B Warrants

We account for the Series B Warrants issued in connection with our IPO in accordance with the guidance in Accounting Standards Codification (ASC) 815-40. The warrants have a cashless exercise provision that allows for exercise of the warrants at any time between four and fifteen months after issuance, on a cashless basis for a number of common shares that increases as the market price of our common stock decreases, and exercisable at a discount to the price of our common stock at the time. The terms of the Series B Warrants do not explicitly limit the potential number of shares, thereby the exercise of the Series B Warrants could result in our obligation to deliver potentially unlimited number of shares upon settlement. As such, share settlement in not within our control and as provided under ASC 815-40, the warrants do not meet the criteria for equity treatment and are recorded as a liability. Accordingly, we classified the Series B Warrants as liabilities at their fair market value at the date of the IPO and will re-measure the warrants at each balance sheet date until they are exercised or they expire. Any change in the fair value is recognized as other income (expense) in our statement of operations.

The fair value of the warrant liability was determined using a Monte Carlo simulation model. This model is dependent upon several variables such as the warrant’s term, exercise price, current stock price, risk-free interest rate estimated over the expected term, estimated volatility of our stock over the term of warrant and the estimated market price of our stock during the cashless exercise period. The risk-free rate is based on U.S. Treasury securities with similar maturities as the expected terms of the warrants. The volatility is estimated based on blending the volatility rates for a number of similar publicly-traded companies.

In addition to the Series B Warrants, we issued Series A Warrants in connection with our IPO, have other warrants issued prior to the IPO in connection with convertible debt and have other warrants classified as part of our permanent equity. Under ASC 815-40-35, we have adopted a sequencing policy that reclassifies contracts from equity to assets or liabilities for those with the latest inception date first. We have taken the position that the Series A Warrants issued in the IPO have an earlier inception date than the Series B Warrants issued as part of our IPO, and accordingly are treated as an equity instrument.

Future issuance of securities will be evaluated as to reclassification as a liability under our sequencing policy of latest inception date first until either all of the Series B Warrants are settled or expire.

In accordance with the guidance under ASC 815-40-25, we have evaluated that we have a sufficient number of authorized and unissued shares as December 31, 2015, to settle all existing commitments.

Series D Warrants

We account for the Series D Warrants in accordance with the guidance in ASC 815 Derivatives and Hedging. The Warrants contain standard anti-dilution provisions for stock dividends, stock splits, subdivisions, combinations and similar types of recapitalization events. They also contain a cashless exercise feature that provides for their net share settlement at the option of the holder in the event that there is no effective registration statement covering the continuous offer and sale of the warrants and underlying shares. We are required to comply with certain requirements to cause or maintain the effectiveness of a registration statement for the offer and sale of these securities. Such change in control events include tender offers or hostile takeovers, which are not within our sole control as the issuer of these warrants. However, the Series D Warrant agreement specifically provides that under no circumstances will we be required to settle any Series D Warrant exercise for cash, whether by net settlement or otherwise. Accordingly, we have classified the value of the Series D Warrants as permanent equity.

Series A Convertible Preferred Stock

We classified our Series A Convertible Stock as permanent equity on our balance sheet in accordance with authoritative guidance for the classification and measurement of hybrid securities and distinguishing liability from equity instruments. The preferred stock is not redeemable at the option of the holder.

Further, we evaluated our Series A Convertible Preferred Stock and determined that it is considered an equity host under ASC 815, Derivatives and Hedging. In making this determination, we followed the whole instrument approach which compares an individual feature against the entire preferred stock instrument which includes that feature. Our analysis was based on a consideration of the economic characteristics and risks of each series of preferred stock. More specifically, we evaluated all of the stated and implied substantive terms and features, including (i) whether the preferred stock included redemption features, (ii) how and when any redemption features could be exercised, (iii) whether the holders of preferred stock were entitled to dividends, (iv) the voting rights of the preferred stock and, (v) the existence and nature of any conversion rights. As a result, we concluded that the preferred stock represents an equity host, the conversion feature of all series of preferred stock is considered to be clearly and closely related to the associated preferred stock host instrument. Accordingly, the conversion feature in the preferred stock is not considered an embedded derivative that requires bifurcation.

Research and development expense

Research and development costs are expensed as incurred. Research and development expense includes payroll and personnel expenses; consulting costs; external contract research and development expenses; and allocated overhead, including rent, equipment depreciation and utilities, and relate to both company-sponsored programs as well as costs incurred pursuant to reimbursement arrangements. Nonrefundable advance payments for goods or services that will be used or rendered for future research and development activities are deferred and capitalized and recognized as an expense as the goods are delivered or the related services are performed.

As part of the process of preparing our financial statements, we are required to estimate our accrued research and development expenses. This process involves reviewing contracts and purchase orders, reviewing the terms of our intellectual property agreements, communicating with our applicable personnel to identify services that have been performed on our behalf, and estimating the level of service performed and the associated cost incurred for the service when we have not yet been invoiced or otherwise notified of actual cost. The majority of our service providers invoice us monthly in arrears for services performed. We make estimates of our accrued expenses as of each balance sheet date in our financial statements based on facts and circumstances known to us at that time. We periodically confirm the accuracy of our estimates with the service providers and make adjustments if necessary. Examples of estimated accrued research and development expenses include fees to:

•	contract manufacturers in connection with the production of clinical trial materials;

•	contract research organizations and other service providers in connection with clinical studies;

•	investigative sites in connection with clinical studies;

•	vendors in connection with preclinical development activities; and

•	professional service fees for consulting and related services.

We base our expenses related to clinical studies on our estimates of the services received and efforts expended pursuant to contracts with multiple research institutions and contract research organizations that conduct and manage clinical studies on our behalf. The financial terms of these agreements are subject to negotiation, vary from contract to contract, and may result in uneven payment flows and expense recognition. Payments under some of these contracts depend on factors such as the successful enrollment of patients and the completion of clinical trial milestones. In accruing service fees, we estimate the time period over which services will be performed and the level of effort to be expended in each period. If the actual timing of the performance of services or the level of effort varies from our estimate, we adjust the accrual accordingly. Our understanding of the status and timing of services performed relative to the actual status and timing of services performed may vary and may result in our reporting changes in estimates in any particular period. To date, there have been no material differences from our estimates to the amounts actually incurred. However, due to the nature of these estimates, we cannot assure you that we will not make changes to our estimates in the future as we become aware of additional information about the status or conduct of our clinical studies or other research activity.

Stock-based compensation expense

For the years ended December 31, 2015 and December 31, 2014 stock-based compensation expense was $942,369 and $345,435, respectively. As of December 31, 2015 we had $1,917,245 of total unrecognized compensation expense, which we expect to recognize over a period of approximately 2.5 years. The intrinsic value of all outstanding stock options as of December 31, 2015 was approximately $67,165. We expect to continue to grant equity incentive awards in the future as we continue to expand our number of employees and seek to retain our existing employees, and to the extent that we do, our actual stock-based compensation expense recognized in future periods will likely increase.

Stock-based compensation costs related to stock options granted to employees are measured at the date of grant based on the estimated fair value of the award, net of estimated forfeitures. We estimate the grant date fair value, and the resulting stock-based compensation expense, using the Black-Scholes option-pricing model. The grant date fair value of stock-based awards is recognized on a straight-line basis over the requisite service period, which is generally the vesting period of the award. Stock options we grant to employees generally vest over four years.

The Black-Scholes option-pricing model requires the use of highly subjective assumptions to estimate the fair value of stock-based awards. If we had made different assumptions, our stock-based compensation expense, net loss and net loss per share of common stock could have been significantly different. These assumptions include:

•	Expected volatility: We calculate the estimated volatility rate based on a peer index of common stock of comparable companies.

•	Expected term: We do not believe we are able to rely on our historical exercise and post-vesting termination activity to provide accurate data for estimating the expected term for use in estimating the fair value-based measurement of our options. Therefore, we have opted to use the “simplified method” for estimating the expected term of options.

•	Risk-free rate: The risk-free interest rate is based on the yields of U.S. Treasury securities with maturities similar to the expected time to liquidity.

•	Expected dividend yield: We have never declared or paid any cash dividends and do not presently plan to pay cash dividends in the foreseeable future. Consequently, we used an expected dividend yield of zero.

There were 926,384 options granted in the year ended December 31, 2014. There were 955,713 options granted in the year ended December 31, 2015. In addition to the assumptions used in the Black-Scholes option-pricing model, we must also estimate a forfeiture rate to calculate the stock-based compensation expense for our awards. We will continue to use judgment in evaluating the expected volatility, expected terms, and forfeiture rates utilized for our stock-based compensation expense calculations on a prospective basis.

Impairment of Goodwill

Goodwill represents the excess of the purchase price over the fair value of assets acquired and liabilities assumed. Good will is presumed to have an indefinite life and is not subject to amortization. Goodwill is reviewed for impairment annually and whenever events or changes in circumstances indicate that the carrying value of the goodwill may not be recoverable.

We determined that we have only one operating segment and reporting unit under the criteria in ASC 280, Segment Reporting, and accordingly, all of our goodwill is associated with our company. Our review of goodwill for indicators of impairment is performed at the company level.

The goodwill impairment test consists of a two-step process. The first step of the goodwill impairment test, used to identify potential impairment, compares the fair value of the reporting unit to its carrying value. If the fair value of the reporting unit exceeds its carrying amount, goodwill of the reporting unit is considered not impaired, and the second step of the impairment test is not required.

We use an income approach to establish a fair value by estimating the present value of our projected future cash flows expected to be generated from the reporting unit. The discount rate applied to the projected future cash flows to arrive at the present value reflects all risks of ownership and the associated risks of realizing the stream of projected future cash flows. The most significant assumptions included in our discounted cash flow methodology are the discount rate, the residual value and expected future revenues, gross margins and operating costs.

Goodwill was tested for impairment as of December 31, 2015. We concluded that the fair value of the reporting unit exceeded the carrying value and no impairment existed.

Income Taxes

We use the liability method of accounting for income taxes, whereby deferred tax assets or liability account balances are calculated at the balance sheet date using current tax laws and rates in effect for the year in which the differences are expected to affect taxable income. Valuation allowances are provided when necessary to reduce deferred tax assets to the amount that will more likely than not be realized.

We make certain estimates and judgments in determining income tax expense for financial statement purposes. These estimates and judgments occur in the calculation of tax credits, benefits and deductions and in the calculation of certain tax assets and liabilities, which arise from differences in the timing of recognition of revenues and expenses for tax and financial statement purposes. Significant changes to these estimates may result in an increase or decrease to our tax provision in a subsequent period.

In assessing the realizability of deferred tax assets, we consider whether it is more likely than not that some portion or all of the deferred tax assets will be realized on a jurisdiction by jurisdiction basis. The ultimate realization of deferred tax assets is dependent upon the generation of taxable income in the future. We have recorded a deferred tax asset in jurisdictions where ultimate realization of deferred tax assets is more likely than not to occur.

We make estimates and judgments about our future taxable income that are based on assumptions that are consistent with our plans and estimates. Should the actual amounts differ from our estimates, the amount of our valuation allowance could be materially impacted. Any adjustment to the deferred tax asset valuation allowance would be recorded in the income statement for the periods in which the adjustment is determined to be required.

We account for uncertainty in income taxes as required by the provisions of ASC Topic 740, Income Taxes, which clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to estimate and measure the tax benefit as the largest amount that is more than 50% likely of being realized upon ultimate settlement. It is inherently difficult and subjective to estimate such amounts, as this requires us to determine the probability of various possible outcomes. We consider many factors when evaluating and estimating our tax positions and tax benefits, which may require periodic adjustments and may not accurately anticipate actual outcomes.

In addition, the use of net operating loss and tax credit carryforwards may be limited under Section 382 of the Internal Revenue Code in certain situations where changes occur in the stock ownership of a company. In the event that we have had a change in ownership, utilization of the carryforwards could be restricted.

Results of Operations

Comparison of the Years Ended December 31, 2015 and 2014

	Year Ended December 31,		Increase (decrease)
	2015	2014	Amount	Percentage
Revenue	$607,472	$—	$607,472	N/A
Cost of goods sold	352,683	—	352,683	N/A

Gross profit	254,789	—	254,789	N/A
Operating expenses:
Research and development	4,536,244	2,242,216	2,294,028	102%
Sales and marketing	1,737,470	252,359	1,485,111	100%
General and administrative	6,140,821	2,665,154	3,475,667	130%

Total	12,414,535	5,159,729	7,254,806	141%

Income (Loss) from operations	(12,159,746)	(5,159,729)	(7,000,017)	136%
Interest income	—	1,085	(1,085)	(100)%
Interest expense	—	(4,130,394)	4,130,394	(100)%
Other income (expense), net	(3,748,800)	(3,948,578)	199,778	(5)%

Net loss	$(15,908,546)	$(13,237,616)	$(2,670,930)	20%

Revenue

No revenue was recognized in the year ended December 31, 2014.

During the year ended December 31, 2015, we recognized $219,917 of government grant revenue from a new grant awarded during the second quarter of 2015, and $387,555 of product revenue from sales of CoSense,

Precision Sampling Sets and NFI products, of which $279,000 related to NFI products subsequent to the acquisition of NeoForce’s assets in September 2015.

Research and development expense

Research and development expense in the year ended December 31, 2015 increased $2.3 million as compared to the year ended December 31, 2014. The increase was primarily due to increased headcount and development materials for the development of our CoSense product.

Sales and marketing expense

Sales and marketing expense in the year ended December 31, 2015 increased $1.5 million over the year ended December 31, 2014 primarily due to the addition of the Chief Commercial Officer in April of 2015, the addition of sales personnel and commercial launch activities for CoSense.

General and administrative expense

General and administrative expense in the year ended December 31, 2015 increased $3.5 million as compared to the year ended December 31, 2014. The increase was primarily due to an increase in consulting costs and employee related expenses as a result of increased executive headcount in 2015 versus 2014, including stock based compensation and the costs of being a public company.

Interest expense, net

Interest expense for the year ended December 31, 2015 decreased $4.1 million as compared to the year ended December 31, 2014. Interest expense during 2014 was due to the outstanding debt balance of $18 million from the 2010-2014 convertible notes that converted at the time of the IPO in November 2014.

Other expense

Other expense in the year ended December 31, 2015 decreased $0.2 million as compared to the year ended December 31, 2014. Of the $3.7 million expense in 2015, $0.2 million was due to the value of the commitment shares of common stock issued to Aspire Capital and $3.1 million was due to the issuance of the Series C Warrants which were treated as an inducement. The change in the fair value of the warrants decreased from $3.9 million in 2014 to $0.5 million in 2015.

Liquidity and Capital Resources

Since our inception and through November 18, 2014, we have financed our operations primarily through private placements of our equity securities and debt financing. On November 18, 2014, we completed our IPO, pursuant to which we issued 1,650,000 units (each unit consisting of one share of common stock, one Series A Warrant and one Series B Warrant) and received net proceeds of approximately $8.0 million, after deducting underwriting discounts and commissions and IPO related expenses.

In March 2015, holders of 589,510 Series B Warrants exercised their warrants for cash, and we received approximately $3.8 million in gross proceeds. In conjunction with these exercises, we issued the same number of Series C Warrants to purchase common stock at an exercise price of $6.25 per share which are exercisable through March 4, 2020. In April 2015, we filed a registration statement to offer and exchange to the remaining Series B Warrant holders to cash exercise their existing warrants and receive a Series C Warrant. We also received approximately $0.2 million from holders of Series A Warrants who exercised their warrants for cash during the three months ended March 31, 2015.

On July 24, 2015, we entered into the Aspire Purchase Agreement with Aspire Capital Fund, LLC, which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $10.0 million in value of shares of our common stock over the 24-month term of the purchase agreement. During the quarter ended September 30, 2015, we issued an aggregate of 506,585 shares of common stock to Aspire Capital in exchange for approximately $1.4 million.

On October 12, 2015, we entered into the Sabby Purchase Agreement with funds affiliated by Sabby Management, LLC, to purchase up to $10 million of Series A Convertible Preferred Stock, or preferred stock, together with related Series D Warrants to purchase shares of our common stock. The sale of the preferred stock is expected to take place in two separate closings. On October 15, 2015, the date of the first closing, we received proceeds of approximately $4.1 million, net of $0.4 million in estimated expenses. On January 8, 2016, the date of the second closing, we received proceeds of approximately $5 million, net of $0.5 million in estimated expenses.

At December 31, 2015, we had cash and cash equivalents of $5.5 million, a majority of which is invested in a money market fund at an AAA-rated financial institution.

We believe that, based on our current level of operations, our existing cash resources will provide adequate funds for ongoing operations, planned capital expenditures and working capital requirements for at least the next 12 months.

We expect to incur substantial expenditures in the foreseeable future for the development and potential commercialization of Serenz and CoSense products, as well as clinical trials for our therapeutic products. We may continue to require additional financing to develop our future products and fund operations for the foreseeable future. We will continue to seek funds through equity or debt financings, collaborative or other arrangements with corporate sources, or through other sources of financing. We anticipate that we may need to raise substantial additional capital, the requirements of which will depend on many factors, including:

•	the rate of progress in the commercialization of our products and the generation of revenue from product sales;

•	the degree and rate of market acceptance of any products launched by us or future partners;

•	the cost of commercializing our products, including the costs of sales, marketing, and distribution;

•	the costs of developing our anticipated internal sales and marketing capabilities;

•	the cost of preparing to manufacture our products on a larger scale;

•	the costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights;

•	our ability to enter into additional collaboration, licensing, commercialization or other arrangements and the terms and timing of such arrangements;

•	the emergence of competing technologies or other adverse market developments; and,

•	the cost of clinical trials for Cluster Headache, TN and Serenz.

If we are unable to raise additional funds when needed, our ability to attain commercial success with CoSense, or our other potential products, may be impaired. We may also be required to delay, reduce, or terminate some or all of our development programs and clinical trials. We may also be required to sell or license to others technologies or future products or programs that we would prefer to develop and commercialize ourselves.

Cash flows

The following table sets forth the primary sources and uses of cash and cash equivalents for each of the periods presented below:

	Year Ended December 31,
	2015	2014
Cash Flows from Continuing Operations:
Net cash provided by (used in) operating activities	$(10,299,330)	$(4,484,362)
Net cash used in investing activities	(1,320,777)	(30,683)
Net cash provided by financing activities	9,157,920	11,202,985

Net increase (decrease) in cash and cash equivalents	$(2,462,187)	$6,687,940

Cash used in operating activities

During the year ended December 31, 2015, net cash used in operating activities was $10.2 million, which was primarily due to the use of funds in our operations, as well as adjustments for non-cash items including the $0.5 million change in fair value of warrants and the Series C Warrants inducement charge of $3.0 million and the $0.9 million of stock based compensation expense, offset by increases in accounts payable and accrued liabilities of $1.5 million.

Net cash used in operating activities in the year ended December 31, 2014 totaled $4.5 million, which was primarily due to a net loss, as well as adjustments for non-cash items, including the change in the fair value of preferred stock warrants of $3.9 million and the non-cash interest expense relating to convertible promissory notes of $4.1 million.

Cash used in investing activities

During the year ended December 31, 2015, we used $1.0 million to acquire NeoForce. Cash used in investing activities in the year ended December 31, 2015 consisted primarily of investment in equipment, change in restricted cash and payment to acquire patents.

During the year ended December 31, 2014, cash used in investing activities consisted primarily of investment in equipment.

Cash provided by financing activities

During the year ended December 31, 2015 cash provided by financing activities was $9.2 million, consisting primarily of $4.2 million in proceeds from issuance of common stock as a result of the exercise of Series A Warrants and Series B Warrants, issuance of common stock to Aspire Capital for $1.4 million and the $0.3 million received from the exercise of common stock options, offset by payment of IPO costs and Series B transaction costs of $0.7 million and the repayment of the outstanding balance on our line of credit of $0.1 million.

During the year ended December 31, 2014, cash provided by financing activities was $11.2 million, primarily from the cash received from the IPO.

As of December 31, 2015, we had cash and cash equivalents of approximately $5.5 million. We believe that our cash resources are sufficient to meet our cash needs for at least the next 12 months.

Contractual obligations and commitments

As of December 31, 2015, we had net lease obligations totaling $2,413,733, consisting of operating leases for our operating facilities in Redwood City, California. We signed a lease for our current operating facilities at

1235 Radio Road in Redwood City in July 2015, which expires in July of 2019. We had previously signed a sublease for our prior operating facilities at 3 Twin Dolphins Drive in Redwood City, with an expiration date of June 2018.

The following table summarizes our contractual obligations as of December 31, 2015.

	Payments due by period
	Less than 1 year	1 to 3 years	4 to 5 years	After 5 years	Total
Lease obligations	$698,945	$1,714,788	$—	$—	$2,413,733

Total	$698,945	$1,714,788	$—	$—	$2,413,733

We are obligated to make future payments to third parties under in-license agreements, including sublicense fees, royalties, and payments that become due and payable on the achievement of certain development and commercialization milestones. As the amount and timing of sublicense fees and the achievement and timing of these milestones are not probable and estimable, such commitments have not been included on our balance sheet or in the contractual obligations tables above. We are also obligated to make certain payments of deferred compensation to management upon completion of certain types of transactions. As the amount and timing of such payments are not probable and estimable, such commitments have not been included on our balance sheet or in the contractual obligations tables above.

Off-Balance Sheet Arrangements

As of December 31, 2015, we had no off-balance sheet arrangements as defined in Item 303(a)(4) of Regulation S-K as promulgated by the SEC.

Accounting Guidance Update

Recently Adopted Accounting Guidance

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board, or FASB, or other standard setting bodies and adopted by us as of the specified effective date. Unless otherwise discussed, the impact of recently issued standards that are not yet effective will not have a material impact on our financial position or results of operations upon adoption.

In April 2015, the Financial Accounting Standards Board (FASB) issued ASU No. 2015-03, Interest—Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs, which requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of the related debt liability, consistent with debt discounts. ASU 2015-03 applies to all business entities and is effective for public business entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2015. Early adoption is permitted. We do not expect that the adoption of ASU 2015-03 will have a material effect on its consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in ASC 605, Revenue Recognition. This ASU is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. The ASU is effective for public entities for annual and interim periods beginning after December 15, 2016. In April 2015, the FASB proposed to defer for one year the effective date of the new revenue standard, with an option that would permit companies to adopt the standard as early as the original effective date. Early adoption prior to the original effective date is not permitted. We have not determined the potential effects of this ASU on its consolidated financial statements.

In June 2014, the FASB issued ASU No. 2014-12, Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. ASU 2014-12 requires that a performance target that affects vesting and could be achieved after the requisite service period be treated as a performance condition. ASU 2014-12 is effective for the Company in its first quarter of 2016 with early adoption permitted. The Company does not expect its pending adoption of ASU 2014-12 to have a material impact on its consolidated financial statements and disclosures.

In August 2014, the FASB issued ASU No. 2014-15, Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern. The new standard provides guidance around management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. The new standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on our consolidated financial statements.

In July 2015, the FASB issued ASU No. 2015-11, Simplifying the Measurement of Inventory. The new standard requires that inventory within the scope of the guidance be measured at the lower of cost and net realizable value. Inventory measured using last-in, first-out (LIFO) and the retail inventory method (RIM) are not impacted by the new guidance. The new standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. Early adoption is permitted. The Company has not determined the potential effects of this ASU on its consolidated financial statements.

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes, which simplifies the presentation of deferred income taxes. This ASU requires that deferred tax assets and liabilities be classified as non-current in a statement of financial position. The Company early adopted ASU 2015-17 effective December 31, 2015 on a retrospective basis. Adoption of this ASU resulted in a reclassification of the Company’s net current deferred tax asset to the net non-current deferred tax asset in the Company’s Consolidated Balance Sheets as of December 31, 2015 and December 31, 2014.

In February 2016, the FASB issued ASU No. 2016-02, Leases. The new standard provides guidance intended to improve financial reporting about leasing transaction. The ASU affects all companies that lease assets such as real estate, airplanes and manufacturing equipment. The ASU will require companies that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. The new standard will take effect for fiscal years, and interim periods with those fiscal years, beginning after December 15, 2018. Early adoption is permitted. We have not determined the potential effects of this ASU on its consolidated financial statements.

We have considered all other recently issued accounting pronouncements and does not believe the adoption of such pronouncements will have a material impact on our consolidated financial statements.

CAPNIA MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2016

The interim consolidated financial statements of Capnia included in this proxy statement and this Management’s Discussion and Analysis of Financial Condition and Results of Operations should be read in conjunction with the financial statements and notes thereto for the year ended December 31, 2015, and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations, contained in Capnia’s Annual Report on Form 10-K for the year ended December 31, 2015 and included elsewhere in this proxy statement. In addition to historical information, this discussion and analysis contains forward-looking statements within the meaning of Section 21E of the Exchange Act. These forward-looking statements are subject to risks and uncertainties, including those set forth in the section captioned “Risk Factors” and elsewhere in this proxy statement that could cause actual results to differ materially from historical results or anticipated results.

Overview

We are a diversified healthcare company that develops and commercializes innovative diagnostics, devices and therapeutics addressing unmet medical needs. We have a number of commercial products based on our proprietary technologies, including those which utilize precision metering of gas flow. Our most recent product to launch commercially utilizing our precision metering of gas flow technology is Serenz® Allergy Relief, or Serenz, which has a CE Mark certification for sale in the E.U. Serenz is a proprietary handheld device that delivers non-inhaled CO2 topically to the nasal mucosa. Serenz is used only when needed, and does not need to be used on a scheduled basis. Pilot commercial sales of Serenz began in the U.K. and Ireland in the second quarter of 2016.

We are also selling the CoSense® End-Tidal Carbon Monoxide (ETCO) Monitor, or CoSense, which measures ETCO and aids in the detection of excessive hemolysis, a condition in which red blood cells degrade rapidly. When present in neonates with jaundice, excessive hemolysis is a dangerous condition which can lead to adverse neurological outcomes. CoSense is 510(k) cleared for sale in the U.S. and received CE Mark certification for sale in the E.U. In addition, through our wholly-owned subsidiary NFI, we also develop and globally market assets relating to innovative pulmonary resuscitation solutions for the inpatient and ambulatory neonatal markets. NFI’s primary product is the NeoPip T-piece resuscitator and related consumable, which delivers consistent pre-set inspiratory pressure and positive end-expiratory pressures. Other NFI products include temperature probes, scales, surgical tables and patient surfaces.

Our therapeutic technology consists of the use of nasal, non-inhaled CO2 for the treatment of the symptoms of allergic rhinitis, or AR, as well as for the treatment of pain associated with migraine, cluster headache and trigeminal neuralgia, or TN. Serenz is a treatment for symptoms related to AR, which, when triggered by seasonal allergens, is commonly known as hay fever or seasonal allergies. We are also pursuing new initiatives for the development of our precision metering of gas flow technology for the treatment of trigeminally-mediated pain disorders such as cluster headache and TN. On December 18, 2015, the U.S. Food and Drug Administration, or FDA, granted us orphan drug designation for our nasal, non-inhaled CO2 technology for the treatment of TN in the U.S. We filed an investigational new drug application, or IND, with the FDA and started enrolling TN patients in a pilot clinical trial in 2016.

We continue to focus our research and development efforts on diagnostic products based on our Sensalyze™ Technology Platform, a portfolio of patented and proprietary methods and systems, which enables CoSense to measure ETCO and that can be applied to detect a variety of analytes in exhaled breath, as well as other products for the neonatology market. Our current development pipeline includes proposed diagnostic devices for asthma in children, assessment of blood CO2 concentration in neonates and malabsorption. We may also license elements of our Sensalyze Technology Platform to other companies that have complementary development or commercial capabilities.

In July 2015, we commenced enrollment in a pilot, single-center, investigator-sponsored clinical trial evaluating our proprietary nasal, non-inhaled CO2 technology for the treatment of cluster headaches. The primary efficacy endpoint of the trial is the greatest change from pre-treatment headache pain intensity to post treatment. We expect to report top-line data from this trial in 2016.

In January of 2016, we entered into a distribution agreement with Bemes, Inc., or Bemes, a leading medical equipment Master Distributor, to market and distribute CoSense and Precision Sampling Sets or PSS. Under the terms of the agreement, Bemes will have the exclusive right for sales, marketing, distribution and field service activities for CoSense in the United States. Bemes and its network of sub distributors will allow nationwide distribution of CoSense with 44 sales representatives covering almost every state.

In March 2015, holders of 589,510 Series B Warrants exercised their Series B Warrants for cash, and we received approximately $3.8 million in gross proceeds. In conjunction with these exercises, we issued the same number of Series C Warrants to purchase Common Stock at an exercise price of $6.25 per share which are exercisable through March 4, 2020. In April 2015, we filed a registration statement to offer and exchange to the remaining Series B Warrant holders to cash exercise their existing Series B Warrants and receive a Series C Warrant. We also received approximately $0.2 million from holders of Series B Warrants who exercised their Series B Warrants for cash during the nine months ended March 31, 2015.

On July 24, 2015, we entered into the Aspire Purchase Agreement with Aspire, which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire is committed to purchase up to an aggregate of $10.0 million in value of shares of our Common Stock over the 24-month term of the Purchase Agreement. Since July 24, 2015, we issued an aggregate of 506,585 shares of Common Stock to Aspire in exchange for approximately $1.4 million.

On October 12, 2015, we entered into the 2015 Sabby Purchase Agreement with funds managed by Sabby to purchase up to $10 million of Series A Convertible Preferred Stock together with related Series D Warrants to purchase shares of our Common Stock. The sale of the Series Convertible A Preferred Stock occurred in two separate closings. On October 15, 2015, the date of the first closing under the 2015 Sabby Purchase Agreement, we received proceeds of approximately $4.1 million, net of $0.4 million in estimated expenses. On January 8, 2016, the date of the second closing under the 2015 Sabby Purchase Agreement, we received proceeds of approximately $5 million, net of $0.5 million in estimated expenses.

On June 29, 2016, we entered into the 2016 Sabby Purchase Agreement with Sabby, pursuant to which we agreed to sell to Sabby, in a private placement, an aggregate of up to 13,780 shares of our Series B Convertible Preferred Stock at an aggregate purchase price of $13,780,000, which shares are convertible into 13,780,000 shares of our Common Stock, based on a fixed conversion price of $1.00 per share on an as-converted basis. Under the terms of the Series B Convertible Preferred Stock, in no event shall shares of Common stock be issued to Sabby upon conversion of the Series B Convertible Preferred Stock to the extent such issuance of shares of Common Stock would result in Sabby having ownership in excess of 4.99%. In connection with the 2016 Sabby Purchase Agreement, we also repurchased an aggregate of 7,780 shares of Series A Convertible Preferred Stock held by Sabby for an aggregate amount of $7,780,000, which shares were originally purchased by Sabby under the 2015 Sabby Purchase Agreement and which shares represent 4,205,405 shares of Common Stock on an as-converted basis. The sale of the Series B Convertible Preferred Stock occurred in two separate closings. On July 5, 2016, the date of the first closing under the 2016 Sabby Purchase Agreement, the Company received proceeds of approximately $1.3 million, net of $0.1 million in estimated expenses. On September 29, 2016, the date of the second closing under the 2016 Sabby Purchase Agreement, the Company received proceeds of approximately $4.4 million, net of $0.3 million in estimated expenses. After repurchase of the Series A Convertible Preferred Stock and estimated transaction expenses, the Company received approximately $5.6 million of net proceeds.

During the year ended December 31, 2015 and the nine months ended September 30, 2016, we received $0.3 million and $0.1 million, respectively, from the exercise of stock options.

As of September 30, 2016, we had an accumulated deficit of $95.7 million, primarily as a result of research and development and general and administrative expenses. While we may in the future generate revenue from a variety of sources, potentially including sales of our neonatology products, therapeutic products, other diagnostic products, license fees, milestone payments, and research and development payments in connection with potential future strategic partnerships, we have, to date, generated revenue only from the 2013 license agreement pertaining to Serenz, $1.6 million in revenue from our neonatology products and $0.2 million in government grants. We may never be successful in commercializing our neonatology products, therapeutic products or in developing additional products. Accordingly, we expect to incur significant losses from operations for the foreseeable future, and there can be no assurance that we will ever generate significant revenue or profits.

Critical Accounting Policies and Significant Judgments and Estimates

Our management’s discussion and analysis of financial condition and results of operations are based upon our unaudited condensed consolidated financial statements, which have been prepared in accordance with GAAP. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses. On an on-going basis, we evaluate our critical accounting policies and estimates. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable in the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions and conditions. Our significant accounting policies are more fully described in Note 3 of the accompanying unaudited condensed consolidated financial statements.

Results of Operations

Comparison of the nine months ended September 30, 2016 and 2015

	Nine Months Ended September 30,		Increase (decrease)
	2016	2015	Amount	Percentage
	(in thousands)
Government grant revenue	$—	$220	$(220)	(100)%
Product revenue	1,167	146	$1,021	699%

Total revenue	1,167	366	801	219%
Cost of goods sold	1,287	96	1,191	1,241%

Gross profit (loss)	(120)	270	(390)	(144)%
Operating expenses:
Research and development	4,231	3,252	979	30%
Sales and marketing	1,457	1,239	218	18%
General and administrative	4,846	4,432	414	9%

Total	10,534	8,923	1,611	18%

Loss from operations	(10,654)	(8,653)	(2,001)	23%
Change in fair value of warrants	1,323	(1,177)	2,500	(212)%
Inducement charge for Series C Warrants	—	(3,050)	3,050	(100)%
Cease-use expense	(94)	—	(94)	N/A
Interest expense, net	—	(1)	1	(100)%
Other income (expense), net	(27)	(183)	156	(85)%

Interest and other income (expense), net	1,202	(4,411)	5,613	(127)%

Net loss	$(9,452)	$(13,064)	$3,612	(28)%

Revenue

Total revenue in the nine months ended September 30, 2016 increased 219% as compared to the nine months ended September 30, 2015. During the nine months ended September 30, 2016, we recognized $344 thousand of product revenue from sales of CoSense and Precision Sampling Sets and $820 thousand from NFI products. In the nine months ended September 30, 2015, we recognized $85 thousand of product revenue from sales of CoSense and Precision Sampling Sets and $61 thousand from NFI products. NeoForce was acquired in September 2015 and thus the $61 thousand represents one month’s revenue. Grant revenue was $220 thousand for the nine months ended September 30, 2015 and $0 in the nine months ended September 30, 2016.

Research and development expense

Research and development expense in the nine months ended September 30, 2016 increased $979 thousand as compared to the nine months ended September 30, 2015. The increase was primarily due to increased headcount, development materials for the improvement of our CoSense product, costs associated with the launch of Serenz in the E.U. and an increase in costs for the TN and cluster headache clinical trials.

Sales and marketing expense

Sales and marketing expense in the nine months ended September 30, 2016 increased $218 thousand over the nine months ended September 30, 2015 primarily due to commercial activities associated with the continued commercialization of CoSense and the launch of Serenz in the E.U.

General and administrative expense

General and administrative expense in the nine months ended September 30, 2016 increased $414 thousand as compared to the nine months ended September 30, 2015. The increase was primarily due to an increase in IP legal fees, increased headcount associated with the NFI operations, and partially offset by external printing and filing costs associated with SEC filings incurred in 2015.

Other income (expense)

Other income (expense) in the nine months ended September 30, 2016 increased $5.6 million as compared to the nine months ended September 30, 2015. Of the $4.4 million expense in 2015, $3.1 million was due to the issuance of the Series C Warrants, a one-time charge which was treated as an inducement. The change in the fair value of the warrants decreased from an other expense of $1.2 million in the nine months ended September 30, 2015 to $1.3 million in other income in the nine months ended September 30, 2016. Other expense decreased $156 thousand primarily due to the value of shares issued to Aspire Capital in 2015.

Comparison of the three months September 30, 2016 and 2015

	Three Months Ended September 30,		Increase (decrease)
	2016	2015	Amount	Percentage
	(in thousands)
Government grant revenue	$—	$155	$(155)	(100)%
Product revenue	329	92	237	258%

Total revenue	329	247	82	33%
Cost of product revenue	399	56	343	613%

Gross profit (loss)	(70)	191	(261)	(137)%
Operating expenses:
Research and development	1,131	1,193	(62)	(5)%
Sales and marketing	342	467	(125)	(27)%
General and administrative	1,398	1,714	(316)	(18)%

Total	2,871	3,374	(503)	(15)%

Loss from operations	(2,941)	(3,183)	242	(8)%
Change in fair value of warrants	200	73	127	174%
Other income (expense), net	(9)	(183)	174	(95)%

Interest and other income (expense), net	191	(110)	301	(274)%

Net loss	$(2,750)	$(3,293)	$543	(16)%

Revenue

Total revenue in the three months ended September 30, 2016 increased 33% as compared to the three months ended September 30, 2015. During the three months ended September 30, 2016, we recognized $71 thousand of product revenue from sales of CoSense and Precision Sampling Sets and $257 thousand from NFI products. During the three months ended September 30, 2015, we recognized $31 thousand of product revenue from the sales of CoSense and Precision Sampling Sets and $61 thousand (one month) from NFI products. Grant revenue was $155 thousand for the three months ended September 30, 2015 and $0 in the three months ended September 30, 2016.

Research and development expense

Research and development expense in the three months ended September 30, 2016 decreased 5% as compared to the three months ended September 30, 2015. The decrease was primarily due to decreased development materials for our CoSense product as we focus more on commercialization.

Sales and marketing expense

Sales and marketing expense in the three months ended September 30, 2016 decreased 27% over the three months ended September 30, 2015 primarily due to the shift in commercialization efforts from internal resources to the external distribution model.

General and administrative expense

General and administrative expense in the three months ended September 30, 2016 decreased 18% as compared to the three months ended September 30, 2015 due to external printing and filing costs associated with SEC filings in 2015.

Other income (expense)

Other income in the three months ended September 30, 2016 increased $301 thousand as compared to the three months ended September 30, 2015. The change in the fair value of the warrants increased $127 thousand from the three months ended September 30, 2015 due to decreases in the warrant liability values. Other expense in 2015 was due to the value of the shares of Common Stock issued to Aspire Capital as part of the Aspire Purchase Agreement.

Liquidity and Capital Resources

The following table sets forth the primary sources and uses of cash and cash equivalents for each of the periods presented below:

	Nine Months Ended September 30,
	2016	2015
	(in thousands)
Cash Flows from Continuing Operations:
Net cash used in operating activities	$(10,810)	$(6,921)
Net cash used in investing activities	(39)	(1,289)
Net cash provided by financing activities	10,769	4,973

Net decrease in cash and cash equivalents	$(80)	$(3,237)

Cash used in operating activities

During the nine months ended September 30, 2016, net cash used in operating activities was $10.8 million, which was primarily due to the use of funds for operations, including costs incurred to launch Serenz in the E.U., as well as adjustments for non-cash items including the $1.3 million change in fair value of warrants and $0.6 million of stock based compensation expense, decreases in accounts payable and accrued liabilities of $0.5 million and increases of inventory of $0.2 million.

During the nine months ended September 30, 2015, net cash used in operating activities was $6.9 million, which was primarily due to the use of funds in our operations, as well as adjustments for non-cash items including the $4.2 million change in fair value of warrants and the Series C Warrants inducement charge and the $0.7 million of stock based compensation expense, offset by increases in accounts payable and accrued liabilities of $1.3 million.

Cash used in investing activities

During the nine months ended September 30, 2016, we used $39 thousand in investing activities. Cash used in investing activities in the nine months ended September 30, 2016 consisted primarily of investment in equipment.

During the nine months ended September 30, 2015, the Company used $1.0 million to acquire NeoForce. Cash used in investing activities in the nine months ended September 30, 2015 consisted primarily of investment in equipment, change unrestricted cash and payment to acquire patents.

Cash provided by financing activities

During the nine months ended September 30, 2016 cash provided by financing activities was $10.8 million as a result of the second close under the 2015 Sabby Purchase Agreement and the first and second close under the 2016 Sabby Purchase Agreement.

During the nine months ended September 30, 2015 cash provided by financing activities was $5.0 million, consisting primarily of $4.2 million in proceeds from issuance of Common Stock as a result of the exercise of Series A Warrants and Series B Warrants, issuance of Common Stock to Aspire Capital for $1.4 million and the $0.3 million received from the exercise of Common Stock options, offset by payment of IPO costs and Series B transaction costs of $0.7 million and the repayment of the outstanding balance on our line of credit of $0.1 million.

As of September 30, 2016, we had cash and cash equivalents of approximately $5.4 million.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF CAPNIA

The following table sets forth certain information with respect to the beneficial ownership of Capnia common stock as of January 4, 2017, for:

•	each of our directors;

•	each of our named executive officers;

•	all of our current directors and executive officers as a group; and

•	each person, or group of affiliated persons, who beneficially owned more than 5% of Capnia common stock.

We have determined beneficial ownership in accordance with the rules of the Securities Exchange and Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of Capnia common stock that they beneficially owned, subject to applicable community property laws.

Applicable percentage ownership is based on 18,146,272 shares of Capnia common stock outstanding as of January 30, 2017, which includes (i) 15,761,530 shares of Capnia common stock outstanding as of October 31, 2016, as reported on our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016, filed with the SEC on November 14, 2016, (ii) 75,409 shares of Capnia common stock issued between October 1, 2016 and January 30, 2017 to certain members of our board of directors in lieu of quarterly cash compensation, (iii) 1,601,000 shares of Capnia common stock issued upon the conversion of shares of Capnia Series B convertible preferred stock from October 31, 2016 to January 30, 2017, and (iv) 708,333 shares issued to Aspire Capital Fund, LLC, or Aspire, in connection with the execution of the common stock purchase agreement with Aspire, or the Aspire purchase agreement.

Unless otherwise indicated below, the address of each beneficial owner listed in the table below is c/o Capnia, Inc., 1235 Radio Road, Suite 110, Redwood City, California 94065. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name of Beneficial Owner	Shares Beneficially Owned
	Number of Shares	%
5% Stockholders
Entities associated with Vivo Ventures Fund V, L.P. (1)	8,675,412	44.67%
Ernest Mario (2)	2,112,525	11.44%

Named Executive Officers and Directors
Ernest Mario (2)	2,112,525	11.44%
Anish Bhatnagar (3)	976,700	5.13%
Anthony Wondka (4)	114,086	*
Edgar G. Engleman (1)(5)	8,691,411	44.72%
Steinar J. Engelsen (6)	111,388	*
Stephen Kirnon (7)	15,999	*
William G. Harris (8)	33,747	*
David D. O’Toole (9)	221,868	1.21%
Rajen Dalal (10)	11,898	*
Kristen Yen (11)	88,310	*

Current directors and executive officers as a group (10 persons) (12)	12,377,932	58.73%

(1)	Represents shares of Capnia common stock outstanding or issuable within 60 days of January 30, 2017, upon the exercise of options or warrants: (a) 8,177,142 shares of Capnia common stock held by Vivo

Ventures Fund, V, L.P., consisting of (W) 6,922,123 shares of Capnia common stock, (X) zero shares of Capnia common stock subject to outstanding options that are vested and exercisable within 60 days of January 30, 2017, and (Y) 1,255,019 shares of Capnia common stock issuable upon the exercise of warrants (assuming an exercise date of January 30, 2017); (b) 95,959 shares of Capnia common stock held by Vivo Ventures V Affiliates Fund, LP., consisting of (W) 81,233 shares of Capnia common stock, (X) zero shares of Capnia common stock subject to outstanding options that are vested and exercisable within 60 days of January 30, 2017, and (Y) 14,726 shares of Capnia common stock issuable upon the exercise of warrants (assuming an exercise date of January 30, 2017); (c) 231,273 shares of Capnia common stock held by BDF IV Annex Fund, L.P., consisting of (W) 227,068 shares of Capnia common stock, (X) zero shares of Capnia common stock subject to outstanding options that are vested and exercisable within 60 days of January 30, 2017, and (Y) 4,205 shares of Capnia common stock issuable upon the exercise of warrants (assuming an exercise date of January 30, 2017); (d) 167,945 shares of Capnia common stock held by Biotechnology Development Fund IV, L.P., consisting of (W) 166,943 shares of Capnia common stock, (X) zero shares of Capnia common stock subject to outstanding options that are vested and exercisable within 60 days of January 30, 2017, and (Y) 1,002 shares of Capnia common stock issuable upon the exercise of warrants (assuming an exercise date of January 30, 2017); and (e) 3,093 shares of Capnia common stock held by Biotechnology Development Fund IV Affiliates, L.P., consisting of (W) 3,076 shares of Capnia common stock, (X) zero shares of Capnia common stock subject to outstanding options that are vested and exercisable within 60 days of January 30, 2017, and (Y) 17 shares of Capnia common stock issuable upon the exercise of warrants (assuming an exercise date of January 30, 2017). Vivo Ventures V LLC (Vivo V LLC), is the sole general partner of both of Vivo Ventures Fund V, L.P. and Vivo Ventures V Affiliates Fund, L.P. (Vivo V Funds), and may be deemed to beneficially own the shares of Capnia common stock held by the Vivo V Funds. Vivo V LLC disclaims beneficial ownership of the shares of Capnia held by each of the Vivo V Funds, except to the extent of its pecuniary interest therein. BioAsia Investments IV, LLC (BAI IV), is the sole general partner of Biotechnology Development Fund IV, LP, Biotechnology Development Fund IV Affiliates, L.P., BDF IV Annex Fund, L.P. (BDF IV Funds) and may be deemed to beneficially own the shares of Capnia common stock held by the BDF IV Funds. BAI IV disclaims beneficial ownership of the shares of Capnia held by each of the BDF IV Funds, except to the extent of its pecuniary interest therein. BioAsia Management, LLC (BAM), is the sole general partner of Biotechnology Development Fund II, L.P. (BDF II), and may be deemed to beneficially own the shares of Capnia common stock held by BDF II. BAM disclaims beneficial ownership of the shares of Capnia common stock held by each of the BDF II Funds, except to the extent of its pecuniary interest therein. Edgar G. Engleman M.D. is one of the managing members of Vivo V LLC, BAI IV, and BAM, and has shared voting power over the shares of Capnia common stock beneficially owned by Vivo V LLC, BAI IV, and BAM, with the other managing members. The address for this stockholder is 575 High Street, Suite 201, Palo Alto, CA 94301.
(2)	Represents shares of Capnia common stock outstanding or issuable within 60 days of January 30, 2017, upon the exercise of options or warrants: 2,112,525 shares of Capnia common stock held by Dr. Mario, consisting of (W) 1,795,929 shares of Capnia common stock, (X) 47,718 shares of Capnia common stock subject to outstanding options that are vested and exercisable within 60 days of January 30, 2017, (Y) 268,878 shares of Capnia common stock issuable upon the exercise of warrants (assuming an exercise date of January 30, 2017).
(3)	Represents shares of Capnia common stock outstanding or issuable within 60 days of January 30, 2017, upon the exercise options or warrants: 976,700 shares of Capnia common stock held by Dr. Bhatnagar, consisting of (W) 83,419 shares of Capnia common stock, (X) 893,281 shares of Capnia common stock subject to outstanding options that are vested and exercisable within 60 days of January 30, 2017.
(4)	Represents shares of Capnia common stock outstanding or issuable within 60 days of January 30, 2017, upon the exercise of options or warrants: 114,086 shares of Capnia common stock subject to outstanding options held by Mr. Wondka, that are vested and exercisable within 60 days of January 30, 2017.
(5)	Represents shares of Capnia common stock outstanding or issuable within 60 days of January 30, 2017, upon the exercise of option or warrants: 8,691,411 shares of Capnia common stock held by Dr. Engleman, consisting of (Y) the shares held by the Vivo V Funds, the BDF IV Funds and BDF II as set forth above in footnote 1, and (Z) 15,999 shares of Capnia common stock subject to outstanding options held by Dr. Engleman, that are vested and exercisable within 60 days of January 30, 2017.

(6)	Represents shares of Capnia common stock outstanding or issuable within 60 days of January 30, 2017, upon the exercise of option or warrants: 111,388 shares of Capnia common stock held by Mr. Engelsen, consisting of (W) 96,516 shares of Capnia common stock, (X) 13,500 shares of Capnia common stock subject to outstanding options that are vested and exercisable within 60 days of January 30, 2017, and (Y) 1,372 shares of Capnia common stock issuable upon the exercise of warrants (assuming an exercise date of January 30, 2017).
(7)	Represents shares of Capnia common stock outstanding or issuable within 60 days of January 30, 2017, upon the exercise of options or warrants: 15,999 shares of Capnia common stock subject to outstanding options held by Dr. Kirnon, that are vested and exercisable within 60 days of January 30, 2017.
(8)	Represents shares of Capnia common stock outstanding or issuable within 60 days of January 30, 2017, upon the exercise of options or warrants: 33,747 shares of Capnia common stock subject to outstanding options held by Mr. Harris, consisting of (W) 20,247 shares of Capnia common stock, (X) 13,500 shares of Capnia common stock subject to outstanding options that are vested and exercisable within 60 days of January 30, 2017.
(9)	Represents shares of Capnia common stock outstanding or issuable within 60 days of January 30, 2017, upon the exercise of options or warrants: 221,868 shares of Capnia common stock held by Mr. O’Toole, consisting of (W) 45,250 shares of Capnia common stock and (X) 176,618 shares of Capnia common stock subject to outstanding options that are vested and exercisable within 60 days of January 30, 2017.
(10)	Represents shares of Capnia common stock outstanding, issuable within 60 days of January 30, 2017, upon the exercise of options or warrants, or issued in connection with the Transactions: 11,898 shares of Capnia common stock held by Mr. Dalal, consisting of (W) 7,315 shares of Capnia common stock and (X) 4,583 shares of Capnia common stock subject to outstanding options that are vested and exercisable within 60 days of January 30, 2017.
(11)	Represents shares of Capnia common stock outstanding or issuable within 60 days of January 30, 2017, upon the exercise of options warrants: 88,310 shares of Capnia common stock held by Mrs. Yen, all of which are shares of Capnia common stock subject to outstanding options that are vested and exercisable within 60 days of January 30, 2017.
(12)	In total, 2,928,813 of these shares are attributable to options and warrants currently exercisable or exercisable within 60 days of January 30, 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

OF THE COMBINED COMPANY

The following table sets forth certain information with respect to the expected beneficial ownership of Capnia common stock immediately following the consummation of the Transactions, as if the Transactions were completed on January 30, 2017 for:

•	each of the directors of Capnia following the Transactions;

•	each of Capnia’s named executive officers;

•	all of Capnia’s directors and executive officers following the Transaction as a group; and

•	each person, or group of affiliated persons, who is expected to beneficially own more than 5% of Capnia common stock following the Transactions.

We have determined beneficial ownership in accordance with the rules of the Securities Exchange and Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of Capnia common stock that they beneficially own (or are expected to beneficially own following the consummation of the Transactions), subject to applicable community property laws.

Applicable percentage ownership information shown in the table is based on an aggregate of 56,432,466 shares of Capnia common stock expected to be outstanding following the consummation of the Transactions, which includes (i) 15,761,530 shares of Capnia common stock outstanding as of October 31, 2016, as reported on our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016, filed with the SEC on November 14, 2016, (ii) 75,409 shares of Capnia common stock issued between October 1, 2016 and January 30, 2017 to certain members of our board of directors in lieu of quarterly cash compensation, (iii) 1,601,000 shares of Capnia common stock issued upon the conversion of shares of Capnia Series B convertible preferred stock from October 31, 2016 to January 30, 2017, (iv) 708,333 shares issued to Aspire Capital Fund, LLC, or Aspire, in connection with the execution of the common stock purchase agreement with Aspire, or the Aspire purchase agreement, (v) 24,397,306 shares issued at the closing of the merger (including the holdback shares and the milestone shares), and (vi) 13,888,888 shares issued in the concurrent financing transaction, as if the transactions were completed on January 30, 2017.

Unless otherwise indicated below, the address of each beneficial owner listed in the table below is c/o Capnia, Inc., 1235 Radio Road, Suite 110, Redwood City, California 94065. Beneficial ownership representing less than 1% is denoted with an asterisk (*).

Name of Beneficial Owner	Shares Beneficially Owned
	Number of Shares	%
5% Stockholders
Entities associated with Vivo Ventures Fund V, L.P. (1)	17,315,078	30.00%
Entities associated with Technology Partners (2)	8,458,048	14.99%
Forward Ventures V, L.P. (3)	8,640,661	15.31%
Named Executive Officers and Directors
Ernest Mario (4)	2,112,525	3.72%
Anish Bhatnagar (5)	976,700	*
Anthomy Wondka (6)	114,086	*
Edgar G. Engleman (1)(7)	17,331,077	30.02%
Steinar J. Engelsen (8)	111,388	*
Stephen Kirnon (9)	15,999	*

Name of Beneficial Owner	Shares Beneficially Owned
	Number of Shares	%
William G. Harris (10)	33,747	*
David D. O’Toole (11)	221,868	*
Rajen Dalal (12)	11,898	*
Kristen Yen (13)	88,310	*
Mahendra Shah (1)(14)	17,437,065	30.22%
James Glasheen (2)(15)	8,458,048	14.99%
Stuart Collinson (3)(16)	8,640,661	15.31%

Current directors and executive officers as a group (13 persons) (17)	38,238,294	64.42%

(1)	Represents shares of Capnia common stock outstanding, issuable within 60 days of January 30, 2017, upon the exercise of options or warrants, or issued in connection with the Transactions: (a) 14,480,092 shares of Capnia common stock held by Vivo Ventures Fund, V, L.P., consisting of (W) 13,225,073 shares of Capnia common stock, (X) zero shares of Capnia common stock subject to outstanding options that are vested and exercisable within 60 days of January 30, 2017, and (Y) 1,255,019 shares of Capnia common stock issuable upon the exercise of warrants (assuming an exercise date of January 30, 2017); (b) 196,566 shares of Capnia common stock held by Vivo Ventures V Affiliates Fund, LP., consisting of (W) 181,840 shares of Capnia common stock, (X) zero shares of Capnia common stock subject to outstanding options that are vested and exercisable within 60 days of January 30, 2017, and (Y) 14,726 shares of Capnia common stock issuable upon the exercise of warrants (assuming an exercise date of January 30, 2017); (c) 231,273 shares of Capnia common stock held by BDF IV Annex Fund, L.P., consisting of (W) 227,068 shares of Capnia common stock, (X) zero shares of Capnia common stock subject to outstanding options that are vested and exercisable within 60 days of January 30, 2017, and (Y) 4,205 shares of Capnia common stock issuable upon the exercise of warrants (assuming an exercise date of January 30, 2017); (d) 167,945 shares of Capnia common stock held by Biotechnology Development Fund IV, L.P., consisting of (W) 166,943 shares of Capnia common stock, (X) zero shares of Capnia common stock subject to outstanding options that are vested and exercisable within 60 days of January 30, 2017, and (Y) 1,002 shares of Capnia common stock issuable upon the exercise of warrants (assuming an exercise date of January 30, 2017); and (e) 3,093 shares of Capnia common stock held by Biotechnology Development Fund IV Affiliates, L.P., consisting of (W) 3,076 shares of Capnia common stock, (X) zero shares of Capnia common stock subject to outstanding options that are vested and exercisable within 60 days of January 30, 2017, and (Y) 17 shares of Capnia common stock issuable upon the exercise of warrants (assuming an exercise date of January 30, 2017). Vivo Ventures V LLC (Vivo V LLC), is the sole general partner of both of Vivo Ventures Fund V, L.P. and Vivo Ventures V Affiliates Fund, L.P. (Vivo V Funds), and may be deemed to beneficially own the shares of Capnia common stock held by the Vivo V Funds. Vivo V LLC disclaims beneficial ownership of the shares of Capnia held by each of the Vivo V Funds, except to the extent of its pecuniary interest therein. BioAsia Investments IV, LLC (BAI IV), is the sole general partner of Biotechnology Development Fund IV, LP, Biotechnology Development Fund IV Affiliates, L.P., BDF IV Annex Fund, L.P. (BDF IV Funds) and may be deemed to beneficially own the shares of Capnia common stock held by the BDF IV Funds. BAI IV disclaims beneficial ownership of the shares of Capnia held by each of the BDF IV Funds, except to the extent of its pecuniary interest therein. BioAsia Management, LLC (BAM), is the sole general partner of Biotechnology Development Fund II, L.P. (BDF II), and may be deemed to beneficially own the shares of Capnia common stock held by BDF II. BAM disclaims beneficial ownership of the shares of Capnia common stock held by each of the BDF II Funds, except to the extent of its pecuniary interest therein. Edgar G. Engleman M.D. is one of the managing members of Vivo V LLC, BAI IV, and BAM, and has shared voting power over the shares of Capnia common stock beneficially owned by Vivo V LLC, BAI IV, and BAM, with the other managing members. The address for this stockholder is 575 High Street, Suite 201, Palo Alto, CA 94301.
(2)

Represents shares of Capnia common stock outstanding, issuable within 60 days of January 30, 2017, upon the exercise of options or warrants, or issued in connection with the Transactions, or issued in connection with the Transactions: (a) 8,154,799 shares of Capnia common stock held by Technology Partners Fund VII, L.P., or Technology Partners, consisting of (W) 6,834,657 shares of Capnia common stock issuable to Technology Partners in connection with the closing of the merger transaction, (X) 1,320,143 shares of Capnia common stock issuable to Technology Partners in connection with the concurrent financing transactions, (Y) no shares of Capnia common stock subject to outstanding options that are vested and exercisable within 60 days of January 30, 2017, and (Z) no shares of Capnia common stock issuable upon the exercise of warrants (assuming an exercise date of January 30, 2017), and (b) 303,249 shares of Capnia common stock held by Technology Partners Affiliates VII, L.P., or Technology Affiliates, consisting of (W) 254,157 shares of Capnia common stock issuable to Technology Affiliates in connection with the closing of the merger transaction, (X) 49,092 shares of Capnia common stock issuable to Technology Affiliates in connection with the concurrent financing transactions, (Y) no shares of Capnia common stock subject to outstanding options that are vested and exercisable within 60 days of January 30, 2017, and (Z) no shares of Capnia common stock issuable upon the exercise of warrants (assuming an exercise date of January 30, 2017). James Glasheen is one of the managing members of Technology Partners and Technology Affiliates and has shared voting power over the shares of Capnia common stock beneficially owned by Technology Partners and Technology Affiliates. The address for this stockholder is 100 Shoreline Highway, Suite 282, Building B, Mill Valley, CA 94941.
(3)	Represents shares of Capnia common stock outstanding, issuable within 60 days of January 30, 2017, upon the exercise of options or warrants, or issued in connection with the Transactions, or issued in connection with the Transactions: 8,640,661 shares of Capnia common stock held by Forward Ventures V, L.P., or Forward Ventures, consisting of (W) 7,241,864 shares of Capnia common stock issuable to Forward Ventures in connection with the closing of the merger transaction, (X) 1,398,767 shares of Capnia common stock issuable to Forward Ventures in connection with the concurrent financing transactions, (Y) no shares of Capnia common stock subject to outstanding options that are vested and exercisable within 60 days of January 30, 2017, and (Z) no shares of Capnia common stock issuable upon the exercise of warrants (assuming an exercise date of January 30, 2017). Standish Fleming is a managing member of Forward Ventures and has shared voting power over the shares of Capnia common stock beneficially owned by Forward Ventures. The address for this stockholder is 9393 Towne Centre Drive, Suite 200, San Diego, CA 92121.
(4)	Represents shares of Capnia common stock outstanding, issuable within 60 days of January 30, 2017, upon the exercise of options or warrants, or issued in connection with the Transactions: 2,112,525 shares of Capnia common stock held by Dr. Mario, consisting of (W) 1,795,929 shares of Capnia common stock, (X) 47,718 shares of Capnia common stock subject to outstanding options that are vested and exercisable within 60 days of January 30, 2017, (Y) 268,878 shares of Capnia common stock issuable upon the exercise of warrants (assuming an exercise date of January 30, 2017).
(5)	Represents shares of Capnia common stock outstanding, issuable within 60 days of January, 2017, upon the exercise of options or warrants, or issued in connection with the Transactions: 976,700 shares of Capnia common stock held by Dr. Bhatnagar, consisting of (W) 83,419 shares of Capnia common stock, (X) 893,281 shares of Capnia common stock subject to outstanding options that are vested and exercisable within 60 days of January 30, 2017.
(6)	Represents shares of Capnia common stock outstanding or, issuable within 60 days of January 30, 2017, upon the exercise of options or warrants, or issued in connection with the Transactions: 114,086 shares of Capnia common stock subject to outstanding options held by Mr. Wondka, that are vested and exercisable within 60 days of January 30, 2017.
(7)	Represents shares of Capnia common stock outstanding, issuable within 60 days of January 30, 2017, upon the exercise of options or warrants, or issued in connection with the Transactions: 17,331,077 shares of Capnia common stock held by Dr. Engleman, consisting of (Y) the shares held by the Vivo V Funds, the BDF IV Funds and BDF II as set forth above in footnote 1, and (Z) 15,999 shares of Capnia common stock subject to outstanding options held by Dr. Engleman, that are vested and exercisable within 60 days of January 30, 2017.
(8)

Represents shares of Capnia common stock outstanding, issuable within 60 days of January 30, 2017, upon the exercise of options or warrants, or issued in connection with the Transactions: 111,388 shares of Capnia common stock held by Mr. Engelsen, consisting of (W) 96,516 shares of Capnia common stock, (X) 13,500 shares of Capnia common stock subject to outstanding options that are vested and exercisable within 60 days of January 30, 2017, and (Y) 1,372 shares of Capnia common stock issuable upon the exercise of warrants (assuming an exercise date of January 30, 2017).
(9)	Represents shares of Capnia common stock outstanding, issuable within 60 days of January 30, 2017, upon the exercise of options or warrants, or issued in connection with the Transactions: 15,999 shares of Capnia common stock subject to outstanding options held by Dr. Kirnon, that are vested and exercisable within 60 days of January 30, 2017.
(10)	Represents shares of Capnia common stock outstanding, issuable within 60 days of January 30, 2017, upon the exercise of options or warrants, or issued in connection with the Transactions: 33,747 shares of Capnia common stock held by Mr. Harris, consisting of (W) 20,247 shares of Capnia common stock, (X) 13,500 shares of Capnia common stock subject to outstanding options that are vested and exercisable within 60 days of January 30, 2017.
(11)	Represents shares of Capnia common stock outstanding, issuable within 60 days of January 30, 2017, upon the exercise of options or warrants, or issued in connection with the Transactions: 221,868 shares of Capnia common stock held by Mr. O’Toole, consisting of (W) 45,250 shares of Capnia common stock and (X) 176,618 shares of Capnia common stock subject to outstanding options that are vested and exercisable within 60 days of January 30, 2017.
(12)	Represents shares of Capnia common stock outstanding, issuable within 60 days of January 30, 2017, upon the exercise of options or warrants, or issued in connection with the Transactions: 11,898 shares of Capnia common stock held by Mr. Dalal, consisting of (W) 7,315 shares of Capnia common stock and (X) 4,583 shares of Capnia common stock subject to outstanding options that are vested and exercisable within 60 days of January 30, 2017.
(13)	Represents shares of Capnia common stock outstanding, issuable within 60 days of January 30, 2017, upon the exercise of options or warrants, or issued in connection with the Transactions, or issued in connection with the Transactions: 88,310 shares of Capnia common stock held by Mrs. Yen, all of which are shares of Capnia common stock subject to outstanding options that are vested and exercisable within 60 days of January 30, 2017.
(14)	Represents shares of Capnia common stock outstanding, issuable within 60 days of January 30, 2017, upon the exercise of options or warrants, or issued in connection with the Transactions, or issued in connection with the Transactions: (a) 17,315,078 shares of Capnia common stock held by or issuable to the Vivo V Funds, the BDF IV Funds and BDF II as set forth above in footnote 1, and (b) 121,986 shares of Capnia common stock held by or issuable to Mr. Shah in connection with the merger pursuant to the terms of the management carve-out plan. Mr. Shah may be deemed to have shared voting power over the shares issuable to the Vivo V Funds, the BDF IV Funds and BDF II as set forth above in footnote 1 above.
(15)	Mr. Glasheen may be deemed to have shared voting power over the shares held by or issuable to Technology Partners or Technology Affiliates as set forth in footnote 2 above.
(16)	Mr. Collinson may be deemed to have shared voting power over the shares held by or issuable to Forward Ventures as set forth in footnote 3 above.
(17)	In total, 2,928,813 of these shares are attributable to options and warrants currently exercisable or exercisable within 60 days of January 30, 2017.

PROPOSAL ONE:

APPROVAL OF THE ISSUANCE OF CAPNIA COMMON STOCK IN CONNECTION WITH THE MERGER:

General

At the special meeting, Capnia stockholders will be asked to approve the issuance of up to a maximum of 24,397,306 shares of Capnia common stock in connection with the merger pursuant to the merger agreement. The terms of, reasons for, and other aspects of the merger agreement and the related transactions, including the issuance of shares of Capnia common stock in connection with the merger, or the merger share issuance proposal, are described in detail in other sections of this proxy statement.

Recommendation of the Capnia Special Committee; Vote Required for Approval

The affirmative vote of a majority of the shares of Capnia common stock present in person or represented by proxy at the Capnia special meeting will be required to approve Proposal One.

The Capnia special committee unanimously recommends a vote “FOR” the merger share issuance proposal.

PROPOSAL TWO:

APPROVAL OF THE ISSUANCE OF CAPNIA COMMON STOCK IN CONNECTION WITH THE MERGER FINANCING

General

At the special meeting, Capnia stockholders will be asked to approve the issuance of up to a maximum of 11,805,555 shares of Capnia common stock pursuant to indications of interest received by the company between December 9, 2016 and December 14, 2016, and the right to participate in such financing by funds affiliated with Sabby Management, LLC, which will close on or substantially contemporaneously with the closing of the merger, or the merger financing issuance share proposal. The merger financing share issuance proposal is conditioned upon the approval of the merger share issuance proposal by the Capnia stockholders at the special meeting.

The terms of, reasons for, and other aspects of the merger financing, the Sabby participation right, and the issuance of shares in connection therewith, are described in detail in other sections of this proxy statement.

Recommendation of the Capnia Special Committee; Vote Required for Approval

The affirmative vote of a majority of the shares of Capnia common stock present in person or represented by proxy at the Capnia special meeting will be required to approve Proposal Two.

The Capnia special committee unanimously recommends a vote “FOR” the merger financing share issuance proposal.

PROPOSAL THREE:

APPROVAL OF THE ISSUANCE OF CAPNIA COMMON STOCK IN CONNECTION WITH THE ASPIRE FINANCING

General

At the special meeting, Capnia stockholders will be asked to approve the issuance of up to 2,083,333 shares of Capnia common stock to Aspire Capital Fund, LLC pursuant to the Aspire purchase agreement upon the closing of the merger transaction, or the Aspire financing share issuance proposal. The Aspire financing share issuance proposal is conditioned upon the approval of the Aspire equity line proposal (described below) by Capnia stockholders at the special meeting.

The terms of, reasons for, and other aspects of the Aspire financing and the issuance of shares in connection therewith, are described in detail in other sections of this proxy statement.

Recommendation of the Capnia Special Committee; Vote Required for Approval

The affirmative vote of a majority of shares of Capnia common stock present in person or represented by proxy at the Capnia special meeting will be required to approve Proposal Three.

The Capnia special committee unanimously recommends that Capnia stockholders vote “FOR” the Aspire financing share issuance proposal.

PROPOSAL FOUR:

APPROVAL OF THE ISSUANCE OF CAPNIA COMMON STOCK IN CONNECTION WITH THE ASPIRE EQUITY LINE

General

At the special meeting, Capnia stockholders will be asked to approve the issuance of up to 7,208,334 shares of Capnia common stock from time to time in an equity line financing under the terms of the Aspire purchase agreement, or the Aspire equity line proposal.

The terms of, reasons for, and other aspects of the Aspire financing and the issuance of shares in connection therewith, are described in detail in other sections of this proxy statement.

Recommendation of the Capnia Special Committee; Vote Required for Approval

The affirmative vote of a majority of shares of Capnia common stock present in person or represented by proxy at the Capnia special meeting will be required to approve Proposal Four.

The Capnia special committee unanimously recommends that Capnia stockholders vote “FOR” the Aspire equity line proposal.

PROPOSAL FIVE:

APPROVAL OF AMENDMENT OF THE 2014 PLAN TO INCREASE THE NUMBER OF SHARES OF CAPNIA COMMON STOCK RESERVED FOR ISSUANCE UNDER THE 2014 PLAN BY 8,929,188 SHARES

General

At the special meeting, Capnia stockholders will be asked to approve an amendment of the 2014 Plan to increase the number of shares of Capnia common stock reserved for issuance under the 2014 Plan by 8,929,188 shares.

The terms of, reasons for, and other aspects of the 2014 Plan amendment are described in detail in other sections of this proxy statement.

Recommendation of the Capnia Special Committee; Vote Required for Approval

The affirmative vote of a majority of the shares of Capnia common stock present in person or represented by proxy at the Capnia special meeting will be required to approve Proposal Five.

The Capnia special committee unanimously recommends a vote “FOR” the 2014 Plan amendment proposal.

PROPOSAL SIX:

IF NECESSARY, APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING, INCLUDING TO SOLICIT PROXIES, IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF THE ISSUANCES

General

At the special meeting, Capnia stockholders will be asked to approve a proposal to adjourn the special meeting, if necessary or advisable, to permit further solicitation of proxies in the event that there are not sufficient votes at the time of the special meeting to approve the merger share issuance proposal, the merger financing share issuance proposal, the Aspire financing share issuance proposal, the Aspire equity line proposal, or the 2014 plan amendment proposal.

Recommendation of the Capnia Special Committee; Vote Required for Approval

The affirmative vote of the majority of the outstanding shares of Capnia common stock entitled to vote and present in person or by proxy at the special meeting, regardless of whether a quorum is present, will be required to approve Proposal Six.

The Capnia special committee unanimously recommends a vote “FOR” the adjournment proposal.

WHERE YOU CAN FIND MORE INFORMATION

Capnia files annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC. You may read and copy any reports, statements or other information filed by Capnia at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the Public Reference Room.

The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Capnia, at www.sec.gov. You may also access the SEC filings and obtain other information about Capnia through Capnia’s website, www.capnia.com. The information contained on that website is not incorporated by reference in this proxy statement.

In addition, if you have questions about the merger or the special meeting, or if you need to obtain copies of the accompanying proxy statement or proxy card, you may contact Capnia at the following address and telephone number:

Capnia, Inc.

Attn: Investor Relations

1235 Radio Road, Suite 110

Redwood City, California 94065

Email: ir@Capnia.com

Phone: (650) 213-8444

To obtain timely delivery, you must request the information no later than five business days before you must make your investment decision. You will not be charged for any of the documents you request.

In order for you to receive timely delivery of the documents in advance of the Capnia special meeting, Capnia should receive your request no later than                 , 2017.

This proxy statement does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this proxy statement, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this proxy statement nor any distribution of securities pursuant to this proxy statement shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this proxy statement by reference or in the affairs of Capnia since the date of this proxy statement.

Availability of Bylaws

A copy of our bylaws may be obtained by accessing Capnia’s filings on the Securities and Exchange Commission’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

Other Business

According to our bylaws, the only business that may be considered at a special meeting is that which is contained in the notice of such meeting. Therefore, only Proposals 1, 2, 3, 4, and 5, and if necessary, Proposal 6, will be considered at the special meeting and no other business will be presented for consideration at the special meeting. Stockholders are urged to complete, sign, date and return the accompanying proxy card in the enclosed envelope.

Financial Statements for the Quarter and Nine Months Ended September 30, 2016

Capnia, Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(In thousands except share and per share data)

	September 30, 2016	December 31, 2015
Assets
Current assets
Cash and cash equivalents	$5,415	$5,495
Accounts receivable	137	156
Restricted cash	35	35
Inventory	703	551
Prepaid expenses and other current assets	217	167

Total current assets	6,507	6,404
Long-term assets
Property and equipment, net	116	86
Goodwill	718	718
Other intangible assets, net	842	917
Other assets	126	76

Total assets	$8,309	$8,201

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$862	$695
Accrued compensation and other current liabilities	915	1,634
Series B warrant liability	—	865

Total current liabilities	1,777	3,194
Long-term liabilities
Series A warrant liability	509	1,213
Series C warrant liability	115	462
Other long-term liabilities	196	109
Commitments and contingencies (Note 6)
Stockholders’ equity
Preferred Stock, $.001 par value, 10,000,000 shares authorized:
Series A convertible preferred stock, 10,000 shares designated; zero and 4,555 issued and outstanding at September 30, 2016 and December 31, 2015, respectively	—	—
Series B convertible preferred stock, 13,780 and zero shares designated at September 30, 2016 and December 31, 2015, respectively; 13,780 and zero shares issued and outstanding at September 30, 2016 and at December 31, 2015, respectively	—	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 15,761,530 and 14,017,909 shares issued and outstanding at September 30, 2016 and December 31, 2015, respectively	15	14
Additional paid-in-capital	101,395	89,456
Accumulated deficit	(95,698)	(86,247)

Total stockholders’ equity	5,712	3,223

Total liabilities and stockholders’ equity	$8,309	$8,201

See accompanying notes to condensed consolidated financial statements

Capnia, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(In thousands except share and per share data)

	Three months ended September 30,		Nine months ended September30,
	2016	2015	2016	2015
Government grant revenue	—	155	—	220
Product revenue	329	92	1,167	146

Total revenue	329	247	1,167	366
Cost of product revenue	399	56	1,287	96

Gross profit (loss)	(70)	191	(120)	270
Expenses
Research and development	1,131	1,193	4,231	3,252
Sales and marketing	342	467	1,457	1,239
General and administrative	1,398	1,714	4,846	4,432

Total expenses	2,871	3,374	10,534	8,923

Operating loss	(2,941)	(3,183)	(10,654)	(8,653)

Interest and other income (expense)
Interest expense, net	—	—	—	(1)
Change in fair value of warrants liabilities (expense)	200	73	1,323	(1,177)
Cease-use expense	—	—	(94)	—
Other expense	(9)	(183)	(27)	(183)
Inducement charge for Series C warrants	—	—	—	(3,050)

Interest and other income (expense), net	191	(110)	1,202	(4,411)

Net loss	(2,750)	(3,293)	(9,452)	(13,064)
Loss on extinguishment of convertible preferred stock	(3,651)	—	(3,651)	—

Net loss attributable to common stockholders	$(6,401)	$(3,293)	$(13,103)	$(13,064)

Net loss per share attributable to common stockholders, basic and diluted	$(0.41)	$(0.33)	$(0.85)	$(1.60)

Weighted-average common shares outstanding used to calculate basic and diluted net loss per common share	15,761,530	10,040,079	15,363,648	8,178,897

See accompanying notes to condensed consolidated financial statements

Capnia, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(In thousands)

	Nine Months Ended September 30,
	2016	2015
Cash flows from operating activities:
Net loss	$(9,452)	$(13,064)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	94	59
Loss on disposition of property and equipment	1	—
Stock-based compensation expense	560	746
Change in fair value of common stock warrants	(1,323)	1,177
Inducement charge for Series C warrants	—	3,050
Non-cash expense of issuing shares to Aspire Capital	—	183
Change in fair value of contingent consideration	35	—
Change in operating assets and liabilities:
Accounts receivable	19	(94)
Inventory	(152)	(267)
Prepaid expenses and other assets	(50)	27
Other long-term assets	(50)	—
Accounts payable	175	542
Accrued compensation and other current liabilities	(719)	720
Other long-term liabilities	52	—

Net cash used in operating activities	(10,810)	(6,921)

Cash flows from investing activities:
Cash paid for purchase of assets of NeoForce Group, Inc.	—	(1,000)
Increase in restricted cash	—	(91)
Cash paid for patent acquisition	—	(150)
Purchase of property and equipment	(39)	(48)

Net cash used in investing activities	(39)	(1,289)

Cash flows from financing activities:
Proceeds from sale of Series A preferred convertible stock	5,071	—
Series A preferred convertible stock transaction costs paid	(71)	—
Proceeds from sale of Series B preferred convertible stock	13,479	—
Redemption of Series A preferred convertible stock in conjunction with issuance of Series B Convertible Preferred	(7,780)	—
Proceeds from issuance of common stock		1,434
Proceeds from exercise of common stock options	70	294
Proceeds from exercise of Series A warrants	—	156
Proceeds from exercise of Series B warrants (Private Transaction)	—	3,832
Proceeds from exercise of Series B warrants (Tender offer)		6
Proceeds from other exercise of Series B warrants	—	189
Series B warrant transaction costs paid	—	(306)
Initial public offering costs paid	—	(530)
Repayment of credit line	—	(102)

Net cash provided by financing activities	10,769	4,973

Net decrease in cash and cash equivalents	(80)	(3,237)

Cash and cash equivalents, beginning of period	5,495	7,957

Cash and cash equivalents, end of period	$5,415	$4,720

Supplemental disclosures of noncash investing and financing information
Conversion of Series A preferred to common stock	2,220	—
Patent costs included in Accrued liabilities	—	300
Stock issuable in consideration for Patent purchase	—	112
De-recognition of Series B warrant liability (cash exercise)	—	6,747
De-recognition of Series B warrant liability (cashless exercise)	593	9,475
De-recognition of Series A warrant liability (cash exercise)	—	42
Reduction in initial public offering costs payable	—	45
Cashless exercise of 2010/2012 warrants	—	13
De-recognition of Series B warrants contributed back to the Company	—	3
Series B transaction costs in accounts payable	52	—
Fixed asset purchases in accounts payable	11	—

See accompanying notes to condensed consolidated financial statements.

Capnia, Inc.

September  30, 2016

Notes to Condensed Consolidated Financial Statements

(unaudited)

Note 1. Description of Business

Capnia, Inc. (the “Company”) was incorporated in the State of Delaware on August 25, 1999, and is located in Redwood City, California. The Company develops and commercializes neonatology devices and diagnostics. The Company also has a therapeutics platform based on its proprietary technology for precision metering of gas flow.

On September 8, 2015, the Company established NeoForce, Inc. (“NFI”), a wholly owned subsidiary of the Company and through NFI, acquired substantially all of the assets of an unrelated privately held company NeoForce Group, Inc.(“NeoForce”). NFI develops innovative pulmonary resuscitation solutions for the inpatient and ambulatory neonatal markets.

On April 27, 2015, the Company established Capnia UK Limited, a wholly owned foreign subsidiary in the United Kingdom. Capnia UK Limited began sales and marketing operations in the first quarter of 2016.

The Company’s most recent product to launch commercially is Serenz® Allergy Relief, or Serenz, which has a CE Mark certification for sale in the European Union, or E.U. Serenz is a proprietary handheld device that delivers non-inhaled CO2 topically to the nasal mucosa. Serenz is used only when needed, and does not need to be used on a scheduled basis. Pilot commercial sales of Serenz began in the U.K. and Ireland in the second quarter of 2016.

The Company is also selling the CoSense® End-Tidal Carbon Monoxide (ETCO) Monitor, or CoSense, which measures ETCO and aids in the detection of excessive hemolysis, a condition in which red blood cells degrade rapidly. When present in neonates with jaundice, excessive hemolysis is a dangerous condition which can lead to adverse neurological outcomes. CoSense is 510(k) cleared for sale in the U.S. and has CE Mark certification for sale in the E.U. In addition, through the Company’s wholly owned subsidiary NFI, the Company also develops and globally markets assets relating to innovative pulmonary resuscitation solutions for the inpatient and ambulatory neonatal markets. NFI’s primary product is the NeoPip T-piece resuscitator and related consumable, which delivers consistent pre-set inspiratory pressure and positive end-expiratory pressures. Other NFI products include temperature probes, scales, surgical tables and patient surfaces.

Note 2. Liquidity, Financial Condition and Management’s Plans

The Company had a net loss of approximately $9.5 million for the nine months ended September 30, 2016 and has an accumulated deficit of approximately $95.7 million at September 30, 2016 from having incurred losses since its inception. The Company has approximately $4.7 million of working capital at September 30, 2016 and used approximately $10.8 million of cash in its operating activities during the nine months ended September 30, 2016. The Company has financed its operations principally through issuances of debt and equity securities.

On July 24, 2015, the Company entered into a Common Stock Purchase Agreement (the “Aspire Purchase Agreement”) with Aspire Capital, LLC (“Aspire”) which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire is committed to purchase up to an aggregate of $10.0 million in value of shares of the Company’s Common Stock over the 24-month term of the Aspire Purchase Agreement. From July 24, 2015 through September 30, 2016, the Company had issued an aggregate of 506,585 shares of Common Stock to Aspire in exchange for approximately $1.4 million. Under the 2016 Sabby Purchase

Agreement entered into on June 29, 2016, as described below, the Company is unable to access funds from Aspire Capital pursuant to the Aspire Purchase Agreement until January 24, 2017, 120 days after the date the SEC declared the registration statement effective covering the securities being issued under the 2016 Sabby Purchase Agreement.

On October 12, 2015, the Company entered into a Securities Purchase Agreement (the “ 2015 Sabby Purchase Agreement”) with funds managed by Sabby Management, LLC (“Sabby”), to purchase up to $10 million worth of Series A Convertible Preferred Stock (the “Series A Convertible Preferred Stock”). The sale of the Series A Convertible Preferred Stock closed in two separate closings. On October 15, 2015, the date of the first closing, the Company received proceeds of approximately $4.1 million, net of $0.4 million in estimated expenses. On January 8, 2016, the date of the second closing, the Company received proceeds of approximately $5.0 million, net of $0.5 million in estimated expenses.

On June 29, 2016, the Company entered into a second Securities Purchase Agreement (the “2016 Sabby Purchase Agreement”) with Sabby, pursuant to which the Company agreed to sell to Sabby, in a private placement, an aggregate of up to 13,780 shares of Series B Convertible Preferred Stock at an aggregate purchase price of $13,780,000, which shares are convertible into 13,780,000 shares of Common Stock (the “Series B Convertible Preferred Stock”), based on a fixed conversion price of $1.00 per share on an as-converted basis. Under the terms of the Series B Convertible Preferred Stock, in no event shall shares of Common stock be issued to Sabby upon conversion of the Series B Convertible Preferred Stock to the extent such issuance of shares of Common Stock would result in Sabby having ownership in excess of 4.99%. In connection with the transactions required under the 2016 Sabby Purchase Agreement, the Company was obligated to repurchase from Sabby an aggregate of 7,780 shares of Series A Convertible Preferred Stock held by Sabby for an aggregate amount of $7,780,000, which shares were originally purchased by Sabby under the 2015 Sabby Purchase Agreement and which shares represent 4,205,405 shares of Common Stock on an as-converted basis. The sale of the Series B Convertible Preferred Stock closed in two separate closings. On July 5, 2016, the date of the first closing, the Company received proceeds of approximately $1.3 million, net of $0.1 million in estimated expenses. On September 29, 2016, the date of the second closing, the Company received proceeds of approximately $4.4 million, net of $0.3 million in estimated expenses. After the repurchase of the Series A Convertible Preferred Stock and estimated transaction expenses, the Company received approximately $5.6 million of net proceeds from the 2016 Sabby Purchase Agreement.

The Company expects to continue incurring losses for the foreseeable future and may be required to raise additional capital to pursue its product development initiatives and penetrate markets for the sale of its products. Management believes that the Company’s commercial products, including CoSense, the other neonatology products and Serenz, and the distribution strategies implemented will begin to generate meaningful revenue and corresponding cash in the near term. In addition, the Company has been successful over the last 12 months in raising additional capital including the completed closings pursuant to the 2015 Sabby Purchase Agreement and the 2016 Sabby Purchase Agreement on June 29, 2016. Management believes that the Company will continue to have access to capital resources through possible public or private equity offerings, debt financings, corporate collaborations or other means; however, the Company has not secured any commitment for future financing at this time, nor can it provide any assurance that new financing will be available on commercially acceptable terms, if at all. If the Company is unable to secure additional capital, it may be required to curtail its development of new products and take additional measures to reduce costs in order to conserve its cash in amounts sufficient to sustain operations and meet its obligations. These measures could cause significant delays in the Company’s efforts to commercialize its products, which is critical to the realization of its business plan and the future operations of the Company.

These conditions raise substantial doubt about our ability to continue as a going concern.

Note 3. Summary of Significant Accounting Policies

There have been no material changes to the significant accounting policies during the nine months ended September 30, 2016 as compared to the significant accounting policies described in Note 3 of the “Notes to Consolidated Financial Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. Below are those policies with current period updates:

Basis of Presentation

The accompanying condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the applicable rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial information. Accordingly, they do not include all of the information and notes required by GAAP for complete financial statements. The condensed consolidated balance sheet at December 31, 2015 has been derived from the audited consolidated financial statements at that date, but does not include all disclosures, including notes, required by GAAP for complete financial statements.

The unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, reflect all adjustments of a normal recurring nature considered necessary to present fairly the Company’s financial position as of September 30, 2016 and results of its operations for the three and nine months ended September 30, 2016 and 2015 and cash flows for the nine months ended September 30, 2016 and 2015. The interim results are not necessarily indicative of the results for any future interim period or for the entire year. Certain prior period amounts have been reclassified to conform to current period presentation.

The accompanying condensed consolidated financial statements and related financial information should be read in conjunction with the audited consolidated financial statements and the related notes thereto for the year ended December 31, 2015 included in the Company’s Annual Report on Form 10-K.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported amounts of expenses in the financial statements and accompanying notes. Actual results could differ from those estimates. Key estimates included in the financial statements include the valuation of: deferred income tax assets, liability and equity instruments, stock-based compensation, acquired intangibles, contingent earn-out consideration, and allowances for accounts receivable and inventory.

Inventory

As of December 31, 2015 and September 30, 2016, the Company’s inventory was comprised of the following (in thousands):

	September 30, 2016	December 31, 2015
Raw materials	$385	$106
Work-in-process	164	399
Finished goods	154	46

Total inventory	$703	$551

Inventory is stated at the lower of cost or market under the first-in, first-out (FIFO) method. The Company recorded a lower of cost or market write down to inventory of $72 thousand during the nine months ended September 30, 2016.

Intangible Assets

Intangible assets with finite lives are amortized on a straight-line basis over their estimated useful lives, which range in term from 5 to 12 years. The useful life of the intangible asset is evaluated each reporting period to determine whether events and circumstances warrant a revision to the remaining useful life.

Goodwill

The Company tests its goodwill for impairment annually, or whenever events or changes in circumstances indicate an impairment may have occurred, by comparing its reporting unit’s carrying value to its implied fair value. Impairment may result from, among other things, deterioration in the performance of the acquired business, adverse market conditions, adverse changes in applicable laws or regulations and a variety of other circumstances. If the Company determines that an impairment has occurred, it is required to record a write-down of the carrying value and charge the impairment as an operating expense in the period the determination is made. In evaluating the recoverability of the carrying value of goodwill the Company must make assumptions regarding estimated future cash flows and other factors to determine the fair value of the acquired assets. Changes in strategy or market conditions could significantly impact those judgments in the future and require an adjustment to the recorded balances. There was no impairment of goodwill for the nine months ended September 30, 2016. Such goodwill is not deductible for tax purposes and represents the value placed on entering new markets and expanding market share.

Common Stock Purchase Warrants and Other Derivative Financial Instruments

The Company classifies Common Stock purchase warrants and other free standing derivative financial instruments as equity if the contracts (i) require physical settlement or net-share settlement or (ii) give the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). The Company classifies any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company), (ii) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement), or (iii) contain reset provisions as either an asset or a liability. The Company assesses classification of its freestanding derivatives at each reporting date to determine whether a change in classification between assets and liabilities is required. The Company determined that certain freestanding derivatives, which principally consist of Series A, Series B, and Series C Warrants to purchase Common Stock, do not satisfy the criteria for classification as equity instruments due to the existence of certain cash settlement features that are not within the sole control of the Company or variable settlement provision that cause them to not be indexed to the Company’s own stock.

Due to certain provisions contained in the Series B Warrant agreement that provides for the Company potentially issuing an unlimited number of shares upon exercise, the Company had adopted a sequencing policy that reclassified contracts, with the exception of stock options, from equity to assets or liabilities for those with the latest inception date first. The Company had evaluated the issuance of securities as to reclassification as a liability under this sequencing policy through February 12, 2016, the date that the Series B Warrants expired.

Recent Accounting Pronouncements

There have been no new accounting pronouncements or changes to accounting pronouncements during the nine months ended September 30, 2016 as compared to the recent accounting pronouncements described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 that are of significance or potential significance to the Company.

Note 4. Fair Value of Financial Instruments

The carrying value of the Company’s cash and cash equivalents, restricted cash, accounts receivable, accounts payable and accrued liabilities, approximate fair value due to the short-term nature of these items.

Fair value is defined as the exchange price that would be received for an asset or an exit price paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs.

The fair value hierarchy defines a three-level valuation hierarchy for disclosure of fair value measurements as follows:

•	Level I Unadjusted quoted prices in active markets for identical assets or liabilities;

•	Level II Inputs other than quoted prices included within Level I that are observable, unadjusted quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities; and

•	Level III Unobservable inputs that are supported by little or no market activity for the related assets or liabilities.

The categorization of a financial instrument within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The following table sets forth the Company’s financial instruments that were measured at fair value on a recurring basis by level within the fair value hierarchy (in thousands):

	Fair Value Measurements at September 30, 2016
	Total	Level 1	Level 2	Level 3
Assets

Money market fund	$4,879	$4,879	$—	$—

Liabilities
Series A warrant liability	$509	$509	$—	$—
Series C warrant liability	115	—	—	115

Total liabilities	$624	$509	$—	$115

	Fair Value Measurements at December 31, 2015
	Total	Level 1	Level 2	Level 3
Assets

Money market fund	$3,804	$3,804	$—	$—

Liabilities
Series A warrant liability	$1,213	$1,213	$—	$—
Series B warrant liability	865	—	—	865
Series C warrant liability	462	—	—	462

Total common stock warrant liability	$2,540	$1,213	$—	$1,327

The Series A Warrant is a registered security that trades on the open market. The fair value of the Series A Warrant liability is based on the publicly quoted trading price of the warrants which is listed on and obtained from NASDAQ. Accordingly, the fair value of Series A Warrants is a Level 1 measurement. The fair value measurements of the Series B and Series C Warrants are based on significant inputs that are unobservable and thus represent Level 3 measurements. The Company’s estimated fair value of the Series B Warrant liability is calculated using a Monte Carlo simulation. Key assumptions include the volatility of the Company’s stock, the expected warrant term, expected dividend yield and risk-free interest rates (see Note 5). The Company’s estimated fair value of the Series C Warrant liability is calculated using the Black-Scholes valuation model. Key assumptions include the volatility of the Company’s stock, the expected warrant term, expected dividend yield and risk-free interest rates (see Note 5). The Level 3 estimates are based, in part, on subjective assumptions.

The agreement to pay the annual royalty in the NeoForce acquisition resulted in the recognition of a contingent consideration, which was recognized on the acquisition date. Subsequent changes to estimates of the amount of contingent consideration to be paid will be recognized as charges or credits in the statement of operations. The fair value of the contingent consideration is based on preliminary cash flow projections, growth in expected product sales and other assumptions. Based on the assumptions, the fair value of the royalty obligation was determined to be $153 thousand at the date of acquisition and $188 thousand as of September 30, 2016. The fair value of the royalty obligation was determined by applying the income approach, using several significant unobservable inputs for projected cash flows and a discount rate of 20% commensurate with the Company’s cost of capital and expectation of the revenue growth for products at their life cycle stage. These inputs are considered Level 3 inputs under the fair value measurements and disclosure guidance.

On January 13, 2016 we entered into an agreement to sublease our excess space located in Redwood City. By the end of February we removed all equipment, furniture and fixtures being stored in this excess space and ceased use of this space. The fair value of the cease-use liability was calculated using the remaining lease payments, offset by future sub-lease payments, offset by deferred rent amortization, and discounted to present value using our current cost of capital of 20%. These inputs are considered Level 3 inputs under the fair value measurements and disclosure guidance.

During the periods presented, the Company has not changed the manner in which it values liabilities that are measured at fair value using Level 3 inputs. The Company recognizes transfers between levels of the fair value hierarchy as of the end of the reporting period. There were no transfers within the hierarchy during the periods presented.

The following table sets forth a summary of the changes in the fair value of the Company’s Level 1 and Level 3 warrants, which are treated as liabilities, as follows (dollars in thousands):

	Series A Warrant		Series B Warrant		Series C Warrant
	Number of Warrants	Liability	Number of Warrants	Liability	Number of Warrants	Liability
Balance at December 31, 2015	2,425,605	$1,213	116,580	$865	590,415	$462
Change in value of Series A Warrants	—	(704)	—	—	—	—
De-recognition of Series B Warrant liability upon cashless exercise of warrants (485,202 shares issued)	—	—	(102,300)	(593)	—	—
De-recognition of Series B Warrant liability upon expiration	—	—	(14,280)	—	—	—
Change in value of Series B Warrants	—	—	—	(272)	—	—
Change in value of Series C Warrants	—	—	—	—	—	(347)

Balance at September 30, 2016	2,425,605	$509	—	$—	590,415	$115

Note 5. Warrant Liabilities

Warrants terms

The Company has issued Series A Warrants, Series B Warrants and Series C Warrants (the “Warrants”).

The Company’s Warrants contain standard anti-dilution provisions for stock dividends, stock splits, subdivisions, combinations and similar types of recapitalization events. They also contain a cashless exercise feature that provides for their net share settlement at the option of the holder in the event that there is no effective registration statement covering the continuous offer and sale of the warrants and underlying shares. The Company is required to comply with certain requirement to cause or maintain the effectiveness of a registration statement for the offer and sale of these securities. The Warrant contracts further provide for the payment of liquidated damages at an amount per month equal to 1% of the aggregate VWAP of the shares into which each Warrant is convertible into in the event that the Company is unable to maintain the effectiveness of a registration statement as described herein. The Company evaluated the registration payment arrangement stipulated in the terms of these securities and determined that it is probable that the Company will maintain an effective registration statement and has therefore not allocated any portion of the Company’s cash or cash equivalents to the registration payment arrangement. The Warrants also contain a fundamental transactions provision that permits their settlement in cash at fair value at the option of the holder upon the occurrence of a change in control. Such change in control events include tender offers or hostile takeovers, which are not within the sole control of the Company as the issuer of these Warrants. Accordingly, the Warrants are considered to have a cash settlement feature that precludes their classification as equity instruments. Settlement at fair value upon the occurrence of a fundamental transaction would be computed using the Black Scholes Option Pricing Model.

Accounting Treatment

The Company accounts for the Warrants in accordance with the guidance in ASC 815 Derivatives and Hedging. As indicated above, the Company may be obligated to settle Warrants in cash in the case of a Fundamental Transaction.

The Company classified the Warrants as liabilities at their fair value and will re-measure the warrants at each balance sheet date until they are exercised or expire. Any change in the fair value is recognized as other income (expense) in the Company’s statement of operations.

Under ASC 815-40-35, the Company adopted a sequencing policy that reclassifies contracts, with the exception of stock options, from equity to assets or liabilities for those with the latest inception date first. Future issuance of securities will be evaluated as to reclassification as a liability under our sequencing policy of latest inception date first until either all of the Series B Warrants are settled or expire. The Series B Warrants expired on February 12, 2016.

Series A Warrants

The Company has issued 2,449,605 Series A Warrants to purchase shares of its Common Stock at an exercise price of $6.50 per share in connection with the unit offering offered in the Company’s initial public offering (“IPO”) in November 2014. The Series A Warrants are exercisable at any time prior to the expiration of the five-year term on November 12, 2019.

Upon the completion of the IPO, the Series A Warrants started trading on the NASDAQ under the symbol CAPNW. As the Series A Warrants are publicly traded, the Company uses the closing price on the measurement date to determine the fair value of these the Series A Warrants.

Since their issuance, a total of 24,000 Series A Warrants have been exercised. As of September 30, 2016, the fair value of the 2,425,605 outstanding Series A Warrants was approximately 509 thousand, and the decrease of $704 thousand in fair value during the nine months ended September 30, 2016 was recorded as other income in the statement of operations.

Series B Warrants

The Company issued 2,449,605 Series B Warrants to purchase shares of its Common Stock at an exercise price of $6.50 per share in connection with the IPO.

Between January 1, 2016 and the expiration date of the Series B Warrants of February 12, 2016, certain holders of Series B warrants cashless exercised a total of 102,300 Series B Warrants resulting in the issuance of 485,202 shares of Common Stock and the derecognition of approximately $593 thousand in Series B Warrant liability. The remaining Series B Warrant liability was reduced to zero upon expiration resulting in the recording of $272 thousand in other income in the statement of operations. The remaining Series B Warrants expired unexercised on February 12, 2016.

Series C Warrants

On March 5, 2015, the Company entered into separate agreements with certain Series B Warrant holders, who agreed to exercise their Series B Warrants to purchase an aggregate of 589510 shares of the Company’s Common Stock at an exercise price of $6.50 per share, resulting in the de-recognition of $6.7 million of Series B Warrant liability and gross proceeds to the Company of approximately $3.8 million based on the exercise price of the Series B Warrants. In connection with this exercise of the Series B Warrants, the Company issued to each investor who exercised Series B Warrants, new Series C Warrants for the number of shares of the Company’s Common Stock underlying the Series B Warrants that were exercised. Each Series C Warrant is exercisable at $6.25 per share and will expire on March 5, 2020.

In April 2015, the Company issued a tender offer to the remaining holders of Series B Warrants to induce the holders to cash exercise the outstanding Series B Warrants in exchange for new Series C Warrants with an exercise price of $6.25 per share that expire on March 5, 2020. The tender offer was extended to Series B Warrant holders under a registration statement filed with the SEC on Form S-4, which was declared effective on June 25, 2015 and expired on July 24, 2015. During July 2015, certain Series B Warrant holder(s) tendered their Series B Warrants under the tender offer, which resulted in the issuance of 905 shares of the Company’s Common Stock, the issuance of 905 Series C Warrants and proceeds to the Company of $5,882.

The Series C Warrants are exercisable into 590,415 shares of the Company’s Common Stock. As of September 30, 2016, the fair value of the Series C Warrants was determined to be $115 thousand. The decline in the fair value of the Series C Warrants of $347 thousand in the nine months ended September 30, 2016 was recorded as other income in the consolidated statement of operations.

The Company has calculated the fair value of the Series C Warrants using a Black-Scholes pricing model, which requires the input of highly subjective assumptions including the expected stock price volatility. The Company used the following inputs:

	September 30, 2016	December 31, 2015
Volatility	90%	90%
Expected Term (years)	3.42	4.17
Expected dividend yield	—%	—%
Risk-free rate	0.93%	1.76%

Note 6. Commitments and Contingencies

Facility Leases

On July 1, 2015 the Company executed a new four year non-cancelable operating lease agreement for 8,171 square feet of office space for its headquarters facility. The lease agreement provides for monthly lease payments of $23,300 beginning in September of 2015, with increases in the following three years. An additional 5,265 square feet of office space became part of the new lease agreement on March 1, 2016.

The Company leases office space under a non-cancelable operating lease agreement which was set to expire in May 2015. On February 2, 2015, the Company signed an amendment to its lease agreement, extending the lease through June 2018. The amendment provides for monthly lease payments of $22,000 beginning in June 2015, with increases in the following two years. The Company subleased this facility in January 2016 and ceased use of the facility in March 2016 (See Note 4).

The Company also leases approximately 2,100 square feet of office space for its operations in Ivyland, Pennsylvania under a month-to-month lease.

Rent expense was $462 thousand and $221 thousand during the nine months ended September 30, 2016 and 2015, respectively.

Contingencies

In the normal course of business, the Company enters into contracts and agreements that contain a variety of representations and warranties and provide for general indemnifications. The Company’s exposure under these agreements is unknown because it involves claims that may be made against the Company in the future, but have not yet been made. The Company accrues a liability for such matters when it is probable that future expenditures will be made and such expenditures can be reasonably estimated.

In connection with the acquisition of the assets of NeoForce, the Company agreed to pay the former NeoForce shareholder an annual royalty payment for a period of 36 months. The agreement to pay the annual royalty resulted in the recognition of a contingent consideration, which was recognized at the closing of the transaction, and subsequent changes to estimate of the amounts of contingent consideration to be paid will be recognized as charges or credits in the statement of operations. The fair value of the contingent consideration is based on preliminary cash flow projections, growth in expected product sales and other assumptions. Based on the assumptions, the fair value of the royalty obligation was determined to be $153 thousand at the date of acquisition and $188 thousand at September 30, 2016. The long-term portion of the royalty obligation, $144 thousand, is classified as part of other long-term liabilities while the remaining current portion is included in accrued compensation and other current liabilities.

Note 7. Stockholders’ Equity

Convertible Preferred Stock

The Company is authorized to issue 10,000,000 shares of Preferred Stock.

The Company issued a total of 10,000 Series A Convertible Preferred Stock under the 2015 Sabby Purchase Agreement, with a par value of $0.001 and a stated value of $1,000 per share. The Series A Convertible Preferred Stock did not have an expiration date and were not redeemable at the option of the holders. During the three months ended March 31, 2016 and June 30, 2016, the holders of the Series A Convertible Preferred Stock converted 1,665 and 555, respectively, shares of Series A Convertible Preferred Stock resulting in the issuance of 900,000 and 300,000 shares of Common Stock, respectively. Under the 2016 Sabby Purchase Agreement, the remaining 7,780 shares of Series A Convertible Preferred Stock were repurchased.

The Company has issued a total of 13,780 Series B Convertible Preferred Stock under the 2016 Sabby Purchase Agreement, with a par value of $0.001 and a stated value of $1,000 per share. Under the terms of the Series B Convertible Preferred Stock, in no event shall shares of Common stock be issued to Sabby upon conversion of the Series B Convertible Preferred Stock to the extent such issuance of shares of Common Stock would result in Sabby having ownership in excess of 4.99%. The Series B Convertible Preferred Stock do not have an expiration date and are not redeemable at the option of the holders. In connection with each close of the Series B Convertible Preferred Stock, the Company was obligated to repurchase the remaining outstanding Series A Convertible Preferred Stock at the original issuance price. In addition, the exercise price of the existing Series D Warrants originally issued in conjunction with the 2015 Sabby Purchase Agreement was reduced from $2.46 to $1.75 per share on the effective date of the 2016 Sabby Purchase Agreement.

The Company has recognized the repurchase of the Series A Convertible Preferred Stock as an extinguishment of the Series A Convertible Preferred Stock. The Company compared the fair value of the Series B Convertible Preferred Stock immediately after the two close dates under the 2016 Sabby Purchase Agreement to the carrying value of the Series A Convertible Preferred Stock immediately prior to the two close dates under the 2016 Sabby Purchase Agreement. The Company recorded the excess of the aggregate fair value of the Series B Convertible Preferred Stock, $3.4 million, as a loss on extinguishment. In addition, the Company estimated the effect of modifying the exercise price on the existing Series D warrants to be $203 thousand. The Company therefore recorded a total of $3.7 million extinguishment loss to net loss applicable to common stockholders.

Stock Option Plan

The Company has adopted the 1999 Incentive Stock Plan, the 2010 Equity Incentive Plan, and the 2014 Equity Incentive Plan (together, the “Plans”). The 1999 Incentive Stock Plan expired in 2009, and the 2010 Equity Incentive Plan has been closed to new issuances. Therefore, the Company may issue options to purchase shares of common stock to employees, directors, and consultants only under the 2014 Equity Incentive Plan. Options granted under the 2014 Plan may be incentive stock options (“ISOs”) or nonqualified stock options (“NSOs”). ISOs may be granted only to Company employees and directors. NSOs may be granted to employees, directors, advisors, and consultants. The Board of Directors has the authority to determine to whom options will be granted, the number of options, the term, and the exercise price.

Options are to be granted at an exercise price not less than fair value for an ISO or 85% of fair value for an NSO. For individuals holding more than 10% of the voting rights of all classes of stock, the exercise price of an option will not be less than 110% of fair value. The vesting period is normally monthly over a period of 4 years from the vesting date. The contractual term of an option is no longer than 5 years for ISOs for which the grantee owns greater than 10% of the voting power of all classes of stock and no longer than ten years for all other options.

The Company recognized stock-based compensation expense related to options granted to employees for the nine months ended September 30, 2016 and 2015 of $560 thousand and $746 thousand, respectively. The compensation expense is allocated on a departmental basis, based on the classification of the option holder. No income tax benefits have been recognized in the statements of operations for stock-based compensation arrangements as of September 30, 2016 and September 30, 2015.

Stock compensation expense (in thousands) was allocated between departments as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Research & Development	$41	$27	$116	$99
Sales & Marketing	11	17	22	51
General & Administrative	154	100	422	596

Total	$206	$144	$560	$746

The fair value of an equity award granted to a non-employee generally is determined in the same manner as an equity award granted to an employee. In most cases, the fair value of the equity securities granted is more reliably determinable than the fair value of the goods or services received. Stock-based compensation related to its grant of options to non-employees has not been material to date.

2014 Employee Stock Purchase Plan

Our Board of Directors and stockholders have adopted the 2014 Employee Stock Purchase Plan, or the ESPP. The ESPP has become effective, and our Board of Directors will implement commencement of offers thereunder in its discretion. A total of 139,839 shares of our Common Stock has been made available for sale under the ESPP. In addition, our ESPP provides for annual increases in the number of shares available for issuance under the plan on the first day of each year beginning in the year following the initial date that our Board of Directors authorizes commencement, equal to the least of:

•	1.0% of the outstanding shares of our Common Stock on the first day of such year; 279,680 shares; or

•	such amount as determined by our Board of Directors.

As of September 30, 2016 there were no purchases by employees under this plan.

Series D Warrants

As part of the 2015 Sabby Purchase Agreement, the Company previously issued 2,810,811 Series D Warrants, with an exercise price of $2.46, which the exercise price of 2,702,704 Series D Warrants were subsequently amended to $1.75 per share and a term of five years expiring on October 15, 2020. The exercise price of the remaining 108,108 Series D Warrants issued to Maxim LLC, as placement agent, was $2.46, and are exercisable beginning on April 15, 2016 and through and including October 15, 2020. The Company’s Series D Warrants contain standard anti-dilution provisions for stock dividends, stock splits, subdivisions, combinations and similar types of recapitalization events. They also contain a cashless exercise feature that provides for their net share settlement at the option of the holder in the event that there is no effective registration statement covering the continuous offer and sale of the warrants and underlying shares. The Company is required to comply with certain requirement to cause or maintain the effectiveness of a registration statement for the offer and sale of these securities. The Series D Warrant agreement further provides for the payment of liquidated damages at an amount per month equal to 1% of the aggregate VWAP of the shares into which each Series D Warrant is convertible into in the event that the Company is unable to maintain the effectiveness of a registration statement as described herein. The Company evaluated the registration payment arrangement stipulated in the terms of this securities agreement and determined that it is probable that the Company will maintain an effective registration statement and has therefore not allocated any portion of the proceeds to the registration payment arrangement. The Series D Warrant agreement specifically provides that under no circumstances will the Company be required to settle any Series D Warrant exercise for cash, whether by net settlement or otherwise.

As part of the 2016 Sabby Purchase Agreement, the Company issued to Maxim LLC, as its placement agent, 120,000 Series D Warrants, with an exercise price of $1.75 and a term of five years expiring in July and September of 2021.

Accounting Treatment

The Company accounts for the Series D Warrants in accordance with the guidance in ASC 815 Derivatives and Hedging. As indicated above, the Company is not required under any circumstance to settle any Series D Warrant exercise for cash. The Company has therefore classified the value of the Series D Warrants as permanent equity.

Other Common Stock Warrants

As of September 30, 2016, the Company had 480147 Common Stock warrants outstanding originally issued in conjunction with the 2010/2012 convertible notes, with an exercise price of $4.87 and a term of 10 years expiring in November 2024. The Company also has outstanding 9,259 Common Stock warrants issued in 2009, with an exercise price of $21.60 and a term of 10 years, expiring in January 2019 and 82,500 Common Stock warrants issued to the underwriter in our IPO, with an exercise price of 7.14 and a term of 10 years, expiring in November 2024.

Note 8. Net loss per share

Basic net loss per share is computed by dividing net loss by the weighted-average number of Common Stock actually outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted-average number of Common Stock outstanding and dilutive potential Common Stock that would be issued upon the exercise of Common Stock warrants and options. For the three months ended September 30, 2016 and 2015 and the nine months ended September 30, 2016 and 2015, the effect of issuing the potential common stock is anti-dilutive due to the net losses in those periods and the number of shares used to compute basic and diluted earnings per share are the same in each of those periods.

The following potentially dilutive securities outstanding have been excluded from the computations of diluted weighted-average shares outstanding because such securities have an antidilutive impact due to losses reported (in Common Stock equivalent shares):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Convertible preferred stock of 13,780 shares	13,780,000	—	13,780,000	—
Warrants issued to 2010/2012 convertible note holders to purchase common stock	480,147	480,147	480,147	480,147
Options to purchase common stock	2,938,152	1,863,171	2,938,152	1,863,171
Warrants issued in 2009 to purchase common stock	9,259	9,259	9,259	9,259
Warrants issued to underwriter to purchase common stock	82,500	82,500	82,500	82,500
Series A Warrants to purchase common stock	2,425,605	2,425,605	2,425,605	2,425,605
Series B Warrants to purchase common stock	—	527,573	—	527,573
Series C Warrants to purchase common stock	590,415	590,415	590,415	590,415
Series D Warrants to purchase common stock	2,930,812	—	2,930,812	—

Note 9. Subsequent Events

On October 24, 2016, the Company received a letter from the Listing Qualifications Department of the Nasdaq Stock Market (“Nasdaq”) indicating that, based upon the closing bid price of the Company’s common stock for the last 30 consecutive business days, the Company did not meet the minimum bid price of $1.00 per share required for continued listing on Nasdaq pursuant to Nasdaq Listing Rule 5550(a)(2). The letter also indicated that the Company will be provided with a compliance period of 180 calendar days, or until April 24, 2017, in which to regain compliance pursuant to Nasdaq Listing Rule 5810(c)(3)(A). The letter further provided that if, at any time during the 180-day period, the closing bid price of the Company’s common stock is at least $1.00 for a minimum of ten consecutive business days, Nasdaq will provide the Company with written confirmation that it has achieved compliance with the minimum bid price requirement. If the Company does not regain compliance by April 24, 2017, an additional 180 days may be granted to regain compliance if the Company (i) meets the continued listing requirement for market value of publicly held shares and all other initial listing standards for Nasdaq (except for the bid price requirement) and (ii) provides written notice of its intention to cure the deficiency during the second 180-day compliance period.

On November 7, 2016, the two funds managed by Sabby converted 200 shares of their Series B Convertible Stock into 200,000 shares of Common Stock.

Report of Independent Registered Public Accounting Firm

To the Audit Committee of the

Board of Directors and Shareholders

of Capnia, Inc.

We have audited the accompanying consolidated balance sheets of Capnia, Inc. (the “Company”) as of December 31, 2015 and 2014, and the related consolidated statements of operations, convertible preferred stock and stockholders’ equity/(deficit) and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Capnia, Inc., as of December 31, 2015 and 2014, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum LLP

Marcum LLP

New York, NY

March 25, 2016

Capnia, Inc.

Consolidated Balance Sheets

	December 31, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$5,494,523	$7,956,710
Accounts receivable	156,127	—
Restricted Cash	35,000	20,000
Inventory	551,008	109,336
Prepaid expenses and other current assets	167,642	252,272

Total current assets	6,404,300	8,338,318
Long-term assets
Property and equipment, net	85,745	57,607
Goodwill	718,003	—
Other intangible assets, net	916,807	—
Other assets	76,340	—

Total assets	$8,201,195	$8,395,925

Liabilities and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$695,056	$986,799
Accrued compensation and other current liabilities	1,632,679	201,457
Series B warrant liability	865,000
Line of credit and accrued interest	—	101,529

Total current liabilities	3,192,735	1,289,785
Long-term liabilities
Series A warrant liability	1,212,803	857,362
Series B warrant liability	—	17,438,731
Series C warrant liability	462,437
Other liabilities	109,404	—
Commitments and contingencies (Note 8)
Stockholders’ equity (deficit)
Series A convertible preferred stock, $0.001 par value, 40,000 shares authorized, 4,555 and 0 shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively.	5	—
Common stock, $0.001 par value, 100,000,000 shares authorized, 14,017,909 and 6,769,106 shares issued and outstanding at December 31, 2015 and December 31, 2014, respectively.	14,018	6,769
Additional paid-in-capital	89,456,466	59,141,405
Accumulated deficit	(86,246,673)	(70,338,127)

Total stockholders’ equity (deficit)	3,223,816	(11,189,953)

Total liabilities and stockholders’ equity (deficit)	$8,201,195	$8,395,925

See accompanying notes to consolidated financial statements

Capnia, Inc.

Consolidated Statements of Operations

	Fiscal Year Ended December 31,
	2015	2014
Product revenue	$387,555	$—
Government grant revenue	219,917

Total revenue	607,472	—

Cost of goods sold	352,683	—

Gross profit	254,789	—

Expenses
Research and development	4,536,244	2,242,216
Sales and marketing	1,737,470	252,359
General and administrative	6,140,821	2,665,154

Total expenses	12,414,535	5,159,729

Operating income (loss)	(12,159,746)	(5,159,729)
Interest and other income (expense)
Interest income	—	1,085
Other expense	(183,565)	(7,243)
Interest expense	—	(4,130,394)
Change in fair value of warrants liabilities	(515,860)	(3,941,335)
Inducement charge for Series C warrants	(3,049,375)	—

Net loss	$(15,908,546)	$(13,237,616)

Basic and diluted net loss per common share	$(1.69)	$(10.42)

Weighted-average common shares outstanding used to calculate basic and diluted net loss per common share	9,425,880	1,270,033

See accompanying notes to consolidated financial statements.

CAPNIA, INC.

CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY/(DEFICIT)

	Series A Convertible Preferred Stock		Series B Convertible Preferred Stock		Series C Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balances at January 1, 2014	31,250	$1,500,000	119,140	$6,862,939	715,039	$15,445,109	522,360	$522	$19,197,109	$(53,393,268)	$(34,195,637)
Stock-based compensation	—	—	—	—	—	—	—	—	345,435	—	345,435
Conversion of preferred stock to common stock in IPO	(31,250)	(1,500,000)	(119,140)	(6,862,939)	(715,039)	(15,445,109)	865,429	865	23,807,183	—	23,808,048
Stock warrant liability reclassification	—	—	—	—	—	—	—	—	1,220,718	—	1,220,718
Issuance of common stock in IPO (net of discounts & commission of $861,948)	—	—	—	—	—	—	1,650,000	1,650	9,844,902	—	9,846,552
Issuance of Series A & B warrants for overallotment exercise	—	—	—	—	—	—	—	—	18,975	—	18,975
Beneficial conversion feature in connection with related party convertible promissory notes	—	—	—	—	—	—	—	—	1,723,984	—	1,723,984
Conversion of 2010/2012 notes payable into common stock in IPO	—	—	—	—	—	—	3,165,887	3,166	15,406,944	—	15,410,110
Conversion of 2014 notes payable into units in IPO	—	—	—	—	—	—	552,105	552	2,511,567	—	2,512,119
Deferred IPO costs	—	—	—	—	—	—	—	—	(1,830,450)	—	(1,830,450)
Series B warrants treated as derivative liability	—	—	—	—	—	—	—	—	(11,649,106)	—	(11,649,106)
Series A warrants treated as derivative liability	—	—	—	—	—	—	—	—	(1,494,259)	—	(1,494,259)
Net loss	—	—	—	—	—	—	—	—	—	(13,237,616)	(13,237,616)

Balances at December 31, 2014	—	—	—	—	—	—	6,769,106	6,769	59,141,405	(70,338,127)	(11,189,953)

Stock based compensation	—	—	—	—	—	—	—	—	942,369	$—	942,369
Issuance of common stock for stock option exercises	—	—	—	—	—	—	83,848	84	293,489	$—	293,573
Issuance of common stock for Series A warrant exercises	—	—	—	—	—	—	24,000	24	155,976	$—	156,000
Issuance of common stock for Series B warrant exercises (net of transaction costs of $306,116)	—	—	—	—	—	—	619,512	619	3,720,094	$—	3,720,713
Issuance of common stock for Series B warrant cashless exercises	—	—	—	—	—	—	5,879,560	5,880	416,660	$—	422,540
Issuance of common stock for 2010/2012 warrant cashless exercises	—	—	—	—	—	—	13,407	13	(13)	$—	—
Contribution of Series B warrants	—	—	—	—	—	—	—	—	3,332	$—	3,332
Derecognition of Series A warrant liability upon exercise	—	—	—	—	—	—	—	—	42,000	$—	42,000
Derecognition of Series B warrant liability upon exercise	—	—	—	—	—	—	—	—	18,853,215	$—	18,853,215
Issuance of shares in conjunction with BDDI asset purchase	—	—	—	—	—	—	50,000	50	112,350	$—	112,400
Issuance of shares to Aspire Capital	—	—	—	—	—	—	71,891	72	183,250	$—	183,322
Sales of shares through Aspire ATM vehicle	—	—	—	—	—	—	506,585	507	1,433,687	$—	1,434,194
Issuance of Series A Convertible Preferred shares (net of transaction costs of $396,343)	4,555	5	—	—	—	—	—	—	4,158,652	$—	4,158,657
Net loss	—	—	—	—	—	—	—	—	—	$(15,908,546)	(15,908,546)

Balances at December 31, 2015	4,555	5	—	—	—	—	14,017,909	14,018	89,456,466	(86,246,673)	3,223,816

See accompanying notes to consolidated financial statements

Capnia, Inc.

Consolidated Statements of Cash Flows

	Fiscal Year Ended December 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(15,908,546)	$(13,237,616)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	108,228	28,516
Stock-based compensation expense	942,369	345,435
Loss on disposition of property and equipment	—	7,727
Change in fair value of stock warrants	515,860	3,941,335
Non-cash interest expense relating to convertible promissory notes & amortization of discount on notes	—	4,128,863
Inducement charge for Series C warrants	3,049,375	—
Noncash expense of issuing shares to Aspire Capital	183,322	—
Non-cash interest expense relating to line of credit	—	1,529
Change in operating assets and liabilities:
Accounts receivable	(156,127)	149,605
Inventory	(441,672)	(109,336)
Other receivables	—	—
Prepaid expenses and other assets	84,630	(167,123)
Other long-term assets	(76,340)	—
Accounts payable	211,945	353,897
Accrued compensation & other current liabilities	1,187,626	72,806

Net cash used in operating activities	(10,299,330)	(4,484,362)

Cash flows from investing activities:
Acquisition of Neoforce assets	(1,000,000)	—
Acquisition of BDDI asset (patent)	(250,000)	—
Increase in restricted cash	(15,000)	—
Purchase of property and equipment	(55,777)	(30,683)

Net cash used in investing activities	(1,320,777)	(30,683)

Cash flows from financing activities:
Proceeds from exercise of common stock options	293,573	—
Proceeds from exercise of Series A warrants	156,000	—
Proceeds from exercise of Series B warrants	3,720,713	—
Proceeds from issuance of common stock to Aspire Capital	1,434,194	—
Proceeds from issuance of Series A Convertible Preferred	4,230,150	—
Repayment of credit line	(101,529)	—
Proceeds from issuance of preferred stock warrants	—	1,946
Proceeds from issuance of convertible notes payable	—	2,490,781
Proceeds from line of credit	—	100,000
Proceeds from Initial Public Offering	—	10,727,475
Initial Public Offering costs paid	(575,181)	(2,117,217)

Net cash provided by financing activities	9,157,920	11,202,985

Net increase (decrease) in cash and cash equivalents	(2,462,187)	6,687,940

Cash and cash equivalents, beginning of period	7,956,710	1,268,770

Cash and cash equivalents, end of period	$5,494,523	$7,956,710

Supplemental disclosures of noncash investing and financing information
Series A preferred convertible stock transaction costs included in Accounts Payable	$71,493	$—

De-recognition of Series B warrant liability through cash exercise	$6,747,765	$—

De-recognition of Series B warrant liability through cashless exercise	$12,527,991	$—

De-recognition of Series A warrant liability through cash exercise	$42,000	$—

BDDI patent purchase consideration included in accrued liabilities	$200,000	$—

Shares issued as consideration for BDDI patent purchase	$112,400	$—

Cashless exercise of 2010 and 2012 warrants	$13	$—

Contribution of Series B warrants	$3,332	$—

Initial Public Offering costs accrued and included in Accounts Payable	$—	$575,181

Beneficial conversion feature related to the warrants to purchase shares of convertible preferred stock in connection with convertible promissory notes	$—	$1,723,984

Issuance of warrants for the purchase of convertible preferred stock in connection with notes payable	$—	$966,978

2014 notes payable converted into units in the IPO	$—	$2,512,119

2010/2012 notes payable converted into common stock in conjunction with IPO	$—	$15,410,110

See accompanying notes to consolidated financial statements.

Capnia, Inc.

December 31, 2015

Notes to Consolidated Financial Statements

Note 1. Description of Business

Capnia, Inc. (the “Company”) was incorporated in the State of Delaware on August 25, 1999, and is located in Redwood City, California. The Company develops and commercializes neonatology devices and diagnostics. The Company also has a therapeutics platform based on its proprietary technology for precision metering of gas flow.

On September 2, 2015, the Company established NeoForce, Inc. (“NFI”), a wholly owned subsidiary incorporated in the State of Delaware. On September 8, 2015, NFI, acquired substantially all of the assets of an unrelated privately held company NeoForce Group, Inc. (“NeoForce”) in exchange for an upfront cash payment of $1.0 million and royalties on future sales (see Note 15). NeoForce developed innovative pulmonary resuscitation solutions for the inpatient and ambulatory neonatal markets that the Company is now marketing through NFI.

On April 27, 2015, the Company established Capnia UK Limited, a wholly owned foreign subsidiary in the United Kingdom. There have been no significant activities for this entity to date.

The Company’s first diagnostic product, CoSense®, aids in diagnosis of excessive hemolysis, a condition in which red blood cells degrade rapidly. When present in neonates with jaundice, hemolysis is a dangerous condition which can lead to adverse neurological outcomes. CoSense has 510(k) clearance for sale in the U.S. with a specific Indication for Use related to hemolysis issued, and has received CE Mark certification for sale in the European Union (“E.U.”). CoSense is commercially available in the U.S. In addition, the Company is applying its research and development efforts to additional diagnostic products based on its Sensalyze Technology Platform, a portfolio of proprietary methods and devices which enables CoSense and can be applied to detect a variety of analytes in exhaled breath and other products for the neonatology market. The Company has also obtained CE Mark certification in the E.U. for Serenz, a therapeutic product candidate for the treatment of symptoms related to allergic rhinitis (“AR”).

Note 2. Liquidity, Financial Condition and Management’s Plans

The Company had a net loss of $15.9 million for the year ended December 31, 2015 and has an accumulated deficit of approximately $86.2 million at December 31, 2015 from having incurred losses since its inception. The Company has approximately $3.2 million of working capital at December 31, 2015 ($4.1 million of working capital when excluding the Series B warrant liability) and used approximately $10.3 million of cash in its operating activities during the year ended December 31, 2015. The Company has financed its operations principally through issuances of debt and equity securities.

The Company completed its initial public offering (“IPO”) on November 18, 2014 upon the issuance of 1,650,000 units, each of which consisted of one share of Common Stock, one Series A Warrant and one Series B Warrant, at an offering price of $6.50 per unit and received net proceeds of $8.0 million, after deducting underwriting discounts and commissions and IPO related expenses. The Series A Warrants are registered securities that are freely tradable on the NASDAQ. The Series B Warrants have variable settlement provisions (see Note 6). On March 5, 2015 the Company received approximately $3.8 million as a result of Series B Warrant holders exercising warrants to purchase shares of the Company’s Common Stock (the “Private Transaction”). In addition, on March 6, 2015 the Company received approximately $0.2 million as a result of Series A Warrant holders exercising warrants to purchase shares of the Company’s Common Stock. During the year ended December 31, 2015 the Company received $0.3 million from the exercise of stock options.

Capnia, Inc.

December 31, 2015

Notes to Consolidated Financial Statements

(Continued)

On July 24, 2015, the Company entered into a Common Stock purchase agreement with Aspire Capital Fund, LLC, which provides that, upon the terms and subject to the conditions and limitations set forth therein, Aspire Capital is committed to purchase up to an aggregate of $10.0 million in value of shares of the Company’s Common Stock over the 24-month term of the Aspire Purchase Agreement (as defined below). During the quarter ended September 30, 2015, the Company issued an aggregate of 506,585 shares of Common Stock to Aspire Capital in exchange for approximately $1.4 million.

On October 12, 2015, the Company entered into a Securities Purchase Agreement (the “Sabby Purchase Agreement”) with funds managed by Sabby Management, LLC (“Sabby”), to purchase up to $10 million worth of Series A Convertible Preferred Stock (the “Preferred Stock”). The sale of the Preferred Stock was set to take place in two separate closings. On October 15, 2015, the date of the first closing, the Company received proceeds of approximately $4.1 million, net of $0.4 million in estimated expenses. Upon the second closing, which closed on January 8, 2016, the Company received proceeds of approximately $5.0 million, net of $0.5 million in estimated expenses (see Note 15).

The Company may generate future revenue from a variety of sources, including sales of its neonatology products, other diagnostic products, license fees, milestone payments, and research and development payments in connection with potential future strategic partnerships. However, to date, the Company has generated minimal revenue. The Company may never generate revenue that is sufficient to be profitable in the future. If the Company does not generate significant revenue, it may have to raise capital through additional equity or debt financing. The Company’s failure to achieve sustained profitability could depress the value of the Company and could impair the ability to raise capital.

Management believes that the Company has sufficient capital resources to sustain operations through at least the next twelve months from the date of this filing.

Note 3. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the applicable rules and regulations of the Securities and Exchange Commission (“SEC”).

Principles of Consolidation

The consolidated financial statements have been prepared in accordance with GAAP and include the accounts of the Company and its wholly-owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and reported amounts of expenses in the financial statements and accompanying notes.

Capnia, Inc.

December 31, 2015

Notes to Consolidated Financial Statements

(Continued)

Actual results could differ from those estimates. Key estimates included in the financial statements include the valuation of deferred income tax assets, the valuation of liabilities and equity instruments, stock-based compensation, value and life of acquired intangibles, and allowances for accounts receivable and inventory.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents at two commercial banks that management believes are of high credit quality. Cash and cash equivalents deposited with these commercial banks exceeded the Federal Deposit Insurance Corporation insurable limit at December 31, 2015 and December 31, 2014. The Company expects this to continue.

Segments

The Company operates in one segment. Management uses one measurement of profitability and does not segregate its business for internal reporting, making operating decisions, and assessing financial performance. All long-lived assets are maintained in the United States of America.

Cash and Cash Equivalents

The Company considers all highly liquid investments, including its money market fund, purchased with an original maturity of three months or less to be cash equivalents. The Company’s cash and cash equivalents are held in institutions in the U.S. and include deposits in a money market fund which was unrestricted as to withdrawal or use.

Accounts Receivable

Accounts receivable as of December 31, 2015 consist of balances due from customers in the normal course of business. The Company did not record an allowance for doubtful accounts as this balance was deemed fully collectible.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of payments primarily related to insurance and short-term deposits. Prepaid expenses are initially recorded upon payment and are expensed as goods or services are received.

Inventory

Inventory as of December 31, 2014 consisted of raw materials to be used in the manufacture of our products. As of December 31, 2015, the Company’s inventory includes approximately $106,000 of raw material, $398,000 of work-in-process and $46,000 of finished goods. Inventory is stated at the lower of cost or market under the first-in, first-out (FIFO) method.

Patent

On June 30, 2015, the Company entered into an amendment of the BDDI Asset Purchase Agreement (the “BDDI Amending Agreement”), under which the Company committed to pay aggregate cash payments of

Capnia, Inc.

December 31, 2015

Notes to Consolidated Financial Statements

(Continued)

$450,000 and issued 40,000 shares of Common Stock to an affiliate of BDDI. With respect to the aggregate cash payments of $450,000, the Company paid an affiliate of BDDI an initial sum of $150,000 on July 1, 2015, and is obligated to pay $100,000 on each of the six, twelve and eighteen-month anniversaries of the signing of the amended agreement. The Company made the first installment of $100,000 on December 21, 2015. The remaining $200,000 payable under this agreement has been included in Accrued compensation and other current liabilities on the balance sheet. Under the original Asset Purchase Agreement dated June 11, 2010, the Company purchased a patent for Breath End Tidal Gas Monitor. The patent was issued on June 19, 2003 and expires on August 1, 2027. The Company has capitalized the fair value of the patent purchased as an intangible asset on its consolidated balance sheet, and is amortizing the fair value over the remaining useful life of the patent.

In July 2015, the Company also entered into a consulting agreement with an affiliate of BDDI. As part of this consulting agreement the Company issued 10,000 shares to the affiliate of BDDI.

Business Combinations

For business combinations the Company utilizes the acquisition method of accounting in accordance with ASC Topic 805, Business Combinations. These standards require that the total cost of an acquisition be allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values at the date of acquisition. The allocation of the purchase price is dependent upon certain valuations and other studies. Acquisition costs are expensed as incurred.

The Company recognizes separately from goodwill the fair value of assets acquired and the liabilities assumed. Goodwill as of the acquisition date is measured as the excess of consideration transferred and the acquisition date fair values of the assets acquired and liabilities assumed. While the Company uses its best estimates and assumptions as a part of the purchase price allocation process to accurately value assets acquired and liabilities assumed at the acquisition date, the Company’s estimates are subject to refinement. As a result, during the measurement period, which may be up to one year from the acquisition date, the Company may retroactively record adjustments to the fair value of the assets acquired and liabilities assumed, with the corresponding offset to goodwill. Upon the conclusion of the measurement period or final determination of the fair value of assets acquired or liabilities assumed, whichever comes first, any subsequent adjustments are recorded to the Company’s consolidated statements of operations.

Property and Equipment, Net

Property and equipment are stated at cost net of accumulated depreciation and amortization calculated using the straight-line method over the estimated useful lives of the assets, generally between three and five years. Leasehold improvements are amortized on a straight-line basis over the lesser of their useful life or the term of the lease. Maintenance and repairs are charged to expense as incurred, and improvements are capitalized. When assets are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the balance sheet and any resulting gain or loss is reflected in operations in the period realized.

Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company evaluates assets for

Capnia, Inc.

December 31, 2015

Notes to Consolidated Financial Statements

(Continued)

potential impairment by comparing estimated future undiscounted net cash flows to the carrying amount of the asset. If the carrying amount of the assets exceeds the estimated future undiscounted cash flows, impairment is measured based on the difference between the carrying amount of the assets and fair value.

Intangible Assets

Intangible assets with finite lives are amortized on a straight-line basis over their estimated useful lives, which range in term from 5 to 12 years. The useful life of the intangible asset is evaluated each reporting period to determine whether events and circumstances warrant a revision to the remaining useful life.

Intangible assets consist of the following at December 31, 2015:

	Amount	Accumulated Amortization	Net Amount	Useful Lives (years)
Patents and trademarks	$697,890	$(32,155)	$665,735	5-12
Customer contracts	259,730	(8,658)	251,072	10.00

Total	$957,620	$(40,813)	$916,807

Future amortization expense for intangible assets over their remaining useful lives is as follows:

Year ending December 31:	Patents and trademarks	Customer contracts	Total Amortization
2016	$73,370	$25,973	$99,343
2017	73,370	25,973	99,343
2018	73,370	25,973	99,343
2019	73,370	25,973	99,343
2020 and thereafter	372,255	147,180	519,435

Total	$665,735	$251,072	$916,807

Goodwill

The Company tests its goodwill for impairment annually, or whenever events or changes in circumstances indicate an impairment may have occurred, by comparing its reporting unit’s carrying value to its implied fair value. Impairment may result from, among other things, deterioration in the performance of the acquired business, adverse market conditions, adverse changes in applicable laws or regulations and a variety of other circumstances. If the Company determines that an impairment has occurred, it is required to record a write-down of the carrying value and charge the impairment as an operating expense in the period the determination is made. In evaluating the recoverability of the carrying value of goodwill the Company must make assumptions regarding estimated future cash flows and other factors to determine the fair value of the acquired assets. Changes in strategy or market conditions could significantly impact those judgments in the future and require an adjustment to the recorded balances. There was no impairment of goodwill for the year ended December 31, 2015. Such goodwill is not deductible for tax purposes and represents the value placed on entering new markets and expanding market share.

Capnia, Inc.

December 31, 2015

Notes to Consolidated Financial Statements

(Continued)

Revenue Recognition

The Company began recognizing sales of CoSense during the year ended December 31, 2015. In addition, the Company began recognizing sales of NFI pulmonary resuscitation products after the acquisition of Neoforce’s assets in September 2015.

The Company recognizes revenue when all of the following criteria are met:

•	persuasive evidence of an arrangement exists;

•	the sales price is fixed or determinable;

•	collection of the relevant receivable is probable at the time of sale; and

•	delivery has occurred or services have been rendered.

For a majority of sales, where the Company delivers its product to hospitals or medical facilities, the Company recognizes revenue upon delivery, which represents satisfaction of the required revenue recognition criteria. The Company does not offer rights of return or price protection and it has no post-delivery obligations. The Company offers a limited one-year warranty to most customers. Estimated warranty obligations are recorded at the time of sale and to date, warranty costs have been insignificant.

The Company also recognized revenue related to a government grant awarded during the year ended December 31, 2015. Government grants provide funds for certain types of expenditures in connection with research and development activities over a contractually defined period. Revenue related to government grants is recognized in the period during which the related costs are incurred and the related services are rendered, provided that the applicable performance obligations under the government grants have been met. Funds received under government grants are recorded as revenue if the Company is deemed to be the principal participant in the contract arrangements because the activities under the contracts are part of the Company’s development programs. If the Company is not the principal participant, the funds from government grants are recorded as a reduction to research and development expense. Funds received from government grants are not refundable and are recognized when the related qualified research and development expenses are incurred and when there is reasonable assurance that the funds will be received.

Research and Development

Research and development costs are charged to operations as incurred. Research and development costs consist primarily of salaries and benefits, consultant fees, prototype expenses, certain facility costs and other costs associated with clinical trials, net of reimbursed amounts.

Research and development costs include costs of $220,000 incurred and reimbursed under the government grant awarded in the year ended December 31, 2015.

Costs to acquire technologies to be used in research and development that have not reached technological feasibility and have no alternative future use are expensed to research and development costs when incurred.

Capnia, Inc.

December 31, 2015

Notes to Consolidated Financial Statements

(Continued)

Income Taxes

The Company accounts for income taxes using the asset and liability method. Under this method, deferred income tax assets and liabilities are recorded based on the estimated future tax effects of differences between the amounts at which assets and liabilities are recorded for financial reporting purposes and the amounts recorded for income tax purposes. Deferred income taxes are classified as current or non-current, based on the classifications of the related assets and liabilities giving rise to the temporary differences. A valuation allowance is provided against the Company’s deferred income tax assets when their realization is not reasonably assured.

The Company assesses all material positions taken in any income tax return, including all significant uncertain positions, in all tax years that are still subject to assessment or challenge by relevant taxing authorities. Assessing an uncertain tax position begins with the initial determination of the position’s sustainability and is measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlement. As of each balance sheet date, unresolved uncertain tax positions must be reassessed, and the Company will determine whether (i) the factors underlying the sustainability assertion have changed and (ii) the amount of the recognized tax benefit is still appropriate. The recognition and measurement of tax benefits requires significant judgment. Judgments concerning the recognition and measurement of a tax benefit might change as new information becomes available.

Convertible Preferred Stock and other Hybrid Instruments

The Company’s convertible preferred stock was classified as permanent equity on its balance sheet in accordance with authoritative guidance for the classification and measurement of hybrid securities and distinguishing liability from equity instruments. The preferred stock is not redeemable at the option of the holder.

Further, the Company evaluated its Series A Convertible Preferred Stock and determined that it is considered an equity host under ASC 815, Derivatives and Hedging. In making this determination, the Company’s analysis followed the whole instrument approach which compares an individual feature against the entire preferred stock instrument which includes that feature. The Company’s analysis was based on a consideration of the economic characteristics and risks of each series of preferred stock. More specifically, the Company evaluated all of the stated and implied substantive terms and features, including (i) whether the preferred stock included redemption features, (ii) how and when any redemption features could be exercised, (iii) whether the holders of preferred stock were entitled to dividends, (iv) the voting rights of the preferred stock and (v) the existence and nature of any conversion rights. As a result of the Company’s conclusion that the preferred stock represents an equity host, the conversion feature of all series of preferred stock is considered to be clearly and closely related to the associated preferred stock host instrument. Accordingly, the conversion feature in the preferred stock is not considered an embedded derivative that requires bifurcation.

Common Stock Purchase Warrants and Other Derivative Financial Instruments

The Company classifies Common Stock purchase warrants and other free standing derivative financial instruments as equity if the contracts (i) require physical settlement or net-share settlement or (ii) give the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). The Company classifies any contracts that (i) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company), (ii) give the

Capnia, Inc.

December 31, 2015

Notes to Consolidated Financial Statements

(Continued)

counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement), or (iii) contain reset provisions as either an asset or a liability. The Company assesses classification of its freestanding derivatives at each reporting date to determine whether a change in classification between assets and liabilities is required. The Company determined that certain freestanding derivatives, which principally consist of Series A, Series B, and Series C warrants to purchase Common Stock, do not satisfy the criteria for classification as equity instruments due to the existence of certain cash settlement features that are not within the sole control of the Company or variable settlement provision that cause them to not be indexed to the Company’s own stock.

The Company adopted a sequencing policy that reclassifies contracts, with the exception of stock options, from equity to assets or liabilities for those with the latest inception date first. Future issuance of securities will be evaluated as to reclassification as a liability under our sequencing policy of latest inception date first until either all of the Series B warrants are settled or expire.

Stock-Based Compensation

For stock options granted to employees, the Company recognizes compensation expense for all stock-based awards based on the estimated fair value on the date of grant. The value of the portion of the award that is ultimately expected to vest is recognized as expense ratably over the requisite service period. The fair value of stock options is determined using the Black-Scholes option pricing model. The determination of fair value for stock-based awards on the date of grant using an option pricing model requires management to make certain assumptions regarding a number of complex and subjective variables.

Stock-based compensation expense related to stock options granted to non-employees is recognized based on the fair value of the stock options, determined using the Black-Scholes option pricing model, as they are earned. The awards generally vest over the time period the Company expects to receive services from the non-employee.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board, or FASB, or other standard setting bodies and adopted by us as of the specified effective date. Unless otherwise discussed, the impact of recently issued standards that are not yet effective will not have a material impact on the Company’s financial position or results of operations upon adoption.

In April 2015, the Financial Accounting Standards Board (FASB) issued ASU No. 2015-03, Interest — Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs , which requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of the related debt liability, consistent with debt discounts. ASU 2015-03 applies to all business entities and is effective for public business entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2015. Early adoption is permitted. The Company does not expect that the adoption of ASU 2015-03 will have a material effect on its consolidated financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in ASC 605, Revenue Recognition. This ASU is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that

Capnia, Inc.

December 31, 2015

Notes to Consolidated Financial Statements

(Continued)

reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. The ASU is effective for public entities for annual and interim periods beginning after December 15, 2016. In April 2015, the FASB proposed to defer for one year the effective date of the new revenue standard, with an option that would permit companies to adopt the standard as early as the original effective date. Early adoption prior to the original effective date is not permitted. The Company has not determined the potential effects of this ASU on its consolidated financial statements.

In June 2014, the FASB issued ASU No. 2014-12, Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. ASU 2014-12 requires that a performance target that affects vesting and could be achieved after the requisite service period be treated as a performance condition. ASU 2014-12 is effective for the Company in its first quarter of 2016 with early adoption permitted. The Company does not expect its pending adoption of ASU 2014-12 to have a material impact on its consolidated financial statements and disclosures.

In August 2014, the FASB issued ASU No. 2014-15, Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern. The new standard provides guidance around management’s responsibility to evaluate whether there is substantial doubt about an entity’s ability to continue as a going concern and to provide related footnote disclosures. The new standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. Early adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial statements.

In July 2015, the FASB issued ASU No. 2015-11, Simplifying the Measurement of Inventory. The new standard requires that inventory within the scope of the guidance be measured at the lower of cost and net realizable value. Inventory measured using last-in, first-out (LIFO) and the retail inventory method (RIM) are not impacted by the new guidance. The new standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2016. Early adoption is permitted. The Company has not determined the potential effects of this ASU on its consolidated financial statements.

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes, which simplifies the presentation of deferred income taxes. This ASU requires that deferred tax assets and liabilities be classified as non-current in a statement of financial position. The Company early adopted ASU 2015-17 effective December 31, 2015 on a retrospective basis. Adoption of this ASU resulted in a reclassification of the Company’s net current deferred tax asset to the net non-current deferred tax asset in the Company’s Consolidated Balance Sheets as of December 31, 2015 and December 31, 2014.

In February 2016, the FASB issued ASU No. 2016-02, Leases. The new standard provides guidance intended to improve financial reporting about leasing transaction. The ASU affects all companies that lease assets such as real estate, airplanes and manufacturing equipment. The ASU will require companies that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. The new standard will take effect for fiscal years, and interim periods with those fiscal years, beginning after December 15, 2018. Early adoption is permitted. The Company has not determined the potential effects of this ASU on its consolidated financial statements.

Capnia, Inc.

December 31, 2015

Notes to Consolidated Financial Statements

(Continued)

The Company has considered all other recently issued accounting pronouncements and does not believe the adoption of such pronouncements will have a material impact on its financial statements.

Note 4. Fair Value of Financial Instruments

The carrying value of the Company’s cash and cash equivalents, restricted cash, accounts receivable, accounts payable and accrued liabilities, approximate fair value due to the short-term nature of these items. Based on the borrowing rates available to the Company for debt with similar terms and consideration of default and credit risk, the carrying value of the line of credit approximates fair value.

Fair value is defined as the exchange price that would be received for an asset or an exit price paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs.

The fair value hierarchy defines a three-level valuation hierarchy for disclosure of fair value measurements as follows:

• Level I	Unadjusted quoted prices in active markets for identical assets or liabilities;

• Level II	Inputs other than quoted prices included within Level I that are observable, unadjusted quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities; and

• Level III	Unobservable inputs that are supported by little or no market activity for the related assets or liabilities.

The categorization of a financial instrument within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

The following table sets forth the Company’s financial instruments that were measured at fair value on a recurring basis by level within the fair value hierarchy (in thousands):

	Fair Value Measurements at December 31, 2015
	Total	Level 1	Level 2	Level 3
Assets
Money market fund	$3,803,929	$3,803,929	—	—

Liabilities
Series A warrant liability	1,212,803	1,212,803	—	—
Series B warrant liability	865,000	—	—	865,000
Series C warrant liability	462,437	—	—	462,437

Total common stock warrant liability	$2,540,240	$1,212,803	—	$1,327,437

Capnia, Inc.

December 31, 2015

Notes to Consolidated Financial Statements

(Continued)

	Fair Value Measurements at December 31, 2014
	Total	Level 1	Level 2	Level 3
Assets
Money market fund	$7,891,888	$7,891,888	$—	$—

Liabilities
Series A warrant liability	857,362	857,362	—	—
Series B warrant liability	17,438,731	—	—	17,438,731

Total common stock warrant liability	$18,296,093	$857,362	—	$17,438,731

The Series A Warrant is a registered security that trades on the open market. The fair value of the Series A Warrant liability is based on the publicly quoted trading price of the warrants which is listed on and obtained from NASDAQ. Accordingly, the fair value of Series A Warrants is a Level 1 measurement. The fair value measurements of the Series B and Series C Warrants are based on significant inputs that are unobservable and thus represent Level 3 measurements. The Company’s estimated fair value of the Series B Warrant liability is calculated using a Monte Carlo simulation. Key assumptions include the volatility of the Company’s stock, the expected warrant term, expected dividend yield and risk-free interest rates (see Note 6). The Company’s estimated fair value of the Series C Warrant liability is calculated using the Black-Scholes valuation model. Key assumptions include the volatility of the Company’s stock, the expected warrant term, expected dividend yield and risk-free interest rates (see Note 6). The Level 3 estimates are based, in part, on subjective assumptions.

During the periods presented, the Company has not changed the manner in which it values liabilities that are measured at fair value using Level 3 inputs. The Company recognizes transfers between levels of the fair value hierarchy as of the end of the reporting period. There were no transfers within the hierarchy during the periods presented.

Capnia, Inc.

December 31, 2015

Notes to Consolidated Financial Statements

(Continued)

The following table sets forth a summary of the changes in the fair value of the Company’s Level 1 and Level 3 financial instruments, which are treated as liabilities, as follows:

	Series A Warrant		Series B Warrant		Series C Warrant
	Number of Warrants	Liability	Number of Warrants	Liability	Number of Warrants	Liability
Balance at December 31, 2014	2,449,605	$857,362	2,449,605	$17,438,731	—	$—
Change in value of Series A Warrants	—	397,441	—	—	—	—
De-recognition of Series A Warrant liability upon exercise	(24,000)	(42,000)	—	—	—	—
De-recognition of Series B Warrant liability upon cash exercise of 619,512 warrants in Private Transaction (619,512 shares issued)	—	—	(619,512)	(6,747,765)	—	—
De-recognition of Series B Warrant liability upon cashless exercise of 1,713,045 warrants (5,879,560 shares issued)	—	—	(1,713,045)	(12,527,991)	—	—
De-recognition of Series B Warrant liability upon contribution of 468 warrants back to the Company	—	—	(468)	(3,332)	—	—
Change in value of Series B Warrants	—	—	—	2,705,357	—	—
Record Series C Warrant Liability as inducement charge (589,510 warrants in Private Transaction, 905 warrants in tender offer)	—	—	—	—	590,415	3,049,375
Change in value of Series C Warrants	—	—	—	—	—	(2,586,938)

Balance at December 31, 2015	2,425,605	$1,212,803	116,580	$865,000	590,415	$462,437

Note 5. Property and Equipment, Net

Property and equipment consisted of the following:

	December 31, 2015	December 31, 2014
Furniture and fixtures	$236,366	$180,238
Computer hardware	52,112	27,555
Leasehold improvements	9,117	10,726

	$297,595	$218,519
Less accumulated depreciation and amortization	(211,850)	(160,912)

Total	$85,745	$57,607

Depreciation expense was $67,415 and $28,516 for the fiscal years ended December 31, 2015 and December 31, 2014, respectively.

Capnia, Inc.

December 31, 2015

Notes to Consolidated Financial Statements

(Continued)

Note 6. Warrant Liabilities

Warrants terms

The Company has issued Series A Warrants, Series B Warrants and Series C Warrants (the “Warrants”).

The Company’s Series A, Series B and Series C Warrants contain standard anti-dilution provisions for stock dividends, stock splits, subdivisions, combinations and similar types of recapitalization events. They also contain a cashless exercise feature that provides for their net share settlement at the option of the holder in the event that there is no effective registration statement covering the continuous offer and sale of the warrants and underlying shares. The Company is required to comply with certain requirement to cause or maintain the effectiveness of a registration statement for the offer and sale of these securities. The Warrant contracts further provide for the payment of liquidated damages at an amount per month equal to 1% of the aggregate VWAP of the shares into which each Warrant is convertible into in the event that the Company is unable to maintain the effectiveness of a registration statement as described herein. The Company evaluated the registration payment arrangement stipulated in the terms of these securities and determined that it is probable that the Company will maintain an effective registration statement and has therefore not allocated any portion of the IPO or Private Transaction proceeds to the registration payment arrangement. The Warrants also contain a fundamental transactions provision that permits their settlement in cash at fair value at the option of the holder upon the occurrence of a change in control. Such change in control events include tender offers or hostile takeovers, which are not within the sole control of the Company as the issuer of these warrants. Accordingly, the warrants are considered to have a cash settlement feature that precludes their classification as equity instruments. Settlement at fair value upon the occurrence of a fundamental transaction would be computed using the Black Scholes Option Pricing Model.

Accounting Treatment

The Company accounts for the Warrants in accordance with the guidance in ASC 815 Derivatives and Hedging. As indicated above, the Company may be obligated to settle warrants in cash in the case of a Fundamental Transaction.

Additionally, the terms of the Series B Warrants do not explicitly limit the potential number of shares, thereby the exercise of the Series B Warrants could result in the Company’s obligation to deliver a potentially unlimited number of shares upon settlement. As such, share settlement is not considered to be within the control of the Company.

The Company classified the Series A, Series B, and C Warrants as liabilities at their fair value and will re-measure the warrants at each balance sheet date until they are exercised or expire. Any change in the fair value is recognized as other income (expense) in the Company’s statement of operations.

Under ASC 815-40-35, the Company adopted a sequencing policy that reclassifies contracts, with the exception of stock options, from equity to assets or liabilities for those with the latest inception date first. Future issuance of securities will be evaluated as to reclassification as a liability under our sequencing policy of latest inception date first until either all of the Series B warrants are settled or expire. (see Note 15)

In accordance with the guidance under ASC 815-40-25, we have evaluated that we have a sufficient number of authorized and unissued shares as December 31, 2015, to settle all existing commitments.

Capnia, Inc.

December 31, 2015

Notes to Consolidated Financial Statements

(Continued)

Series A Warrants

The Company has issued 2,449,605 Series A Warrants to purchase shares of its Common Stock at an exercise price of $6.50 per share in connection with the IPO unit offering described in Note 2. The Series A Warrants are exercisable at any time prior to the expiration of the five-year term on November 12, 2019.

Upon the completion of the IPO, the Series A warrants started trading on the NASDAQ under the symbol CAPNW. As the warrants are publicly traded, the Company uses the closing price on the measurement date to determine the fair value of these warrants.

During the year ended December 31, 2015, a total of 24,000 Series A Warrants were exercised. As of December 31, 2015, the fair value of the 2,425,605 outstanding Series A warrants was approximately $1.2 million, and the increase of $0.4 million in fair value during the year ended December 31, 2015 was recorded as other expense in the statement of operations.

Series B Warrants

The Company has issued 2,449,605 Series B Warrants to purchase shares of its Common Stock at an exercise price of $6.50 per share in connection with the IPO unit described in Note 2. The Series B Warrants are exercisable at any time prior to the expiration of the 15-month term on February 12, 2016. In the event that the market price of the Company’s Common Stock falls below $6.50 at any time between March 12, 2015 and February 12, 2016 (expiration date), the Series B Warrants will become exercisable on a cashless basis for a number of common shares that increases as the market price of the Company’s Common Stock decreases, and exercisable at a discount to the tracking price of the Common Stock at the time. The result is an inverse relationship between the fair value of the shares and the number of shares issuable upon exercise.

As of December 31, 2015 and December 31, 2014 the Company used a Monte Carlo simulation to calculate the fair value of its Series B Warrant liability. This model is dependent upon several variables such as the warrant’s term, exercise price, current stock price, risk-free interest rate estimated over the contractual term, estimated volatility of our stock over the term of the warrant and the estimated market price of our stock during the cashless exercise period. The risk-free rate is based on U.S. Treasury securities with similar maturities as the expected terms of the warrants. The volatility is estimated based on blending the volatility rates for a number of similar publicly-traded companies. The Company used the following inputs:

	December 31, 2015	December 31, 2014
Volatility	90%	87%
Expected Term (years)	0.12	1.10
Expected dividend yield	—%	—%
Risk-free rate	0.65%	0.26%

In addition to the assumptions above, the Company’s estimated fair value of the Series B Warrant liability is calculated using other key assumptions. Management, with the assistance of an independent valuation firm, makes these subjective determinations based on available current information; however, as such information changes, so might management’s determinations and such changes could have a material impact on future operating results.

Capnia, Inc.

December 31, 2015

Notes to Consolidated Financial Statements

(Continued)

The net decrease in carrying amount of the Series B Warrants for the year ended December 31, 2015 was $16.6 million, of which $2.7 million was attributed to the change in fair value of the warrant liability during the three months ended December 31, 2015 and was recorded as other expense in the consolidated statement of operations. Factors contributing to the change in fair value of the warrants include the trading price of the Common Stock and term remaining to expiration of the warrants.

During the year ended December 31, 2015, certain holders of Series B warrants cashless exercised a total of 1,713,045 warrants resulting in the issuance of 5,879,560 shares of Common Stock and the derecognition of approximately $12.5 million, in Series B Warrant liability, respectively for the year ended December 31, 2015, which was recorded as additional paid-in capital.

Series C Warrants

On March 5, 2015, the Company entered into separate agreements with certain Series B Warrant holders, who agreed to exercise their Series B Warrants to purchase an aggregate of 589,510 shares of the Company’s Common Stock at an exercise price of $6.50 per share, resulting in the de-recognition of $6.7 million of Series B warrant liability and gross proceeds to the Company of approximately $3.8 million based on the exercise price of the Series B warrants. In connection with this exercise of the Series B Warrants, the Company issued to each investor who exercised Series B Warrants, new Series C Warrants for the number of shares of the Company’s Common Stock underlying the Series B Warrants that were exercised. Each Series C Warrant is exercisable at $6.25 per share and will expire on March 5, 2020.

The Company has calculated the fair value of the Series C warrants using a Black-Scholes pricing model, which requires the input of highly subjective assumptions including the expected stock price volatility. The Company used the following inputs:

	December 31, 2015	March 5, 2015
Volatility	90%	86%
Expected Term (years)	4.17	5.00
Expected dividend yield	—%	—%
Risk-free rate	1.76%	1.35%

In April 2015, the Company issued a tender offer to the remaining holders of Series B warrants to induce the holders to cash exercise the outstanding Series B warrants in exchange for new Series C Warrants with an exercise price of $6.25 per share that expire on March 5, 2020. The tender offer was extended to warrant holders under a registration statement filed with the SEC on Form S-4, which was declared effective on June 25, 2015 and expired on July 24, 2015. During July 2015, certain Series B warrant holder(s) tendered their Series B Warrants under the tender offer, which resulted in the issuance of 905 shares of Capnia Common Stock, the issuance of 905 Series C Warrants and proceeds to the Company of $5,882.

The new Series C Warrants are exercisable into 590,415 shares of the Company’s Common Stock. As of December 31, 2015, the fair value of the Series C Warrants was determined to be $0.5 million. The decline in the fair value of the warrants of $2.6 million in the year ended December 31, 2015 was recorded as other income in the consolidated statement of operations.

Capnia, Inc.

December 31, 2015

Notes to Consolidated Financial Statements

(Continued)

Note 7. Credit Facility

On September 29, 2014, the Company established a line of credit in the amount of up to $0.1 million. The line of credit bears a fixed interest rate of 6.0% per annum simple interest. The line of credit has a two-year repayment term, with prepayment at the Company’s option with no penalty. The line of credit shall be payable out of cash received in the Company’s accounts receivable following the commencement of commercial sales.

In October, 2014, the Company drew down the full amount of $0.1 million provided for by the line of credit. During the year ended December 31, 2015, the Company repaid the outstanding amounts borrowed under the line of credit.

Note 8. Commitments and Contingencies

Facility Leases

On July 1, 2015 the Company executed a new four year non-cancelable operating lease agreement for 8,171 square feet of office space for its headquarters facility. The lease agreement provides for monthly lease payments of $23,300 beginning in September of 2015, with increases in the following three years. An additional 5,265 square feet of office space became part of the new lease agreement on March 1, 2016 (see Note 15).

The Company leases office space under a non-cancelable operating lease agreement which was set to expire in May 2015. On February 2, 2015, the Company signed an amendment to its lease agreement, extending the lease through June 2018. The amendment provides for monthly lease payments of $22,000 beginning in June 2015, with increases in the following two years. The Company subleased this facility in January 2016 (see Note 15).

The Company also leases approximately 2,100 square feet for its operations in Ivyland, Pennsylvania under a month-to-month lease (see Note 15).

Minimum rental commitments under all noncancelable leases with an initial term in excess of one year as of December 31, 2015 were as follows:

Year ending December 31:	Operating Leases
2016	$698,945
2017	750,118
2018	629,923
2019	334,747

Total	$2,413,733

The table above does not consider the impact of lease payments the Company will receive under the sublease executed in January 2016 (see Note 15).

Rent expense was $375,000 and $230,000 during the years ended December 31, 2015 and 2014, respectively.

Capnia, Inc.

December 31, 2015

Notes to Consolidated Financial Statements

(Continued)

Contingencies

In the normal course of business, the Company enters into contracts and agreements that contain a variety of representations and warranties and provide for general indemnifications. The Company’s exposure under these agreements is unknown because it involves claims that may be made against the Company in the future, but have not yet been made. The Company accrues a liability for such matters when it is probable that future expenditures will be made and such expenditures can be reasonably estimated.

In connection with the acquisition of the assets of NeoForce, the Company agreed to pay the former NeoForce shareholder an annual royalty payment for a period of 36 months. The agreement to pay the annual royalty resulted in the recognition of a contingent consideration, which is recognized at the inception of the transaction, and subsequent changes to estimate of the amounts of contingent consideration to be paid will be recognized as charges or credits in the statement of operations. The fair value of the contingent consideration is based on preliminary cash flow projections, growth in expected product sales and other assumptions. Based on the assumptions, the fair value of the Royalty was determined to be $153,000 at the date of acquisition and at December 31, 2015 (see Note 13).

Note 9. Capital Stock

Common Stock:

The Company is authorized to issue 100,000,000 shares of common stock as of December 31, 2014 with a par value of $0.001 per share.

Each share of common stock is entitled to one vote. The holders of common stock are also entitled to receive dividends whenever funds are legally available and when and if declared by the Board of Directors, subject to the prior rights of all classes of stock outstanding. The holders of common stock, voting as a separate class, are entitled to elect one member of the Board of Directors.

Convertible Preferred Stock

The Company is authorized to issue 40,000 shares of Series A Convertible Preferred Stock. The Company has issued 4,555 Series A Convertible Preferred Stock, with a par value of $0.001 and a stated value of 1,000 per share. The Series A Convertible Preferred Stock do not have an expiration date and are not redeemable.

The Series A Convertible Preferred Stock was classified as permanent equity on the Company’s consolidated balance sheet in accordance with authoritative guidance for the classification and measurement of hybrid securities and distinguishing liability from equity instruments. The preferred stock is not redeemable at the option of the holder.

Further, the Company evaluated its Series A Convertible Preferred Stock and determined that it is considered an equity host under ASC 815, Derivatives and Hedging. In making this determination, the Company’s analysis followed the whole instrument approach which compares an individual feature against the entire preferred stock instrument which includes that feature. The Company’s analysis was based on a consideration of the economic characteristics and risks of each series of preferred stock. More specifically, the Company evaluated all of the stated and implied substantive terms and features, including (i) whether the

Capnia, Inc.

December 31, 2015

Notes to Consolidated Financial Statements

(Continued)

preferred stock included redemption features, (ii) how and when any redemption features could be exercised, (iii) whether the holders of preferred stock were entitled to dividends, (iv) the voting rights of the preferred stock and (v) the existence and nature of any conversion rights. As a result of the Company’s conclusion that the preferred stock represents an equity host, the conversion feature of all series of preferred stock is considered to be clearly and closely related to the associated preferred stock host instrument. Accordingly, the conversion feature in the preferred stock is not considered an embedded derivative that requires bifurcation.

The Company accounts for the Series A Convertible Preferred Stock in accordance with the guidance in ASC 815 Derivatives and Hedging. The Certification of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock provides for share settlement only and specifies that the Company would be liable for daily monetary damages in the event that the Company is unable to deliver registered Common Stock upon notice of exercise. The Company has therefore classified the value of the Series A Convertible Preferred Stock as permanent equity.

The Company evaluated the liquidated damages provisions in the terms of this securities agreement and determined that it is probable that the Company will maintain an effective registration statement and have sufficient shares upon conversion and has therefore not recorded a liability for potential liquidated damages.

Note 10. Stockholders’ Equity (Deficit)

Stock Option Plan

The Company has adopted the 1999 Incentive Stock Plan, the 2010 Equity Incentive Plan, and the 2014 Equity Incentive Plan (together, the Plans). The 1999 Incentive Stock Plan expired in 2009, and the 2010 Equity Incentive Plan has been closed to new issuances. Therefore, the Company may issue options to purchase shares of common stock to employees, directors, and consultants only under the 2014 Equity Incentive Plan. Options granted under the 2014 Plan may be incentive stock options (“ISOs”) or nonqualified stock options (“NSOs”). ISOs may be granted only to Company employees and directors. NSOs may be granted to employees, directors, advisors, and consultants. The Board of Directors has the authority to determine to whom options will be granted, the number of options, the term, and the exercise price.

Options are to be granted at an exercise price not less than fair value for an ISO or 85% of fair value for an NSO. For individuals holding more than 10% of the voting rights of all classes of stock, the exercise price of an option will not be less than 110% of fair value. The vesting period is normally monthly over a period of 4 years from the vesting date. The contractual term of an option is no longer than five years for ISOs for which the grantee owns greater than 10% of the voting power of all classes of stock and no longer than ten years for all other options.

The Company recognized stock-based compensation expense related to options granted to employees for the fiscal years ended December 31, 2015 and 2014 of $942,369 and $345,435, respectively. The compensation expense is allocated on a departmental basis, based on the classification of the option holder. No income tax benefits have been recognized in the statements of operations for stock-based compensation arrangements as of December 31, 2015 and December 31, 2014.

Capnia, Inc.

December 31, 2015

Notes to Consolidated Financial Statements

(Continued)

Stock compensation expense was allocated between departments as follows;

	Year ended
	December 31, 2015	December 31, 2014
Research & Development	$148,948	$64,020
Sales & Marketing	62,533	8,335
General & Administrative	730,888	273,080

Total	$942,369	$345,435

The Company granted options to purchase 955,713 and 926,384 of the Company’s common stock in 2015 and 2014. The fair value of each award granted was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions for the year ended December 31, 2015:

Year Ended
	December 31, 2015	December 31, 2014
Expected life (years)	6.1	5.8 - 6.1
Risk-free interest rate	1.6% - 1.7%	1.6% - 1.8%
Volatility	56% - 66%	43% - 59%
Dividend rate	—%	—%

Expected volatility is based on volatilities of a group of public companies operating in the Company’s industry. The expected life of stock options represents the average of the contractual term of the options and the weighted-average vesting period, as permitted under the simplified method. The Company has elected to use the simplified method, as the Company does not have enough historical exercise experience to provide a reasonable basis upon which to estimate the expected term and the stock option grants are considered “plain vanilla” options. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant.

Capnia, Inc.

December 31, 2015

Notes to Consolidated Financial Statements

(Continued)

The following table summarizes stock option transactions for the years ended December 31, 2015 and 2014 as issued under the Plans:

	Shares Available for Grant	Number of Options Outstanding	Weighted- Average Exercise Price per Share	Weighted Average Remaining Contractual Term (in years)
Balance at December 31, 2013	124,824	239,606	$3.36
2014 Plan authorized	1,437,165	—	—
Closed 2010 Plan	(123,523)	—	—
Options granted	(926,384)	926,384	7.15
Options canceled/forfeited	93,979	(93,979)	6.75

Balance at December 31, 2014	606,061	1,072,011	6.34	8.67
Additional shares authorized	270,764	—	—
Options granted	(955,713)	955,713	3.08
Options exercised	—	(83,848)	3.50
Options canceled/forfeited	85,037	(85,037)	5.03

Balance at December 31, 2015	6,149	1,858,839	$4.82	8.75
Options vested at December 31, 2014	—	578,889	$5.58	7.46

Options vested and expected to vest at December 31, 2014	—	1,072,011	$6.34	8.67

Options vested at December 31, 2015	—	922,927	$5.06	7.47

Options vested and expected to vest at December 31, 2015	—	1,858,839	$4.82	8.75

The weighted-average grant date fair value of employee options granted was $1.66 and $1.03 per share for the year ended December 31, 2015 and December 31, 2014, respectively. At December 31, 2015 total unrecognized employee stock-based compensation was $1,917,245, which is expected to be recognized over the weighted-average remaining vesting period of 2.5 years. As of December 31, 2015, the outstanding stock options had an intrinsic value of $67,165.

The fair value of an equity award granted to a non-employee generally is determined in the same manner as an equity award granted to an employee. In most cases, the fair value of the equity securities granted is more reliably determinable than the fair value of the goods or services received. Stock-based compensation related to its grant of options to non-employees has not been material to date.

2014 Employee Stock Purchase Plan

Our board of directors and stockholders have adopted the 2014 Employee Stock Purchase Plan, or the ESPP. The ESPP has become effective, and our board of directors will implement commencement of offers thereunder in its discretion. A total of 139,839 shares of our Common Stock has been made available for sale under the ESPP. In addition, our ESPP provides for annual increases in the number of shares available for issuance under

Capnia, Inc.

December 31, 2015

Notes to Consolidated Financial Statements

(Continued)

the plan on the first day of each year beginning in the year following the initial date that our board of directors authorizes commencement, equal to the least of:

•	1.0% of the outstanding shares of our Common Stock on the first day of such year; 279,680 shares; or

•	such amount as determined by our board of directors.

As of December 31, 2015 there were no purchases by employees under this plan.

Series D Warrants

The Company has issued 1,280,324 Series D Warrants, with an exercise price of $2.46 and a term of five years expiring on October 15, 2020. The Company’s Series D Warrants contain standard anti-dilution provisions for stock dividends, stock splits, subdivisions, combinations and similar types of recapitalization events. They also contain a cashless exercise feature that provides for their net share settlement at the option of the holder in the event that there is no effective registration statement covering the continuous offer and sale of the warrants and underlying shares. The Company is required to comply with certain requirement to cause or maintain the effectiveness of a registration statement for the offer and sale of these securities. The Series D Warrant agreement further provides for the payment of liquidated damages at an amount per month equal to 1% of the aggregate VWAP of the shares into which each Series D Warrant is convertible into in the event that the Company is unable to maintain the effectiveness of a registration statement as described herein. The Company evaluated the registration payment arrangement stipulated in the terms of this securities agreement and determined that it is probable that the Company will maintain an effective registration statement and has therefore not allocated any portion of the proceeds to the registration payment arrangement. The Series D Warrant agreement specifically provides that under no circumstances will the Company be required to settle any Series D Warrant exercise for cash, whether by net settlement or otherwise.

Accounting Treatment

The Company accounts for the Series D Warrants in accordance with the guidance in ASC 815 Derivatives and Hedging. As indicated above, the Company is not required under any circumstance to settle any Series D Warrant exercise for cash. The Company has therefore classified the value of the Series D Warrants as permanent equity.

Other Common Stock Warrants

As of December 31, 2015, the Company had 480,147 Common Stock warrants outstanding from the 2010/2012 convertible notes, with an exercise price of $4.87 and a term of 10 years expiring in November 2024. During the year ended December 31, 2015, 43,720 Common Stock warrants were cashless exercised resulting in the issuance of 13,407 shares of the Company’s Common Stock. The Company also has outstanding 9,259 Common Stock warrants issued in 2009, with an exercise price of $21.60 and a term of 10 years, expiring in January 2019 and 82,500 Common Stock warrants issued to the underwriter in our IPO, with an exercise price of $7.14 and a term of 10 years, expiring in November 2024.

Capnia, Inc.

December 31, 2015

Notes to Consolidated Financial Statements

(Continued)

Note 11. Income Taxes

Due to net losses in 2015 and 2014, the Company had no material current, deferred, or total income tax expense in the years ended December 31, 2015 and 2014. A reconciliation of income tax expense with amounts determined by applying the statutory U.S. federal income tax rate to income before income taxes is as follows:

	Years Ended December 31,
	2015	2014
Tax on the loss before income tax expense computed at the federal statutory rate of 34%	$(5,408,551)	$(4,717,063)
State tax (benefit) at statutory rate, net of federal benefit	(928,107)	(13,020)
Change in Valuation Allowance	4,199,154	1,578,347
Change in research and development credits	(60,991)	316,311
Change in fair value of warrants	1,493,215	2,960,766
Other	705,280	(125,341)

Income tax expense	$—	$—

Effective income tax rate	—%	—%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows at December 31, 2015 and 2014:

	December 31,
	2015	2014
Non-Current Deferred Tax Assets:
Reserves and accruals	$287,850	$71,953
Net Operating Loss Carryforwards	26,174,912	22,125,807
Research and development credits	1,381,296	1,345,833
Intangible Assets	(74,113)	46,784
Fixed Assets	9,080	(10,505)

Total Non-Current Deferred Tax Assets	27,779,025	23,579,872

Valuation Allowance	(27,779,025)	(23,579,872)

Net Deferred Tax Assets	$—	$—

The Company has recorded a full valuation allowance against its net deferred tax assets as it believes that it is more likely than not that such assets will not be realized. The valuation allowance increased by $4,199,154 from December 31, 2014 to December 31, 2015 primarily due to the generation of current year net operating losses and research and development credits claimed.

As of December 31, 2015, the Company had $67,263,865 of federal and $56,650,176 of state net operating loss, respectively, available to offset future taxable income. The federal net operating loss carryforwards begins

Capnia, Inc.

December 31, 2015

Notes to Consolidated Financial Statements

(Continued)

to expire in 2019 and the state net operating loss carryforwards will begin to expire in 2016, if not utilized. As of December 31, 2015, the Company also had $1,328,082 of federal and $977,574 of state research and development credit carryforwards, respectively. The federal research and development credit carryforward begins to expire in 2024 and the state research and development credit can be carried forward indefinitely.

In addition, the use of net operating loss and tax credit carryforwards may be limited under Section 382 of the Internal Revenue Code in certain situations where changes occur in the stock ownership of a company. In the event that the Company has had a change in ownership, utilization of the carryforwards could be restricted.

The following tables summarize the activities of gross unrecognized tax benefits:

	December 31,
	2015	2014
Beginning balance	673,247	—
Increase related to prior year tax positions	—	628,383
Decreases related to prior year tax positions	(13,207)	—
Increase related to Current year tax positions	31,657	44,864
Decreases related to current year tax positions	—	—

Ending Balance	$691,697	$673,247

The amount of unrecognized tax benefits that would impact the effective tax rate were approximately none and none as of December 31, 2015 and December 31, 2014, respectively. As of December 31, 2015, $691,697 of unrecognized tax benefits would be offset by a change in valuation allowance.

The Company files income tax returns in the U.S. federal jurisdiction and certain state jurisdictions. In the normal course of business, the Company is subject to examination by federal, state and local jurisdictions, where applicable. In the U.S federal jurisdiction, tax years 1999 forward remain open to examination, and in the state tax jurisdiction, years 2005 forward remain open to examination. The Company is currently not under audit by any federal, state or local jurisdiction.

During November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes, which simplifies the presentation of deferred income taxes. This ASU requires that deferred tax assets and liabilities be classified as non-current in a statement of financial position. The Company early adopted ASU 2015-17 effective December 31, 2015 on a retrospective basis. Adoption of this ASU resulted in a reclassification of the Company’s net current deferred tax asset to the net non-current deferred tax asset in the Company’s Consolidated Balance Sheets as of December 31, 2015 and December 31, 2014.

The Protecting Americans from Tax Hikes (PATH) Act (“Act”) (H.R 2029) was signed into law on December 18, 2015. The Act contains a number of provisions including, most notably, permanent extension of the United States federal research tax credit. The Act did not have a material impact on the Company’s effective tax rate for fiscal 2015 due to the effect of the valuation allowance on the Company’s deferred tax assets.

The Company uses the “more likely than not” criterion for recognizing the tax benefit of uncertain tax positions and to establish measurement criteria for income tax benefits. The Company has determined it has no

Capnia, Inc.

December 31, 2015

Notes to Consolidated Financial Statements

(Continued)

material unrecognized assets or liabilities related to uncertain tax positions as of December 31, 2015. The Company does not anticipate any significant changes in such uncertainties and judgments during the next 12 months. In the event the Company should need to recognize interest and penalties related to unrecognized tax liabilities, this amount will be recorded as a component of other expense.

Note 12. Net loss per share

Basic net loss per share is computed by dividing net loss by the weighted-average number of Common Stock actually outstanding during the period. Diluted net loss per share is computed by dividing net loss by the weighted-average number of Common Stock outstanding and dilutive potential Common Stock that would be issued upon the exercise of Common Stock warrants and options. For the year ended December 31, 2015 and 2014, the effect of issuing the potential common stock is anti-dilutive due to the net losses in those periods and the number of shares used to compute basic and diluted earnings per share are the same in each of those periods.

The following potentially dilutive securities outstanding have been excluded from the computations of diluted weighted-average shares outstanding because such securities have an antidilutive impact due to losses reported (in Common Stock equivalent shares):

	As of December 31,
	2015	2014
Convertible preferred stock	2,462,162	—
Warrants issued to 2010/2012 convertible note holders to purchase common stock	480,147	523,867
Options to purchase common stock	1,858,839	1,072,011
Warrants issued in 2009 to purchase common stock	9,259	9,259
Warrants issued to underwriter to purchase common stock	82,500	82,500
Series A warrants to purchase common stock	2,425,605	2,449,605
Series B warrants to purchase common stock	116,580	2,449,605
Series C warrants to purchase common stock	590,415	—
Series D warrants to purchase common stock	1,280,324	—

Note 13. NeoForce Group, Inc. Acquisition

On September 8, 2015, the Company through its wholly owned subsidiary Neoforce, Inc (“NFI”), acquired substantially all of the assets of NeoForce in exchange for an upfront cash payment of $1.0 million. In addition, the Company agreed to pay the former NeoForce shareholder an annual royalty payment for a period of 36 months (“Royalty”) in the low single digits based on net sales of NeoForce products that were acquired by the Company. As of December 31, 2015, the Company recorded $8,372 of Royalty payable.

The acquisition of NeoForce strengthens the Company’s commitment to leveraging technology to address unmet needs in neonatology, which is a high growth segment in the healthcare business. The Company plans to leverage the expertise and hospital relationships of NeoForce to accelerate the adoption of CoSense.

The transaction has been accounted for as a business combination under the acquisition method of accounting. Accordingly, the tangible assets and identifiable intangible assets acquired and liabilities assumed

Capnia, Inc.

December 31, 2015

Notes to Consolidated Financial Statements

(Continued)

have been recorded at fair value, with the remaining purchase price recorded as goodwill. The fair values of current assets and liabilities approximated their book value. The fair values of acquired assets and liabilities are based on preliminary cash flow projections and other assumptions. The fair values of acquired intangible assets were determined using several significant unobservable inputs for projected cash flows and a discount rate. These inputs are considered Level 3 inputs under the fair value measurements and disclosure guidance.

The agreement to pay the annual Royalty resulted in the recognition of a contingent consideration, which is recognized at the inception of the transaction, and subsequent changes to estimate of the amounts of contingent consideration to be paid will be recognized as charges or credits in the statement of operations. The fair value of the contingent consideration is based on preliminary cash flow projections, growth in expected product sales and other assumptions. Based on the assumptions, the fair value of the Royalty was determined to be $153,000 at the date of acquisition and at December 31, 2015. The fair value of the royalty was determined by applying the income approach, using several significant unobservable inputs for projected cash flows and a discount rate of 20% commensurate with the Company’s cost of capital and expectation of the revenue growth for products at their life cycle stage. These inputs are considered Level 3 inputs under the fair value measurements and disclosure guidance.

The aggregate purchase price consideration was as follows:

Cash consideration	$1,000,000
Fair value of contingent consideration	153,000

Total purchase price consideration	$1,153,000

The fair values of assets acquired at the transaction date are summarized below:

Net tangible assets acquired	$39,377
Customer contracts	259,730
Patents	135,890
Goodwill	718,003

Net Assets Acquired	$1,153,000

Net tangible assets acquired consisted primarily of equipment, furniture and fixtures.

Goodwill is an unidentifiable asset and, as such, can only be measured as a residual. A significant component of the NeoForce goodwill, which did not meet the criteria for separate recognition as an intangible asset was a skilled and assembled workforce. The founder of NeoForce, who became the General Manager of Neonatology at the Company, brings 25 years of medical device sales, operations and product development experience at neonatology focused companies. The Company plans to use his expertise and broad relationships with top tier hospitals across the United States to accelerate the adoption of CoSense. The Company also expects to achieve synergies in the areas of accounting, informational technology, sales & marketing and other general administration expenses through the combination.

Capnia, Inc.

December 31, 2015

Notes to Consolidated Financial Statements

(Continued)

Pro Forma Financial Information (Unaudited)

The following table presents the unaudited pro forma results of Capnia, Inc. (including the operations of Neoforce) for the years ended December 31, 2014 and December 31, 2015. The unaudited pro forma financial information combines the results of operations of Capnia and NeoForce as though the companies had been combined as of the beginning of each of the fiscal periods presented. As of September 8, 2015, the date of the acquisition, the results of NFI have been combined with Capnia as a wholly-owned subsidiary. The unaudited pro forma financial information is presented for informational purposes only and is not indicative of the consolidated results of operations that would have been achieved if the acquisition had taken place at the beginning of fiscal 2014 or 2015. In addition, the unaudited pro forma financial information does not attempt to project the future consolidated results of operations.

	December 31,	December 31,
	2015	2014
Pro forma total revenues	$1,168,846	$987,853
Pro forma net loss	$(16,002,126)	$(13,307,030)
Pro forma net loss per share — basic and diluted	$(1.70)	$(10.48)
Pro forma weighted — average shares — basic and diluted	9,425,880	1,270,033

The unaudited pro forma financial information above reflects the following:

•	the increase of amortization expense of $53,000 in the years ended December 31, 2015 and 2014 related to the estimated fair value of intangible assets from the purchase price allocation which are being amortized over their estimated useful lives through 2028. The change in depreciation expense related to the change in estimated fair value of property and equipment from the book value at the time of the acquisition was not material.

For the year ended December 31, 2015, NeoForce, Inc. revenue and net income included in the Company’s Consolidated Statement of Operations and Net Loss were $279,000 and $76,000, respectively.

Note 14. Defined Contribution Plan

The Company sponsors a 401(k) Plan, which stipulates that eligible employees can elect to contribute to the 401(k) Plan, subject to certain limitations of eligible compensation. The Company may match employee contributions in amounts to be determined at the Company’s sole discretion. To date, the Company has not made any matching contributions.

Note 15. Subsequent Events

On January 5, 2016, January 27, 2016 and March 16, 2016, the two funds managed by Sabby converted 1,665 shares of their Series A Convertible Stock into 900,000 shares of Common Stock.

On January 8, 2016, the Company completed the second closing under the Sabby Purchase Agreement entered into on October 12, 2015 with funds managed by Sabby. The Company issued 5,445 shares of Series A Convertible Preferred Stock with a stated value of $1,000 per share and par value of $0.001. In addition, the

Capnia, Inc.

December 31, 2015

Notes to Consolidated Financial Statements

(Continued)

Company issued 1,471,622 Series D Warrants to the funds managed by Sabby and 58,865 Series D Warrants to Maxim Group, LLC as underwriter. The Company received proceeds of approximately $5 million, net of $0.5 million in estimated expenses.

On January 11, 2016, the Company received a letter from Nasdaq indicating that the Company had regained compliance with the Nasdaq Listing Requirements.

On January 13, 2016, the Company entered into agreement to sublease its old office space at 3 Twin Dolphin Dr. The Company occupied this space as its corporate headquarters until August 1, 2015.

On January 26, 2016, the Company entered into a distribution agreement with Bemes, Inc., a leading medical equipment Master Distributor, to market and distribute CoSense and Precision Sampling Sets. Under the terms of the agreement, Bemes will have the exclusive right for sales, marketing, distribution and field service activities for CoSense in the United States.

On February 12, 2016, the Series B Warrants expired. On December 31, 2015, the Company had 116,580 Series B Warrants outstanding. Subsequent to December 31, 2015, a number of different Series B warrant holders exercised on a cashless basis 102,300 Series B Warrants and as a result the Company issued 485,202 shares of Common Stock. The remaining 14,280 Series B Warrants expired on February 12, 2016.

On February 12, 2016, the Company entered into an amendment and extension of its lease dated January 13, 2006 at 35 Commerce Drive in Ivyland, Pennsylvania. The amendment and extension effective as of March 1, 2016, includes additional space at 34 Commerce Drive and expires on March 31, 2017.

ESSENTIALIS, INC.

Financial Statements

For the nine months ended September 30, 2016

PKF Certified Public Accountants A Professional Corporation	Accountants and business advisers

INDEPENDENT ACCOUNTANTS’ REVIEW REPORT

Board of Directors and Stockholders of

Essentialis, Inc.

We have reviewed the accompanying financial statements of Essentialis, Inc. (a Delaware corporation) (the “Company”), which comprise the balance sheet as of September 30, 2016, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the nine month period then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Accountant’s Responsibility

Our responsibility is to conduct the review engagement in accordance with Statements on Standards for Accounting and Review Services promulgated by the Accounting and Review Services Committee of the AICPA. Those standards require us to perform procedures to obtain limited assurance as a basis for reporting whether we are aware of any material modifications that should be made to the financial statements for them to be in accordance with accounting principles generally accepted in the United States of America. We believe that the results of our procedures provide a reasonable basis for our conclusion.

Uncertainty Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, during the nine month period ended September 30, 2016, the Company incurred net losses of approximately $780,000. Future working capital requirements are dependent on the Company’s ability to achieve and maintain profitable operations, and to continue its present short-term financing or obtain alternative financing as required. It is not possible to predict the outcome of future operations or whether the necessary alternative financing may be arranged, if needed. Those conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

Accountant’s Conclusion

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in accordance with accounting principles generally accepted in the United States of America.

December 21, 2016	PKF
San Diego, California	Certified Public Accountants
A Professional Corporation

Telephone: (619) 238.1040 | Fax: (619) 237.5177

Email: info@pkfsandiego.com | Website: www.pkfsandiego.com

PKF | 2020 Camino del Rio North | Suite 500 | San Diego | California 92108 | USA

The PKF International Association is an association of legally independent firms.

ESSENTIALIS, INC.

Balance Sheet

September 30, 2016

ASSETS
Cash	$7,236

Total assets	$7,236

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable	$404,601
Accrued expenses	1,057,027
Notes payable	165,288
Bridge loans	4,292,013

Total liabilities	5,918,929

Commitments and contingencies (Notes 4, 5, 9 and 10)

Stockholders’ deficit
Series B Convertible Preferred stock, $0.001 par value; 15,500,000 shares authorized, 11,688,040 shares issued and outstanding	11,688
Series A Convertible Preferred stock, $0.001 par value; 21,700,000 shares authorized, 19,890,922 shares issued and outstanding	19,891
Common stock, $0.001 par value; 12,800,000 shares authorized, 4,398,812 shares issued and outstanding	4,398
Additional paid-in capital	23,806,970
Accumulated deficit	(29,754,640)

Total stockholders’ deficit	(5,911,693)

Total liabilities and stockholders’ deficit	$7,236

See Independent Accountant’s Review Report and Notes to the Financial Statements.

ESSENTIALIS, INC.

Statement of Operations

For the nine months ended September 30, 2016

Operating expenses:
Salaries and wages	$122,860
Consulting expense	5,880
Contract research expense	94,421
General and administrative	392,014

Total operating expenses	615,175

Loss from operations	(615,175)
Other (income)/expense: Interest expense	230,129
Gain on extinguishment of debt	(66,680)

Total other expense	163,449

Net loss	$(778,624)

See Independent Accountant’s Review Report and Notes to the Financial Statements.

ESSENTIALIS, INC.

Statement of Changes in Stockholders’ Deficit

For the nine months ended September 30, 2016

	Series B Convertible Preferred Shares	Series A Convertible Preferred Shares	Amount	Common Shares		Additional Paid- In Capital	Accumulated Deficit	Total Stockholders’ Deficit
				Shares	Amount
Balance, December 31, 2015	11,688,040	19,890,922	$31,579	4,398,812	$4,398	$23,797,213	$(28,976,016)	$(5,142,826)
Warrant debt discount with bridge loan financing	—	—	—	—	—	9,757	—	9,757
Net loss	—	—	—	—	—	—	(778,624)	(778,624)

Balance, September 30, 2016	11,688,040	19,890,922	$31,579	4,398,812	$4,398	$23,806,970	$(29,754,640)	$(5,911,693)

See Independent Accountant’s Review Report and Notes to the Financial Statements.

ESSENTIALIS, INC.

Statement of Cash Flows

For the nine months ended September 30, 2016

Cash flows from operating activities:
Net loss	$(778,624)
Adjustments to reconcile net loss to net cash used in operating activities:
Debt discount expense	9,757
Accrued interest	217,211
Gain on extinguishment of debt	(66,680)
Change in operating assets and liabilities:
Accounts payable	300,509
Accrued expenses	74

Net cash used in operating activities	(317,753)

Cash flows from financing activities:
Proceeds from notes payable	260,000
Payments on notes payable	(9,712)

Net cash provided by financing activities	250,288

Net decrease in cash	(67,465)
Cash at beginning of year	74,701

Cash at end of year	$7,236

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING INFORMATION:
Conversion of accounts payable to note payable	$100,000

Conversion of accrued expenses to bridge loans	$51,253

See Independent Accountant’s Review Report and Notes to the Financial Statements.

ESSENTIALIS, INC.

Notes to the Financial Statements

For the nine months ended September 30, 2016

Note 1 — Organization

Essentialis, Inc. (the “Company”) was incorporated May 21, 2003 for the purpose of developing pharmaceutical products. The Company is focused on the development of breakthrough medicines to treat rare complex neurobehavioral/metabolic with significant morbidity and mortality. The Company is a development stage business.

Note 2 — Summary of Significant Accounting Policies

Basis of Accounting — The Company’s policy is to use the accrual method of accounting and to prepare and present the financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates — The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Liquidity — For the nine months ended September 30, 2016, the Company had a net loss of $788,624 and accumulated deficit at September 30, 2016 of $29,754,640. In addition, for the nine months ended September 30, 2016, the Company had negative cash flows from operations of $317,753. Those conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company’s future cash requirements will depend on many factors, including continued scientific progress in its research and development programs, the scope and results of pre-clinical and clinical trials, the time and costs involved in obtaining regulatory approvals, the costs involved in filing, prosecuting and enforcing patents, competing technological and market developments, and the cost of product commercialization. The Company does not expect to generate a positive cash flow from operations at least until the commercial launch of its first product and possibly later given the expected spending for research and development programs and the cost of commercializing product candidates. Management plans to seek additional debt and/or equity financing through private or public offerings or through a business combination or strategic partnership. There can be no assurance that such capital will be available on favorable terms or at all. If the Company is unable to raise additional capital, the Company will likely be forced to curtail its desired development activities, which would delay the development of its product candidates.

Stock-Based Compensation — The Company uses the fair value based method of accounting for all its stock-based compensation in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718, Compensation — Stock Compensation. The estimated fair value of the options and warrants that are ultimately expected to vest based on performance related conditions, as well as the options and warrants that are expected to vest based on future service, is recorded over the instrument’s requisite service period and charged to stock-based compensation. In determining the amount of options and warrants that are expected to vest, the Company takes into account, voluntary termination behavior as well as trends of actual option and warrant forfeitures. The Company estimated future unvested forfeitures at 0% for all periods presented.

The Company accounts for stock-based awards based on the fair market value of the instrument using the Black-Scholes option pricing model utilizing certain weighted average assumptions including stock price volatility, expected term and risk-free interest rates at the grant date. The risk-free interest rate assumption is based upon

ESSENTIALIS, INC.

Notes to the Financial Statements

For the nine months ended September 30, 2016

Note 2 — Summary of Significant Accounting Policies (continued)

observed interest rates appropriate for the expected term of the stock based award. The expected volatility is based on the historical volatility of the Company’s common stock on monthly intervals. The computation of the expected option term is based on the “simplified method,” as the Company issuances are considered “plain vanilla” options. For stock based awards with defined vesting, the Company recognizes compensation expense over the requisite service period or when designated milestones have been achieved.

Research and Development Costs — The Company expenses its research and development costs as incurred. Research and development expenses are comprised of costs incurred in performing research and development activities, including salaries and benefits, facility costs, overhead costs, clinical trial costs, contract services, license agreements and other outside costs.

Income Taxes — The Company accounts for income taxes under ASC 740, Income Taxes, using the asset and liability method. The objective of the asset and liability method is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting basis and the tax basis for the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

This addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. At the date of adoption and as of September 30, 2016, the Company did not have a liability for unrecognized tax benefits.

The Company’s policy is to record interest and penalties on uncertain tax positions as income tax expense. As of September 30, 2016, the Company has no accrued interest or penalties related to uncertain tax positions.

Note 3 — Accrued Expenses

Accrued expenses consisted of the following at September 30, 2016:

Accrued interest	$976,197
Other	80,830

$1,057,027

Note 4 — Notes Payable

In February 2014, a vendor to whom the Company was indebted for services provided, agreed to convert the outstanding balance of account payable into a note payable amounting to $75,000. The note is unsecured, bears interest at 8% and is due February 28, 2017 or sooner if there is a change of control, as defined.

ESSENTIALIS, INC.

Notes to the Financial Statements

For the nine months ended September 30, 2016

Note 4 — Notes Payable (continued)

In May 2016, the Company converted a $100,000 obligation to a vendor into a promissory note. The note is unsecured, bears interest at 8% per annum and is payable in $3,000 monthly payments commencing May 31, 2016 through its maturity date of January 2, 2017, at which time any remaining balance will be due.

Notes payable at September 30, 2016 were $165,288.

Note 5 — Bridge Loans

The Company enters into bridge loan agreements with its preferred stockholders through the issuance and sale of secured, convertible promissory notes that typically mature one year after issuance. As each tranche of bridge loans is issued, certain provisions of the previous bridge loans are modified to include the previous balances along with any new financing received and the terms are updated to reflect the most recent agreement. Each time a bridge loan is issued, the Company grants warrants to cover a certain percentage of the financing, warrant coverage.

During 2016, the Company entered into three new bridge loans with its preferred stockholders – in May 2016 for $75,000, in June 2016 for $45,000, and in July 2016 for $140,000. In conjunction with the new issuances, all prior bridge loans were extended through July 2017. The bridge loans bear an interest rate of 8% per annum and automatically convert into the Company’s Series B Preferred Stock upon a Qualified Equity Financing or change of control, as defined. Due to the issuance of new bridge loans subsequent to September 30, 2016 (see Note 10), all the notes were further extended through November 2017.

If there is a change of control, the bridge loans plus any accrued interest are converted into preferred stock at $0.73 per share; otherwise, the bridge loans are due and payable in cash. In addition to the bridge financing, each series of financing included warrants issued to each lender based on their pro-rata share of financing as described in Note 7. The book value of the bridge loans would have been discounted by the value of the warrants issued, however, as the amortization of the discount is typically over one year, the term of each bridge loan, the unamortized discount at each extension and remaining at each year-end is immaterial and has been expensed to interest expense.

In July 2016 and September 2016, one of the Company’s professional service providers to whom the Company was contractually obligated for certain accrued compensation amounts, converted an aggregate of $51, 253 past due amounts for prior services initially included in accrued expenses into bridge loans for the same amount along with warrants to purchase 7,021 shares of Series B Preferred Stock.

Typically, the Company would record a beneficial conversion feature associated with the conversion feature of the bridge financing as a debt discount and amortize this balance to interest expense using the effective interest method over the life of the bridge loans, however, as the Company has not raised a Qualified Equity Financing nor has there been a change of control as of the date of this report, management believes that there is no value associated with the conversion feature of the convertible bridge loans.

ESSENTIALIS, INC.

Notes to the Financial Statements

For the nine months ended September 30, 2016

Note 5 — Bridge Loans (continued)

Bridge loans consisted of the following at September 30, 2016:

Issuance year	Interest rate	Warrant coverage
2011	6%	20%	$1,000,000
2012	6%	20%	750,000
2012	8%	10%	600,000
2013	8%	10%	660,000
2014	8%	10%	370,760
2015	8%	10%	600,000
2016	8%	10%	311,253

			$4,292,013

Interest expense associated with the bridge loans for the nine months ended September 30, 2016 was

$225,946, which included debt discount expenses of $9,757.

Note 6 — Convertible Preferred Stock

On December 1, 2011, the Company amended and restated its authorized number of shares available to 50,000,000, of which 12,800,000 were designated as Common Stock and 37,200,000 were designated Preferred Stock, each with a par value of $0.001 per share. The Preferred Stock currently can be issued in two designated series, Series A Preferred Stock comprising of 21,700,000 shares and Series B Preferred Stock comprising of 15,500,000 shares.

Significant terms of the Series A and B Preferred Stock are as follows:

Conversion — Each share of Series A and B Preferred Stock shall be convertible, at the option of the holder, at any time after the date of issuance of such shares. The conversion price for Series A is the original Series A price divided by the conversion price for the Series A Preferred Stock in effect at the time of the conversion. The conversion price for Series B is $0.73 divided by the conversion price for the Series B Preferred Stock in effect at the time of conversion.

Each share of Series A and B Preferred Stock automatically converts into common stock immediately upon the earlier of (i) the Company’s sale of at least $0.40 per share of its common stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, with aggregate gross proceeds to the Company of at least $30,000,000 or (ii) upon consent of at least 60% of the voting power represented by the then outstanding shares of Preferred Stock.

Liquidation Preference — Upon any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, the assets and funds of the Company available for distribution to stockholders shall be distributed as follows:

First, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made in respect of the Series A Preferred Stock or common stock, an amount equal to $3.65 per share of Series B, as adjusted for any recapitalization event plus all declared and unpaid dividends thereon.

ESSENTIALIS, INC.

Notes to the Financial Statements

For the nine months ended September 30, 2016

Note 6 — Convertible Preferred Stock (continued)

Second, after the full Series B liquidation preference has been paid or set aside, the holders of shares of Series A Preferred Stock shall be entitled to receive an amount of $0.73 per share of Series A preferred stock, as adjusted for any recapitalization event plus all declared and unpaid dividends thereon.

Lastly, after the full Series B and A Liquidation Preference due to holders of Series B and A Preferred Stock have been paid or set aside, the remaining assets of the Company available for distribution to its stockholders, if any, shall be distributed to the holders of common stock, Series A Preferred and Series B Preferred ratably in proportion to the number of shares of common stock then held, or issuable upon conversion of shares of Series A and B then held by each holder until such holders have received an aggregate of three times the original Series A price.

Voting — Each holder of preferred stock shall be entitled to a number of votes equal to the number of whole shares of common stock into which such holder’s shares of Series B Preferred Stock could then be converted and, except as otherwise required by law, shall have voting rights and powers equal to the voting rights and powers of the common stock.

Dividends — The holders of the issued Series A and B Preferred Stock shall be entitled to receive or simultaneously receive, when, as and if declared by the Board of Directors out of assets legally available therefore, prior and in preference to any declaration or payment of any dividend to common stock dividends at the per share annual rate of $0.0584 per share of Series A and B Preferred Stock. The right to dividends on shares shall not be cumulative and no right shall accrue to holders of Series A and B Preferred Stock nor shall any undeclared or unpaid dividend bear or accrue interest. To date, the Board of Directors has not declared any dividends.

Note 7 — Stock Options and Warrants

Stock Options — The Company follows the guidance of the accounting provisions of ASC 718, which requires the use of the fair-value based method to determine compensation for all arrangements under which employees and others receive shares of stock or equity instruments (warrants and options). In August 2005, the Company’s Board of Directors approved the 2005 Stock Plan (the “Plan”). Under the Plan, the Company may grant up to 2,750,000 shares of incentive stock options to eligible persons, including employees, nonemployees, members of the Board of Directors, consultants, and other independent advisors who provide services to the Company. In general, options are granted with an exercise price equal to the fair value of the underlying common stock on the date of the grant. Options granted typically have a contractual life of 10 years and vest over periods ranging from being fully vested as of the grant date to four years.

	Units	Weighted Average Exercisable Price	Weighted Average Contractual Life
Outstanding at beginning of year	342,000	$0.10
Granted at fair value	—
Exercised	—
Canceled/Forfeited	—

Outstanding at end of year	342,000	$0.10	1.7

Fully vested at end of year	342,000	$0.10	1.7

ESSENTIALIS, INC.

Notes to the Financial Statements

For the nine months ended September 30, 2016

Note 7 — Stock Options and Warrants (continued)

No options were granted, exercised or cancelled during the nine months ended September 30, 2016. In December 2016, 180,000 unexercised options expired. Intrinsic value represents the amount by which the market price of the common stock exceeds the exercise price of the options. The intrinsic value of exercisable options at September 30, 2016 was $58,140. There is no unrecognized compensation cost for unvested stock-based compensation awards as of September 30, 2016.

Warrants — In connection with the series of bridge financing with its preferred stockholders, the Company issued warrants to purchase shares of Series A and Series B Preferred Stock. The number of warrants issued was variable and is determined by the loan amount multiplied by the warrant coverage and divided by the warrant stock price at the time of issuance. The warrant stock price is either the share price of the Qualified Equity Financing (as defined as a capital raise with a minimum value issued to non-related investors, as defined) or $0.73 per share if no Qualified Equity Financing is raised by maturity date or if there is a change of control.

For the May and December 2009 and the January and May 2010 bridge loans issued (the bridge loans were converted into shares of Series A Preferred Stock in 2011), the warrant coverage was 20% of the bridge loan plus 5% per month for each month the bridge loan was outstanding up to 50%. For the December 2011 and March 2012 series of bridge loans issued, the warrant coverage was equal to 20% of the total bridge financing. For the series of bridge loans issued from July 2012 through July 2016, the warrant coverage was equal to 10% of the total bridge financing.

For the nine months ended September 30, 2016, the fair value of the warrants issued totaled $9,757, using an estimated exercise price of $0.73 per share. This value was recorded to additional paid-in capital and as a discount to the book value of the bridge loans and was to be amortized over the term of the bridge loans to interest expense. However, as each modification to the original warrant is made based on the extension and new bridge financing, each warrant’s life is extended and the fair value is re- computed based on the new estimated fair value, management has elected to expense each modification and new debt discount as each new bridge financing is made. For the nine months ended September 30, 2016, the Company recognized $9,757 of interest expense associated with the debt discount.

The Company used the Black-Scholes option pricing model to calculate both the initial debt discount and the change in fair value due to each modification, with the following assumptions for the nine months ended September 30, 2016:

Expected dividend yield	0%
Risk free interest rate	1.23%
Expected life in years	5.0
Volatility	80.4%

ESSENTIALIS, INC.

Notes to the Financial Statements

For the nine months ended September 30, 2016

Note 7 — Stock Options and Warrants (continued)

The remaining warrants available to exercise at September 30, 2016 are as follows:

Summary of outstanding warrants:	Number of shares exercisable	Exercise price	Expiration date
Series A Preferred Stock warrants	273,973	$0.01	11/12/2016
Series A Preferred Stock warrants	330,249	$0.01	1/26/2017
Series A Preferred Stock warrants	511,265	$0.01	5/5/2017
Series B Preferred Stock warrants	827,673	$0.73	6/24/2025

	1,943,160

In May 2016, 410,959 Series A Preferred Stock unexercised warrants expired. In November 2016, 273,973 Series A Preferred Stock unexercised warrants expired from the above table.

Note 8 — Income Taxes

At September 30, 2016, the Company had net operating loss carry forwards available to reduce future taxable income, if any, of approximately $29,079,000 for Federal income tax purposes. The Federal net operating loss carry forwards begin to expire in 2026. At September 30, 2016, the Company had California net operating losses carry forwards of approximately $28,426,000 that expire in various years beginning in 2017. Pursuant to Internal Revenue Code Section 382, use of the Company’s net operating loss carry forwards may be limited if a cumulative change in ownership of more than 50% occurs within a three-year period.

The Company files income taxes in the U.S. Federal jurisdiction and the state of California. The Company is subject to U.S. federal or state income tax examinations by tax authorities for years after 2012. During the periods open to examination, the Company has net operating losses carry forwards for U.S. Federal and state tax purposes that have attributes from closed periods. Since these net operating losses and tax credit carry forwards may be utilized in future periods, they remain subject to examination.

Temporary differences between the carrying amounts of assets for financial reporting purposes and the amounts used for income tax purposes and net operating loss carry forwards give rise to the Company’s deferred tax assets. The components of the Company’s deferred tax assets as of September 30, 2016 are as follows:

Deferred tax assets
Net operating loss carry forwards	$12,452,000
Intangibles	13,000
Other	1,000

Total deferred tax assets	12,466,000
Valuation allowance	(12,466,000)

Net deferred tax assets	$—

A valuation allowance has been recorded against the deferred tax assets, as the ultimate realization of these assets are considered uncertain at this early development stage of the Company. The change in the valuation allowance for the nine months ended September 30, 2016 amounted to approximately $306,000.

ESSENTIALIS, INC.

Notes to the Financial Statements

For the nine months ended September 30, 2016

Note 8 — Income Taxes (continued)

A reconciliation of the effective tax with the Federal statutory rate is as follows:

Federal income tax benefit at statutory rate	$(264,732)
Non-deductible expenses	3,903
Change in federal valuation allowance	260,829

Total benefit from taxes	$—

Note 9 — Commitments and Contingencies

Commitments — The Company will incur future costs primarily in conjunction with product research and development. Management believes that the proceeds received from capital investors will be sufficient to fund these future costs.

Licenses — In July 2014, the Company entered into a research agreement with a foundation which also provided a grant. Under the terms of the grant and research arrangement, the Company is obligated to pay the foundation a royalty of one percent (1%) of all revenues realized from the sale or usage of any product derived from the research. These royalty payments are payable each quarter until the royalty paid equals six times the grant received by the Company.

Litigation — Other than normally recurring legal action, there has not been any additional claims instituted against the Company and management does not believe that there are any matters that may result in litigation that will have a material adverse effect on the financial position of the Company.

Leases — The Company has a month-to-month storage lease in Carlsbad, California.

Note 10 — Subsequent Events

Management has evaluated subsequent events, as defined by ASC 855, Subsequent Events, through the date that the financial statements were available to be issued on December 21, 2016.

The Company entered into additional bridge loans in November 2016 for $60,000 with an interest rate of 8% and with a 10% warrant coverage.

ESSENTIALIS, INC.

Financial Statements

Years Ended December 31, 2015 and 2014

PKF Certified Public Accountants A Professional Corporation	Accountants and business advisers

INDEPENDENT AUDITORS’ REPORT

Board of Directors and Stockholders of

Essentialis, Inc.

We have audited the accompanying financial statements of Essentialis, Inc. (a Delaware corporation) (the “Company”), which comprise the balance sheets as of December 31, 2015 and 2014, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Essentialis, Inc. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Telephone: (619) 238.104 | Fax: (619) 237.5177

Email: info@pkfsandiego.com | Website: www.pkfsandiego.com

PKF | 2020 Camino del Rio North | Suite 500 | San Diego | California 92108 | USA

PKF is a member of PKF International Limited, a network of legally independent member firms.

Uncertainty Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, during the years ended December 31, 2015 and 2014, the Company incurred net losses of approximately $977,000 and $947,000, respectively. Future working capital requirements are dependent on the Company’s ability to achieve and maintain profitable operations, and to continue its present short-term financing or obtain alternative financing as required. It is not possible to predict the outcome of future operations or whether the necessary alternative financing may be arranged, if needed. Those conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to that matter.

November 29, 2016	PKF
San Diego, California	Certified Public Accountants
A Professional Corporation

ESSENTIALIS, INC.

Balance Sheets

	December 31, 2015	December 31, 2014
ASSETS
Cash	$74,701	$155,414

Total assets	$74,701	$155,414

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Accounts payable	$322,025	$344,909
Accrued expenses	839,742	610,895
Note payable	75,000	75,000
Bridge loans	3,980,760	3,380,760

Total liabilities	5,217,527	4,411,564

Commitments and contingencies (Notes 4, 5, 9 and 10)

Stockholders’ deficit
Series B Convertible Preferred stock, $0.001 par value; 15,500,000 shares authorized, 11,688,040 shares issued and outstanding	11,688	11,688
Series A Convertible Preferred stock, $0.001 par value; 21,700,000 shares authorized, 19,890,922 shares issued and outstanding	19,891	19,891
Common stock, $0.001 par value; 50,000,000 shares authorized, 4,398,812 shares issued and outstanding	4,398	4,398
Additional paid-in capital	23,797,213	23,707,111
Accumulated deficit	(28,976,016)	(27,999,238)

Total stockholders’ deficit	(5,142,826)	(4,256,150)

Total liabilities and stockholders’ deficit	$74,701	$155,414

The accompanying notes are an integral part of the financial statements.

ESSENTIALIS, INC.

Statements of Operations

	Year ended December 31, 2015	Year ended December 31, 2014
Grant revenue	$37,800	$37,800

Operating expenses:
Salaries and wages	162,052	166,961
Consulting expense	145,128	53,160
Contract research expense	174,035	206,293
General and administrative	176,728	288,862

Total operating expenses	657,943	715,276

Loss from operations	(620,143)	(677,476)
Other expense:
Interest expense	356,635	267,134
Loss on extinguishment of debt	—	2,794

Total other expense	356,635	269,928

Net loss	$(976,778)	$(947,404)

The accompanying notes are an integral part of the financial statements.

ESSENTIALIS, INC.

Statements of Changes in Stockholders’ Deficit

For the years ended December 31, 2015 and 2014

	Series B Convertible Preferred Shares	Series A Convertible Preferred Shares	Amount	Common Shares		Additional Paid- In Capital	Accumulated Deficit	Total Stockholders’ Deficit
				Shares	Amount
Balance, December 31, 2013	11,688,040	19,890,922	$31,579	4,398,812	$4,398	$23,658,651	$(27,051,834)	$(3,357,206)
Warrant debt discount with bridge loan financing	—	—	—	—	—	48,460	—	48,460
Net loss	—	—	—	—	—	—	(947,404)	(947,404)

Balance, December 31, 2014	11,688,040	19,890,922	31,579	4,398,812	4,398	23,707,111	(27,999,238)	(4,256,150)
Warrant debt discount with bridge loan financing	—	—	—	—	—	90,102	—	90,102
Net loss	—	—	—	—	—	—	(976,778)	(976,778)

Balance, December 31, 2015	11,688,040	19,890,922	$31,579	4,398,812	$4,398	$23,797,213	$(28,976,016)	$(5,142,826)

The accompanying notes are an integral part of the financial statements.

ESSENTIALIS, INC.

Statements of Cash Flows

	Year ended December 31, 2015	Year ended December 31, 2014
Cash flows from operating activities:
Net loss	$(976,778)	$(947,404)
Adjustments to reconcile net loss to net cash used in operating activities:
Debt discount expense	90,102	48,460
Accrued interest	266,447	218,565
Change in operating assets and liabilities:
Prepaid expenses	—	25,466
Accounts payable	(22,884)	(117,551)
Accrued expenses	(37,600)	47,126

Net cash used in operating activities	(680,713)	(725,338)

Cash flows from financing activities:
Proceeds from notes payable	600,000	300,000

Net cash provided by financing activities	600,000	300,000

Net decrease in cash	(80,713)	(425,338)
Cash at beginning of year	155,414	580,752

Cash at end of year	$74,701	$155,414

SUPPLEMENTAL DISCLOSURE OF NON-CASH FINANCING INFORMATION:
Conversion of accounts payable to note payable	$—	$75,000

Conversion of accrued expenses to bridge loans	$—	$70,760

The accompanying notes are an integral part of the financial statements.

ESSENTIALIS, INC.

Notes to the Financial Statements

Note 1 — Organization

Essentialis, Inc. (the “Company”) was incorporated May 21, 2003 for the purpose of developing pharmaceutical products. The Company is focused on the development of breakthrough medicines to treat rare complex neurobehavioral/metabolic with significant morbidity and mortality. The Company is a development stage business.

Note 2 — Summary of Significant Accounting Policies

Basis of Accounting — The Company’s policy is to use the accrual method of accounting and to prepare and present the financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates — The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Liquidity — For the years ended December 31, 2015 and 2014, the Company had net losses of $976,778 and $947,404, respectively, and accumulated deficit at December 31, 2015 of $28,976,016. In addition, for the years ended December 31, 2015 and 2014, the Company had negative cash flows from operations of $680,713 and $725,338, respectively. Those conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The Company’s future cash requirements will depend on many factors, including continued scientific progress in its research and development programs, the scope and results of pre-clinical and clinical trials, the time and costs involved in obtaining regulatory approvals, the costs involved in filing, prosecuting and enforcing patents, competing technological and market developments, and the cost of product commercialization. The Company does not expect to generate a positive cash flow from operations at least until the commercial launch of its first product and possibly later given the expected spending for research and development programs and the cost of commercializing product candidates. Management plans to seek additional debt and/or equity financing through private or public offerings or through a business combination or strategic partnership. There can be no assurance that such capital will be available on favorable terms or at all. If the Company is unable to raise additional capital, the Company will likely be forced to curtail its desired development activities, which would delay the development of its product candidates.

Stock-Based Compensation — The Company uses the fair value based method of accounting for all its stock-based compensation in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718, Compensation — Stock Compensation. The estimated fair value of the options and warrants that are ultimately expected to vest based on performance related conditions, as well as the options and warrants that are expected to vest based on future service, is recorded over the instrument’s requisite service period and charged to stock-based compensation. In determining the amount of options and warrants that are expected to vest, the Company takes into account, voluntary termination behavior as well as trends of actual option and warrant forfeitures. The Company estimated future unvested forfeitures at 0% for all periods presented.

The Company accounts for stock-based awards based on the fair market value of the instrument using the Black-Scholes option pricing model utilizing certain weighted average assumptions including stock price volatility, expected term and risk-free interest rates at the grant date. The risk-free interest rate assumption is based upon

ESSENTIALIS, INC.

Notes to the Financial Statements

Note 2 — Summary of Significant Accounting Policies (continued)

observed interest rates appropriate for the expected term of the stock based award. The expected volatility is based on the historical volatility of the Company’s common stock on monthly intervals. The computation of the expected option term is based on the “simplified method,” as the Company issuances are considered “plain vanilla” options. For stock based awards with defined vesting, the Company recognizes compensation expense over the requisite service period or when designated milestones have been achieved.

Research and Development Costs — The Company expenses its research and development costs as incurred. Research and development expenses are comprised of costs incurred in performing research and development activities, including salaries and benefits, facility costs, overhead costs, clinical trial costs, contract services, license agreements and other outside costs.

Income Taxes — The Company accounts for income taxes under ASC 740, Income Taxes, using the asset and liability method. The objective of the asset and liability method is to establish deferred tax assets and liabilities for the temporary differences between the financial reporting basis and the tax basis for the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

This addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. At the date of adoption and as of December 31, 2015 and 2014, the Company did not have a liability for unrecognized tax benefits.

The Company’s policy is to record interest and penalties on uncertain tax positions as income tax expense. As of December 31, 2015 and 2014, the Company has no accrued interest or penalties related to uncertain tax positions.

Note 3 — Accrued Expenses

Accrued expenses consisted of the following at December 31:

	2015	2014
Accrued interest	$758,512	$492,065
Other	81,230	118,830

	$839,742	$610,895

Note 4 — Note Payable

In February 2014, a vendor to whom the Company was indebted for services provided, agreed to convert the outstanding balance of account payable into a note payable amounting to $75,000. The note is unsecured, bears interest at 8% and is due February 28, 2017 or sooner if there is a change of control, as defined.

ESSENTIALIS, INC.

Notes to the Financial Statements

Note 5 — Bridge Loans

The Company enters into bridge loan agreements with its preferred stockholders through the issuance and sale of secured, convertible promissory notes that typically mature one year after issuance. As each tranche of bridge loans is issued, certain provisions of the previous bridge loans are modified to include the previous balances along with any new financing received and the terms are updated to reflect the most recent agreement. Each time a bridge loan is issued, the Company grants warrants to cover a certain percentage of the financing, warrant coverage.

In December 2014, the Company entered into additional bridge loans with its preferred stockholders totaling $300,000 which were to mature in December 2015. In June 2015, the Company entered into additional bridge loans with its preferred stockholders totaling $600,000 which are to mature in June 2016. The maturity date for the December 2014 bridge loans and all prior bridge loans were extended to June 30, 2016 in conjunction with the new bridge loan financing. The loans bear an interest rate of 8% per annum and automatically convert into the Company’s Series B Preferred Stock upon a Qualified Equity Financing or change of control, as defined. Due to the issuance of new bridge loans in 2016 (See Note 10), all the notes were further extended through July 2017.

If there is a change of control, the bridge loans plus any accrued interest are converted into preferred stock at $0.73 per share; otherwise, the bridge loans are due and payable in cash. In addition to the bridge financing, each series of financing included warrants issued to each lender based on their pro-rata share of financing as described in Note 7. The book value of the bridge loans would have been discounted by the value of the warrants issued, however, as the amortization of the discount is typically over one year, the term of each bridge loan, the unamortized discount at each extension and remaining at each year-end is immaterial and has been expensed to interest expense.

In January 2014, two of the Company’s professional service providers, an employee and two Directors to whom the Company was contractually obligated for certain accrued compensation amounts, converted an aggregate of $70,760 past due amounts for prior services initially included in accrued expenses into bridge loans for the same amount along with warrants to purchase 7,076 shares of Series B Preferred Stock.

Typically, the Company would record a beneficial conversion feature associated with the conversion feature of the bridge financing as a debt discount and amortize this balance to interest expense using the effective interest method over the life of the bridge loans, however, as the Company has not raised a Qualified Equity Financing nor has there been a change of control as of the date of this report, management believes that there is no value associated with the conversion feature of the convertible bridge loans.

Bridge loans consisted of the following at December 31:

Issuance year	Interest rate	Warrant coverage	2015	2014
2011	6%	20%	$1,000,000	$1,000,000
2012	6%	20%	750,000	750,000
2012	8%	10%	600,000	600,000
2013	8%	10%	660,000	660,000
2014	8%	10%	370,760	370,760
2015	8%	10%	600,000	—

			$3,980,760	$3,380,760

ESSENTIALIS, INC.

Notes to the Financial Statements

Note 5 — Bridge Loans (continued)

Interest expense associated with the bridge loans for the years ended December 31, 2015 and 2014 was $350,549 and $261,485, respectively, which included debt discount expenses of $90,102 and $48,460, respectively.

Note 6 — Convertible Preferred Stock

On December 1, 2011, the Company amended and restated its authorized number of shares available to 50,000,000, of which 12,800,000 were designated as Common Stock and 37,200,000 were designated Preferred Stock, each with a par value of $0.001 per share. The Preferred Stock currently can be issued in two designated series, Series A Preferred Stock comprising of 21,700,000 shares and Series B Preferred Stock comprising of 15,500,000 shares.

Significant terms of the Series A and B Preferred Stock are as follows:

Conversion — Each share of Series A and B Preferred Stock shall be convertible, at the option of the holder, at any time after the date of issuance of such shares. The conversion price for Series A is the original Series A price divided by the conversion price for the Series A Preferred Stock in effect at the time of the conversion. The conversion price for Series B is $0.73 divided by the conversion price for the Series B Preferred Stock in effect at the time of conversion.

Each share of Series A and B Preferred Stock automatically converts into common stock immediately upon the earlier of (i) the Company’s sale of at least $0.40 per share of its common stock in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, with aggregate gross proceeds to the Company of at least $30,000,000 or (ii) upon consent of at least 60% of the voting power represented by the then outstanding shares of Preferred Stock.

Liquidation Preference — Upon any liquidation, dissolution, or winding up of the Company, either voluntary or involuntary, the assets and funds of the Company available for distribution to stockholders shall be distributed as follows:

First, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Corporation available for distribution to its stockholders, before any payment shall be made in respect of the Series A Preferred Stock or common stock, an amount equal to $3.65 per share of Series B, as adjusted for any recapitalization event plus all declared and unpaid dividends thereon.

Second, after the full Series B liquidation preference has been paid or set aside, the holders of shares of Series A Preferred Stock shall be entitled to receive an amount of $0.73 per share of Series A preferred stock, as adjusted for any recapitalization event plus all declared and unpaid dividends thereon.

Lastly, after the full Series B and A Liquidation Preference due to holders of Series B and A Preferred Stock have been paid or set aside, the remaining assets of the Company available for distribution to its stockholders, if any, shall be distributed to the holders of common stock, Series A Preferred and Series B Preferred ratably in proportion to the number of shares of common stock then held, or issuable upon conversion of shares of Series A and B then held by each holder until such holders have received an aggregate of three times the original Series A price.

Voting — Each holder of preferred stock shall be entitled to a number of votes equal to the number of whole shares of common stock into which such holder’s shares of Series B Preferred Stock could then be converted and, except as otherwise required by law, shall have voting rights and powers equal to the voting rights and powers of the common stock.

ESSENTIALIS, INC.

Notes to the Financial Statements

Note 6 — Convertible Preferred Stock (continued)

Dividends — The holders of the issued Series A and B Preferred Stock shall be entitled to receive or simultaneously receive, when, as and if declared by the Board of Directors out of assets legally available therefore, prior and in preference to any declaration or payment of any dividend to common stock dividends at the per share annual rate of $0.0584 per share of Series A and B Preferred Stock. The right to dividends on shares shall not be cumulative and no right shall accrue to holders of Series A and B Preferred Stock nor shall any undeclared or unpaid dividend bear or accrue interest. To date, the Board of Directors has not declared any dividends.

Note 7 — Stock Options and Warrants

Stock Options — The Company follows the guidance of the accounting provisions of ASC 718, which requires the use of the fair-value based method to determine compensation for all arrangements under which employees and others receive shares of stock or equity instruments (warrants and options). In August 2005, the Company’s Board of Directors approved the 2005 Stock Plan (the “Plan”). Under the Plan, the Company may grant up to 2,750,000 shares of incentive stock options to eligible persons, including employees, nonemployees, members of the Board of Directors, consultants, and other independent advisors who provide services to the Company. In general, options are granted with an exercise price equal to the fair value of the underlying common stock on the date of the grant. Options granted typically have a contractual life of 10 years and vest over periods ranging from being fully vested as of the grant date to four years.

		Years Ended December 31,
	2015			2014
	Units	Weighted Average Exercisable Price	Weighted Average Contractual Life	Units	Weighted Average Exercisable Price	Weighted Average Contractual Life
Outstanding at beginning of year	342,000	$0.10		342,000	$0.10
Granted at fair value	—			—
Exercised	—			—
Canceled/Forfeited	—			—

Outstanding at end of year	342,000	$0.10	2.5	342,000	$0.10	3.5

Fully vested at end of year	342,000	$0.10	2.5	342,000	$0.10	3.5

No options were granted, exercised or cancelled during the years ended December 31, 2015 and 2014. Intrinsic value represents the amount by which the market price of the common stock exceeds the exercise price of the options. The intrinsic value of exercisable options at December 31, 2015 was

$88,920. There is no unrecognized compensation cost for unvested stock-based compensation awards as of December 31, 2015.

Warrants — In connection with the series of bridge financing with its preferred stockholders, the Company issued warrants to purchase shares of Series A and Series B Preferred Stock. The number of warrants issued was variable and is determined by the loan amount multiplied by the warrant coverage and divided by the warrant stock price at the time of issuance. The warrant stock price is either the share price of the Qualified Equity Financing (as defined as a capital raise with a minimum value issued to non-related investors, as defined) or $0.73 per share if no Qualified Equity Financing is raised by maturity date or if there is a change of control.

ESSENTIALIS, INC.

Notes to the Financial Statements

Note 7 — Stock Options and Warrants (continued)

For the May and December 2009 and the January and May 2010 bridge loans issued (the bridge loans were converted into shares of Series A Preferred Stock in 2011), the warrant coverage was 20% of the bridge loan plus 5% per month for each month the bridge loan was outstanding up to 50%. For the December 2011 and March 2012 series of bridge loans issued, the warrant coverage was equal to 20% of the total bridge financing. For the series of bridge loans issued from July 2012 through June 2015, the warrant coverage was equal to 10% of the total bridge financing.

For the years ended December 31, 2015 and 2014, the fair value of the warrants issued totaled $620,199 and $269,625, respectively, using an estimated exercise price of $0.73 per share. This value was recorded to additional paid-in capital and as a discount to the book value of the bridge loans and was to be amortized over the term of the bridge loans to interest expense. However, as each modification to the original warrant is made based on the extension and new bridge financing, each warrant’s life is extended and the fair value is re-computed based on the new estimated fair value, management has elected to expense each modification and new debt discount as each new bridge financing is made. For the years ended December 31, 2015 and 2014, the Company recognized $90,102 and $48,460 of interest expense associated with the debt discount, respectively.

The Company used the Black-Scholes option pricing model to calculate both the initial debt discount and the change in fair value due to each modification, with the following assumptions for the years ended December 31:

	2015	2014
Expected dividend yield	0%	0%
Risk free interest rate	1.7%	0.7%-1.6%
Expected life in years	5.0	5.0
Volatility	116.1%	42.6%-110.7%

The remaining warrants available to exercise at December 31, 2015 are as follows:

Summary of outstanding warrants:	Number of shares exercisable	Exercise price	Expiration date
Series A Preferred Stock warrants	410,959	$0.01	5/15/2016
Series A Preferred Stock warrants	273,973	$0.01	11/12/2016
Series A Preferred Stock warrants	330,249	$0.01	1/26/2017
Series A Preferred Stock warrants	511,265	$0.01	5/5/2017
Series B Preferred Stock warrants	782,419	$0.73	6/24/2025

	2,308,865

Note 8 — Income Taxes

At December 31, 2015, the Company had net operating loss carry forwards available to reduce future taxable income, if any, of approximately $28,300,000 for Federal income tax purposes. The Federal net operating loss carry forwards begin to expire in 2026. At December 31, 2015, the Company had California net operating losses carry forwards of approximately $27,647,000 that expire in various years beginning in 2017. Pursuant to Internal Revenue Code Section 382, use of the Company’s net operating loss carry forwards may be limited if a cumulative change in ownership of more than 50% occurs within a three-year period.

ESSENTIALIS, INC.

Notes to the Financial Statements

Note 8 — Income Taxes (continued)

The Company files income taxes in the U.S. Federal jurisdiction and the state of California. The Company is subject to U.S. federal or state income tax examinations by tax authorities for years after 2012. During the periods open to examination, the Company has net operating losses carry forwards for U.S. Federal and state tax purposes that have attributes from closed periods. Since these net operating losses and tax credit carry forwards may be utilized in future periods, they remain subject to examination.

Temporary differences between the carrying amounts of assets for financial reporting purposes and the amounts used for income tax purposes and net operating loss carry forwards give rise to the Company’s deferred tax assets. The components of the Company’s deferred tax assets as of December 31, 2015 and 2014 are as follows:

	2015	2014
Deferred tax assets
Net operating loss carry forwards	$12,141,000	$11,784,000
Intangibles	17,000	19,000
Other	2,000	1,000

Total deferred tax assets	12,160,000	11,804,000
Valuation allowance	(12,160,000)	(11,804,000)

Net deferred tax assets	$—	$—

A valuation allowance has been recorded against the deferred tax assets, as the ultimate realization of these assets are considered uncertain at this early development stage of the Company. The change in the valuation allowance for the years ended December 31, 2015 and 2014 amounted to approximately

$356,000 and $361,000, respectively.

A reconciliation of the effective tax with the Federal statutory rate is as follows:

	2015	2014
Federal income tax benefit at statutory rate	$(332,105)	$(322,117)
Non-deductible expenses	30,635	16,476
Change in federal valuation allowance	301,470	305,641

Total benefit from taxes	$—	$—

Note 9 — Commitments and Contingencies

Commitments — The Company will incur future costs primarily in conjunction with product research and development. Management believes that the proceeds received from capital investors will be sufficient to fund these future costs.

Licenses — In July 2014, the Company entered into a research agreement with a foundation which also provided a grant. Under the terms of the grant and research arrangement, the Company is obligated to pay the foundation a royalty of one percent (1%) of all revenues realized from the sale or usage of any product derived from the research. These royalty payments are payable each quarter until the royalty paid equals six times the grant received by the Company.

ESSENTIALIS, INC.

Notes to the Financial Statements

Note 9 — Commitments and Contingencies (continued)

Litigation — Other than normally recurring legal action, there has not been any additional claims instituted against the Company and management does not believe that there are any matters that may result in litigation that will have a material adverse effect on the financial position of the Company.

Leases — The Company has a month-to-month storage lease in Carlsbad, California.

Note 10 — Subsequent Events

Management has evaluated subsequent events, as defined by ASC 855, Subsequent Events, through the date that the financial statements were available to be issued on November 29, 2016.

In May 2016, the Company converted its $100,000 obligation to a vendor into a promissory note. The note bears interest at 8.0% per annum and is payable in $3,000 monthly payments commencing May 31, 2016 through its maturity date of January 2, 2017, at which time any remaining balance will be due.

The Company entered into an additional bridge loans in 2016 for $260,000 with an interest rate of 8% and with a 10% warrant coverage.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

Essentialis, Inc.,

Capnia, Inc.,

Company E Merger Sub, Inc.

and

Neil Cowen, solely in

his capacity as the Stockholders Representative

December 22, 2016

(continued)

-ii-

(continued)

-iii-

(continued)

INDEX OF EXHIBITS

Exhibit A	Form of Company Stockholder Written Consent

Exhibit B	Form of Joinder Agreement

Exhibit C	Form of Employment Agreement

Exhibit D	Form of Parent Voting Agreement

Exhibit E	Form of Certificate of Merger

Exhibit F	Form of Letter of Transmittal

-iv-

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of December 22, 2016, is made by and among Essentialis, Inc., a Delaware corporation (the “Company”), Capnia, Inc., a Delaware corporation (“Parent”), Company E Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of Parent (“Merger Sub”), and Neil Cowen (the “Stockholders Representative”), solely in his capacity as the representative for the Company Stockholders and only for the purposes expressly provided herein. Parent, Merger Sub and the Company, and, solely in his capacity as and solely to the extent applicable, the Stockholders Representative, shall be referred to herein from time to time as a “Party” and collectively as the “Parties.” Capitalized terms used and not otherwise defined herein have the meanings set forth in Article X below.

WHEREAS, the Company Board, acting upon the recommendation of the Company Special Committee, (a) has approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein; (b) has determined that the Merger is fair, advisable and in the best interests of the Company and its stockholders; and (c) has determined to recommend to its stockholders the approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger.

WHEREAS, the Parent Special Committee (a) has approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein; (b) has determined advisable that the Merger is fair, advisable and in the best interests of Parent and its stockholders; and (c) has determined to recommend to its stockholders the approval of the Parent Voting Proposal.

WHEREAS, the Merger Sub Board (a) has approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein; (b) has determined advisable that the Merger is fair, advisable and in the best interests of Merger Sub and its stockholder; and (c) has determined to recommend to its stockholder the approval and adoption of this Agreement and the transactions contemplated hereby, including the Merger.

WHEREAS, contemporaneously with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s willingness to enter into this Agreement, Company Stockholders constituting the requisite Company Stockholder Approval have executed and delivered (a) stockholder written consents, in the form attached hereto as Exhibit A (each, a “Company Stockholder Written Consent” and collectively, the “Company Stockholder Written Consents”) and (b) joinder agreements in the form attached hereto as Exhibit B (the “Joinder Agreements”).

WHEREAS, contemporaneously with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s willingness to enter into this Agreement, the Key Employee shall have entered into and delivered an employment agreement in the form attached hereto as Exhibit C (the “Employment Agreement”).

WHEREAS, contemporaneously with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, certain Parent stockholders shall have executed and delivered voting agreements in the form attached hereto as Exhibit D (the “Parent Voting Agreements”).

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I

THE MERGER

1.01    The Merger.

(a)    Subject to the terms and conditions hereof, at the Effective Time, Merger Sub shall merge (the “Merger”) with and into the Company in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), whereupon the separate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (the “Surviving Corporation”).

(b)    At the Closing, the Company and Merger Sub shall cause a certificate of merger substantially in the form of Exhibit E hereto (the “Certificate of Merger”) to be executed, acknowledged and filed with the Secretary of State of the State of Delaware and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware (the “Effective Time”).

(c)    From and after the Effective Time, the Surviving Corporation shall succeed to all the property, rights, privileges, powers and franchises and be subject to all of the liabilities, restrictions, disabilities and duties of the Company and Merger Sub, all as provided under the DGCL.

1.02    The Closing. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, CA 94304 at 10:00 a.m. local time on the first (1st) Business Day following the full satisfaction or due waiver of all of the closing conditions set forth in Article VI hereof (other than those to be satisfied at the Closing itself, but subject to the satisfaction or waiver of such conditions) or on such other date and/or time as is mutually agreeable to Parent, the Company and the Stockholders Representative. The date upon which the Closing occurs is referred to herein as the “Closing Date.”

1.03    Organizational Documents. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any shares of capital stock of any of the foregoing, (a) the certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety to be identical to the certificate of incorporation of Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the provisions thereof and the DGCL, subject to Section 5.01; provided, however, that at the Effective Time, ARTICLE I of the certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as follows: “The name of the corporation is Essentialis, Inc.” and (b) the bylaws of the Surviving Corporation shall be amended and restated in its entirety to be identical to the bylaws of Merger Sub as in effect immediately prior to the Effective Time, until thereafter amended in accordance with the provisions thereof, the certificate of incorporation of the Surviving Corporation and the DGCL.

1.04    Directors and Officers. From and after the Effective Time, until successors are duly elected, appointed or otherwise designated in accordance with applicable Law, the directors of Merger Sub at the Effective Time shall be the directors of the Surviving Corporation, and the officers of Merger Sub at the Effective Time shall be the officers of the Surviving Corporation, each such initial directors and initial officers to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation as in effect from and after the Effective Time.

1.05    Effect on Capital Stock. Upon the terms and subject to the conditions of this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or the holders of any shares of capital stock of any of the foregoing:

(a)    Each share of Company Series B Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares and Dissenting Shares) shall be cancelled and extinguished and automatically converted into a right to receive the Per Share Series B Consideration. The term “Per Share Series B Preferred Consideration” means, collectively, the following consideration:

(i)     a fraction, calculated to seven decimals, of a number of Merger Shares equal to (A) (1) the aggregate number of Closing Merger Shares, less (2) the aggregate number of (A) Carve-Out Plan Closing Merger Shares and (B) Service Provider Closing Merger Shares, divided by (B) the number of shares of Company Series B Preferred Stock that are issued and outstanding on a fully converted basis as of immediately prior to the Effective Time;

(ii)    a fraction, calculated to seven decimals, of a number of Merger Shares equal to (A) (1) the aggregate number of Holdback Shares, less (2) the aggregate number of (A) Carve-Out Plan Holdback Shares and (B) Service Provider Holdback Shares, in each case, if, as, and when released and issued by Parent pursuant to Section 7.07 below, divided by (B) the number of shares of Company Series B Preferred Stock that are issued and outstanding on a fully converted basis as of immediately prior to the Effective Time;

(iii)    a fraction, calculated to seven decimals, of a number of Merger Shares equal to (A) (1) the aggregate number of Milestone Shares, less (2) the aggregate number of (A) Carve-Out Plan Milestone Shares and (B) Service Provider Milestone Shares, in each case, if, as and when released and issued by Parent pursuant to Section 1.10 below, divided by (B) the number of shares of Company Series B Preferred Stock that are issued and outstanding on a fully converted basis as of immediately prior to the Effective Time; and

(iv)    an amount, rounded to the nearest whole cent, in cash equal to (A) (1) the Commercial Milestone Cash Payments, less (2) the aggregate amount of (x) Carve-Out Plan Commercial Milestone Cash Consideration and (y) Service Provider Commercial Milestone Cash Consideration applicable to such Commercial Milestone Cash Payment, in each case, if, as and when paid by Parent pursuant to Section 1.10 below, divided by (B) the number of shares of Company Series B Preferred Stock that are issued and outstanding on a fully converted basis as of immediately prior to the Effective Time.

(b)    Each share of Company Series A Preferred Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares and Dissenting Shares) shall be cancelled and extinguished for no consideration.

(c)    Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than Cancelled Shares and Dissenting Shares) shall be cancelled and extinguished for no consideration.

(d)    Each share of Company Common Stock and each share of Company Preferred Stock, if any, held immediately prior to the Effective Time by Parent, Merger Sub or the Company (including shares held in treasury) shall be canceled and extinguished and no payment shall be made with respect thereto (collectively, the “Cancelled Shares”).

(e)    Each share of common stock of Merger Sub that is issued and outstanding immediately prior to the Effective Time shall be cancelled and extinguished and automatically converted into and become one (1) validly issued, fully paid and non-assessable share of common stock of the Surviving Corporation.

(f)    Notwithstanding anything to the contrary in this Agreement, no fractional shares of Parent Common Stock will be issued, and no certificates for any such fractional shares shall be issued hereunder. In lieu thereof, each Company Stockholder (or Other Consideration Recipient) which would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the Parent Stock Value.

(g)    Notwithstanding anything contained herein to the contrary, any Company Stockholder (or Other Consideration Recipient) that is unable to deliver an Investor Questionnaire with its Letter of Transmittal (as defined below) certifying such Company Stockholder’s (or Other Consideration Recipient’s) status as an Accredited Investor may receive, at Parent’s election, its portion of the Merger Consideration otherwise payable hereunder in shares of Parent Common Stock in cash (with the cash payment equal to (i) the number of shares of Parent Common Stock that such Company Stockholder (or Other Consideration Recipient) is otherwise entitled to receive hereunder, multiplied by (ii) the Parent Stock Value).

1.06    Treatment of Company Options and Company Warrants.

(a)    No outstanding Company Options shall be assumed by Parent. Any outstanding Company Options that are not exercised prior to the Effective Time shall terminate as of the Effective Time without the receipt of any consideration and the Company shall take all actions necessary to effect the foregoing.

(b)    No outstanding Company Warrants shall be assumed by Parent, and the Company shall cause each such Company Warrant to be either (i) exercised by the holder of such Company Warrant in full or (ii) to the extent not exercised in full, terminated, cancelled or automatically converted into shares of Company Common Stock or Company Preferred Stock as of immediately prior to the Closing, either pursuant to its terms or pursuant to an agreement with the holder thereof.

1.07    Holdback Shares. Notwithstanding anything contained herein to the contrary, the number of Closing Merger Shares issuable hereunder shall be reduced by the Holdback Shares, which shall serve as partial security for the indemnification obligations of the Company Stockholders hereunder and shall be issued, if at all, in accordance with the terms of Section 7.09.

1.08    Surrender of Certificates.

(a)    American Stock Transfer & Trust Company, LLC shall act as exchange agent (the “Exchange Agent”) for the Merger. Parent shall be responsible for all fees and expenses of the Exchange Agent.

(b)    On the Closing Date, Parent shall deliver a number of shares of Parent Common Stock equal to the Closing Merger Shares to the Exchange Agent for exchange and issuance in accordance with this Article I shares (which shall be in non-certificated book-entry form), in accordance with the provisions of an exchange agent agreement to be executed at the Effective Time in form reasonably acceptable to the Stockholders Representative. Parent shall cause the Exchange Agent to issue such shares of Parent Common Stock to the Company Stockholders in accordance with the terms of this Article I.

(c)    At the Effective Time, (i) all shares of Company Stock outstanding immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist, (ii) no holder of record of a certificate that immediately prior to the Effective Time represented outstanding shares of the Company Stock (a “Certificate”) shall have any rights as a stockholder of the Company and (iii) each Certificate (x) representing any outstanding shares of Company Stock shall thereafter represent only the right to receive the Merger Consideration issuable and/or payable in respect of such shares as set forth in this Agreement and (y) representing any Dissenting Shares shall thereafter represent only the right to receive the payments described in Section 1.11.

(d)    Promptly after the Effective Time (and in any event within four (4) Business Days after the Closing Date), Parent shall cause the Exchange Agent to mail to each holder of record of a Certificate immediately prior to the Effective Time (i) a letter of transmittal in the form of Exhibit F attached hereto (the “Letter of Transmittal”) specifying that delivery shall be deemed to have occurred, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu thereof in form and substance satisfactory to Parent, the “Affidavit of Lost Certificate”)) to the Exchange Agent, (ii) an Investor Questionnaire (to the extent a completed and executed Investor Questionnaire has not been received by the Company prior to the Closing), and (iii) instructions for use in effecting the surrender of the Certificates (or Affidavit of Lost Certificate in lieu thereof) in exchange for issuance and payment of the Merger Consideration to which such holder may be entitled pursuant to Section 1.05 hereof.

(e)    Upon surrender of a Certificate (or Affidavit of Lost Certificate) for cancellation to the Exchange Agent, together with such Letter of Transmittal and Investor Questionnaire, each duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor an issuance and/or payment of the applicable amount of Merger Consideration provided in Section 1.05 with respect to such Certificate and the Certificate so surrendered shall forthwith be cancelled; provided, however, that in any instance where an Investor Questionnaire of a holder of a Certificate reflects that such holder is not an Accredited Investor, such holder shall not be entitled to any Merger Shares, unless otherwise determined by Parent.

(f)    Parent shall, as promptly as practicable after receipt of each properly surrendered Certificate (or Affidavit of Lost Certificate), together with such Letter of Transmittal and Investor Questionnaire, each duly executed and completed in accordance with the instructions thereto, cause the Exchange Agent to issue to such Company Stockholder the Closing Merger Shares to which such Company Stockholder is entitled pursuant to the Consideration Spreadsheet. In addition, for each such Company Stockholder that properly surrendered such Certificate, at the time and in the manner set forth in this Agreement, Parent shall cause the Exchange Agent to (i) issue to such Company Stockholder any Holdback Shares representing that portion of the Holdback Shares to which such Company Stockholder is entitled pursuant to this Agreement, (ii) issue to such Company Stockholder any Milestone Shares representing that portion of the Milestone Shares to which such Company Stockholder is entitled pursuant to this Agreement, and (iii) pay the applicable amount of the Commercial Milestone Cash Payment provided in this Agreement to such holder, in cash, by wire transfer of immediately available funds to the account designated by such holder in the Letter of Transmittal delivered with such Certificate.

(g)    If, after the Effective Time, any Certificate is presented to the Surviving Corporation or Parent, it shall be cancelled and exchanged as provided in this Section 1.08. No interest shall be paid or accrued after the Effective Time on any amount payable upon due surrender of the Certificates. If payment or issuance of any Merger Consideration is to be made to a Person other than the registered holder of the Certificate surrendered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment or issuance shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of the Certificate surrendered or establish to the satisfaction of the Exchange Agent that such Tax was paid or is not applicable.

(h)    At the Effective Time, the stock transfer books of the Company shall be closed, and there shall thereafter be no further registration of transfers of shares of Company Stock outstanding immediately prior to the Effective Time on the records of the Company. After the Effective Time, no transfer of Company Stock shall thereafter be made on the stock transfer books of the Surviving Corporation or otherwise. From and after the Effective Time, the holders of Certificates representing such shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as otherwise provided herein or by any applicable Laws. If, after the Effective Time, Certificates are presented to the Exchange Agent, Parent or the Surviving Corporation, they shall be cancelled and exchanged for the applicable portion of the Merger Consideration.

(i)    Any portion of the funds received by the Exchange Agent (including the proceeds of any investments thereof) which remains unclaimed by the Company Stockholders for one (1) year after the date of payment to the Exchange Agent shall be delivered to the Surviving Corporation. Any Company Stockholder that has not theretofore surrendered any Certificate and submitted a Letter of Transmittal and Investor Questionnaire and, as applicable, in accordance with the requirements set forth therein and in this Article I, or otherwise received any portion of the Merger Consideration due and payable to such Company Stockholder pursuant to this Agreement, shall thereafter look only to Parent and the Surviving Corporation for issuance and/or payment of the applicable portion of the Merger Consideration upon due surrender of any applicable Certificate (or Affidavit of Lost Certificate).

1.09    Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the receipt of an Affidavit of Lost Certificate by Parent and the Exchange Agent from such record holder, together with the Letter of Transmittal and Investor Questionnaire for such record holder in accordance with Section 1.08, Parent shall cause the Exchange Agent to pay to the record holder of such Certificate the applicable issuance and/or payment of the applicable amounts of the Merger Consideration provided in Section 1.05 to be paid in respect of the shares of Company Stock represented thereby.

1.10    Milestone Consideration.

(a)    Definitions. The following defined terms used in this Section 1.10 shall have the following meanings:

(i)    “Commercially Reasonable Efforts” means the expenditure of efforts and resources, consistent with the exercise of reasonable business judgment and comparable with that of the internal programs of Parent and its Affiliates (taken as a whole) for biopharmaceutical products at a similar stage of development or product life and with similar commercial and market potential taking into account all relevant circumstances at the time and taking into account: efficacy, safety, and stage of development or product life; the expected and actual competitiveness of alternative products sold by third parties in the marketplace; the expected and actual Product profile (including expected and actual labeling); the expected and actual Patent and other proprietary position of the Product; the nature and extent of market exclusivity, including regulatory or data exclusivity; the expected and actual reimbursability and pricing; the likelihood and cost of obtaining marketing approval of the Product given the regulatory structure involved; and the expected and actual profitability of the Product; and other relevant technical, scientific, medical and commercial conditions then prevailing.

(ii)    “Cumulative Net Sales” means the cumulative Net Sales of Products sold by Parent, its Affiliates and/or its Product Transferees.

(iii)    “Compound” means that certain compound referred to internally at the Company as of the date hereof as diazoxide choline, the structure of which is referenced in Section 1.10 of the Company Disclosure Schedules and the composition of which is covered by a Valid Claim of an issued patent or patent application listed in Section 2.10 of the Company Disclosure Schedules, as such patent or patent application exists on the date hereof or thereafter.

(iv)    “Efforts Period” means the period from the Closing Date until the earlier to occur of (A) the achievement of all Milestones or (B) the Milestone Expiration Date.

(v)    “Field” means the treatment of Prader-Willi syndrome.

(vi)    “Initiated” or “Initiation” means the administration of the first dose to the first patient in a particular clinical trial that is permitted by the FDA or other applicable Regulatory Authority.

(vii)    “Milestone Expiration Date” means December 31, 2030.

(viii)    “Net Sales” means the gross amounts received from the sale of Products by Parent, its Affiliates and/or Product Transferees, less deductions for the following items incurred, allowed, paid or accrued, as determined in accordance with GAAP, applied on a consistent basis by Parent or its Affiliate or Product Transferee, as the case may be: (A) credits or allowances, if any, on account of price adjustments, billing errors, recalls, rejection, damaged, defective or short-dated goods, or return of items previously sold; (B) import taxes, export taxes, excises, sales taxes, value added taxes, consumption taxes, duties or other taxes or governmental charges imposed upon and paid with respect to sales of Products (excluding income taxes); (C) freight, insurance, packing costs and other transportation costs incurred in shipping such Product; (D) customary, trade, quantity, cash and ordinary course discounts; (E) chargeback payments, fees, rebates, credits and discounts mandated by or granted to (i) managed healthcare organizations, (ii) federal, state or provincial or local governments or other agencies, (iii) purchasers or reimbursers or (iv) trade customers, including wholesalers, buying groups, pharmacy benefit managers or other institutions; and (F) any other substantially similar allowances which effectively reduce the selling price which would be permitted by GAAP to be accounted for in the calculation of net sales prevailing at the time and as customary in the bio-pharmaceutical industry at the time. Net Sales shall not include sales, transfers or dispositions of Products for use in research and/or development, in clinical trials, in compassionate use or expanded access programs or for named patient use, as donations to non-profit institutions or government agencies, as promotional fee samples or the like. Net Sales shall not include sales, transfers or dispositions of Product between or among Parent, its Affiliates and/or Product Transferees, nor between a Product Transferee, its Affiliates and any subsequent Product Transferee.

(ix)    “Phase II/III Clinical Trial” means a human clinical trial that (i) (A) is designed to provide a preliminary determination of efficacy of the Product in a target patient population or (B) is designed to establish appropriate dosage ranges for use in Phase III trials of the Product, and (ii) may constitute a pivotal trial of the Product based on discussions with the FDA by Parent or its Subsidiaries (including the Surviving Corporation) following the Effective Time and prior to the Initiation of such clinical trial.

(x)     “Product” means any pharmaceutical product containing the Compound as an active pharmaceutical ingredient and that is formulated for oral dosage.

(xi)    “Product Transferee” means any successor of Parent or any of its Affiliates, and/or any other Person who obtains from Parent or an Affiliate of Parent, any rights to develop and/or commercialize the Product in a particular field or territory, whether by assignment, license, sublicense or any other grant or transfer of rights.

(xii)    “Valid Claim” shall mean a claim of an issued patent or pending patent application which: (A) has not been held unpatentable, invalid or unenforceable by a court or other government agency of competent jurisdiction in a decision from which no appeal can or has been taken; and (B) which has not been admitted to be invalid or unenforceable through reissue, re-examination, disclaimer or otherwise. Notwithstanding the foregoing, if a claim of a pending patent application has not issued as a claim of a patent within five (5) years after the filing date from which such claim takes priority, such claim shall not be a Valid Claim for the purposes of this Agreement, unless and until such claim issues as a claim of an issued patent (from and after which time the same shall be deemed a Valid Claim subject to paragraphs (A) and (B) above).

(b)    Milestone Consideration. Parent shall issue (or pay or cause to be paid, as applicable) to the Company Stockholders, in accordance with and subject to the terms of this Section 1.10, the following Milestone Shares or payments upon the achievement of the following milestone events by Parent, or any of its Affiliates or Product Transferees, as applicable (each, a “Milestone”):

(i)    Development Milestone. Parent shall issue (or cause to be issued) the Milestone Shares upon the Initiation of the first Phase II/III Clinical Trial for use of the Product in the Field (the “Development Milestone”) so long as the Development Milestone has been achieved on or prior to December 31, 2020 (and to the extent that the Development Milestone has not been achieved by such date, Parent’s obligation to issue the Milestone Shares and all other obligations of Parent with respect to the Development Milestone, including its obligation under Section 1.10(d)(i) with respect to achieving the Development Milestone shall terminate).

(ii)    Commercial Milestones. Parent shall pay (or cause to be paid) the following cash payments (each, a “Commercial Milestone Cash Payment” and collectively the “Commercial Milestone Cash Payments”) upon the achievement of the following Milestones (each, a “Commercial Milestone” and collectively, the “Commercial Milestones”):

(1)    a payment of Ten Million US Dollars ($10,000,000) following the end of the first calendar quarter in which the Cumulative Net Sales of the Product first equal or exceed One Hundred Million US Dollars ($100,000,000); and

(2)    a payment of Twenty Million US Dollars ($20,000,000) following the end of the first calendar quarter in which the Cumulative Net Sales of the Product first equal or exceed Two Hundred Million US Dollars ($200,000,000).

For the avoidance of doubt, each Milestone may be achieved only once and any Milestone Consideration may be issued or paid, as applicable, only one time, if at all.

(c)    Payment of Milestone Consideration.

(i)    Notice of Achievement. Parent shall notify the Stockholders Representative in writing of the achievement of each Milestone Event by Parent, its Affiliate, or a Product Transferee as follows: (A) within twenty (20) Business Days after the date of achievement of the Development Milestone; and (B) within thirty (30) Business Days after the end of the calendar quarter in which a Commercial Milestone is first achieved (any such notice, a “Milestone Notice”).

(ii)    Delivery of Milestone Consideration. Subject to the provisions of this Section 1.10(c), on or prior to the fifteenth (15th) Business Day following the delivery by Parent of the Milestone Notice related to the achievement of any Milestone, Parent shall issue or pay, or cause to be issued or paid, to each of the Company Stockholders that portion of the applicable Milestone Consideration for such Milestone allocated to such Company Stockholder pursuant to Section 1.05. Parent and the Surviving Corporation shall be entitled to rely entirely upon the Consideration Spreadsheet with respect to the allocation of the Milestone Consideration to the Company Stockholders and neither the Stockholders Representative nor any Company Stockholder shall be entitled to make any claim in respect of the allocation of such Milestone Consideration made by Parent to or for the benefit of any Company Stockholder to the extent that such Milestone Consideration is made in a manner consistent with the Consideration Spreadsheet.

(iii)    Set-off Rights. Parent shall hold the set-off rights with respect to the Milestone Consideration pursuant to the terms of Section 7.08 below.

(d)    Parent Obligations.

(i)    Commercially Reasonable Efforts. During the Efforts Period, Parent shall, directly or through its Affiliates, and Product Transferees, use Commercially Reasonable Efforts to achieve the Milestones. Notwithstanding the foregoing, for the avoidance of doubt: (A) activities performed by or on behalf of Parent’s Affiliates, and/or any Product Transferees and/or other contractors engaged by Parent or any of its Affiliates or by any Product Transferee, shall be deemed to be activities performed by Parent for the purposes of assessing Parent’s fulfillment of its obligations under the preceding sentence to use Commercially Reasonable Efforts; (B) the obligations to use Commercially Reasonable Efforts set forth in this Section 1.10(d)(i) shall not be deemed a representation, warranty, or guarantee that the Development Milestone will be achieved; (C) Parent and the Surviving Corporation shall have sole discretion over all matters relating to the Compound and Product after the Effective Time, including, but not limited to, any research, development, manufacturing, commercialization, clinical trial design, site selection, regulatory, quality standards, legal, intellectual property rights, marketing, licensing, sales and other transfers decisions relating to the Compound and Product; and (D) neither Parent nor the Surviving Corporation owes any fiduciary duty or express or implied duty to any Company Stockholder, and Parent hereby disclaims (on behalf of itself and its Affiliates and Product Transferees), and the Stockholders Representative (on behalf of the Company Stockholders) hereby irrevocably waives, any obligations with respect to development, seeking marketing approval for, or commercialization of, the Compound and/or Product, or the achievement of any of the Milestones, whether arising under applicable Law or otherwise, except for the obligation to use Commercially Reasonable Efforts set forth in this Section 1.10(d)(i) above.

(ii)    Safe Harbor. Notwithstanding anything to the contrary in this Agreement, and subject to expiration of the Efforts Period, Parent shall be deemed to have satisfied all of its obligations under Section 1.10(d)(i) and Parent (and its Affiliates and Product Transferees) shall be released from all such obligations under Section 1.10(d)(i), if Parent (directly and/or through its Affiliates and/or Product Transferees) shall have expended a minimum of Twenty Million Dollars ($20,000,000), in the aggregate (the “Aggregate Expense Safe Harbor Amount”) from and after the Closing and prior to December 31, 2022, to support (x) the development (including manufacturing and/or process development) of the Compound and Product, (y) obtaining marketing approval of the Product (including the pursuit thereof and all clinical trials conducted in pursuit of such approval) and/or (z) commercialization of the Product (collectively, (x), (y) and (z) shall be referred to as the “Safe Harbor Business Purposes”); provided, however, that for the avoidance of doubt, (A) any such amounts expended (as further described in sub-clause (B) below) by Parent’s Affiliates and/or by any Product Transferee in support of the Safe Harbor Business Purposes shall be included in the calculation of expenditures for the purposes of determining whether the Aggregate Expense Safe Harbor Amount has been achieved, and (B) the expenses of Parent (and/or its Affiliates and/or Product Transferees) that shall count towards the Aggregate Expense Safe Harbor Amount shall only be (1) the direct expenses, including labor and materials and other out-of-pocket costs, associated with the Safe Harbor Business Purposes on or after the Closing Date and (2) allocable overhead costs associated with the Safe Harbor Business Purposes on or after the Closing Date, which are allocated in accordance with GAAP (or other generally accepted accounting principles used by Parent or its Affiliate or Product Transferee, as the case may be) applied in a manner consistent with Parent’s (or, if applicable, its Affiliate’s or a Product Transferee’s) internal accounting and reporting treatment and which allocable overhead costs refer to expenses, other than direct expenses, which are incurred and generally allocated to departments on the basis of square footage, fixed assets utilized or headcount. For the avoidance of doubt, the Aggregate Expense Safe Harbor Amount shall not include any Milestone Consideration or other payments made to the Company Stockholders pursuant to this Agreement. The provisions of this Section 1.10(d)(ii) are intended to represent one means by which Parent may demonstrate satisfaction of the obligation to use Commercially Reasonable Efforts under Section 1.10(d)(i) above, but are not intended to be the exclusive means of demonstrating such compliance, and such provisions are not intended to establish a “minimum” standard of performance, or otherwise require such efforts or expenditure.

(iii)    Milestone Reports. From and after the Closing Date, for each twelve (12) month period until the achievement of the Development Milestone, Parent shall provide the Stockholders Representative with a report (each, a “Development Milestone Report”), within forty-five (45) days of the end of each such twelve (12) month period, summarizing Parent’s (and/or if applicable, its Affiliates’ and/or Product Transferees’) progress towards the achievement of the Development Milestone.    From and after the Closing Date, commencing in the fiscal year of Parent in which the first Net Sales has been generated, for each fiscal year period thereafter until the achievement of both Commercial Milestones, Parent shall provide the Stockholders Representative with a report (each, a “Commercial Milestone Report” and together with Development Milestone Reports, collectively, “Milestone Reports” and each, a “Milestone Report”), within ninety (90) days of the end of each such fiscal year period, setting forth in reasonable detail the calculation of Cumulative Net Sales for such applicable fiscal year period. From and after the Closing Date, at least once in each successive twelve (12) month period following the Closing Date until the achievement of the Development Milestone, at the Stockholders Representative’s written request, Parent shall make available appropriate representatives in person or by phone for a meeting in respect of the Development Milestone Report with representatives of the Stockholders Representative. From and after the Closing Date, commencing in the fiscal year of Parent in which the first Net Sales has been generated, for each fiscal year period thereafter until the achievement of both Commercial

Milestones, at least once in each successive fiscal year period, at the Stockholders Representative’s written request, Parent shall make available appropriate representatives in person or by phone for a meeting in respect of the Commercial Milestone Report with representatives of the Stockholders Representative. In connection with the foregoing, upon the request of Parent, the Stockholders Representative agrees to, and agrees to cause its representatives to, enter into a confidentiality agreement with Parent in a form reasonably acceptable to Parent with respect to any information delivered to it under this Section 1.10(d)(iii).

(e)    Disposal Restrictions. During the Efforts Period, neither Parent nor its Affiliates (including the Surviving Corporation) shall transfer, sell, license or assign, to any third Person who is not an Affiliate of Parent, all or substantially all of the rights pertaining to the Compound and Product, including as a part of a sale that includes all or substantially all of the assets of the Surviving Corporation or all of the equity interests of, or a merger with, the Surviving Corporation (a “Disposal Transaction”), unless the transferee, licensee or assignee, as applicable, of such transfer, sale, license or assignment assumes the obligations of Parent under this Section 1.10, including payment of the Milestone Consideration (except to the extent previously paid); and Parent shall no longer remain responsible for the performance of such obligations. Notwithstanding the foregoing, a merger or consolidation, or acquisition by a third Person of all or any of the equity securities (or all or substantially all of the assets), of Parent (or of an acquirer of, or successor-in-interest to, Parent) shall not be a Disposal Transaction.

(f)    Milestone Consideration Not Certain. Without limiting Parent’s obligations under this Section 1.10, each of Parent, on the one hand, and the Company and the Stockholders Representative (on behalf of themselves and each of the Company Stockholders), on the other hand, hereby acknowledge that the achievement of any Milestone is uncertain and it is therefore not assured that Parent will be required to issue or pay (or cause to be issued or paid) any Milestone Consideration at all if no Milestone Events described in Section 1.10(b) are achieved by Parent, or any of its Affiliates or Product Transferees.

(g)    Milestone Consideration Not a Security. The Parties do not intend the right of the Company Stockholders to receive any Milestone Consideration to be a security. Accordingly, the right of a Company Stockholder to receive any Milestone Consideration (1) shall not be represented by a certificate, (2) does not represent an ownership interest in Parent or the Surviving Corporation, and (3) does not entitle a Company Stockholder to any rights common to equityholders of Parent or the Surviving Corporation, other than as expressly set forth herein. The right of a Company Stockholder to receive Milestone Consideration pursuant to this Agreement shall not be transferable without the prior written consent of Parent, which consent will not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, a Company Stockholder may transfer all or any of such rights (A) as a gift to any member of his or her family or to any trust or other entity for the benefit of any such family member of such Company Stockholder, so long as all of the equity interests of such trust or other entity are and in the future will be owned by such Company Stockholder and/or such Company Stockholder’s family; provided, however, that any such transferee shall agree in writing with Parent, as a condition precedent to such transfer, to be bound by all of the provisions of this Agreement relating to the Milestone Consideration, or (B) by will or the laws of descent and distribution, in which event each such transferee shall be bound by all of the provisions of this Agreement relating to the Milestone Consideration or (C) by court order, in which event each such transferee shall be bound by all of the provisions of this Agreement relating to the Milestone Consideration. As used in this Section 1.10, the word “family” shall include any spouse, lineal ancestor or descendant, brother or sister or domestic partner of a Person; any lineal ancestor or descendant, brother or sister of such Person’s spouse; any spouse of any lineal ancestor or descendant, brother or sister of such Person or such Person’s spouse; or any lineal ancestor or descendant of any brother or sister of such Person or such Person’s spouse. Any attempted or purported transfer in violation of this Section 1.10 will be null and void.

(h)    Termination of Obligations. The obligations of Parent under this Section 1.10 (including the obligation to pay any Milestone Consideration for any remaining Milestones and to provide any Milestone Report and including any obligations under this Section 1.10 that Parent delegates or extends to any of its Affiliates or to any Product Transferee), shall terminate at 11:59 pm (Pacific time) on the Milestone Expiration

Date, unless all Milestone Consideration has previously been set-off in accordance with Section 7.09 below in which case such obligations of Parent shall terminate on the date that all such Milestone Consideration has been set-off.

1.11    Dissenting Shares. Notwithstanding anything in this Agreement to the contrary and to the extent available under Section 262 of the DGCL, any share of Company Stock that is issued and outstanding immediately prior to the Effective Time and that is held by a Company Common Stockholder or Company Preferred Stockholder who did not consent to or vote (by a valid and enforceable proxy or otherwise) in favor of the adoption of this Agreement, which Company Common Stockholder or Company Preferred Stockholder complies with all of the provisions of the DGCL relevant to the exercise and perfection of appraisal rights (such share being a “Dissenting Share,” and such Company Common Stockholder or Company Preferred Stockholder being a “Dissenting Company Stockholder”), shall not be converted into the right to receive the Merger Consideration to which the holder of such share of Company Stock would be entitled pursuant to Section 1.05 but rather shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Share pursuant to Section 262 of the DGCL. If any Dissenting Company Stockholder fails to perfect its appraisal rights under the DGCL or effectively withdraws or otherwise loses such rights with respect to any Dissenting Shares, such Dissenting Shares shall thereupon automatically be converted into the right to receive the Merger Consideration referred to in Section 1.05. Notwithstanding anything to the contrary contained in this Agreement, if the Merger is rescinded or abandoned, then the right of a Dissenting Company Stockholder to be paid the fair value of such holder’s Dissenting Shares pursuant to Section 262 of the DGCL shall cease. The Company shall give Parent (a) notice of any demand for payment of the fair value of any shares of Company Stock or any attempted withdrawal of any such demand for payment and any other instrument served pursuant to the DGCL and received by the Company relating to any Company Stockholder’s appraisal rights and (b) the opportunity to participate in all negotiations and proceedings with respect to any such demands for payment under the DGCL. The Company shall not (x) voluntarily make any payment with respect to any demand for appraisal with respect to any Dissenting Shares and/or (y) offer to settle or settle any demand, in either case, without the prior written consent of Parent (which consent shall not be unreasonably conditioned, withheld or delayed). Notwithstanding the foregoing, to the extent that Parent or the Company (i) makes any payment or payments in respect of any Dissenting Shares in excess of the Merger Consideration that otherwise would have been payable or issuable in respect of such Dissenting Shares in accordance with this Agreement or (ii) incurs, suffers or sustains any Losses in respect of any Dissenting Shares, with the value of the Merger Shares that such Dissenting Shares would otherwise be entitled to receive hereunder based on the Parent Stock Value ((i) and (ii) together “Dissenting Share Payments”), Parent shall be entitled to recover the amount of such Dissenting Share Payments under the terms of Article  VII hereof.

1.12    Consideration Spreadsheet. At least three (3) Business Days prior to the Closing Date, the Company shall deliver to Parent a Merger Consideration spreadsheet (the “Consideration Spreadsheet”), which Consideration Spreadsheet shall be certified as complete and correct by the chief executive officer of the Company as of the Closing Date and which shall include, among other things, as of the Closing, (i) each Company Stockholder and their addresses, the number and type of shares of capital stock held by such Company Stockholder, the respective certificate numbers, the date of acquisition of such shares, the aggregate number of Closing Merger Shares issuable to each such Company Stockholder, the maximum number of Holdback Shares issuable to such Company Stockholder, the maximum aggregate Milestone Consideration issuable and payable to each such Company Stockholder, the Pro Rata Percentage applicable to each Company Stockholder, and whether or not, to the knowledge of the Company, such Company Stockholder is an Accredited Investor or a Non-Accredited Investor, (ii) each Carve-Out Plan Participant, the number of Carve-out Closing Merger Shares issuable to such Carve-out Plan Participant, the maximum number of Holdback Shares issuable to such Carve-out Plan Participant and the maximum aggregate Milestone Consideration issuable and payable to each such Carve-out Plan Participant and whether or not, to the knowledge of the Company, such Carve-out Plan Participant is an Accredited Investor or a Non-Accredited Investor; and (iii) each Other Consideration Recipient (other than a Carve-Out Plan Participant), the number of Service Provider Closing Merger Shares issuable to such Other Consideration Recipient, the maximum number of Service Provider Holdback Shares issuable to such Other Consideration Recipient and the maximum aggregate Milestone Consideration issuable and payable to each such Other Consideration Recipient and whether or not, to the knowledge of the Company, such Other Consideration Recipient is an Accredited Investor or a Non-Accredited Investor.

1.13    Carve-Out Plan; Other Consideration Recipients.

(a)     Following the Effective Time and pursuant to the terms of the Carve-Out Plan, Parent shall promptly issue or cause to be issued the Carve-Out Plan Closing Merger Shares to the Carve-Out Plan Participants, in each case, in the number of such Carve-Out Plan Closing Merger Shares set forth opposite each Carve-Out Plan Participant’s name on the Consideration Spreadsheet.

(b)    With respect to any release and issuance of Holdback Shares, issuance of the Milestone Shares, payment of any Commercial Milestone Cash Payment, Parent shall issue or pay (or cause to be issued or paid) to the Carve-Out Plan Participants the applicable number of Carve-Out Holdback Shares, Carve-Out Milestone Shares, and/or any Carve-Out Commercial Milestone Cash Payment (less any applicable withholdings), in each case, in accordance with the terms and conditions of this Agreement and pursuant to the terms and conditions of the Carve-Out Plan.

(c)    Following the Effective Time, Parent shall issue or cause to be issued (or pay or cause to be paid) the Service Provider Closing Merger Shares, the Service Provider Holdback Shares, the Service Provider Milestone Shares and the Service Provider Commercial Milestone Cash Consideration to the applicable Other Consideration Recipients (other than the Carve-Out Plan Participants), in each case, if issuable or payable and otherwise in accordance with the terms and conditions of this Agreement.

1.14    Convertible Debt. The Company will take all actions necessary to cause the conversion of all outstanding Convertible Debt (including any Convertible Debt issued following the date hereof in accordance with the last paragraph of Section 4.01) into equity securities of the Company prior to the Effective Time.

1.15    Withholding Rights. Each Party hereto shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any Person such amounts as are required to be deducted and withheld under any applicable provision of federal, state, local or foreign Tax Law. To the extent that amounts are so withheld by Parent or the Surviving Corporation in accordance with the foregoing, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. To the extent that any payment pursuant to this Agreement is not reduced by such withholdings, such Person shall indemnify Parent and its affiliates (including the Surviving Corporation) for any amounts imposed by any taxing authority, together with any costs and expenses related thereto (including reasonable attorneys’ fees and costs of investigation).

1.16    Taking of Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Article I and to vest the Surviving Corporation with full right, title and possession to all assets, rights, privileges, powers and franchises of the Company and Merger Sub, Parent and the Surviving Corporation are fully authorized in their respective names to take, and shall take, all such necessary or desirable action, so long as such action is not inconsistent with this Agreement, and all such action as may be required by Law.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to each of Parent and Merger Sub, subject to such exceptions as are specifically disclosed in the Company Disclosure Schedule, on the date hereof and (except where a representation or warranty is made herein as of a specified date) as of the Effective Time, as though made at the Effective Time, as follows:

2.01    Organization and Power.

(a)    The Company is (i) a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as currently conducted and (ii) is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business as now conducted requires it to qualify, except where the failure to be so qualified does not have, and would not reasonably be expected to have, a Company Material Adverse Effect. The Company has delivered to counsel for Parent a true and correct copy of the Organizational Documents of the Company. The operations now being conducted by the Company are not now and have never been conducted by the Company under any other name.

(b)    Section 2.01(b) of the Company Disclosure Schedules lists the directors and officers of the Company as of the date hereof, separately noting which of such directors and officers has any rights to indemnification from the Company and the scope and duration of such rights.

2.02    Subsidiaries. The Company does not have, and has never had, any Subsidiary or any equity or ownership interest (or any interest convertible or exchangeable or exercisable for any equity or ownership interest), whether direct or indirect, in any Person and is not, and has never been, a participant in any joint venture, partnership or similar arrangement and the Company is not obligated to make nor is it bound by any Contract to make any investment in or capital contribution in or on behalf of any other Person.

2.03    Authorization; No Breach; Valid and Binding Agreement.

(a)    The Company has all requisite corporate power and authority to execute and deliver this Agreement and the Related Agreements to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement and the Related Agreements to which it is a party, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly and validly authorized by all requisite corporate action and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. The affirmative vote or consent of (i) the Company Stockholders holding at least a majority of the issued and outstanding shares of Company Common Stock and Company Preferred Stock (on an as-converted to Company Common Stock basis), voting together as a single class and (ii) the Company Stockholders holding at least a majority of the issued and outstanding shares of Company Preferred Stock, voting together as a single class, constitutes the requisite Company Stockholder Approval. The Company Board has (i) resolved that the Merger is advisable and in the best interests of the Company and the Company Stockholders, and (ii) approved the Agreement and the Merger. The Company Special Committee has determined that the transactions contemplated hereby are advisable and fair to and in the best interests of the Company and its stockholders and has recommended that the full Company Board approve this Agreement and the transactions contemplated hereby.

(b)    Except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; and (ii) compliance with and filings under the HSR Act, if required, and any other Antitrust Law, the execution, delivery, performance and compliance with the terms and conditions of this Agreement by the Company and the Related Agreements to which the Company is a party and the consummation of the transactions contemplated hereby and thereby do not and shall not (A) violate, conflict with, result in any breach of, or constitute a default under any of the provisions of any Organizational Documents of the Company, (B) violate or result in a breach of, in any material respect, or constitute a violation or default under, in any material respect, or give any Person the right to terminate or modify, or require consent, waiver, approval or notice under, any Material Contract to which the Company is a party or by which it is bound or any Permit issued to the Company, (C) violate, in any material respect, any Law to which the Company is subject, or (D) result in the creation or imposition of any Lien, other than a Permitted Lien, over any property or assets of the Company.

(c)    Section 2.03(c) of the Company Disclosure Schedule sets forth all necessary consents, waivers and approvals of parties to any Contracts as are required thereunder in connection with the Merger, or for any such Contract to remain in full force and effect without limitation, modification or alteration after the Effective Time so as to preserve all rights of, and benefits to, the Company under such Contracts from and after the Effective Time.

(d)    This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement is a valid and binding obligation of the other Parties hereto, this Agreement constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy Laws, other similar Laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies (collectively, the “Enforceability Exceptions”).

2.04    Capitalization.

(a)    As of the date hereof, the authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock, of which 4,420,687 shares are issued and outstanding and 37,200,000 authorized shares of Company Preferred Stock, of which 21,700,000 are designated as Company Series A Preferred Stock, of which 19,890,922 shares are issued and outstanding, and of which 15,500,000 are designated as Company Series B Preferred Stock, of which 11,688,040 shares are issued and outstanding. As of the date hereof (giving effect to the conversion of the Convertible Debt outstanding as of the date hereof and the conversion of the Company Warrants as of the date hereof), 4,420,687 shares of Common Stock will be issued and outstanding, 20,732,435 shares of Company Series A Preferred Stock will be issued and outstanding, and 19,906,484 shares of Company Series B Preferred Stock Company will be issued and outstanding.

(b)    As of the date hereof, the Company has reserved 2,750,000 shares of Company Common Stock authorized for issuance to employees, consultants, advisors and directors pursuant to the Company Equity Plan, under which Company Options to purchase 162,000 shares of Company Common Stock are issued and outstanding. As of the date hereof, Company Warrants to purchase 841,513 shares of Series A Preferred Stock are issued and outstanding and Company Warrants to purchase 835,889 shares of Series B Preferred Stock are issued and outstanding.

(c)     All the outstanding shares of Company Stock have been duly and validly issued and are fully paid and non-assessable. All the outstanding shares of Company Stock (and all other outstanding securities of the Company, including Company Options and Company Warrants) and were issued in accordance with the registration or qualification requirements of the Securities Act of 1933, as amended (the “Securities Act”) and any relevant state securities Laws or pursuant to valid exemptions therefrom and were not issued in violation of the pre-emptive rights of any Person or any Contract or applicable Law by which the Company was bound as the time of the issuance. Except for any Company Warrants, any Company Options, the conversion privileges of the Company Preferred Stock or the rights provided pursuant to the Investor Rights Agreement or the Co-Sale Agreement (each of which agreements will terminate effective at or prior to the Effective Time), there are no shares of Company Stock or any other equity security of the Company issuable upon conversion or exchange of any issued and outstanding security of the Company nor are there any rights, options outstanding or other agreements to acquire shares of Company Stock or any other equity security of the Company nor is the Company contractually obligated to purchase, redeem or otherwise acquire any of its outstanding shares that would survive the Closing. No Company Stockholder is entitled to any preemptive or similar rights to subscribe for shares of capital stock of the Company that would survive the Closing. There are no declared or accrued but unpaid dividends with respect to any shares of capital stock of the Company.

(d)    Section 2.04(d) of the Company Disclosure Schedules sets forth, as of the date hereof, a complete and accurate list of all issued and outstanding shares of Company Stock, identifying the name of the registered holder thereof, the class and/or series of shares held, the number of shares of each such class or series held, each respective acquisition date and, with respect to the Company Preferred Stock, the applicable conversion rate for each series of Company Preferred Stock.

(e)    Section 2.04(e) of the Company Disclosure Schedules sets forth, as of the date hereof, for each outstanding Company Option, the name of the holder of such Company Option, an indication of whether such holder is an employee of or consultant to the Company, whether such Company Option is intended to qualify as an incentive stock option under Section 422 of the Code, the date of grant of such Option, the number or amount of securities as to which such Option is exercisable, and the exercise price of such Option. Each Company Option was originally granted with an exercise price that the Company Board in good faith, based on a reasonable valuation method utilized at the time of grant, determined to be at least equal to the fair market value of a share of Company Common Stock on the date of grant. The terms of the Company Equity Plan and the applicable agreements for each Company Option allow for the treatment of Company Options as provided in this Agreement, without the consent or approval of the holders of such securities, the Stockholders or otherwise. True and complete copies of all agreements and instruments relating to the Company Options have been made available and as of the date of the Agreement, such agreements and instruments have not been amended, modified or supplemented and there are no agreements to amend, modify or supplement such agreements or instruments.

(f)    Section 2.04(f) of the Company Disclosure Schedules sets forth, as of the date hereof, a complete and accurate list of the number and class or series of shares exercisable under each outstanding Company Warrant, and the acquisition date of each such Company Warrant and the identity of the holder thereof.

(g)    Except as set forth in Section 2.04(d) through Section 2.04(f) of the Company Disclosure Schedules and except for conversion rights of the Company Preferred Stock, the Company has no commitment or obligation of any character (including pursuant to any Contract), either firm or conditional, written or oral, to issue, deliver or sell, or repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, under offers, stock option agreements, stock bonus agreements, stock purchase plans, incentive compensation plans, warrants, calls, conversion rights, or otherwise, any shares of the capital stock or other securities of the Company. Except for shares reserved for issuance pursuant to the Company Equity Plan or as set forth in Section 2.04(d) through Section 2.04(f) of the Company Disclosure Schedules, there are no securities of the Company (including any options or warrants) issued, reserved for issuance, or outstanding.

(h)    Other than the Company Equity Plan, the Company has never adopted, sponsored or maintained any option plan, share purchase plan, or similar plan providing for the equity compensation of any Person. There are no (and have never been any) outstanding or authorized options, warrants, stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company.

(i)    Except for the Voting Agreement (which will terminate effective at or prior to the Effective Time), there are no stockholders agreements, voting trusts, pooling agreements or other Contracts, arrangements or understandings in respect of the voting of any of the shares of capital stock of the Company.

(j)    There are no outstanding loans made by the Company to any Company Stockholder.

2.05    Financial Statements.

(a)    Section 2.05(a) of the Company Disclosure Schedules sets forth the Company’s (i) unaudited balance sheet as of September 30, 2016 (the “Latest Balance Sheet”) and the related statements of operations and cash flows for the nine (9) month period then ended and (ii) audited balance sheet and statements of loss, stockholders’ equity and cash flows for the fiscal years ended December 31, 2014 and December 31, 2015 (the financial statements referenced in clauses (i) and (ii) shall be collectively referred to as the “Financial Statements”). The Financial Statements are complete and correct in all material respects, have each been prepared in accordance with GAAP, consistently applied, and present fairly in all material respects the financial condition and results of operations of the Company as of the times and for the periods referred to therein, subject in the case of the unaudited financial statements to (x) the absence of footnote disclosures and other presentation items and (y) changes resulting from normal year-end adjustments which are not material in amount or significance in any individual case or in the aggregate.

(b)    The Company has established, and maintains, adheres to and enforces a system of internal accounting controls which are effective in providing assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP (including the Financial Statements), including policies and procedures that (i) require the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company, (ii) provide assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with appropriate authorizations of management and the Company Board and (iii) provide assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company.

(c)    Neither the Company (including any employee of the Company) nor the Company’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by the Company, (ii) any fraud, whether or not material, that involves the management of the Company or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or (iii) any claim or allegation regarding any of the foregoing.

2.06    Absence of Certain Developments; Undisclosed Liabilities.

(a)    Except as set forth on Section 2.06 of the Company Disclosure Schedules, since January 1, 2016, (i) the Company has conducted its business only in the ordinary course of business consistent with past practice, (ii) a Company Material Adverse Effect has not occurred, and (iii) no actions have been taken that, if taken after the date hereof, would violate the provisions of Section 5.01.

(b)    The Company has no material Liabilities (whether or not required to be reflected in financial statements in accordance with GAAP), except for Liabilities (i) reflected in, reserved against or disclosed in the Latest Balance Sheet; or (ii) incurred in the ordinary course of business consistent with past practices since the date of the Latest Balance Sheet and that, individually or in the aggregate, are not material to the Company.

2.07    Real Property; Title of Properties.

(a)    The Company does not own and has never owned any real property. The Company does not have any current leases, licenses, subleases and occupancy agreements, together with any material amendments, renewals, extensions, assignments, supplements and guarantees thereto with respect to any real property leased, licensed, subleased or otherwise used or occupied by the Company as of the date hereof (any such real property, the “Leased Real Property”).

(b)    The Company has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and tangible assets, real, personal and mixed, used or held for use in their businesses, free and clear of all Liens (except for Permitted Liens).

(c)    All equipment owned or leased by the Company is listed in Section 2.07(c) of the Company Disclosure Schedules. All machinery, equipment, fixtures and vehicles owned, leased, or used by the Company are in good operating condition taking into account their age, except for ordinary wear and tear, and are in a reasonable state of repair and condition for the purposes for which they are being used.

2.08    Tax Matters.

(a)    The Company has timely filed all income and other material Tax Returns that are required to be filed by or with respect to it (taking into account any extensions of time to file). All such Tax Returns are true, complete and accurate in all material respects.

(b)    The Company has timely paid all material Taxes required to be paid by or with respect to it, whether or not reflected on any Tax Return. Except as would not reasonably be expected to be material, the

Company has withheld or collected from each payment made to each of its employees, stockholders and other third parties the amount of all Taxes required to be withheld or collected therefrom including, but not limited to, federal income taxes, federal excise taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes, and has timely paid the same to the proper Governmental Entity.

(c)    There is no material Tax deficiency outstanding, assessed or proposed against the Company, nor has the Company executed any outstanding waiver of any statute of limitations on or extension of the period for the assessment or collection of any material Tax. The Company is not the subject of a Tax audit or examination with respect to any material Taxes, nor has the Company been notified by a Governmental Entity in writing or otherwise become aware of any request for such an audit or other examination. No adjustment relating to any Tax Return filed by or with respect to the Company has been proposed by any Governmental Entity or any representative thereof.

(d)    The Company does not have any Liabilities for unpaid Taxes as of the date of the Latest Balance Sheet that have not been accrued or reserved on the Latest Balance Sheet. The Company has not incurred any Liability for Taxes since the date of the Latest Balance Sheet, other than in the ordinary course of business.

(e)    The Company has made available to Parent or its legal counsel or accountants copies of all Tax Returns for the Company for all periods since its inception.

(f)    There are (and immediately following the Effective Time there will be) no Liens on the assets of the Company relating to or attributable to Taxes other than Liens for Taxes not yet delinquent.

(g)    The Company (i) has never been a member of an affiliated group filing a consolidated federal (or similar combined or unitary state, local or foreign) income Tax Return, (ii) has never been a party to any Tax sharing, indemnification or allocation agreement, nor does the Company owe any amount under any such agreement (in each case excluding agreements entered into in the ordinary course of business with a principal purpose unrelated to Tax), (iii) does not have any liability for Taxes of any other Person (A) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law), (B) as a transferee or successor or (C) by contract, by operation of law or otherwise (in each case excluding agreements entered into in the ordinary course of business with a principal purpose unrelated to Tax) and (iv) has never been a party to any joint venture, partnership or other agreement that could be treated as a partnership for Tax purposes.

(h)    The Company is not and has not been a party to a “reportable transaction,” as such term is defined in Treasury Regulations Section 1.6011-4(b).

(i)    The Company is in compliance with all terms and conditions of any Tax exemption, Tax holiday or other Tax reduction, grant or abatement arrangement, agreement or order (each, a “Tax Incentive”) and the consummation of the transactions contemplated by this Agreement will not have any adverse effect on the continued validity and effectiveness of any such Tax Incentive.

(j)    No claim has been made in writing by any Tax authority in a jurisdiction where the Company has not filed a Tax Return that the Company is or may be subject to Tax by such jurisdiction.

(k)    The Company has not distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(l)    The Company is in material compliance with all applicable transfer pricing laws and regulations, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology of the Company.

(m)    The Company will not be required to include any income or gain in or exclude any deduction or loss from income for any taxable period or portion thereof after the Closing as a result of any (i) change in method of accounting made prior to the Closing, (ii) closing agreement under Section 7121 of the Code executed prior to the Closing, (iii) deferred intercompany gain or excess loss account under Treasury Regulations under Section 1502 of the Code in connection with a transaction consummated prior to the Closing, (iv) election under Section 108(i) of the Code (or in the case of each of (i), (ii), (iii) and (iv), under any similar provision of other applicable Law) made prior to Closing, (v) installment sale or open transaction disposition consummated prior to the Closing or (vi) prepaid amount received prior to the Closing.

(n)    The Company is not subject to Tax in any country other than its country of incorporation or formation by virtue of having a permanent establishment in that country.

(o)    The Company is not, nor has been at any time, a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.

2.09    Contracts and Commitments.

(a)    Section 2.09(a) of the Company Disclosure Schedules sets forth a complete and accurate list of each of the following Contracts to which the Company is a party or otherwise bound (any Contract of a nature described below to which the Company is a party or otherwise bound, being referred to herein as a “Material Contract” and, collectively, as the “Material Contracts”):

(i)    any Contract or commitment that requires, or would reasonably be expected to result in, payments by the Company or its Subsidiaries, except for any such Contract or commitment that is cancelable without penalty, further payment or material liability upon notice of 30 calendar days or less;

(ii)    any Contract relating to the borrowing of money or extension of credit or to mortgaging, pledging or otherwise placing a Lien on any asset of the Company;

(iii)    any guaranty of any obligation for borrowed money or Contract containing any other guaranty or indemnification obligation;

(iv)    any Contract (other than any Contract for Standard Software and nondisclosure and confidentiality agreements entered into in the ordinary course of business consistent with past practice) under which (A) the Company acquired ownership of any Owned Intellectual Property, (B) the Company has granted to any Person a license or other rights to use any Owned Intellectual Property or Licensed Intellectual Property, (C) the Company has been granted by any Person a license or other rights to use any Licensed Intellectual Property or (D) the Company is obligated to pay royalties to any Person for the right to use any Intellectual Property that is material to the business of the Company, as currently conducted or as contemplated to be conducted; or

(v)    any Contract limiting in any respect the right of the Company to engage or participate, or compete with any Person, or solicit any Person, in any line of business, market or geographic area, or to make use of or to develop any Intellectual Property, or any Contract granting most favored nation or preferred pricing, exclusive sales, distribution, marketing or other exclusive rights, rights of first refusal, rights of first negotiation or similar rights or terms to any person, or any Contract otherwise limiting the right of the Company to sell, develop, distribute or manufacture any product or to purchase or otherwise obtain any product, materials, components, parts or services;

(vi)    any Contract that requires a consent to, or otherwise contains a provision relating to a “change of control,” that would prohibit or delay the consummation of the transactions contemplated by this Agreement;

(vii)    any Contract or commitment relating to the disposition or acquisition of assets or any interest in any business enterprise outside of the ordinary course of business consistent with past practice;

(viii)    any collective bargaining Contract;

(ix)    any Employment Agreement or other Contract with an individual consultant, contractor, or salesperson, any agreement, Contract or commitment to grant any bonus (in cash or otherwise) to any Employee, or any contractor, consulting or sales agreement, Contract, or commitment with a firm or other organization;

(x)    any Contract that contains any redundancy, severance or termination pay or creates post-employment Liabilities;

(xi)    any partnership, collaboration, dealer, distribution, supply, procurement, agency, joint marketing, joint venture, strategic alliance, affiliate, services, or development Contract or similar Contract or any Contract which is or contains a power of attorney given by the Company;

(xii)    any nondisclosure, confidentiality, material transfer, “standstill” or similar Contract, other than those nondisclosure and confidentiality agreements entered into in the ordinary course of business consistent with past practice;

(xiii)    any sales representative, manufacturing, distribution, agency or any other agreement granting any Person rights to manufacture, market, sell or distribute any product of the Company in any territory; or

(xiv)    any settlement agreement or covenant not to sue.

(b)    The Company has made available to Parent a true and correct copy of all Material Contracts. Each Material Contract is valid and binding on the Company that is a party thereto, and, to the knowledge of the Company, on each other Person that is a party to such Material Contract and each Material Contract is in full force and effect, subject to the Enforceability Exceptions.

(c)    The Company has not violated or breached, in any material respect, or committed any material default under, any Material Contract and, to the knowledge of the Company, no other Person has violated or breached, in any material respect, or committed any material default under, any Material Contract. No event has occurred or condition exists that (with or without the giving of notice or with the lapse of time or both) will, or would reasonably be expected to: (i) result in a violation or breach, in any material respect, of any of the provisions of any Material Contract; (ii) give any Person the right to declare a material breach or material default or exercise any remedy under any Material Contract; (iii) give any Person the right to accelerate the maturity or performance of any Material Contract; or (iv) give any Person the right to cancel, terminate or modify any Material Contract. There are no pending, or to the knowledge of the Company, threatened disputes or disagreements with respect to any Material Contract. The Company has not received any notice from any Person regarding any actual or possible material violation or breach of, or default under, any Material Contract.

2.10    Intellectual Property.

(a)    All patents, registered trademarks, registered copyrights, registered domain names, and registrations and applications included in the Intellectual Property owned, controlled, licensed-in or used in the business of the Company as conducted by the Company (“Registered Intellectual Property”) are set forth on Section 2.10(a) of the Company Disclosure Schedules, including the owner of each such Registered Intellectual Property and (i) for each patent and patent application, the patent number or application serial number for each jurisdiction in which the patent or application has been filed, the date filed or issued, and the present status thereof; (ii) for each registered trademark, tradename or service mark, the application serial number or registration number, for each country, province and state, and the class of goods covered; (iii) for any URL or domain name, the registration date and any renewal date; and (iv) for each registered copyrighted work, the number and date of registration for each among country, province and state, in which a copyright application has been registered. Section 2.10(a) of the Company Disclosure Schedules also sets forth any proceedings or actions before any court, tribunal or other Governmental Entity (including the U.S. Patent and Trademark Office or equivalent foreign authority) related to the Registered Intellectual Property, and any actions that must be taken within 180 days after the Closing for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Registered Intellectual Property, including the payment of any registration, maintenance, issue, annuities or renewal fees or the filing of any responses to office actions, documents, applications or certificates.

(b)    Each item of Registered Intellectual Property is subsisting, valid and enforceable. All necessary registration, maintenance, issue, annuities and/or renewal fees currently due in connection with such Registered Intellectual Property have been made and all necessary documents, recordations and certificates in connection with such Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of prosecuting, perfecting and maintaining such Registered Intellectual Property.

(c)    The Company solely owns all Intellectual Property owned or purported to be owned by the Company that is used in the business of the Company as currently conducted, and/or as currently contemplated to be conducted, free and clear of any Liens (the “Owned Intellectual Property”), or otherwise has a license under all Intellectual Property that is reasonable necessary for or used in the business of the Company as currently conducted, and/or as currently contemplated to be conducted, (the “Licensed Intellectual Property”) that grants the Company the right to make such use of such Intellectual Property in the business of the Company as currently conducted and/or as currently contemplated to be conducted.

(d)    The Company has not received any written notice of any inventorship challenges or any interference having been declared or threatened with respect to any Owned Intellectual Property or Licensed Intellectual Property, and the Company does not have knowledge of a material fact that would reasonably be expected to result in any inventorship challenge or interference being declared or threatened with respect to any Owned Intellectual Property or Licensed Intellectual Property.

(e)    The Company has not infringed, violated or misappropriated, and the Company is not currently infringing, violating or misappropriating, the Intellectual Property rights of any other Person, and the operation of the business of the Company as such business has been conducted, currently is conducted and/or is currently contemplated to be conducted, including, without limitation, the development, manufacture, use, import, sale, licensing or other exploitation of Company Products, has not, does not, and will not, infringe, violate or misappropriate any Intellectual Property of any other Person. Without limiting the generality of the foregoing:

(i)    no infringement, violation, misappropriation, or similar claim or Action is pending or, to the knowledge of the Company, threatened against the Company or, to the knowledge of the Company, against any other Person who is or may be entitled to be indemnified, defended, held harmless or reimbursed by the Company with respect to any such claim or Action, and the Company has never received any notice or other communication requesting, claiming, or demanding any of the foregoing with respect to any such claim or Action, nor is there any basis for any such claim or Action;

(ii)    the Company has never received any notice or other communication (in writing or otherwise) relating to any actual, alleged, or suspected infringement, violation, or misappropriation by the Company or any representative of the Company of any Intellectual Property of another Person, including, without limitation, any license offer, warning letter, entitlement request or other letter or communication suggesting or offering that, in view of the Company’s conduct of the business, the Company obtain a license to any Intellectual Property of a third party; and;

(iii)    the Company is not bound by any Contract to indemnify, defend, hold harmless or reimburse any other Person with respect to, or otherwise assumed or agreed to discharge or otherwise take responsibility for, any existing or potential Intellectual Property infringement, violation, misappropriation, or similar claim.

(f)    No Owned Intellectual Property or Licensed Intellectual Property is subject to any proceeding or outstanding decree, order, judgment, disclaimer or stipulation or Contract restricting in any material manner, the use, enforcement, transfer, or licensing thereof by the Company, or which may materially affect the validity, use or enforceability of such Owned Intellectual Property or Licensed Intellectual Property. There is no Action pending nor, to the knowledge of the Company, threatened against the Company, and the Company has not received any written notice challenging the ownership of the Company in any Owned Intellectual Property. All Owned Intellectual Property and Licensed Intellectual Property will be fully transferable, alienable or licensable by Surviving Corporation and/or Parent without restriction and without payment of any kind to any Person.

(g)    The Company has undertaken and currently undertakes commercially reasonable steps to maintain the confidentiality of its trade secrets and confidential information. To the Company’s knowledge, none of the Company’s trade secrets or confidential information have been disclosed to any Person, except pursuant to written confidentiality obligations that are sufficient to maintain the confidentiality of the Company’s trade secrets and/or confidential information. Without limiting the foregoing, the Company has required each employee, contractor and service provider to execute (and each such employee, contractor and service provider has executed) confidentiality and invention and intellectual property assignment agreements protecting such trade secrets and confidential information and obligating such employee, contractor or service provider to assign to the Company all rights, title and interest in and to any inventions and Intellectual Property developed by such employee, contractor or services provider in the course of his or her employment or work for the Company. To the knowledge of the Company, no Person has (i) breached or violated any agreement with respect to maintaining the confidentiality of the Company’s trade secrets or confidential information nor (ii) engaged in an unauthorized use or made an unauthorized disclosure of any such trade secrets or confidential information.

(h)    Section 2.10(h) of the Company Disclosure Schedules lists any Contract (other than any Contract for Standard Software and nondisclosure and confidentiality agreements entered into in the ordinary course of business consistent with past practice) under which (i) the Company has granted to any Person a license or other rights to use any Owned Intellectual Property or Licensed Intellectual Property; (ii) the Company has been granted by any Person a license or other rights to use any Licensed Intellectual Property; or (iii) the Company is obligated to pay royalties or other amounts to any Person for the right to use any third party Intellectual Property that is material to the business of the Company, as currently conducted and/or as currently contemplated to be conducted. All such Contracts are in full force and effect, valid and binding on the Company and, to the knowledge of the Company, any other Person that party to such Contract; and neither the Company nor, to the knowledge of Company, any other Person who is party to such Contracts is in breach of any such Contract; and there is no dispute regarding the scope of any license granted under any such Contract, or material obligation under such Contract, including with respect to any payments to be made or received by the Company thereunder. The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated hereby will neither violate nor result in the breach, modification, cancellation, termination or suspension of any license to Licensed Intellectual Property. Following the Effective Time, Parent will be permitted to exercise all of the Surviving Corporation’s rights under all licenses to Licensed Intellectual Property, to the same extent the Company would have been able to had the transactions contemplated by this Agreement not occurred and without being required to pay any additional amounts or consideration other than fees, royalties or payments which the Company would otherwise be required to pay had such transactions contemplated hereby not occurred. Except as expressly provided in any Contract listed in Section 2.10(h) of the Company Disclosure Schedule, the Company is not currently a party to any Contract to indemnify any Person against any charge of infringement, misappropriation or other unlawful use of Intellectual Property.

(i)    Section 2.10(i)(i) of the Company Disclosure Schedules sets forth a correct and complete list of all material Software owned, controlled, in-licensed or used in the business of the Company as currently conducted by the Company other than Standard Software (the “Proprietary Software”). Except as set forth on Section 2.10(i)(ii) of the Company Disclosure Schedules, no Person has been granted any right to use any Proprietary Software.

(j)    The Owned Intellectual Property and Licensed Intellectual Property are sufficient for the conduct of the business of the Company as conducted as of the Closing, and as currently contemplated to be conducted by the Company, after the Closing Date and, to the knowledge of the Company, the Company does not lack rights to any Intellectual Property necessary or otherwise material to the Company to conduct the development of Company Products, and/or to commercialize the Company Products, as proposed by the Company to be conducted, except for Intellectual Property or software that is generally commercially available. The Company’s ability to use or otherwise exploit, including for purposes of the development of the Company Products, any Owned Intellectual Property and/or Licensed Intellectual Property will not be altered, impaired, or otherwise affected by the transactions contemplated by this Agreement. To the knowledge of the Company, no Person has infringed or misappropriated, or is infringing or misappropriating, any Owned Intellectual Property or any Licensed Intellectual Property. All Owned Intellectual Property incorporated into or embodied in any Company Product was developed solely by either (1) employees of the Company acting during the term and within the scope of their employment or (2) by third parties who validly and irrevocably assigned all of their rights, including all Intellectual Property rights therein, to the Company in writing, and the Company obtained any third party consents required to effect such assignment. To the Company’s knowledge no employee, contractor or consultant of the Company who was engaged in the development of any Intellectual Property incorporated or embodied in any Company Product, was an employee of, or engaging in services for, a third party during such time that he or she was engaged by the Company. To the extent any such Intellectual Property is included in the Registered Intellectual Property, to the maximum extent provided for by, and in accordance with, applicable laws and regulations, the Company has recorded each such assignment with the relevant Governmental Entity.

(k)    No government funding, facilities of a university, college, other medical or educational institution or research center or funding from third parties was used in the development of any Owned Intellectual Property. To the Company’s knowledge no current or former employee, consultant or independent contractor of the Company, who was involved in, or who contributed to, the creation or development of any Owned Intellectual Property, was employed by or has performed services for the government, university, college, or other medical or educational institution or research center during a period of time during which such employee, consultant or independent contractor was also performing services for the Company. To the Company’s knowledge, no university, college or other medical or educational institution or research center has any rights whatsoever in any Owned Intellectual Property.

2.11    Litigation.

(a)    There is no Action pending, at Law or in equity, or before or by any Governmental Entity, or to the Company’s knowledge threatened against or affecting the Company or its properties, assets or business, or any of its officers or directors in its capacity as such. The Company is not subject to any settlement, stipulation, order, writ, judgment, injunction, decree, ruling, determination or award of any court or of any Governmental Entity (“Order”).

(b)    There is no investigation or other proceeding pending or, to the knowledge of the Company, threatened, against the Company, any of its properties (whether tangible, intangible, owned, leased, licensed, or otherwise) or any of its officers or directors in its capacity as such by or before any Governmental Entity.

(c)    There is no Action pending, at Law or in equity, or before or by any Governmental Entity, or threatened by the Company against any third party.

2.12    Governmental Consents. Except for any applicable requirements of the HSR Act, if any, the Company is not required to submit any notice, report or other filing with any Governmental Entity in connection with the execution, delivery or performance by it of this Agreement or any Related Agreements to which the Company is a party or the consummation of the transactions contemplated hereby and thereby. No consent, approval or authorization of any Governmental Entity is required to be obtained by the Company in connection with its execution, delivery or performance of this Agreement or any Related Agreements to which the Company is a party or the consummation by the Company of the transactions contemplated hereby or thereby.

2.13    Employee Benefit Plans.

(a)    Section 2.13(a) of the Company Disclosure Schedules contains an accurate and complete list of each Company Employee Benefit Plan and each Employee Agreement. Neither the Company nor any ERISA Affiliate has any plan or commitment to establish any new Company Employee Benefit Plan or Employee Agreement, to modify any Company Employee Benefit Plan or Employee Agreement (except to the extent required by Law or to conform any such Company Employee Benefit Plan or Employee Agreement to the requirements of any applicable Law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to adopt or enter into any Company Employee Benefit Plan or Employee Agreement. Section 2.13(a)(i) of the Company Disclosure Schedules sets forth a table that provides next to the name of each current Employee of the Company as of the date hereof: (i) the full-time or part-time status of such Employee; (ii) the current salary, wage, actual bonus and/or target bonus opportunity, and/or commission rate, as applicable, for such Employee; (iii)) accrued vacation/paid-time off for such Employee, (iv) the date of hire for such Employee, and (v) the location where such Employee performs services. To the knowledge of the Company, no Employee intends to terminate his or her employment for any reason. Section 2.13(a)(i) of the Company Disclosure Schedules contains an accurate and complete list of all non-vendor independent contractors and Persons that have a consulting or advisory relationship with the Company.

(b)    The Company has provided or otherwise made available to Parent correct and complete copies of: (i) all documents embodying each Company Employee Benefit Plan and each Employee Agreement including (without limitation) all amendments thereto and all related trust documents, administrative service agreements, group annuity contracts, group insurance contracts, and policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Benefit Plan; (ii) all material written agreements and contracts relating to each Company Employee Benefit Plan, including administrative service agreements and group insurance contracts, (iii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Benefit Plan; (iv) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Benefit Plan; (v) if the Company Employee Benefit Plan is funded, the most recent annual and periodic accounting of Company Employee Benefit Plan assets; (vi) all required discrimination tests for each Company Employee Plan for the three (3) most recent plan years; the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, required under ERISA with respect to each Company Employee Benefit Plan; (vi) all IRS determination, opinion, notification and advisory letters, and all applications and correspondence to or from the IRS or the DOL with respect to any such application or letter; (vii) all communications material to any employee or employees relating to any Company Employee Benefit Plan and any proposed Company Employee Benefit Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; and (viii) all correspondence to or from any Governmental Entity relating to any Company Employee Benefit Plan other than routine correspondence in the normal course of operations of such Company Employee Benefit Plan.

(c)    The Company and its ERISA Affiliates have performed in all material respects all obligations required to be performed by them under, are not in default or violation of, and have no knowledge of any default or violation by, any other party to each Company Employee Benefit Plan, and each Company Employee Benefit Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable Laws, including but not limited to ERISA and the Code. Any Company Employee Benefit Plan intended to be qualified under Section 401(a) of the Code and each trust intended to qualify under

Section 501(a) of the Code (i) has either applied for, prior to the expiration of the requisite period under applicable Treasury Regulations or IRS pronouncements, or obtained a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status from the IRS or still has a remaining period of time under applicable Treasury Regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination, and (ii) incorporates or has been amended to incorporate all provisions required to comply with the Tax Reform Act of 1986 and subsequent legislation. For each Company Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code there has been no event, condition or circumstance that has adversely affected or is likely to adversely affect such qualified status. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Benefit Plan. There are no actions, suits or claims pending, or, to the knowledge of the Company, threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Benefit Plan or against the assets of any Company Employee Benefit Plan. Each Company Employee Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Company or any of its ERISA Affiliates (other than ordinary administration expenses). There are no audits, inquiries or proceedings pending or, to the knowledge of the Company, threatened by the IRS, DOL, or any other Governmental Entity with respect to any Company Employee Benefit Plan. Neither the Company nor any ERISA Affiliate is subject to any penalty or tax with respect to any Company Employee Benefit Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. The Company and each ERISA Affiliate have timely made all contributions and other payments required by and due under the terms of each Company Employee Benefit Plan.

(d)    Neither the Company nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any (i) Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code, (ii) Multiemployer Plan, (iii) “multiple employer plan” as defined in ERISA or the Code, or (iv) a “funded welfare plan” within the meaning of Section 419 of the Code. No Company Employee Benefit Plan provides health benefits that are not fully insured through an insurance contract. No Company Employee Plan (i) is subject to applicable Laws of any jurisdiction outside of the United States; or (ii) covers or has covered Company employees whose services are or have been performed primarily outside of the United States.

(e)    No Company Employee Benefit Plan or Employee Agreement provides, or reflects or represents any liability to provide, post-termination or retiree life insurance, health or other employee welfare benefits to any Employee for any reason, except as may be required by COBRA or other applicable Law, and the Company has never represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with life insurance, health or other employee welfare benefits following termination of employment, except to the extent required by COBRA or other applicable Law.

(f)    The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Benefit Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee. There is no agreement, plan, arrangement or other Contract (i) covering any Employee that, considered individually or considered collectively with any other such Contracts, will, or would reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 404 of the Code or that would be characterized as a “parachute payment” within the meaning of Section 280G(b)(1) of the Code or (ii) by which the Company or any of its Subsidiaries is bound to compensate any Employee for excise taxes paid pursuant to Section 4999 of the Code. Neither the Company nor any of its Subsidiaries currently are, or have ever been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

(g)    Each Company Employee Plan and Contract, agreement or arrangement between the Company or any ERISA Affiliate and any Employee, in each case, that is a “nonqualified deferred compensation plan” (as such term is defined in Section 409A(d)(1) of the Code) subject to (and not exempt from) Section 409A of the Code (or any state law equivalent) and the regulations and guidance thereunder (“Section 409A”) has been at all times been in operational compliance with Section 409A and at all times since the Company’s incorporation in documentary compliance with Section 409A. No nonqualified deferred compensation plan that was originally exempt from application of Section 409A has been “materially modified” (within the meaning of IRS Notice 2005-1) at any time. No compensation shall be includable in the gross income of any Employee as a result of the operation of Section 409A with respect to any Company Employee Plan or other arrangements or agreements which is or has been in effect at any time prior to the First Effective Time. To the extent required, the Company and each of its Subsidiaries have properly reported and/or withheld and remitted on amounts deferred under any nonqualified deferred compensation plan subject to Section 409A. There is no Contract, agreement, plan or arrangement to which the Company or any of its ERISA Affiliates is a party, including the provisions of this Agreement, covering any Employee of the Company or any of its Subsidiaries, which individually or collectively could require the Company or any of its Affiliates to pay a Tax gross-up payment to, or otherwise indemnify or reimburse, any Employee for Tax-related payments under Section 409A. There is no Contract, agreement, plan or arrangement to which the Company or any of its Subsidiaries is a party, which, individually or collectively, could give rise to a Parent, the Company, Surviving Corporation, or Subsidiary Tax under Section 409A or that would give rise to an Employee Tax and/or Parent, the Company, Surviving Corporation or Subsidiary reporting obligations under Section 409A.

2.14    Insurance. Section 2.14 of the Company Disclosure Schedules lists each insurance policy maintained by the Company. All of the insurance policies of the Company are in full force and effect, and the Company is not in breach or default with respect to its obligations under any of such insurance policies. There is no claim by the Company pending under any of such policies as to which coverage has been questioned, denied, or disputed by the underwriters of such policies. All premiums due and payable under all such policies have been paid, and the Company is otherwise in compliance in all material respects with the terms of such policies. The Company has no knowledge of any threatened termination of, or premium increase with respect to, any of such policies. The Company has never been denied insurance coverage, and no insurance policy of the Company has ever been cancelled for any reason.

2.15    Compliance with Laws.

(a)    The Company is, and within the last five (5) years has been, in compliance in all material respects with all applicable Laws.

(b)    Without limiting the foregoing in clause (a), neither the Company or any of its officers, directors, employees, agents or other Person acting on their behalf has within the last five (5) years, directly or indirectly, (i) taken any action which would cause the Company to be in violation of the FCPA or any rules or regulations thereunder, (ii) used any corporate funds for contributions, gifts, entertainment or other expenses relating to political activity, in each case, in violation of applicable Law, (iii) made any payment to foreign or domestic government officials or employees in violation of Law or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment in violation of Law.

(c)    All approvals, filings, permits and licenses of Governmental Entities (collectively, “Permits”) required to conduct the business of the Company are in the possession of the Company, are in full force and effect and are being, and have been, complied with in all material respects. No suspension, cancellation, modification, revocation or nonrenewal of any Permit is pending or, to the knowledge of the Company, threatened. Section 2.15(c) of the Company Disclosure Schedules sets forth a complete and accurate list of all Permits.

2.16    Environmental Laws. The Company is, and within the last five (5) years has been, in compliance in all material respects with all applicable Environmental Laws. The Company has not received any written notice relating to any potential or actual violations or Liabilities arising under any Environmental Laws, including, without limitation, any investigatory, remedial or corrective obligation, relating to the Company or its facilities and arising under any Environmental Laws. No hazardous materials or substances are present on any real property currently owned, operated, occupied, controlled or leased by the Company or were present on any other real property at the time it ceased to be owned, operated, occupied, controlled or leased by the Company. There are no underground storage tanks, asbestos which is friable or likely to become friable or PCBs present on any real property currently owned, operated, occupied, controlled or leased by the Company or as a consequence of the acts of the Company or its agents. The Company is not aware of any fact or circumstance which could result in any environmental liability which could reasonably be expected to result in a material adverse effect on the business or financial status of the Company.

2.17    Related Party Transactions. No current or former officer or director of the Company (or spouse of any such persons nor, to the knowledge of the Company, any entity in which any of such persons has or has had an interest) or, to the knowledge of the Company, any Company Stockholder, has or has had, directly or indirectly, (a) any interest in any entity which furnished or sold, or furnishes or sells, services, products, technology or Intellectual Property that the Company furnishes or sells, or proposes to furnish or sell, (b) any interest in any entity that purchases from or sells or furnishes to the Company any goods or services, or (c) any interest in, or is a party to, any Contract to which the Company is a party; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an “interest in any entity” for purposes of this Section 2.17.

2.18    Employees.

(a)    The Company is, and within the last five (5) years has been, in compliance in all material respects with all applicable Laws and Contracts to which it is a party relating to employment, employment practices, wages, hours, collective bargaining, unemployment insurance, worker’s compensation, equal employment opportunity, age and disability discrimination, the payment withholding of Taxes, and the termination of employment, including any obligations pursuant to the Worker Adjustment and Retraining Notification Act of 1988 and similar state or local Law. There are no material complaints, charges or claims against the Company pending or, to the knowledge of the Company, threatened to be brought or filed with any Governmental Entity based on, arising out of, in connection with, or otherwise relating to the employment of, or termination of employment by the Company of, any individual. The Company is, and within the last five (5) years has been, in compliance in all material respects with all applicable foreign, federal, state and local Laws and regulations regarding occupational safety and health standards.

(b)    The Company is not a party to any collective bargaining agreement or other Contract with any labor organization or other representative of the Employees, nor is any such Contract presently being negotiated, nor, to the knowledge of the Company, are there any campaigns being conducted to solicit cards from employees of the Company to authorize representation by any labor organization. There are no ongoing labor strikes, slowdowns, work stoppages, picketing or lockouts pending or, to the knowledge of the Company, threatened, against the Company.

(c)    All accruals for unpaid vacation pay, premiums for employment insurance, health premiums, accrued wages, salaries and commissions and Company Employee Benefit Plan payments have been reflected in the books and records of the Company.

2.19    Regulatory Matters.

(a)    All Company Products that are subject to the jurisdiction of the FDA are being developed, manufactured, used, processed, labeled, stored, tested and imported or exported in compliance in all material respects with all applicable Laws, including all applicable requirements under the federal Food and Drug and Cosmetic Act (“FDCA”), the Public Health Service Act and their applicable implementing regulations. All

Company Products that are subject to the jurisdiction of any other Governmental Entity are being developed, manufactured, used, processed, labeled, stored, tested, imported and exported in compliance in all material respects with all comparable applicable Laws of such Governmental Entity.

(b)    Neither the Company nor any representative of the Company nor, to the knowledge of the Company, any of its licensees or assignees of any Owned Intellectual Property or, to the knowledge of the Company, any Licensed Intellectual Property has received any written notice that the FDA or any other Governmental Entity has initiated, or threatened in writing to initiate, any action to (i) suspend any clinical trial, (ii) withdraw approval of, or suspend or terminate, any Investigational New Drug Application or any comparable foreign regulatory application, in each case sponsored by the Company with respect to any Company Product, or otherwise prevent or prohibit the preclinical research on or clinical study of any Company Products by or on behalf of the Company, or (iii) recall, or suspend the manufacture of, any Company Product.

(c)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor, to the knowledge of the Company, any of its officers, Employees, or agents or clinical investigators acting for the Company, has committed any act, made any statement or failed to make any statement that would reasonably be expected to provide a basis for the FDA to invoke its policy with respect to “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. Additionally, neither the Company nor, to the knowledge of the Company, any officer, Employee or agent of the Company has been convicted of any crime or engaged in any conduct that would reasonably be expected to result in (i) debarment under 21 U.S.C. Section 335a or any similar applicable state or foreign Law or (ii) exclusion under 42 U.S.C. Section 1320a-7 or any similar applicable state or foreign Law.

(d)    Except as is not material to the Company in any case or in the aggregate, all animal studies or other preclinical tests performed by the Company or by third-party vendors on the Company’s behalf, performed in connection with or as the basis for any regulatory approval required for the Company Products either have been conducted in accordance, in all material respects, with applicable Law, including applicable Good Laboratory Practice regulations as described in 21 CFR Part 58 or comparable applicable foreign Laws.

(e)    The Company has delivered to Parent copies of any and all written notices of inspectional observations, establishment inspection reports and any other documents received by the Company from any Governmental Entity, including the FDA or any comparable foreign Governmental Entities that identify lack of compliance by the Company with applicable Laws, including Laws of the FDA or comparable foreign Governmental Entities.

(f)    Except as is not material to the Company in any case or in the aggregate, there is no Action pending or, to the knowledge of the Company, threatened, with respect to a violation by the Company of any applicable Law, including the FDCA, FDA regulations adopted thereunder, or the Controlled Substance Act.

(g)    The Company has not received from any Governmental Entity any (i) inspection reports, (ii) notices of adverse findings, warning or untitled letters, minutes of meetings or (iii) other correspondence concerning the Company Products, in each case in which any Governmental Entity asserted in writing that the operations of the Company may not be in compliance with applicable Laws.

(h)    To the Company’s knowledge, the Company has not received written notice from any of its suppliers of any material interruption of supply or manufacturing capacity, shortage of raw materials, components or other manufacturing problems that would have a material adverse effect on the subsequent development (as such development is contemplated as of the date of this Agreement) of the Company Products, nor to the knowledge of the Company do any conditions exist that reasonably could be expected to lead to such manufacturing problems.

(i)    All applications, notifications, submissions, information, claims, reports and statistics and other data that have been utilized by the Company, or prepared with the intention to be utilized by the Company, as the basis for or submitted in connection with any regulatory notifications, submissions, applications, filings, or Permits to the FDA or any other Regulatory Authority relating to the Company Products were true, complete and correct in all material respects as of the date of preparation and submission, as applicable, and/or any necessary or required updates, changes, corrections or modification to such applications, notifications, submissions, information and data have been submitted to the FDA or other Regulatory Authority.

(j)    Neither the Company nor, to the knowledge of the Company, any agent, Employee or other Person acting on behalf of the Company has, directly or indirectly:

(i)    made any unlawful contributions, gifts, entertainment or other unlawful payment relating to political activity and related in any way to the Company’s business; or

(ii)    made any unlawful payment to any foreign or domestic government official or employee, foreign or domestic political parties or campaigns, official of any public international organization, or official of any state-owned enterprise.

2.20    Corporate Records. The minute books of the Company contain true, accurate and complete records of all of its Organizational Documents and of every meeting, resolution and corporate action taken by the Company Stockholders or the Company Board (or any committee thereof). No meeting of Company Stockholders or the Company Board (or any committee thereof) has been held for which true, accurate and complete minutes have not been prepared and are not contained in those minute books. The share certificate book, register of Company Stockholders, register of directors and officers, securities register and register of transfer of the Company are true, accurate and complete in all material respects.

2.21    Brokerage. There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any Contract made by or on behalf of the Company for which Parent or the Surviving Corporation would be liable following the Closing.

2.22    Bank Accounts. Section 2.22 of the Company Disclosure Schedules constitutes a full and complete list of all the bank, investment, and deposit accounts and safe deposits or similar accounts held with other financial institutions of the Company (collectively, the “Company Bank Accounts”)), the number of each such account or box, the names of the Persons authorized to draw on such accounts or to access such boxes, and the balances on such accounts as of a most recent practicable date. All cash in such accounts is held in demand deposits and is not subject to any restriction or documentation as to withdrawal.

2.23    Vote Required. The Company Stockholder Approval is the only vote of any class or series of the Company Stock required to approve this Agreement and the transactions contemplated by this Agreement, including the Merger.

2.24    No Ownership of Parent Capital Stock. Neither the Company nor any of its controlled Affiliates (nor any of its “Associates” as defined in Section 203 of the DGCL) is or has been during the past three (3) years an “interested stockholder” of Parent as defined in Section 203 of the DGCL. Neither the Company nor any of its controlled Affiliates (nor any of its “Associates” as defined in Section 203 of the DGCL) beneficially owns, directly or indirectly, or is the record holder of, and is not (and during the past three (3) years has not been) a party to any agreement (other than this Agreement), arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of Parent Common Stock or any option, warrant or other right to acquire any shares of Parent Common Stock.

2.25    Representations Complete. None of the representations or warranties made by the Company in this Agreement, and none of the statements made in any exhibit, schedule or certificate furnished by the Company pursuant to this Agreement contains, or will contain at the Effective Time, any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

2.26    Exclusivity of Parent Representations; No Reliance; Forward-Looking Information.

(a)    The representations and warranties of Parent set forth in Article III constitute the sole and exclusive representations and warranties of Parent in connection with the transactions contemplated hereunder, and the Company understands, acknowledges and agrees that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by Parent, and the Company is not relying upon and has not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement or in connection with the transactions contemplated hereby, express or implied, except for the representations and warranties expressly set forth in Article III.

(b)    In connection with the due diligence investigation of Parent by the Company and its Representatives, the Company and its Representatives have received and may continue to receive after the date hereof from Parent and its Representatives certain estimates, projections, forecasts, business plans and other forward-looking information, as well as certain business plan information, regarding the Company and its businesses and operations. The Company hereby acknowledges the uncertainty and inherent risks in relying on such information and agrees that neither Parent nor any of its Representatives has made or is making any express or implied representation or warranty with respect to any such information.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF

PARENT AND MERGER SUB

Except as set forth in the Parent Disclosure Schedules, Parent and Merger Sub represent and warrant to the Company, on the date hereof and (except where a representation or warranty is made herein as of a specified date) as of the Closing Date, as though made at the Closing Date, as follows:

3.01    Organization and Power. Parent is (a) a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as currently conducted and (b) is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business as now conducted requires it to qualify, except where the failure to be so qualified does not have and would not reasonably be expected to have a material adverse effect on Parent and its Subsidiaries. Merger Sub is (a) a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as currently conducted and (b) is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business as now conducted requires it to qualify, except where the failure to be so qualified does not have and would not reasonably be expected to have a material adverse effect on Parent and its Subsidiaries.

3.02    Authorization.

(a)    The execution, delivery and performance of this Agreement by Parent and Merger Sub and the Related Agreements to which Parent and/or Merger Sub is a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the Parent Special Committee. As of the date of this Agreement, the Parent Special Committee has unanimously determined that this Agreement and the Merger and other transactions contemplated hereby are advisable and in the best interests of the Parent Stockholders and has unanimously resolved to recommend that the Parent Stockholders approve the issuance of the Merger Shares pursuant to the terms of this Agreement (the “Parent Voting Proposal”).

(b)    Except for the Parent Stockholder Approval and assuming the accuracy of the representations and warranties set forth in Section 2.24 of this Agreement, no other corporate proceedings on the part of Parent are necessary to approve or adopt this Agreement under applicable Law and to consummate the Merger and other transactions contemplated hereby in accordance with the terms hereof. The Parent Special Committee has determined that the transactions contemplated hereby are advisable and fair to and in the best interests of Parent and its stockholders.

(c)    This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming that this Agreement is a valid and binding obligation of the Company, this Agreement constitutes a valid and binding obligation of Parent and Merger Sub, enforceable in accordance with its terms, subject to the Enforceability Exceptions.

3.03    No Violation. Except for (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, and (b) compliance with and filings under the HSR Act, if required, and any other Antitrust Law, if required, the execution, delivery, performance and compliance with the terms and conditions of this Agreement by Parent and Merger Sub and the Related Agreements to which Parent and/or Merger Sub is a party and the consummation of the transactions contemplated hereby do not and shall not (i) assuming the receipt of Parent Stockholder Approval violate, conflict with, result in any breach of, or constitute a default under any of the provisions of the certificate of incorporation, bylaws or operating agreement, as applicable, of Parent or Merger Sub; (ii) violate or result in a material breach of or constitute a violation or default, in any material respect, under any material Contract to which Parent or Merger Sub is a party or is otherwise bound; or (iii) materially violate any Law to which Parent or Merger Sub is subject.

3.04    Governmental Consents. Except (a) as may be required by the HSR Act, and any other Antitrust Law, if required, (b) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act and as may be required under the Securities Act, (c) such consents, approvals, orders, licenses, authorizations, registrations, declarations, permits, filings, and notifications as may be required under applicable United States federal and state securities laws, and (d) the filing of the Certificate of Merger or other documents as required by the DGCL, (i) neither Parent nor Merger Sub is required to submit any notice, report or other filing with any Governmental Entity in connection with the execution, delivery or performance by it of this Agreement or the consummation of the transactions contemplated hereby and (ii) no consent, approval or authorization of any Governmental Entity is required to be obtained by Parent or Merger Sub in connection with its execution, delivery and performance of this Agreement or the consummation by Parent or Merger Sub of the transactions contemplated hereby.

3.05    Capitalization.

(a)    As of the date hereof, the authorized capital stock of the Company consists of 100,000,000 shares of Parent Common Stock and 10,000,000 shares of Parent Preferred Stock, of which 10,000 are designated as Parent Series A Convertible Preferred Stock, and of which 13,780 are designated as Parent Series B Convertible Preferred Stock. As of the date hereof, (i) 15,986,952 shares of Parent Common Stock are issued and outstanding, 0 shares of Parent Series A Convertible Preferred Stock are issued and outstanding, and 13,580 shares of Parent Series B Convertible Preferred Stock are issued and outstanding; (ii) Parent has reserved 3,867,285 shares of Parent Common Stock authorized for issuance to employees, consultants, advisors and directors pursuant to Parent Equity Plans, under which Parent Options to purchase 2,938,161 shares of Parent Common Stock are issued and outstanding; and (iii) Parent Series A Warrants to purchase 2,425,605 shares of Parent Common Stock are issued and outstanding, Parent Series C Warrants to purchase 590,415 shares of Parent Common Stock are issued and outstanding, Parent Series D Warrants to purchase 2,930,811 shares of Parent Common Stock are issued and outstanding and Parent warrants to purchase 571,905 shares of Parent Common Stock are issues and outstanding. All outstanding shares of Parent Common Stock and Parent Convertible Preferred Stock have been, and all shares that may be issued pursuant to Parent Options and Parent Warrants will be, when issued in accordance with the respective terms thereof, duly and validly issued and are fully paid and non-assessable.

(b)    Except as set forth in Section 3.05(a) and for changes since the date hereof resulting from (i) the exercise of Parent Options and Parent Warrants outstanding on such date, (ii) the grant of, or promises or commitments to grant, equity incentive awards, in all cases, in the ordinary course of business consistent with past practices, (iii) the issuance of securities of Parent in connection with the Parent’s employee stock purchase plan, (iv) the issuance of securities of Parent in connection with the Financing or any other financing of Parent that the Parent Board (or a committee thereof) reasonably determines is necessary to finance the operations of Parent (including any Interim Financing), and (v) the issuance of securities of Parent which do not result in Parent’s fully diluted capitalization exceeding by more than a number of shares equal to one percent (1%) of the Parent’s fully diluted capitalization set forth in Section 3.05(a), there will be at Closing, no outstanding (x) shares of capital stock or voting securities of Parent; (y) securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent; or (z) options, warrants or other rights to acquire from Parent, or other obligation of Parent to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent.

3.06    Purpose. Merger Sub is a newly organized corporation, formed solely for the purpose of engaging in the transactions contemplated by this Agreement. Merger Sub has not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated by this Agreement and the Related Agreements. Merger Sub is a direct wholly owned Subsidiary of Parent.

3.07    Parent SEC Documents; Parent Financial Statements.

(a)    Parent has filed all registration statements, proxy statements and other statements, reports, schedules, forms and other documents (including all exhibits, financial statements and the schedules thereto, and all other information incorporated by reference) required to be filed by it with the SEC since January 1, 2015, and all amendments thereto (collectively, the “Parent SEC Documents”). To Parent’s knowledge, none of the Parent SEC Documents is the subject of ongoing SEC review and there are no inquiries or investigations by the SEC or any internal investigations pending or threatened, in each case regarding any accounting practices of Parent or any of its Subsidiaries. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as it may be amended from time to time and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)    The financial statements (including any related notes) contained in the Parent SEC Documents (collectively, the “Parent Financial Statements”) (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto and (ii) were prepared in accordance with GAAP, consistently applied, and present fairly in all material respects the consolidated financial position and results of operations of Parent and its Subsidiaries (taken as a whole) as of the times and for the periods    referred to therein, subject in the case of the unaudited interim financial statements to the absence of footnote disclosures and other presentation items and changes resulting from normal year-end adjustments.

3.08    Taxes.

(a)    All income and other material Tax Returns required to be filed by or with respect to Parent and its Subsidiaries have been timely filed (taking into account applicable extensions of time to file) with the appropriate Governmental Entity, and all such Tax Returns were complete, correct and accurate in all material respects.

(b)    Parent and its Subsidiaries have timely paid all material Taxes required to be paid, whether or not reflected on any Tax Return. Except as would not reasonable expected to be material, Parent and its Subsidiaries have withheld or collected from each payment made to each of their employees and any other third parties, the amount of all Taxes required to be withheld or collected therefrom and have timely paid the same to the proper Governmental Entity.

(c)    There is no material Tax deficiency outstanding, assessed or proposed against Parent or any of its Subsidiaries, nor have Parent or any of its Subsidiaries executed any outstanding waiver of any statute of limitations on or extension of the period for the assessment or collection of any material Tax. Neither Parent nor any of its Subsidiaries are, as of the date hereof, the subject of a Tax audit or examination with respect to any material Taxes of Parent or its Subsidiaries, nor have Parent or any of its Subsidiaries been notified by a Governmental Entity in writing of any request for such an audit or other examination.

(d)    Neither Parent nor any of its Subsidiaries have any material liability for Taxes of any Person (other than Parent and its Subsidiaries) (i) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign Law) or (ii) as a transferee or successor.

(e)    Neither Parent nor any of its Subsidiaries are or have been a party to a “listed transaction,” as such term is defined in Treasury Regulations Section 1.6011-4(b)(2).

3.09    Material Contracts.

(a)    Except as set forth in Parent SEC Documents, none of Parent and its Subsidiaries is a party to any Contract, a copy of which would be required to be filed with the SEC as an exhibit to an annual report on Form 10-K (collectively, “Parent Material Contracts”).

(b)    Except as would not have a Parent Material Adverse Effect, each Parent Material Contract (assuming due power and authority of, and due execution and delivery by, the other party or parties thereto) is valid and binding on Parent or its Subsidiaries that is a party thereto, as applicable, and is in full force and effect, subject to the Enforceability Exceptions.

(c)    Except as would not have a Parent Material Adverse Effect and except as set forth in Parent SEC Documents, (i) as of the date of this Agreement, neither Parent nor any of its Subsidiaries has violated or breached, or committed any default under, any Parent Material Contract; (ii) to the knowledge of Parent, as of the date of this Agreement, no other Person has violated or breached, or committed any material default under, any Parent Material Contract; and (iii) as of the date of this Agreement no event has occurred and is continuing through actions or inactions of Parent or any of its Subsidiaries that will result in a violation or breach of any of the provisions of any Parent Material Contract.

3.10    Litigation. Except as described in the Parent SEC Documents, (a) as of the date hereof, there is no Action pending, at Law or in equity, or before or by any Governmental Entity, or threatened in writing against Parent or any of its Subsidiaries or their respective properties, assets or business, that would reasonably be expected to have a Parent Material Adverse Effect and (b) as of the date hereof, neither Parent nor any of its Subsidiaries is subject to any Order that would have a Parent Material Adverse Effect.

3.11    Intellectual Property. Except for any nonconformance with clauses (a), (b), and (c) below that would not have a Parent Material Adverse Effect (a) Parent and/or its Subsidiaries, as the case may be, own all Intellectual Property owned or purported to be owned by Parent or any of its Subsidiaries that is material to the business of Parent and/or its Subsidiaries as currently conducted (the “Material Parent Owned Intellectual Property”), or otherwise have a license under all Intellectual Property that is material to the business of Parent and/or its Subsidiaries as currently conducted (the “Licensed Parent Intellectual Property”), (b) during the three (3) year period prior to the date of this Agreement, neither Parent nor any of its Subsidiaries has received any written notices of material infringement or misappropriation from any third party with respect to any third party Intellectual Property, or that challenge the ownership of Parent and/or its Subsidiaries in any Material Parent Owned Intellectual Property and (c) to Parent’s knowledge, neither Parent nor any of its Subsidiaries is currently infringing or misappropriating the Intellectual Property rights of any other Person. There is no Action pending against Parent or any of its Subsidiaries (x) alleging any infringement or misappropriation by Parent and/or its Subsidiaries of any third party Intellectual Property, or (y) challenging Parent’s or any of its Subsidiaries’ ownership, or the validity or enforceability, of any Material Parent Owned Intellectual Property.

3.12    Employee Benefit Plans. Parent has in its Parent SEC Documents described, or filed as an exhibit, all of the following types of documents, agreements, plans or arrangements that are required by U.S. federal securities laws to be described in, or filed as an exhibit to, forms filed with the SEC: material “employee benefit plans,” as defined in Section 3(3) of ERISA, employment, severance or similar Contracts and other plans or arrangements (written or oral) providing for compensation, bonuses, commission, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance programs, disability or sick leave benefits, workers’ compensation, supplemental unemployment benefits, severance benefits, change of control payments, post-employment or retirement benefits and other time-off benefits (including compensation, pension, health, medical or life insurance benefits) which are maintained, administered or contributed to by Parent or any ERISA Affiliate and covers any employee or former employee of Parent, or with respect to which Parent has any liability (the “Parent Benefit Plans”). Each such Parent Benefit Plan is in compliance with all applicable requirements of ERISA, except, in each case, where the failure to comply would not reasonably be expected to have a Parent Material Adverse Effect.

3.13    Compliance with Laws.

(a)    As of the date hereof, Parent and each of its Subsidiaries is in compliance with all applicable Laws of applicable Governmental Entities, except where the failure to comply would not reasonably be expected to have a Parent Material Adverse Effect. As of the date hereof, all Permits required to conduct the business of Parent and its Subsidiaries are in the possession of Parent and its Subsidiaries, are in full force and effect and are being complied with, except for such Permits the failure of which to be in the possession or be in compliance with would not have a Parent Material Adverse Effect. As of the date hereof, there is no material investigation, proceeding or disciplinary action (including fines) currently pending, or to the knowledge of Parent, threatened in writing against Parent or any of its Subsidiaries by a Governmental Entity.

(b)    Except as would not have a Parent Material Adverse Effect, none of Parent or any of its Subsidiaries or any of their respective officers, directors, employees, agents or other Person acting on their behalf has within the last three (3) years, directly or indirectly, (i) taken any action which would cause any of Parent or its Subsidiaries to be in violation of the FCPA or any rules or regulations thereunder, (ii) used any corporate funds for contributions, gifts, entertainment or other expenses relating to political activity, in each case, in violation of applicable Law, (iii) made any payment to foreign or domestic government officials or employees in violation of Law or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment in violation of Law.

3.14    Merger Shares. Upon issuance in accordance with, and subject to the terms and conditions of, this Agreement (including, but not limited to, the accuracy of the representations and warranties made by the Company Stockholders under the Investor Questionnaires), the Merger Shares to be issued pursuant to this Agreement will be duly authorized, validly issued, fully paid and non-assessable, free and clear of all Liens (other than Permitted Liens and other than restrictions on transfer under applicable state and federal securities Laws), and, the issuance of the Merger Shares to the Company Stockholders entitled to receive the Merger Shares pursuant to the terms of this Agreement will be exempt from registration under the Securities Act.

3.15    Brokerage. There are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any Contract made by or on behalf of Parent or Merger Sub.

3.16    Exclusivity of Company Representations; No Reliance; Forward-Looking Information.

(a)    The representations and warranties of the Company set forth in Article II constitute the sole and exclusive representations and warranties of the Company in connection with the transactions contemplated hereunder, and each of Parent and Merger Sub understands, acknowledges and agrees that all other representations and warranties of any kind or nature whether express, implied or statutory are specifically disclaimed by the Company, and neither Parent nor Merger Sub is relying or has relied on any representations or warranties whatsoever regarding the subject matter of this Agreement or in connection with the transactions contemplated hereby, express or implied, except for the representations and warranties expressly set forth in Article II.

(b)    In connection with the due diligence investigation of the Company by Parent and its Representatives, Parent and its Representatives have received and may continue to receive after the date hereof from the Company and its Representatives certain estimates, projections, forecasts, business plans and other forward-looking information, as well as certain business plan information, regarding the Company and its businesses and operations. Parent and Merger Sub hereby acknowledge the uncertainty and inherent risks in relying on such information and agree that neither the Company nor any of its Representatives has made or is making any express or implied representation or warranty with respect to any such information.

ARTICLE IV

COVENANTS OF THE COMPANY

4.01    Company Conduct of the Business. From the date hereof until the earlier of the termination of this Agreement and the Effective Time, except (a) as set forth on Section 4.01 of the Company Disclosure Schedules, or (b) if Parent shall have consented in writing (which consent shall not be unreasonably withheld, conditioned or delayed), (i) the Company shall use its commercially reasonable efforts to (A) conduct its business in the ordinary course of business, (B) pay its debts and Taxes when due (subject to Parent’s review and consent to the filing of any Tax Return), (C) pay or perform other obligations when due, (D) preserve intact the present business organizations of the Company, (E) keep available the services of the present officers and employees of the Company and (F) preserve the relationships of the Company with customers, suppliers, distributors, licensors, licensees, and others having business dealings with them, each of (A) through (F) herein with the goal of preserving unimpaired the goodwill and ongoing business of the Company at the Effective Time and (ii) the Company shall not:

(a)    except for issuances as may result from the conversion of Company Preferred Stock, Convertible Debt, Company Warrants or for issuances of replacement certificates for shares of Company Stock and except for issuance of new certificates for shares of Company Stock in connection with a transfer of Company Stock by the holder thereof, issue, sell or deliver (or authorize or propose the issuance, sale or delivery of) any of its equity securities or issue or sell any securities convertible into, or options with respect to, or warrants to purchase or rights to subscribe for, any of its equity securities;

(b)    effect any recapitalization, reclassification, equity split or like change in its capitalization;

(c)    cause or permit any modifications, amendments or changes to any Organizational Document of the Company or alter, or enter into any commitment to alter, its interest in any corporation, association, joint venture, partnership or business entity in which the Company directly or indirectly holds any interest;

(d)    declare, set aside, or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of its equity interests, or directly or indirectly make any redemption or purchase of its equity interests (other than with respect to the repurchase of Company Stock from former Employees of the Company pursuant to agreements in effect as of the date hereof);

(e)    sell, assign or transfer any of its tangible assets, except for sales of Products in the ordinary course of business consistent with past practice;

(f)    sell, assign, transfer or license any Owned Intellectual Property, nor grant any sublicenses under, or other rights with respect to, any Licensed Intellectual Property, except for non-exclusive licenses granted in the ordinary course of business in connection with the performance of services or other activities on behalf and for the benefit of the Company and consistent with past practice;

(g)    amend, modify and/or terminate, nor waive, release or assign any rights or claims under, any Material Contract;

(h)    enter into or materially amend, modify and/or voluntarily terminate any Contract that would constitute a Material Contract if it had been entered into as of the date hereof;

(i)    fail to take all commercially reasonable efforts which are customary in the Company’s industry to protect and maintain the Owned Intellectual Property and, to the extent the Company is responsible for the prosecution and maintenance thereof, the Licensed Intellectual Property;

(j)    make any capital investment in, or any loan to, any other Person, except pursuant a Contract for which the Company is a party to as of the date hereof and a copy of which has been provided to Parent;

(k)    make any capital expenditures or commitments therefor in excess of $25,000, except pursuant a Contract for which the Company is a party to as of the date hereof and a copy of which has been provided to Parent;

(l)    make any loan to, or enter into any other transaction with, any of its officers, Employees or any party described in Section 2.17 except pursuant to a Contract for which the Company is a party to as of the date hereof and a copy of which has been provided to Parent;

(m)    except to the extent required by applicable Law, (1) grant or announce any incentive awards or any increase in the salaries, bonuses or other compensation (cash, equity or otherwise) and benefits payable by the Company to any of its Employees, officers, directors or other service providers; (2) enter into or amend any employment, change in control, severance, retention, consulting or similar contract with any officer, Employee, consultant or other agent of the Company; (3) grant any severance or termination pay (cash, equity or otherwise) to any Employee, except pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to Parent, or adopt any new severance plan, or amend or modify or alter in any respect any severance plan, agreement or arrangement existing on the date hereof; or (4) terminate or materially amend any Company Employee Benefit Plan or adopt any arrangement for the current or future benefit or welfare of any officer or employee of the Company that would be a Company Employee Benefit Plan if it were in existence as of the date hereof;

(n)    hire, offer to hire or terminate any Employees, or encourage any Employees to resign from the Company;

(o)    commence or settle any claim or Action;

(p)    waive or release any material right or claim of the Company, including any material write-off or other compromise or account receivable of the Company;

(q)    cancel any third-party Indebtedness owed to the Company;

(r)    incur any Indebtedness, amend the terms of any outstanding loan agreement, guarantee any Indebtedness of any Person, issue or sell any debt securities or guarantee the Indebtedness of any Person or encumber any assets of the Company;

(s)    cancel or amend any insurance policy of the Company;

(t)    grant any discounts, credits or rebates to any customer or supplier of the Company other than in the ordinary course of business consistent with past practices;

(u)    change the Company’s accounting policies or procedures (other than as required by GAAP), including with respect to reserves for doubtful accounts, or payment or collection policies or practices;

(v)    revalue any of its assets (whether tangible or intangible), including writing down the value of inventory or writing off notes or accounts receivable;

(w)    enter into any agreement to purchase or sell any interest in real property, grant any security interest in any real property, enter into any lease, sublease, license or other occupancy agreement with respect to any real property or alter, amend, modify, violate or terminate any of the terms of any agreement relating to any Leased Real Property;

(x)    acquire or agree to acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets or any equity securities, that are material individually or in the aggregate, to the business of the Company;

(y)    make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any agreement in respect of the indemnification, sharing or allocation of Taxes (in each case excluding agreements entered into in the ordinary course of business with a principal purpose unrelated to Tax), settle any claim or assessment in respect of Taxes, surrender any right to claim any material Tax refunds, consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes or file any income or other material Tax Return or amend any Tax Return; or

(z)    take, commit, or agree in writing or otherwise to take, any of the actions described in Section 4.01.

Notwithstanding the foregoing, the parties agree and acknowledge that the Company between the date hereof until the earlier of the termination of this Agreement and the Effective Time may (x) conduct a bridge financing in one or more tranches (that is determined to be reasonably necessary to finance the operations of the Company during such period or to otherwise satisfy the Company’s obligations hereunder) with existing Company Stockholders through the issuance of Convertible Debt and Company Warrants, in each case, that is convertible into Company Series B Preferred Stock and which conversion into Series B Preferred Stock will be automatically effected prior to the Closing and (y) amend the Company Certificate of Incorporation to increase the number of authorized shares of Company Common Stock and Company Series B Preferred Stock to cover the conversion of the Company Warrants and Convertible Debt previously issued and to be issued by the Company pursuant to clause (x) of this paragraph or subsection 4.01(a) above.

4.02    Parent Conduct of the Business. From the date hereof until the earlier of the termination of this Agreement and the Effective Time, except (a) as set forth in Section 4.02 of the Parent Disclosure Schedules, or (b) if the Company shall have consented in writing (which consent shall not be unreasonably withheld, conditioned or delayed), Parent shall use its commercially reasonable efforts to (A) conduct its business in the usual, regular and ordinary course of business, (B) pay its debts and Taxes when due, (C) pay or perform other obligations when due, (D) preserve intact the present business organizations of Parent, (E) keep available the services of the present officers and senior executives of Parent and its Subsidiaries and (F) preserve the relationships of Parent with customers, suppliers, distributors, licensors, licensees, and others having business dealings with them, each of (A) through (F) herein with the goal of preserving unimpaired the goodwill and ongoing business of Parent at the Effective Time. In addition, from the date hereof until the earlier of the termination of this Agreement and the Effective Time, except with the written consent of the Company, Parent will not grant any incentive or extraordinary Parent Options, except that Parent shall expressly have the right to grant Parent Options in the ordinary course of business and Parent shall expressly have the right to grant Parent Common Stock to members of the Parent Board in lieu of cash compensation for their service on the Parent Board.

4.03    Access to Books and Records.

(a)    From the date hereof until the earlier of the termination of this Agreement and the Closing Date, the Company shall provide Parent and its Representatives with reasonable access during normal business hours, and upon reasonable notice, to the offices, properties, personnel, and all financial books and records of the Company in order for Parent and its Representatives to have the opportunity to make such investigation as it shall reasonably request in connection with the consummation of the transactions contemplated hereby; provided, however, that the Company may withhold access to any document or information the disclosure of which would reasonably be expected to violate any Contract or any applicable Law or result in the waiver of any legal privilege or work-product privilege; provided, further, that in the event that the Company relies on this sentence to withhold access or disclosure, the Company shall, to the extent permitted by such Contract, applicable Law and the protection of any legal privilege or work-product privilege, notify Parent in writing of the nature of the withheld information and use its commercially reasonable efforts to provide access in a manner that would not result in contravention of such Contract, applicable Law or waiver of the attorney-client privilege or work-product privilege. No information or knowledge obtained in any investigation pursuant to this Section 4.03 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Parties to consummate the Merger.

(b)    From the date hereof until the earlier of the termination of this Agreement and the Closing Date, Parent shall provide the Company and its Representatives with reasonable access during normal business hours, and upon reasonable notice, to the offices, properties, personnel, and all financial books and records of Parent and its Subsidiaries in order for the Company and its Representatives to have the opportunity to make such investigation as it shall reasonably request in connection with the consummation of the transactions contemplated hereby; provided, however, that Parent may withhold access to any document or information the disclosure of which would reasonably be expected to violate any Contract or any applicable Law or result in the waiver of any legal privilege or work-product privilege; provided, further, that in the event that Parent relies on this sentence to withhold access or disclosure, Parent shall, to the extent permitted by such Contract, applicable Law and the protection of any legal privilege or work-product privilege, notify the Company in writing of the nature of the withheld information and use its commercially reasonable efforts to provide access in a manner that would not result in contravention of such Contract, applicable Law or waiver of the attorney-client privilege or work-product privilege. No information or knowledge obtained in any investigation pursuant to this Section 4.03 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the Parties to consummate the Merger.

4.04    Company Exclusive Dealing. During the period from the date of this Agreement through the Effective Time or the earlier termination of this Agreement, the Company will not, and will not permit any of its Representatives to, take any action, directly or indirectly, to engage in any discussions or negotiations with, solicit or knowingly support or encourage any Company Acquisition Proposal from, enter into any Contract of any kind with, disclose or furnish any information to or afford access to, any Person regarding any Company Acquisition Transaction; provided, however, that this Section 4.04 shall not apply to the Company (or its Representatives) in connection with Company Stockholder communications related to the transactions contemplated by this Agreement as expressly permitted hereunder or as otherwise required by applicable Law. The Company agrees that any negotiations in respect of a Company Acquisition Transaction in progress as of the date hereof with any Person (other than Parent or its Affiliates) will be immediately terminated. In the event the Company receives any Company Acquisition Proposal with respect to any Company Acquisition Transaction from any third party, the Company will notify Parent in writing as promptly as practicable (but in no event later than 24 hours) after receipt of such Company Acquisition Proposal and will provide, to the extent not otherwise prohibited by applicable confidentiality restrictions, the identity of such third party and a copy of the Company Acquisition Proposal or the material terms of the Company Acquisition Proposal.

4.05    Parent Exclusive Dealing.

(a)    During the period from the date of this Agreement through the Effective Time or the earlier termination of this Agreement, Parent will not, and will not permit any of its Representatives to, take any action, directly or indirectly, to engage in any discussions or negotiations with, solicit or knowingly support or encourage any Parent Acquisition Proposal from, enter into any Contract of any kind with, disclose or furnish any information to or afford access to, any Person regarding any Parent Acquisition Transaction; provided, however, that this Section 4.05 shall not apply to Parent (or its Representatives) in connection with Parent Stockholder communications related to the transactions contemplated by this Agreement (including the filing of the Proxy) or as otherwise required by applicable Law or securities exchange. Parent agrees that any negotiations in respect of a Parent Acquisition Transaction in progress as of the date hereof with any Person (other than the Company) will be immediately terminated. In the event Parent receives any Parent Acquisition Proposal with respect to any Parent Acquisition Transaction from any third party, Parent will notify the Company in writing as promptly as practicable (but in no event later than 24 hours) after receipt of such Parent Acquisition Proposal and will provide, to the extent not otherwise prohibited by applicable confidentiality restrictions, the identity of such third party and a copy of the Parent Acquisition Proposal or the material terms of the Parent Acquisition Proposal.

(b)    Notwithstanding Section 4.05(a) or otherwise in this Agreement, at any time prior to the receipt of the Parent Stockholder Approval, Parent may, directly or indirectly: (i) engage or participate in discussions or negotiations with any Person that has made (and not withdrawn) a bona fide, unsolicited Parent Acquisition Proposal in writing that the Parent Board (or the Parent Special Committee) determines in good faith (after consultation with its financial advisor and its outside legal counsel) constitutes a Parent Superior Proposal and (ii) furnish any non-public information relating to Parent or any of its Subsidiaries to any Person that has made (and not withdrawn) a bona fide, unsolicited Parent Acquisition Proposal in writing that the Parent Board (or the Parent Special Committee) determines in good faith (after consultation with its financial advisor and its outside legal counsel) constitutes a Parent Superior Proposal; provided, that, in in the case of any action proposed to be taken pursuant to the foregoing clauses (i) or (ii), (A) such Parent Acquisition Proposal did not result from or arise out of a material breach of Section 4.05(a) by Parent and (B) the Parent Board (or the Parent Special Committee) determines in good faith (after consultation with outside legal counsel) that the failure to take such action would constitute a breach of its fiduciary duties under Delaware Law.

4.06    Company Stockholder Approval.

(a)    As promptly as practicable following the date hereof, the Company shall prepare and send to all Company Stockholders on the record date for the Company Stockholder Written Consents who did not execute a Company Stockholder Written Consent the notices required pursuant to the DGCL. Such materials submitted to the Company Stockholders in connection with such Company Stockholder Written Consents shall be subject to review and comment by Parent (including any and all amendments or modifications to such materials) prior to submission or delivery of such materials to Company Stockholders and such materials shall include an information statement regarding the Company, the terms of this Agreement and the Merger and the recommendation of the Company Board that the Company Stockholders not exercise their dissenters or appraisal rights under the DGCL in connection with the Merger (the “Information Statement”). In addition, as promptly as practicable following the date hereof, the Company shall use its commercially reasonable efforts to solicit a Joinder Agreement from each Company Stockholder that did not execute and deliver a Joinder Agreement contemporaneously with the Company Stockholder Written Consent. Each party agrees that information supplied by such party for inclusion in the Information Statement will not, on the date the Information Statement is first sent or furnished to the Company Stockholders contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading. The parties shall update, amend and supplement the Information Statement from time to time as may be required by applicable Laws.

(b)    Neither the Company Board not any committee thereof shall withhold, withdraw, amend, modify, qualify or condition its approval of this Agreement, the Merger and the transactions contemplated hereby nor its recommendation that the Company Stockholders not exercise their dissenters or appraisal rights under the DGCL in connection with the Merger.

4.07    Parent Board Recommendation.

(a)    Subject to the terms of Section 4.07(b), neither the Parent Board nor any committee thereof (including the Parent Special Committee) shall (i) withhold, withdraw, amend, modify, qualify or condition, or publicly propose to withhold, withdraw, amend, modify, qualify or condition, the Parent Board Recommendation, (ii) approve, endorse or recommend a Parent Acquisition Proposal or Parent Acquisition Transaction, (iii) fail to recommend against acceptance of any tender offer or exchange offer for Parent Common Stock that constitutes a Parent Acquisition Proposal or Parent Acquisition Transaction within ten (10) Business Days after the commencement of such offer, (iv) take any action to exempt or make any Person (other than the Company or the Company Stockholders) not subject to the provisions of Section 203 of the DGCL or any other potentially applicable anti-takeover or similar statute or regulation or (v) resolve or agree to take any of the foregoing actions (each such foregoing action or failure to act in clauses (i) through (v) shall be referred to as a “Parent Board Recommendation Change”).

(b)    Notwithstanding the foregoing, at any time prior to the receipt of the Parent Stockholder Approval, the Parent Board (or the Parent Special Committee) may effect a Parent Board Recommendation Change with respect to a Parent Superior Proposal or Parent Intervening Event, in either case, if:

(i)    (A) Parent has received an unsolicited, bona fide Parent Acquisition Proposal that the Parent Board (or the Parent Special Committee) has determined in good faith (after consultation with its financial advisor and its outside counsel) constitutes a Parent Superior Proposal, (B) prior to effecting such Parent Board Recommendation Change, Parent shall have given the Company at least three (3) Business Days’ prior written notice of the intent to take such action (which notice shall not, by itself, constitute a Parent Board Recommendation Change), which notice shall attach such Parent Superior Proposal, the definitive agreement with respect thereto and state expressly the identity of the Person making such Parent Superior Proposal and a summary of all the material terms and conditions of such Parent Superior Proposal in reasonable detail (the “Pre-Recommendation Change Notice”), and Parent shall give the Company the opportunity to meet and discuss in good faith potential amendments or other modifications to the terms and conditions of this Agreement so that the Merger and other transactions contemplated by this Agreement may be effected, (C) the Company shall not have made, within the foregoing three (3) Business Days after receipt of the Pre-Recommendation Change Notice, a counteroffer or proposal that the Parent Board (or the Parent Special Committee) determines in good faith (after consultation with its financial advisor and its outside legal counsel) is at least as favorable to the Parent Stockholders as such Parent Superior Proposal, and (D) after such discussions, the Parent Board (or the Parent Special Committee) determines in good faith (after consultation with its outside legal counsel and after considering in good faith any counteroffer or proposal made by the Company pursuant to the immediately preceding clause (C)) that the failure to effect such Parent Board Recommendation Change would constitute a breach of its fiduciary duties under Delaware Law; or

(ii)    in response to a Parent Intervening Event that has occurred after the date of this Agreement, if: (A) prior to effecting the Parent Board Recommendation Change, Parent shall have given the Company at least three (3) Business Days’ notice of the intent to consider such action (which notice shall not, by itself, constitute a Parent Board Recommendation Change) and the opportunity to meet and discuss in good faith the purported basis for the proposed Parent Board Recommendation Change, and potential amendments and modifications to the terms and conditions of this Agreement in response thereto so that the Merger and other transactions contemplated by this Agreement may be effected, and (B) after such discussions, the Parent Board (or the Parent Special Committee) determines in good faith (after consultation with outside legal counsel and after considering in good faith any counteroffer or proposal made by the Company pursuant to the immediately preceding clause (A)) that the failure to effect such Parent Board Recommendation Change would constitute a breach of its fiduciary duties under Delaware Law.

4.08    Proxy Statement.

(a)    As promptly as practicable following the date hereof, Parent shall prepare and file with the SEC a proxy statement of Parent for use in connection with the solicitation of proxies for the Parent Voting Proposal to be considered at the Parent Stockholder Meeting (as may be amended or supplemented from time to time, the “Proxy Statement”). Parent shall use its commercially reasonable efforts to respond and clear any comments raised by the SEC staff with respect to the preliminary Proxy Statement. The Company shall, and shall cause its Representatives to, reasonably cooperate with Parent and its Representatives in the preparation of the Proxy Statement, and shall furnish Parent with all information concerning the Company, including all financial statements of the Company required, as Parent may deem reasonably necessary or advisable in connection with the preparation of the Proxy Statement, and any amendment or supplement thereto, and Parent shall provide the Company with a reasonable opportunity to review and comment thereon. As promptly as practicable after the Proxy Statement has been reviewed and cleared by the SEC Staff (or following the ten (10)-day period in Rule 14a-6(a) under the Exchange Act, if the SEC staff does not review the Proxy Statement), Parent shall cause the Proxy Statement to be mailed to the Parent Stockholders.

(b)    Unless the Parent Board (or the Parent Special Committee) shall have effected a Parent Board Recommendation Change in accordance with the terms of Section 4.07, the Proxy Statement shall include the Parent Board Recommendation.

(c)    Parent shall cause the Proxy Statement to comply in all material respects with the requirements of the Exchange Act. Without limiting the generality of the foregoing, the information supplied or to be supplied by Parent or the Company for inclusion or incorporation by reference in the Proxy Statement shall not, at the time the Proxy Statement is filed with the SEC or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information supplied or to be supplied by Parent or the Company for inclusion or incorporation by reference in the Proxy Statement shall not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to Parent Stockholders, at the time of the Parent Stockholder Meeting, or as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)    Parent shall make any necessary filings with respect to the Merger under the Exchange Act and the rules and regulations thereunder and shall use commercially reasonable efforts to ensure that such filings after the date hereof and prior to the Effective Time will not contain any untrue statement of a material fact or omit (or will have omitted) to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e)    In addition, Parent shall use its commercially reasonable efforts to take all actions required under any applicable federal or state securities or blue sky Laws in connection with the issuance of Merger Shares.

4.09    Parent Stockholder Meeting. Parent shall take all actions in accordance with applicable Law and the applicable rules of The NASDAQ Capital Market and the Organizational Documents of Parent to duly call, give notice of, convene and hold as promptly as practicable, a meeting of Parent Stockholders (including any postponement or adjournment thereof, the “Parent Stockholder Meeting”) for the purpose of considering and voting upon the approval of the Parent Voting Proposal. Parent shall solicit from Parent Stockholders’ proxies in favor of the Parent Voting Proposal and unless the Parent Board (or the Parent Special Committee) shall have effected a Parent Board Recommendation Change, use its reasonable best efforts to secure the Parent Stockholder Approval. Parent shall use its reasonable best efforts to ensure that all proxies solicited in connection with the

Parent Stockholder Meeting are solicited in compliance with the DGCL, the rules of The NASDAQ Capital Market, the Organizational Documents of Parent, and all other applicable Law. Notwithstanding anything to the contrary set forth in this Agreement, Parent may adjourn or postpone the Parent Stockholder Meeting if (a) any required supplement or amendment to the Proxy Statement is provided to Parent Stockholders within a reasonable amount of time in advance of the Parent Stockholder Meeting, (b) as of the time for which the Parent Stockholder Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Parent Common Stock represented (either in person or by proxy) at the Parent Stockholder Meeting to constitute a quorum necessary to conduct the business of the Parent Stockholder Meeting; or (c) the Parent Stockholder Meeting is required to be postponed or adjourned pursuant to applicable Law. Unless this Agreement is terminated in accordance with its terms, the obligations of Parent under Section 4.08 and this Section 4.09 shall continue in full force and effect and this Agreement shall be submitted to the Parent Stockholders at the Parent Stockholder Meeting for the purpose of voting on adopting the Parent Voting Proposal.

4.10    Parent Board of Directors. On or prior to the Effective Time, Parent shall take all necessary corporate action so that (a) effective as of the Effective Time, the size of the Parent Board is increased to a total of nine (9) members and (b) Mahendra Shah, Jim Glasheen and Stuart Collinson will be appointed to the Parent Board to fill vacancies on the Parent Board.

4.11    Consents. The Company shall use its commercially reasonable efforts to obtain all necessary consents, waivers and approvals of any parties to any Contract as are required thereunder in connection with the Merger or for any such Contracts to remain in full force and effect, all of which are required to be listed in Section 2.03(c) of the Company Disclosure Schedule.

4.12    Termination of Company Investor Rights. The Company shall obtain and deliver to Parent prior to Closing the written termination as of the Closing of all Contracts with Company Stockholders providing for rights of co sale, voting, registration, first refusal, board observation or information, or similar rights of operational covenants, including the Investor Rights Agreement, the Co-Sale Agreement and the Voting Agreement.

4.13    Investor Questionnaires. At least five (5) Business Days prior to the Closing, the Company shall provide Parent with an investor questionnaire (“Investor Questionnaire”), in form and substance satisfactory to Parent, duly executed by each Company Stockholder (and Other Consideration Recipient) pursuant to which such Company Stockholder (and Other Consideration Recipient) shall have certified whether or not such Company Stockholder (and Other Consideration Recipient) is an Accredited Investor.

4.14    Termination of Certain Company Employee Plans. The Company shall take (or cause to be taken) all actions necessary or appropriate to terminate, effective no later than the day immediately preceding the Closing Date: (a) any Company Employee Plan that contains a cash or deferred arrangement intended to qualify under Section 401(a) of the Code (the “401(k) Plans”) and (b) any other Company Employee Plan requested by Parent at least three Business Days prior to the Effective Time, unless Parent, in its sole discretion, provides the Company with written notice of such election (an “Election Notice”) at least three (3) Business Days prior to the Effective Time that such Company Employee Plans shall not be terminated. Unless Parent provides an Election Notice to the Company, the Company shall deliver to Parent, prior to the Effective Time, evidence that the Company’s board of directors has validly adopted resolutions to terminate the 401(k) Plans and other Company Employee Plans (the form and substance of which resolutions shall be subject to review and approval of Parent), effective no later than the date immediately preceding the Effective Time. In the event that the distributions of assets from the trust of a 401(k) Plan which is terminated is reasonably anticipated to trigger liquidation charges, surrender charges, or other fees to be imposed upon the account of any participant or beneficiary of such terminated plan or upon any Company or plan sponsor, then the Company shall take such actions as are necessary to reasonably estimate the amount of such charges or fees and provide such estimate in writing to Parent prior to the Effective Time.

ARTICLE V

ADDITIONAL COVENANTS

5.01    Indemnification of Officers and Directors of the Company.

(a)    For a period of six (6) years after the Effective Time, Parent will and will cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company, in any case as in effect on the date of this Agreement, pursuant to the indemnification provisions of the Organizational Documents of the Company and pursuant to any indemnification agreements in effect prior to the Effective Time and delivered to Parent, if any (collectively, the “Company Indemnification Provisions”) among the Company and the present and former directors and officers of the Company listed on Section 5.01 of the Company Disclosure Schedules (the “D&O Indemnified Parties”), with respect to claims arising out of matters existing or occurring at or prior to the Effective Time which are asserted after the Effective Time. In connection therewith, Parent shall advance expenses to the D&O Indemnified Parties as incurred to the fullest extent provided for under the Company Indemnification Provisions; provided, however, that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification. For a period of six (6) years after the Effective Time, Parent shall ensure that the organizational documents of the Surviving Corporation shall contain indemnification provisions in favor of the D&O Indemnified Parties that are comparable in all material respects to those set forth in the Organizational Documents as in effect on the date of this Agreement.

(b)    In connection with the Closing, the Company shall, at its own expense, purchase a directors’ and officers’ liability insurance or tail insurance policy on terms and conditions (including, without limitation, coverage limits) reasonably acceptable to Parent (the “D&O Tail”), that provides coverage for acts or omissions of the D&O Indemnified Parties occurring on or prior to the Effective Time. The premium for the D&O Tail shall be paid at the Closing, and Parent shall maintain such D&O Tail in effect for the full term thereof.

(c)    If Parent, the Surviving Corporation or any of its successors or assigns proposes to (i) consolidate with or merge into any other Person and Parent or the Surviving Corporation shall not be the continuing or surviving corporation or entity in such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any Person, then, and in each case, proper provision shall be made prior to or concurrently with the consummation of such transaction so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall, from and after the consummation of such transaction, honor the indemnification and other obligations set forth in this Section 5.01.

(d)    The provisions of this Section 5.01 shall survive the consummation of the Merger and the Effective Time and (i) are intended to be for the benefit of, and shall be enforceable by, each D&O Indemnified Party, and his or her successors, heirs and Representatives and shall be binding on all successors and assigns of Parent and the Surviving Corporation and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by Contract or otherwise.

5.02    Efforts to Consummate.

(a)    Subject to the terms and conditions herein provided, from the date hereof until the earlier of the termination of this Agreement and the Closing Date, the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement (including the satisfaction, but not a waiver, of the Closing conditions set forth in Section 6.01).

(b)    Subject to the terms and conditions herein provided, from the date hereof until the earlier of the termination of this Agreement and the Closing Date, Parent and Merger Sub shall use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement (including the satisfaction, but not waiver, of the Closing conditions set forth in Section 6.02).

5.03    Notification.

(a)    From the date hereof until the earlier of the termination of this Agreement and the Closing Date, if the Company becomes aware of, or there occurs after the date of this Agreement, any fact or condition that constitutes a breach of any representation or warranty made by the Company in Article II or of any covenant that would cause the conditions set forth in Section 6.01(a) or Section 6.01(b), as applicable, not to be satisfied as of the Closing Date, the Company shall promptly disclose in writing to Parent such breach.

(b)    From the date hereof until the earlier of the termination of this Agreement and the Closing Date, if Parent becomes aware of, or there occurs after the date of this Agreement, any fact or condition that constitutes a breach of any representation or warranty made in Article III or any covenant that would cause the conditions set forth in Section 6.02(a) or Section 6.02(b), as applicable, not to be satisfied as of the Closing Date, Parent shall promptly disclose in writing to the Company such breach.

5.04    Section 280G. The Company shall promptly, but, in any event, no later than two (2) Business Days prior to the Effective Time, submit for approval by the Company Stockholders by the requisite vote (and in a manner satisfactory to Parent), by such number of Company Stockholders as is required by the terms of Section 280G(b)(5)(B) of the Code, any payment and/or benefits that may, separately or in the aggregate, constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code (“Section 280G Payments”) (which determination shall be made by the Company and shall be subject to review and approval by Parent), such that all such payments and benefits shall not be deemed to be Section 280G Payments (the “280G Approval”), and prior to the Effective Time the Company shall deliver to Parent evidence satisfactory to Parent that a vote of Company Stockholders was solicited in conformance with Section 280G and the regulations promulgated thereunder and that (a) such requisite 280G Approval was obtained with respect to any Section 280G Payment, or (b) that the 280G Approval was not obtained with respect to any Section 280G Payment and as a consequence, that Section 280G Payment shall not be made or provided, pursuant to the waivers of those payments and/or benefits which were executed by the affected individuals prior to the vote of the Company Stockholders (the “280G Waivers”). Prior to soliciting the 280G Approval, the Company shall obtain and deliver to Parent a 280G Waiver from each Person who the Company reasonably believes is, with respect to the Company, a “disqualified individual” (within the meaning of Section 280G of the Code) and who has received or could otherwise receive or have the right or entitlement to receive any Section 280G Payments. Prior to obtaining the 280G Waivers described in the previous sentence, the Company shall provide, or cause to be provided, to Parent a draft of all solicitation and related documents (including any calculations of the Section 280G Payments) contemplated in this Section 5.04, including any disclosure documents. The Company shall incorporate any reasonable comments into such documents that are timely made by Parent.

5.05    Financing. Without limiting Section 5.02:

(a)    Parent and Merger Sub shall use their commercially reasonable efforts to take, or cause to be taken, all actions, and do, or cause to be done, as promptly as possible, all things necessary, proper or advisable to obtain the Financing.

(b)    The Company shall use its commercially reasonable efforts to provide all cooperation in connection with obtaining the Financing as may be reasonably requested by Parent or its Representatives (provided that such requested cooperation does not unreasonably interfere with the ongoing operations of the Company), including making Company management available to participate in due diligence sessions and providing Parent information reasonably requested by Parent, including all financial information and financial statements of the Company that may be reasonably required in connection with obtaining the Financing.

5.06    NASDAQ Listing. Parent shall take such actions as may be necessary to list the Closing Merger Shares, and if applicable, any Holdback Shares and/or Milestone Shares, for trading on The NASDAQ Capital Market.

5.07    Company Net Working Capital Amount; Withholding. The Company covenants and agrees that, at Closing, (a) the Company Net Working Capital Amount shall be no less than negative twenty-five thousand dollars, and (b) the Company will have an amount of cash sufficient for Parent and/or the Company to satisfy its Tax withholding obligations with respect to the issuance of Carve-Out Plan Closing Shares.

5.08    Parent Net Working Capital Amount. Parent covenants and agrees that, at Closing, the Parent Net Working Capital Amount shall be no less than negative three hundred twenty five thousand dollars.

5.09    Registration Rights. Parent agrees that, to the extent that the investors in the Financing (the “Financing Investors”) hold registration rights with respect to the Parent Common Stock that would be issued to the Financing Investors in connection with the Financing, then Parent agrees to take all actions reasonably necessary to provide for registration rights for the Company Stockholders that are entitled to receive Merger Shares hereunder and the Other Consideration Recipients, in each case, with respect to the Merger Shares issuable hereunder and under the Carve-Out Plan or other contract, as applicable, that are substantially similar to such registration rights that would be held by the Financing Investors, subject to, for each such Company Stockholder and Other Consideration Recipient, such Company Stockholder or Other Consideration Recipients, as applicable, executing and delivering to the Company the registration rights agreement that is executed and delivered by such Financing Investors or a separate registration rights agreement that is substantially similar to the registration rights agreement executed and delivered by such Financing Investors.

ARTICLE VI

CONDITIONS TO CLOSING

6.01    Conditions to Parent’s and Merger Sub’s Obligations. The obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or, if permitted by applicable Law, waiver by Parent and Merger Sub) of the following conditions as of the Closing Date:

(a)    (i) The Company Fundamental Representations shall be true and correct in all respects at and as of the Closing Date as though made at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case only as of such date), subject only to de minimus exceptions and (ii) all other representations and warranties of the Company contained in Article II of this Agreement shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) at and as of the Closing Date as though made at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case only as of such date).

(b)    The Company shall have performed and complied with, in all material respects, all of the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing.

(c)    The Parent Stockholder Approval shall have been obtained.

(d)    The Company Stockholder Approval shall have been obtained.

(e)    The maximum number (on a percentage basis) of Company Stockholders that have exercised or continue to have a right to exercise appraisal rights shall not exceed two percent (2%) of the aggregate number of outstanding shares of Company Stock outstanding as of immediately prior to the Effective Time.

(f)    Parent shall have received a duly executed Joinder Agreement from the Company Stockholders holding at least ninety-one percent (91%) of the issued and outstanding shares of Company Stock as of immediately prior to the Effective Time (and, without limiting the foregoing, Parent shall have received a duly executed Joinder Agreement from the Company Stockholders holding at least a majority of the issued and outstanding shares of Company Common Stock as of immediately prior to the Effective Time, and Company Stockholders holding at least a majority of the issued and outstanding shares of Company Common Stock as of the applicable record date have executed and delivered the Company Stockholder Written Consent).

(g)    The Company shall have delivered to Parent each of the following:

(i)    a certificate of an authorized officer of the Company in his or her capacity as such, dated as of the Closing Date, certifying that the conditions specified in Sections 6.01(a) and 6.01(b), as they relate to the Company, have been satisfied;

(ii)    a certificate of an authorized officer of the Company in his or her capacity as such, dated as of the Closing Date, certifying (i) the terms and effectiveness of the Organizational Documents, (ii) the valid adoption of resolutions of the Company Board (whereby the Merger and the transactions contemplated hereunder were approved by the Company Board) and (iii) that Company Stockholder Approval shall have been obtained;

(iii)    a long-form certificate of good standing from the Secretary of State of the State of Delaware which is dated within two (2) Business Days prior to Closing with respect to the Company;

(iv)    a certificate of good standing (or equivalent document) from the applicable Governmental Entity in each jurisdiction where the Company is required to be qualified to do business, all of which are dated within two (2) Business Days prior to the Closing; and

(v)    a statement dated as of the Closing Date, issued pursuant to Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c)(3)(i) and in form and substance reasonably satisfactory to Parent, certifying that interests in the Company are not United States real property interests within the meaning of Section 897 of the Code.

(h)    Parent shall have received executed copies of the third party consents set forth on Section 6.01(g) of the Company Disclosure Schedules.

(i)    No Company Material Adverse Effect shall have occurred since the date of this Agreement and be continuing.

(j)    Parent shall have consummated the Financing or shall consummate the Financing substantially contemporaneously with the Closing.

(k)    Parent shall have been furnished evidence satisfactory to it that the D&O Tail has been purchased.

(l)    Parent shall have received the Consideration Spreadsheet, certified as complete and correct by the chief executive officer of the Company as of the Closing Date.

(m)    Parent shall have received from the Company a duly and validly executed copy of all agreements, instruments, certificates and other documents, in form and substance reasonably satisfactory to Parent, that are necessary or appropriate to evidence the release of all Liens set forth in Section 6.01(m) of the Company Disclosure Schedules.

(n)    The Key Employee shall not have revoked the Employment Agreement.

(o)    Parent shall have received evidence satisfactory to it that all directors and officers of the Company have resigned in writing in such capacities, effective as of the Closing, except as otherwise specified by Parent.

(p)    Parent shall have received evidence satisfactory to it that (i) Aquilo has been paid all amounts that it is entitled to be paid under the Aquilo Letter in connection with the Closing (excluding, for the avoidance of doubt, any Service Provider Holdback Shares, Service Provider Milestone Shares and Service Provider Commercial Milestone Cash Consideration to which Aquilo may be entitled to receive in accordance with the terms hereunder and under the Aquilo Letter) and (ii) the Company’s outside counsel and accountant have been paid all fees and expenses accrued prior to the Closing.

(q)    Parent shall have been furnished evidence satisfactory to it that all rights granted by the Company to the Company Stockholders and in effect prior to the Closing, including but not limited to rights of co sale, voting, registration, first refusal, board observation or information or operational covenants, including the Investor Rights Agreement, the Co-Sale Agreement and the Voting Agreement, shall have terminated as of the Effective Time and without limiting the foregoing, Parent shall have been furnished evidence satisfactory to it that the Investor Rights Agreement shall have been terminated in full.

(r)    There shall be no action, suit, order, injunction or proceeding before any Governmental Entity pending, or overtly threatened in writing, against Parent or the Company, their respective properties or any of their respective officers, directors or Subsidiaries (i) by any Governmental Entity arising out of, or directly connected with, the Merger or the other transactions contemplated by the terms of this Agreement, or (ii) which would reasonably be expected to have a Company Material Adverse Effect.

(s)    The applicable waiting periods, if any, under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or been terminated, and all applicable foreign antitrust Laws shall have been obtained (or the waiting periods thereunder shall have expired or terminated early).

(t)    No Law shall be in effect and no Order shall have been entered, in each case, which would prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded.

(u)    Each Person who might receive any Section 280G Payments referred to in Section 5.04 hereof shall have executed and delivered to the Company a 280G Waiver, and such 280G Waiver shall be in effect immediately prior to the Effective Time. With respect to any payments and/or benefits that Parent determines may constitute “parachute payments” under Section 280G of the Code with respect to any employees, the Company Stockholders shall have (i) approved, pursuant to the method provided for in the regulations promulgated under Section 280G of the Code, any such “parachute payments” or (ii) shall have voted upon and disapproved such parachute payments, and, as a consequence, such “parachute payments” shall not be paid or provided for in any manner, and Parent and its Subsidiaries shall not have any liabilities with respect to such “parachute payments.”

If the Closing occurs, all Closing conditions set forth in this Section 6.01 which have not been fully satisfied as of the Closing shall be deemed to have been waived by Parent and Merger Sub.

6.02    Conditions to the Company’s Obligations. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction (or, if permitted by applicable Law, waiver by the Company) of the following conditions as of the Closing Date:

(a)    (i) The Parent Fundamental Representations shall be true and correct in all respects at and as of the Closing Date as though made at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case only as of such date), subject only to de minimus exceptions and (ii) all other representations and warranties of Parent contained in Article III of this Agreement shall be true and correct in all material respects (without giving effect to any limitation as to “materiality” or “Parent Material Adverse Effect” set forth therein) at and as of the Closing Date as though made at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case only as of such date).

(b)    Parent and Merger Sub shall have performed and complied with, in all material respects, all the covenants and agreements required to be performed by them under this Agreement at or prior to the Closing.

(c)    The Parent Stockholder Approval shall have been obtained.

(d)    The Company Stockholder Approval shall have been obtained.

(e)    Parent and its Subsidiaries shall have at least $3,000,000 in Parent Net Cash, in the aggregate, at, or substantially contemporaneous with, the Closing.

(f)    No Parent Material Adverse Effect shall have occurred since the date of this Agreement and be continuing.

(g)    Parent shall have delivered to the Company a certificate of an authorized officer of Parent and Merger Sub in his or her capacity as such, dated as of the Closing Date, stating that the conditions specified in Sections 6.02(a) and 6.02(b), as they relate to such entity, have been satisfied.

(h)    There shall be no action, suit, order, injunction or proceeding before any Governmental Entity pending, or overtly threatened in writing, against Parent or the Company, their respective properties or any of their respective officers, directors or Subsidiaries (i) by any Governmental Entity arising out of, or directly connected with, the Merger or the other transactions contemplated by the terms of this Agreement, or (ii) which would reasonably be expected to have a Parent Material Adverse Effect.

(i)    The applicable waiting periods, if any, under the HSR Act relating to the transactions contemplated by this Agreement shall have expired or been terminated and all applicable foreign antitrust Laws shall have been obtained (or the waiting periods thereunder shall have expired or terminated early).

(j)    No Law shall be in effect and no Order shall have been entered, in each case, which would prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded.

If the Closing occurs, all closing conditions set forth in this Section 6.02 which have not been fully satisfied as of the Closing shall be deemed to have been waived by the Company.

ARTICLE VII

INDEMNIFICATION

7.01    Survival of Representations, Warranties, Covenants, Agreements and Other Provisions.

(a)    The representations and warranties of the Company contained in Article II shall survive the Closing and shall terminate on the date which is twelve (12) months after the Closing Date; provided, however, that (i) the Company Fundamental Representations shall survive the Closing and shall terminate on the thirtieth (30th) day after the expiration of the applicable statute of limitations and (ii) the representations and warranties contained in Section 2.10 (Intellectual Property) shall survive the Closing and remain in full force and effect until the one-year anniversary of the date of the first sale of the Product for monetary value by Parent or any of its

Affiliates or Product Transferees to a third party end user or third party distributor (for the purposes of commercial distribution). No claim for indemnification hereunder for breach of any such representations and warranties may be made after the expiration of such survival period; provided, however, that all representations and warranties of the Company contained in Article II shall survive beyond the survival periods specified above with respect to any inaccuracy therein or breach thereof if a claim is made hereunder prior to the expiration of the survival period for such representation and warranty, in which case such representation and warranty shall survive as to such claim until such claim has been finally resolved.

(b)    The representations and warranties of Parent and Merger Sub contained in Article III shall survive the Closing and shall terminate on the date which is twelve (12) months after the Closing Date; provided, however, that the Parent Fundamental Representations shall survive the Closing and shall terminate on the thirtieth (30th) day after the expiration of the applicable statute of limitations. No claim for indemnification hereunder for breach of any such representations and warranties may be made after the expiration of such survival period; provided, however, that all representations and warranties of Parent and Merger Sub contained in Article III shall survive beyond the survival periods specified above with respect to any inaccuracy therein or breach thereof if a claim is made hereunder prior to the expiration of the survival period for such representation and warranty, in which case such representation and warranty shall survive as to such claim until such claim has been finally resolved.

(c)    The agreements, covenants and other obligations of the parties hereto shall survive the Closing and the Effective Time in accordance with their terms.

7.02    Indemnification for the Benefit of Parent Indemnified Parties. Subject to the limitations set forth in this Article VII, from and after the Effective Time, each of the Company Stockholders, severally (and not jointly) and in proportion to his, her or its respective Pro Rata Percentage, shall indemnify Parent and its Affiliates (including the Company) and its and their respective officers, directors, agents, stockholders, members, attorneys and other Representatives (collectively, the “Parent Indemnified Parties” and each, a “Parent Indemnified Party”) and hold them harmless against any Losses paid, incurred, suffered or sustained by the Parent Indemnified Parties, or any of them (regardless of whether or not such Losses relate to any Third Party Claims) in connection with, arising out of, or resulting from any of the following:

(a)    any breach of any representation or warranty of the Company contained in Article II or any certificate delivered hereunder by the Company;

(b)    any non-fulfillment or breach by the Company prior to the Closing of any covenant or agreement contained in this Agreement;

(c)    any Pre-Closing Taxes;

(d)    any Unpaid Company Transaction Expenses;

(e)    any Closing Date Indebtedness;

(f)    any fraud or intentional misrepresentation with respect to this Agreement, any Related Agreement or any certificates or other instruments required to be delivered pursuant to this Agreement on the part of the Company;

(g)    any threatened or actual claims made by any Company Stockholder against Parent, the Company, the Surviving Corporation or any of their respective Subsidiaries or any officers, directors, employees, agents or representatives of any of the foregoing in connection with or arising from this Agreement, the Merger and/or the transactions contemplated by this Agreement or any prior corporate transaction consummated by the Company or any of its Subsidiaries, including, any such claims arising from any appraisal or dissenters’ rights and any Dissenting Share Payments, or alleging a breach of fiduciary duties or other applicable laws; and/or

(h)    any inaccuracy in the Consideration Spreadsheet.

The Company Stockholders (including any officer or director of the Company) shall not have any right of contribution, indemnification or right of advancement from the Company or any other Parent Indemnified Party with respect to any Loss claimed by a Parent Indemnified Party.

7.03    Indemnification by Parent for the Benefit of the Company Stockholders. Subject to the limitations set forth in this Article VII, from and after the Effective Time, Parent shall indemnify the Company Stockholders and their Affiliates, officers, directors, agents, attorneys and other Representatives (collectively, the “Company Stockholder Indemnified Parties” and each, a “Company Stockholder Indemnified Party”) and hold them harmless against any Losses paid, incurred, suffered or sustained by the Company Stockholder Indemnified Parties, or any of them (regardless of whether or not such Losses relate to any Third Party Claims) in connection with, arising out of, or resulting from any of the following: (a) any breach of any representation or warranty of Parent or Merger Sub contained in Article III or any certificate delivered hereunder by Parent, and (b) any non-fulfillment or breach by Parent or Merger Sub of any covenant or agreement contained in this Agreement.

7.04    Limitations on Indemnification. The rights of the Parent Indemnified Parties and the Company Stockholder Indemnified Parties to indemnification pursuant to the provisions of this Article VII are subject to the following limitations:

(a)    Notwithstanding anything to the contrary herein, except for claims in respect of the breach of any Company Fundamental Representation or for claims in respect of fraud or intentional misrepresentation, no claims for indemnification by any Parent Indemnified Party pursuant to Section 7.02(a) shall be so asserted, and no Parent Indemnified Party shall be entitled to recover Losses, unless and until the aggregate amount of Losses that would otherwise be payable hereunder exceeds on a cumulative basis an amount equal to $1,000,000 (the “Basket”), and to the extent such Losses exceed the Basket, such Parent Indemnified Party shall be entitled to recover all such Losses, including the Basket.

(b)    Notwithstanding anything to the contrary herein, except for claims in respect of the breach of any Parent Fundamental Representation or for claims in respect of fraud or intentional misrepresentation, no claims for indemnification by any Company Stockholder Indemnified Party pursuant to Section 7.03(a) shall be so asserted, and no Company Stockholder Indemnified Party shall be entitled to recover Losses, unless and until the aggregate amount of Losses that would otherwise be payable hereunder exceeds on a cumulative basis an amount equal to the Basket, and to the extent such Losses exceed the Basket, such Company Stockholder Indemnified Party shall be entitled to recover all such Losses, including the Basket.

(c)    Notwithstanding anything to the contrary herein, except for claims in respect of the breach of any Company Fundamental Representation or for claims in respect of fraud or intentional misrepresentation, with respect to any claims for indemnification by any Parent Indemnified Party pursuant to Section 7.02(a), (i) the Parent Indemnified Parties’ sole recourse shall be against the Holdback Shares pursuant to Section 7.07 and its setoff rights against the Milestone Consideration pursuant to Section 7.08 and (ii) the maximum liability of the Company Stockholders for such claims shall not exceed $3,000,000 (the “Cap”).

(d)    Notwithstanding anything to the contrary herein, except for claims in respect of the breach of any Parent Fundamental Representation or for claims in respect of fraud or intentional misrepresentation, the maximum liability of Parent for claims by claims for indemnification by any Company Stockholder Indemnified Party pursuant to Section 7.02(a) shall not exceed the Cap.

(e)    Notwithstanding anything to the contrary contained herein, except in the case of fraud or intentional misrepresentation, in no event shall any Company Stockholder have any liability under this Agreement in excess of the Merger Consideration actually received by such Person pursuant to this Agreement.

(f)    Notwithstanding anything to the contrary contained herein, except in the case of fraud or intentional misrepresentation, in no event shall Parent have any liability under this Agreement in excess of the Merger Consideration.

(g)    Each Indemnitee shall use its commercially reasonable efforts to mitigate or resolve any Loss prior to seeking indemnity therefor under this Article VII; provided, however, that no such no such Indemnitee shall be required to take any action or refrain from taking any action that is contrary to any applicable Contract or Law binding on such Indemnitee or any Affiliate thereof (or, to the extent such Losses are Taxes, any action that might reasonably be expected to be adverse to it). No Indemnitee shall make any claim for indemnification under this Article VII in respect of any matter that is taken into account as a reduction in the calculation of the Merger Consideration. Any Indemnitee shall not be entitled to double recovery for any adjustments to consideration provided for hereunder or Losses even though such Losses may have resulted from the breach of more than one of the representations, warranties, agreements and covenants in this Agreement.

(h)    Notwithstanding anything to the contrary contained herein, neither Party shall have any liability or indemnification obligation (i) with respect to the amount of or ability to use after the Closing Date any net operating losses, Tax credits, Tax basis or other Tax attribute of Parent and its respective Subsidiaries (and neither Company nor Parent is making and shall not be construed to have made any representation or warranty with respect to such matters), or (ii) for any Taxes with respect to any taxable period (or portion thereof) beginning after the Closing Date.

7.05    Indemnification Procedures For Direct Claims.

(a)    Any Parent Indemnified Party or Company Stockholder Indemnified Party making a claim for indemnification under Section 7.02 or Section 7.03, as applicable (an “Indemnitee”) shall promptly notify the indemnifying party (an “Indemnitor”) and the Stockholders Representative (on behalf of the Company Stockholders), if applicable, in writing (each, an “Indemnification Claim Notice”), describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or demand, including without limitation the individual items of Losses included in the amount so stated, the date each such item was paid, sustained, incurred, or accrued, or the basis for such anticipated liability, and the nature of the indemnifiable matter to which such item is related, in each case, to the extent then known or calculable. An Indemnitee shall have the right to update an Indemnification Claim Notice from time to time to reflect any change in circumstances following the date hereof by delivering an updated notice.

(b)    If an Indemnitor (or in the case of any Indemnification Claim Notice given by a Parent Indemnified Party, the Stockholders Representative) does not object in writing within the 30-day period after receipt of an Indemnification Claim Notice by delivery of a written notice of objection containing a reasonably detailed description of the facts supporting an objection to the applicable indemnification claim (the “Indemnification Claim Objection Notice”), such failure to so object shall be an irrevocable acknowledgment by the Indemnitor (or in the case of any Indemnification Claim Notice given by a Parent Indemnified Party, the Stockholders Representative) that the Indemnitee is entitled to the full amount of the claim for Losses set forth in such Indemnification Claim Notice.

(c)    If an Indemnitor (or in the case of any Indemnification Claim Notice given by a Parent Indemnified Party, the Stockholders Representative) objects in writing within the 30-day period after receipt of an Indemnification Claim Notice by delivery of an Indemnification Claim Objection Notice, such Indemnitor (or in the case of any Indemnification Claim Notice given by a Parent Indemnified Party, the Stockholders Representative) and Indemnitee shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Indemnitor (or in the case of any Indemnification Claim Objection Notice given by a Parent Indemnified Party, the Stockholders Representative) and Indemnitee should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties. If no such agreement can be reached after good faith negotiation within 30 days after the receipt of an Indemnification Claim Objection Notice, the claim shall be resolved pursuant to Section 11.15.

7.06    Indemnification Procedures for Third Party Claims.

(a)    In the event that any Indemnitee desires to make a claim against an Indemnitor (which term shall be deemed to include all Indemnitors if more than one) in connection with any third-party Action for which it may seek indemnification hereunder (a “Third-Party Claim”), the Indemnitee will promptly notify in writing the Indemnitor of such Third-Party Claim and of its claims of indemnification with respect thereto; provided, that failure to promptly give such notice will not relieve the Indemnitor of its indemnification obligations under this Article VII, except to the extent, if any, that the Indemnitor has actually been materially prejudiced thereby.

(b)    Subject to paragraph (e) below, the Indemnitor will, upon its written confirmation of its obligation to indemnify the Indemnitee in full with respect to such Third-Party Claim, have the right to assume the defense of the Third-Party Claim with counsel of its choice reasonably satisfactory to the Indemnitee by written notice to the Indemnitee within fifteen (15) calendar days after the Indemnitor has received notice of the Third-Party Claim; provided, however, that the Indemnitor must conduct the defense of the Third-Party Claim actively and diligently thereafter in order to preserve its rights in this regard; and provided, further, that the Indemnitee may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third-Party Claim.

(c)    The Indemnitor will not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnitee unless the judgment or proposed settlement (i) includes an unconditional release of all Liability of each Indemnitee with respect to such Third-Party Claim, (ii) involves only the payment of money damages that are fully covered by the Indemnitor, and (iii) does not impose an injunction or other equitable relief upon the Indemnitee. So long as the Indemnitor has assumed and is conducting the defense of the Third-Party Claim in accordance with Section 7.06(b) above, the Indemnitee will not consent to the entry of any judgment or enter into any settlement with respect to the Third-Party Claim without the prior written consent of the Indemnitor (which consent will not be unreasonably conditioned, withheld or delayed by the Indemnitor).

(d)    In the event that the Indemnitor fails to assume the defense of the Third-Party Claim in accordance with Section 7.06(b) above, (i) the Indemnitee may defend against, and consent to the entry of any judgment or enter in to any settlement with respect to, the Third-Party Claim in any manner it reasonably may deem appropriate subject to the prior written consent of the Indemnitor (which consent will not be unreasonably conditioned, withheld or delayed by the Indemnitor), (ii) the Indemnitor will remain responsible for any Losses of the Indemnitee as a result of such Third-Party Claim to the extent subject to indemnification under this Article VII, and (iii) Parent and the Company shall retain all remedies to which they are entitled under this Article VII.

(e)    Notwithstanding the foregoing, if the Indemnitee is a Parent Indemnified Party, then Parent shall have the right, in its sole discretion, to assume the defense of any claim (i) relating to the Intellectual Property of any Person, (ii) any claim brought by the FDA or other similar Governmental Entity; (iii) involving criminal liability or in which equitable relief is sought against any Indemnitee, or (iv) that involves any Taxes of any Parent Indemnified Party (provided however that respect to subsection (iv) to the extent such claim or resolution of such claim affects Pre-Closing Taxes, the Parent will not consent to the entry of any judgment, adjustment or enter into any settlement with respect to such Third-Party Claim without the prior written consent of the Indemnitor (which consent will not be unreasonably conditioned, withheld or delayed by the Indemnitor).

7.07    Holdback Shares.

(a)    The Holdback Shares shall serve as partial security for, and a source of recourse for, the Parent Indemnified Parties’ indemnification rights under this Section 7.07. Except for any claims of fraud or intentional misrepresentation, Parent Indemnified Parties shall first seek recourse against the Holdback Shares for any and all Losses for which Parent Indemnified Parties are entitled to recovery under this Section 7.07 until the Holdback Shares have been retained (and will not be issued) in accordance with the terms of this Agreement or issued and released in accordance with the terms of this Agreement, as applicable.

(b)    Parent shall retain and not issue (and the Company Stockholders will no longer be entitled to receive) Holdback Shares as a remedy for indemnifiable Losses of Parent Indemnified Parties in accordance with this Section 7.07 and subject to the other terms and conditions of this Section 7.07 and upon such forfeiture, all of such Company Stockholder’s right in and to such retained (and not issued) Holdback Shares shall terminate.

(c)    The Holdback Shares, less the aggregate number of Holdback Shares retained and not issued (and the Company Stockholders will no longer be entitled to receive), if any, and less the number of Holdback Shares determined in good faith by Parent as necessary to satisfy any claims of Parent Indemnified Parties that are not resolved prior to the Holdback Release Date (which number of additional Holdback Shares shall be equal to the estimated of the dollar value of such outstanding claim(s), divided by the Parent Stock Value (as adjusted for any stock splits, combinations and the like of Parent), rounded down to the nearest whole share) (such outstanding claims, the “Outstanding Claims” and such number of Holdback Shares that are continued to be held back by Parent, the “Retained Holdback Shares”) shall promptly be deposited by Parent with the Exchange Agent for issuance to the Company Stockholders in accordance with Section 1.05.

(d)    In the event and to the extent that, after the Holdback Release Date, any Outstanding Claim made by any Parent Indemnified Party pursuant to this Section 7.07 is finally resolved against such Parent Indemnified Party, Parent shall promptly issue and deposit with the Exchange Agent for issuance to the Company Stockholders in accordance with Section 1.05 a number of Retained Holdback Shares equal to the value of the Outstanding Claim resolved against such Parent Indemnified Party, divided by the Parent Stock Value (as adjusted for any stock splits, combinations and the like of Parent), rounded down to the nearest whole share; provided, however, that any such issuance shall only be made to the extent that the value of the Retained Holdback Shares remaining after such issuance would be sufficient to cover the estimated value of Outstanding Claims that are still unresolved at such time.

7.08    Set-off Right. Parent shall have the right to set-off any Milestone Consideration issuable or payable to the Company Stockholders hereunder to provide recourse to Parent Indemnified Parties with respect to Parent Indemnified Parties’ indemnification rights under this Article VII. Parent agrees to first exercise any set-off rights under this Section 7.08, if available (except for its exercise of recourse against the Holdback Shares which shall be pursued prior to its exercise of such set-off rights, to the extent that Holdback Shares are available to satisfy any such indemnification claim), prior to pursuing any indemnification claims hereunder directly against the Company Stockholders in accordance with the terms of this Article VII.

7.09    Parent Stock Value. For purposes of satisfying indemnifiable Losses of the Parent Indemnified Parties under this Article VII, each Holdback Share retained and not issued by Parent (and for which the Company Stockholders will no longer be entitled to receive) pursuant to Section 7.07, and each other Merger Share against which indemnifiable Losses are satisfied pursuant to this Article VII, shall have a value for purposes of determining the number of such Holdback Shares or other Merger Shares needed to satisfy such indemnifiable Loss equal to the Parent Stock Value (as adjusted for any stock splits, combinations and the like of Parent).

7.10    Sole and Exclusive Remedy. The indemnification provisions contained in this Section 7.10 are intended to provide the sole and exclusive remedy following the Closing as to all Losses any Party may incur arising from or relating to the Agreement and the transactions contemplated hereby, and each Party hereby waives, to the full extent they may do so, any other rights or remedies that may arise under any applicable statute, rule or regulation. Notwithstanding the foregoing, this Section 7.10 shall not operate to limit the rights of the Parties to seek any remedies available to it under applicable Law in the event of fraud or intentional misrepresentation committed by or on behalf of any Party.

7.11    Tax Treatment. Any payment under this Article VII shall be treated by the parties for U.S. federal, state, local and non-U.S. income Tax purposes as a purchase price adjustment unless otherwise required by applicable Law.

ARTICLE VIII

TERMINATION

8.01    Termination. This Agreement may be terminated at any time prior to the Closing:

(a)    by the mutual written consent of Parent and the Company;

(b)    by Parent or the Company, if any Governmental Entity shall have enacted, issued, promulgated, enforced or entered, or threatens to enact, issue, promulgate, enforce or enter any statute, rule, regulation, executive order, decree, injunction, order or other legal restraint which is in effect and which has the effect of making the Merger illegal;

(c)    by Parent, if any of the representations or warranties of the Company set forth in Article II shall not be true and correct, or if the Company has failed to perform any covenant or agreement on the part of the Company set forth in this Agreement (including an obligation to consummate the Closing), such that the conditions to Closing set forth in either Section 6.01(a) or Section 6.01(b) would not be satisfied as of the Closing Date and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, are not cured within ten (10) Business Days after written notice thereof is delivered to the Company; provided, however, that Parent and/or Merger Sub is not then in breach of this Agreement so as to cause the condition to Closing set forth in either Section 6.02(a) or Section 6.02(b) to not be satisfied as of the Closing Date;

(d)    by the Company, if any of the representations or warranties of Parent or Merger Sub set forth in Article III shall not be true and correct, or if Parent or Merger Sub has failed to perform any covenant or agreement on the part of Parent or Merger Sub, respectively, set forth in this Agreement (including an obligation to consummate the Closing), such that the conditions to Closing set forth in either Section 6.02(a) or Section 6.02(b) would not be satisfied as of the Closing Date and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, are not cured within ten (10) Business Days after written notice thereof is delivered to Parent or Merger Sub; provided, however, that the Company is not then in breach of this Agreement so as to cause the condition to Closing set forth in Section 6.01(a) or Section 6.01(b) from being satisfied as of the Closing Date; and, if the breach or breaches by Parent giving rise to the termination by the Company under this Section 8.01(d) is as a result of Parent’s breach of any of Sections 4.05, 4.07, 4.08 or 4.09 hereof, within three (3) Business Days of written receipt by Parent of such termination by the Company pursuant to this Section 8.01(d), Parent shall pay the Company a termination fee in in an amount equal to $750,000 (the “Parent Termination Fee”), by wire transfer of immediately available funds to an account designated in writing by the Company to Parent.

(e)    by Parent or the Company, if the transactions contemplated by this Agreement shall not have been consummated on or prior to April 30, 2017 (such date, the “Outside Date”) and the Party seeking to terminate this Agreement pursuant to this Section 8.01(e) shall not have (provided, that, if such Party is Parent, neither Parent nor Merger Sub shall have) breached in any material respect its obligations under this Agreement in any manner that shall have been the principal cause of the failure to consummate the transactions contemplated by this Agreement on or before the Outside Date;

(f)    by Parent, if the Parent Board (or the Parent Special Committee) shall have effected a Parent Board Recommendation Change in accordance with the terms of Section 4.05 in order to accept a Parent Superior Proposal and simultaneously with such termination under this Section 8.01(f), Parent enters into a definitive agreement with respect to such Parent Superior Proposal; provided, that, Parent, in advance of, or concurrently with, such termination under this Section 8.01(f), Parent pays the Company a termination fee in an amount equal to the Parent Termination Fee, by wire transfer of immediately available funds to an account designated in writing by the Company to Parent;

(g)    by the Company, if the Parent Board (or the Parent Special Committee) shall have effected a Parent Board Recommendation Change in accordance with the terms of Section 4.05 and within three (3) Business Days of written receipt by Parent of such termination by the Company pursuant to this Section 8.01(g), Parent shall pay the Company a termination fee in an amount equal to the Parent Termination Fee, by wire transfer of immediately available funds to an account designated in writing by the Company to Parent; or

(h)    by Parent or the Company, if the Parent Stockholder Approval shall not have been obtained at the Parent Stockholder Meeting (or any adjournment or postponement thereof) at which a vote was taken on the Parent Voting Proposal and within three (3) Business Days of written receipt by Parent of such termination by the Company pursuant to this Section 8.01(h) and which written notice includes an invoice (with supporting documentation) of the Company Expenses (as defined below), Parent shall pay the Company for all of the reasonably documented, out-of-pocket expenses (including all such fees and expenses of counsel, accountants, investment bankers, experts and consultants) actually and reasonably incurred by the Company in connection with this Agreement (the “Company Expenses”) (up to a maximum amount to be paid by Parent to the Company under this Section 8.01(h) equal to $500,000), by wire transfer of immediately available funds to an account designated in writing by the Company to Parent.

8.02    Effect of Termination. In the event this Agreement is terminated by either Parent or the Company as provided above, the provisions of this Agreement shall immediately become void and of no further force and effect (other than this Section 8.02, the obligations to pay the Parent Termination Fee pursuant to Sections 8.01(f) and 8.01(g) hereof, as applicable, the obligation to make the expense reimbursement pursuant to Section 8.01(h) hereof, as applicable, and Article XI hereof which shall survive the termination of this Agreement), and there shall be no liability on the part of either Parent, Merger Sub, the Company, the Stockholders Representative or the Company Stockholders to one another, except for willful breaches of this Agreement prior to the time of such termination.

8.03    Liquidated Damages. Notwithstanding anything to the contrary in this Agreement, (a) the Company’s right to receive payment of the Parent Termination Fee pursuant to Sections 8.01(f) or (g) under such circumstances shall be the sole and exclusive remedy of the Company, the Company Stockholders and the Stockholders Representative (or any of their respective Affiliates or its or their officers, directors, employees or equityholders) against Parent and any Affiliate of Parent and all of their respective former, current, or future equityholders, controlling persons, directors, officers, employees, agents, or other Representatives (collectively, the “Parent Specified Persons”) for any Loss suffered or incurred in connection with this Agreement and the transactions consummated hereby (and the termination thereof); (b) payment of the Parent Termination Fee shall constitute liquidated damages with respect to any claim for damages or any other claim which Company, the Company Stockholders and/or the Stockholders Representative (or any of their respective Affiliates or its or their officers, directors, employees or equityholders) would otherwise be entitled to assert against any Parent Specified Person in connection with this Agreement and the transactions consummated hereby (and the termination thereof); and (c) neither the Company, the Company Stockholders and/or the Stockholders Representative (or any of their respective Affiliates or its or their officers, directors, employees or equityholders) of the foregoing shall be entitled to bring or maintain any claim, action or proceeding against any Parent Specified Person in connection with this Agreement and the transactions consummated hereby (and the termination thereof), and (c) the Parties acknowledge that the agreements contained in this Section 8.03 are an integral part of the transactions contemplated by this Agreement and that the Parties would not have entered into this Agreement without the agreements in this Section 8.03. If Parent fails timely to pay the Parent Termination Fee or Company Expenses if and when due and payable pursuant to Section 8.01, and, in order to obtain such payment, the Company commences an action or other proceeding that results in an award against Parent for such Parent Termination Fee or Company Expenses, Parent shall pay the Company’s reasonably documented, actual out-of-pocket expenses costs and expenses (including such attorneys’ fees and expenses) in connection with such action or proceeding, together with interest on the amount of the Parent Termination Fee or Company Expenses from the date such payment was required to be made until the date of payment at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made.

ARTICLE IX

ADDITIONAL COVENANTS

9.01    Stockholders Representative.

(a)    Appointment. In addition to the other rights and authority granted to the Stockholders Representative elsewhere in this Agreement, upon and by virtue of the adoption of the requisite holders of Company Stock of this Agreement, each of the Company Stockholders irrevocably constitutes and appoints the Stockholders Representative (and by execution of this Agreement the Stockholders Representative hereby accepts such appointment), as its true and lawful agent and attorney-in-fact for and on behalf of such Company Stockholder, with full power of substitution, to act in the name, place and stead of such Company Stockholder and to do any and all things and execute any and all documents which may be necessary, convenient or appropriate to facilitate the consummation of the transactions contemplated by this Agreement, including (i) execution of the documents and certificates pursuant to this Agreement; (ii) receipt of payments under or pursuant to this Agreement and disbursement thereof to the Company Stockholders; (iii) payment of amounts due to Parent hereunder; (iv) receipt and forwarding of notices and communications pursuant to this Agreement; (v) administration of the provisions of this Agreement; (vi) giving or agreeing to, on behalf of all or any of the Company Stockholders, any and all consents, waivers, amendments or modifications deemed by the Stockholders Representative, in its sole and absolute discretion, to be necessary or appropriate under this Agreement and the execution or delivery of any documents that may be necessary or appropriate in connection therewith; (vii) amending this Agreement or any of the instruments to be delivered to Parent or Merger Sub pursuant to this Agreement; (viii) (A) disputing or refraining from disputing, on behalf of each Company Stockholder relative to any amounts to be received by such Company Stockholder under this Agreement or any agreements contemplated hereby or thereby, any claim made by Parent under this Agreement or other agreements contemplated hereby, (B) negotiating and compromising, on behalf of each such Company Stockholder, any dispute that may arise under, and exercising or refraining from exercising any remedies available under, this Agreement or any other agreement contemplated hereby or thereby and (C) executing, on behalf of each such Company Stockholder, any settlement agreement, release or other document with respect to such dispute or remedy; and (ix) engaging attorneys, accountants, agents or consultants on behalf of the Company Stockholders in connection with this Agreement or any other agreement contemplated hereby or thereby and paying any fees related thereto.

(b)    Authorization. Notwithstanding Section 9.01(a), in the event that the Stockholders Representative is of the opinion that it requires further authorization from the Company Stockholders on any matters concerning this Agreement, the Stockholders Representative shall be entitled to seek such further authorization from the Company Stockholders prior to acting on their behalf. In such event, each Company Stockholder shall vote in accordance with such Company Stockholder’s Pro Rata Percentage and the authorization of the Company Stockholders holding at least a majority of the Pro Rata Percentage shall be binding on all of the Company Stockholders and shall constitute the authorization of the Company Stockholders. The appointment of the Stockholders Representative is coupled with an interest and shall be irrevocable by any Company Stockholder in any manner or for any reason. This authority granted to the Stockholders Representative shall not be affected by the death, illness, dissolution, disability, incapacity or other inability to act of any principal pursuant to any applicable Law.

(c)    Actions by the Stockholders Representative; Resignation; Vacancies. The Stockholders Representative may resign from its position as Stockholders Representative at any time by written notice delivered to Parent and the Company Stockholders. If there is a vacancy at any time in the position of the Stockholders Representative for any reason, such vacancy shall be filled by the majority vote in accordance with the method set forth in Section 9.01(b) above.

(d)    No Liability. All acts of the Stockholders Representative hereunder in its capacity as such shall be deemed to be acts on behalf of the Company Stockholders and not of the Stockholders Representative

individually. The Stockholders Representative shall not be liable to the Company, Parent or Merger Sub, in its capacity as the Stockholders Representative, for any Liability of a Company Stockholder or otherwise, or for anything which it may do or refrain from doing in connection with this Agreement. The Stockholders Representative shall not be liable to the Company Stockholders, in its capacity as the Stockholders Representative, for any Liability of a Company Stockholder or otherwise, or for any error of judgment, or any act done or step taken or omitted by it in good faith (it being understood that any act done or omitted pursuant to the advice of legal counsel shall be conclusive evidence of such good faith), or for any mistake in fact or Law, or for anything which it may do or refrain from doing in connection with this Agreement except in the case of the Representative’s gross negligence or willful misconduct. The Stockholders Representative may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no Liability in its capacity as the Stockholders Representative to Parent, Merger Sub, the Company or the Company Stockholders and shall be fully protected with respect to any action taken, omitted or suffered by it in good faith in accordance with the advice of such counsel. The Stockholders Representative shall not by reason of this Agreement have a fiduciary relationship in respect of any Company Stockholder.

(e)    Indemnification; Expenses. Each Company Stockholder shall, only to the extent of such Company Stockholder’s Pro Rata Percentage thereof, indemnify and defend the Stockholders Representative and hold the Stockholders Representative harmless against any Loss, damage, cost, Liability or expense actually incurred without fraud, gross negligence or willful misconduct by the Stockholders Representative and arising out of or in connection with the acceptance, performance or administration of the Stockholders Representative’s duties under this Agreement. Any expenses or taxable income incurred by the Stockholders Representative in connection with the performance of its duties under this Agreement shall not be the personal obligation of the Stockholders Representative but shall be payable by and attributable to the Company Stockholders based on each such Company Stockholder’s Pro Rata Percentage. The Stockholders Representative may also from time to time submit invoices to the Company Stockholders covering such expenses and Liabilities and, upon the request of any Company Stockholder, shall provide such Company Stockholder with an accounting of all expenses and Liabilities paid.

ARTICLE X

DEFINITIONS

10.01    Definitions. For purposes hereof, the following terms when used herein shall have the respective meanings set forth below:

“Accredited Investor” means any Company Stockholder or Other Consideration Recipient, as applicable, who is an “accredited investor” (as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act), as determined by Parent in its reasonable discretion.

“Action” means any legal action, suit, arbitration, investigation, claim, proceeding or other similar dispute (whether federal, state, local or foreign).

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, Contract or otherwise.

“Antitrust Law” means any federal, state or foreign Law, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade or the significant impediment of effective competition.

“Business Day” means a day which is neither a Saturday or Sunday, nor any other day on which banking institutions in San Francisco, California are authorized or obligated by Law to close.

“Carve-Out Plan” means the Company’s 2010 Key Personnel Incentive Program, effective as of August 11, 2010.

“Carve-Out Plan Closing Merger Shares” means the aggregate number of Closing Merger Shares issuable to the Carve-Out Plan Participants in connection with the Closing in accordance with the terms of the Carve-Out Plan, rounded down to the nearest whole share (and which number of Carve-out Plan Closing Merger Shares shall be set forth on the Consideration Spreadsheet and will be relied upon by Parent as determinative).

“Carve-Out Plan Holdback Shares” means, with respect to any release and issuance of Holdback Shares, the aggregate number of Holdback Shares issuable to the Carve-Out Plan Participants in connection with the release of such Holdback Shares in accordance with the terms of the Carve-Out Plan, rounded down to the nearest whole share (and which maximum number of Carve-out Plan Holdback Shares shall be set forth on the Consideration Spreadsheet and will be relied upon by Parent as determinative).

“Carve-Out Plan Consideration” means, collectively, the Carve-Out Plan Closing Merger Shares, the Carve-Out Plan Milestone Consideration and the Carve-Out Plan Holdback Shares.

“Carve-Out Plan Milestone Consideration” means, collectively, the (a) Carve-Out Plan Milestone Shares and (b) the Carve-out Plan Commercial Milestone Cash Consideration.

“Carve-Out Plan Milestone Shares” means the aggregate number of Milestone Shares issuable to the Carve-Out Plan Participants in connection with the achievement of the Development Milestone, rounded down to the nearest whole share (and which number of Carve-out Plan Milestone Shares shall be set forth on the Consideration Spreadsheet and will be relied upon by Parent as determinative).

“Carve-out Plan Commercial Milestone Cash Consideration” means, with respect to the achievement of a Commercial Milestone, the applicable aggregate amount of the applicable Commercial Milestone Cash Payment paid to the Carve-Out Plan Participants in connection with the achievement of such Commercial Milestone and in accordance with the terms of the Carve-Out Plan (and which amount of such Carve-Out Plan Commercial Milestone Cash Consideration shall be set forth on the Consideration Spreadsheet and will be relied upon by Parent as determinative).

“Carve-Out Plan Participants” means those Key Personnel (as defined in the Carve-out Plan) set forth on Section 10.01(a) of the Company Disclosure Schedules (and on the Consideration Spreadsheet) and who are entitled to receive the applicable Carve-Out Plan Consideration set forth opposite such Key Personnel’s name on Section 10.01(a) of the Company Disclosure Schedules (and on the Consideration Spreadsheet) issuable and payable in accordance with the terms hereunder.

“Closing Date Indebtedness” means the aggregate amount of Indebtedness of the Company as of immediately prior to the Closing.

“Closing Merger Shares” means such number of shares of Parent Common Stock equal to (a) eighty-percent percent (80%) of the Total Merger Shares, rounded down to the nearest whole share, less (b) the Holdback Shares, plus (c) the Interim Financing Additional Shares, if any.

“COBRA” shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Acquisition Proposal” means any proposal, offer, or indication of interest (other than a proposal, offer, or indication of interest by the other party hereto) relating to any Company Acquisition Transaction.

“Company Acquisition Transaction” means, with respect to the Company, any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving (a) any reorganization, recapitalization or similar transaction involving the Company, (b) any equity financing involving the Company, (c) any sale, license, transfer or other disposition of any portion of the capital stock or assets of the Company (other than any licenses granted in the Company’s usual and ordinary course of business, consistent with past practice), (d) any merger, consolidation or similar transaction with or involving the Company, or (e) any other transaction that would reasonably be expected to have a material adverse effect upon the ability of the Company to consummate the transactions contemplated by this Agreement.

“Company Board” means the board of directors of the Company.

“Company Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware on December 1, 2011.

“Company Common Stockholder” means a holder of Company Common Stock.

“Company Common Stock” means the Common Stock, par value $0.001 per share, of the Company.

“Company Disclosure Schedules” means the Disclosure Schedules of the Company.

“Company Employee Benefit Plan” means any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, deferred compensation, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each “employee benefit plan,” within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate for the benefit of any Employee, or with respect to which the Company or any of its ERISA Affiliates has or may have any liability or obligation.

“Company Equity Plan” means the 2005 Stock Plan of the Company.

“Company Fundamental Representations” means the representations and warranties of the Company set forth in Section 2.01 (Organization and Power), Section 2.03 (Authorization; No Breach; Valid and Binding Agreement), Section 2.04 (Capitalization), Section 2.08 (Tax Matters), and Section 2.21 (Brokerage).

“Company Inventory” shall mean all of the Company’s raw materials, work-in-process, finished goods and merchandise, packaging and other supplies related thereto.

“Company Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, has had or would reasonably be expected to have a materially adverse effect on (a) the business, assets, properties or condition (financial or otherwise) of the Company or (b) the ability of the Company to consummate the transactions contemplated hereby; provided, however, that, solely with respect to clause (a), none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining, whether there has been or will be, a Company Material Adverse Effect: any adverse change, effect, event, occurrence, state of facts or development attributable to (A) operating, business, regulatory or other conditions in the industry in which the Company operates (but only to the extent it does not disproportionately affect the Company, relative to other companies operating in the industry in which the Company operates), (B) general economic conditions, including changes in the credit, debt or financial or capital markets (including changes in interest or exchange rates), in each case, in the United States or anywhere else in the world (but only to the extent it does not disproportionately affect the Company, relative to other companies operating in the industry in which the Company operate), (C) changes in GAAP or other accounting requirements or principles or any changes in applicable Laws or the interpretation thereof (but only to the extent it does not disproportionately affect the Company, relative to other companies operating in the industry in which the Company operates), (D) the failure of the Company to meet or achieve the results set forth in any projection or forecast (provided, however, that clause (D) shall not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Company Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Company Material Adverse Effect)), (E) global, national or regional political conditions, including hostilities, acts of war, sabotage or terrorism or military actions or any escalation, worsening or diminution of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof (but only to the extent it does not disproportionately affect the Company, relative to other companies operating in the industry in which the Company operates), (F) hurricanes, earthquakes, floods or other natural disasters (but only to the extent it does not disproportionately affect the Company, relative to other companies operating in the industry in which the Company operates) and (G) the loss of any licensor, licensee, customer, supplier or distributor of the Company solely to the extent arising from the announcement or pendency of the transactions contemplated by this Agreement (expressly excluding any such loss due to any legal effect to any Contract to which the Company is a party caused by the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby), and (H) any action taken that is required pursuant to this Agreement or at the written request of Parent.

“Company Net Working Capital Amount” means (a) the aggregate dollar amount of all assets characterized as current assets of the Company (including cash and cash equivalents of the Company) under GAAP, less (b) the aggregate dollar amount of all liabilities characterized as current liabilities of the Company (including all Indebtedness of the Company and Transaction Expenses) under GAAP, in the case of each of clause (a) and clause (b), as of immediately prior to the Closing. The Company Net Working Capital for all purposes of this Agreement shall be as determined in accordance in all respects with GAAP applied on a basis consistent with the Company’s past practices used in preparing the Company Financial Statements.

“Company Option” means an outstanding and unexercised stock option to purchase shares of Company Common Stock under the Company Equity Plan or otherwise.

“Company Preferred Stock” means, collectively, the Company Series A Preferred Stock and the Company Series B Preferred Stock.

“Company Preferred Stockholder” means a holder of Company Preferred Stock.

“Company Products” means the Compound and the Product, as well as any other compound or product owned or controlled by the Company as of the Closing Date that is used or intended for use within the Field.

“Company Series A Preferred Stock” means the Series A Preferred Stock of the Company with a par value of $0.001 per share.

“Company Series B Preferred Stock” means the Series B Preferred Stock of the Company with a par value of $0.001 per share.

“Company Stock” means the Company Common Stock and Company Preferred Stock.

“Company Stockholder” means a Company Common Stockholder or a Company Preferred Stockholder.

“Company Stockholder Approval” means the approval by the Company Stockholders owning a class and number of shares of Company Stock sufficient to adopt and approve this Agreement and approve the Merger as required under applicable Law, the Organizational Documents of the Company, and any applicable agreements between the Company, on the one hand, and any Company Stockholder, on the other hand.

“Company Special Committee” means the special committee of the Company Board.

“Company Warrant” means any outstanding and unexercised warrant to purchase shares of capital stock of the Company.

“Consideration Service Providers” means, collectively, (a) Aquilo Partners, L.P. (“Aquilo”) and (b) any other independent contractor to the Company for which the Company has indicated in writing to Parent following the date hereof and at least five (5) Business Days prior to the Closing that such independent contractor will receive Merger Shares (as compensation for services to the Company) and for which Parent has agreed, in its reasonable discretion, to such independent contractor receiving such Merger Consideration, if any (with the understanding that to the extent that Parent does not agree to any such independent contractor receiving Merger Shares under this clause (b) due to such independent contractor not being an Accredited Investor, such determination shall be deemed to be reasonable).

“Contract” means any legally binding agreement, contract, arrangement, lease, loan agreement, security agreement, license, indenture or other similar instrument or obligation to which the party in question is a party or by which a party or its assets is bound, whether oral or written.

“Convertible Debt” means all outstanding convertible promissory notes or similar indebtedness of the Company.

“Co-Sale Agreement” means that certain Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of August 11, 2010, by and among the Company, the Investors (as defined therein) and the Founders (as defined therein).

“Delaware Law” shall mean the DGCL and any other applicable Law of the State of Delaware.

“Disclosure Schedule” shall mean the disclosure letter or schedules delivered by each of the Parties to this Agreement containing specific exceptions to the representations and warranties of such Party contained in Article II and Article III hereof.

“DOL” means the United States Department of Labor.

“EMA” means the European Medicines Agency, or any successor organization.

“Employee” means any current or former employee, consultant, independent contractor or director of the Company or any of its ERISA Affiliates.

“Employee Agreement” means each management, employment, severance, consulting, relocation, repatriation, expatriation, visa, work permit or other agreement, contract or understanding between the Company or any of its ERISA Affiliates and any Employee.

“Environmental Laws” means all Laws (including all agreements with any Governmental Entity) relating to the protection or preservation of human health, safety or the environment, including, without limitation: (a) all Laws that control, govern, limit, prohibit, regulate or otherwise relate to any hazardous materials or substances; (b) all Laws relating to the protection or preservation of occupational health and safety; and (c) all Laws relating to the labeling, notice or disclosure of hazardous materials or substances. Without limiting the generality of the foregoing, the term Environmental Laws includes, without limitation, each of the following statutes and the regulations promulgated thereunder, as well all similar state, local or foreign Laws, each including all implementing Laws and legal requirements and as may be amended from time to time: the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Resource Recovery and Conservation Act of 1976, the Federal Water Pollution Control Act, the Safe Drinking Water Act, the Solid Waste Disposal Act, the Clean Air Act, the Hazardous Materials Transportation Act, and the Clean Water Act.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” shall mean any person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FDA” means the United States Food and Drug Administration, or any successor organization.

“Financing” means a transaction or series of transactions consummated at or substantially contemporaneous with the Closing pursuant to which Parent issues and sells shares of Parent Common Stock to one or more investors for an aggregate amount equal to at least $8,000,000 with the principal purpose of raising capital for Parent. Notwithstanding anything contained herein to the contrary, if Parent raises more than $8,000,000 in proceeds from the Financing, then the amount of such funds raised in excess of such $8,000,000 will constitute Parent Net Cash for all purposes of this Agreement, to the extent that Parent would not otherwise have at least $3,000,000 of Parent Net Cash at Closing; provided, that all or a portion of such additional funds in excess of such $8,000,000 shall be deemed to constitute the Interim Financing Net Cash Coverage Amount, subject to the terms of the definition of “Interim Financing Net Cash Coverage Amount.”

“GAAP” means United States generally accepted accounting principles consistently applied.

“Governmental Entity” means any federal, national, state, foreign, provincial, local or other government or any governmental, regulatory, administrative or self-regulatory authority, agency, bureau, board, commission, court, judicial or arbitral body, department, political subdivision, tribunal or other instrumentality thereof.

“Holdback Shares” means such number of shares of Parent Common Stock equal to four percent (4%) of the Total Merger Shares, rounded down to the nearest whole share.

“Holdback Release Date” means the date that is the one (1) year anniversary of the Closing Date.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” means, with respect to a Person, the indebtedness (including unpaid interest, fees, expenses, prepayment charges or premium thereon), without duplication, (a) in respect of borrowed money or for the deferred purchase price of products or services; (b) as may be evidenced by any note, bond, debenture or other debt security; (c) to be owed under conditional sale or other title retention agreements; (d) in respect of obligations for the reimbursement of any obligor for amounts drawn on any letter of credit, banker’s acceptance or similar transaction; (e) all obligations arising out of any financial hedging, swap or other similar arrangement; (f) all obligations as lessee that would be required to be capitalized in accordance with GAAP; and (g) guarantees of obligations of the type described above.

“Intellectual Property” means intellectual property rights in any jurisdiction, including, without limitation, all (i) trademarks including but not limited to service marks, logos, trade dress, distinguishing guises, trade names and similar indicators of origin, whether registered or not, and all goodwill associated therewith;

(ii) active and inactive patents, patents pending, patent applications and statutory invention registrations, including reissues, divisions, continuations, continuations-in-part, substitutions, extensions and reexaminations thereof, all inventions disclosed therein, and all rights therein provided under international treaties and conventions; (iii) design patents and industrial designs, whether registered or not; (iv) mask works, circuit lay-out designs and integrated circuit topographies, whether registered or not; (v) trade secrets; (vi) copyrights in writings, designs, computer software and other works, whether registered or not; (vii) domain names; (viii) applications and registrations pertaining to any of the foregoing; (ix) all claims and causes of action arising out of or related to infringement or misappropriation of any of the foregoing; and (x) any other industrial and intellectual proprietary rights now known or hereafter recognized in any jurisdiction.

“Investor Rights Agreement” means the Amended and Restated Investor Rights Agreement by and among the Company and the Investors (as defined therein) dated as of August 11, 2010.

“Interim Financing” means a transaction or series of transactions consummated following the date hereof and prior to the Closing pursuant to which Parent issues and sells shares of capital stock of Parent to one or more investors with the principal purpose of raising capital for Parent.

“Interim Financing Additional Shares” means a number of shares of Parent Common Stock equal to the quotient obtained by dividing (a) the Interim Financing Net Cash Coverage Amount, if any divided by (b) $0.96 (rounded to the nearest whole share).

“Interim Financing Net Cash Coverage Amount” means the aggregate proceeds raised by Parent in connection with one or more Interim Financings in order for Parent to have a minimum amount of Net Cash equal to $3,000,000 at Closing, subject to the following illustrative sentence. For purposes of illustration, if Parent would have $2,000,000 of Net Cash at Closing but for an Interim Financing(s), and the Company raises $1,500,000 from such Interim Financing(s), $1,000,000 of such $1,500,000 raised from such Interim Financing(s) shall constitute the Interim Financing Net Cash Coverage Amount (and the remaining $500,000 raised from such Interim Financing(s) shall not constitute Interim Financing Net Cash Coverage Amount).

“IRS” means the United States Internal Revenue Service.

“Key Employee” means the individual set forth on Section 10.01(b) of the Company Disclosure Schedules.

“knowledge of the Company” and “the Company’s knowledge” mean the actual knowledge of individuals set forth on Section 10.01(c) of the Company Disclosure Schedules and such knowledge that such individual would reasonably be expected to have after conducting a due and diligent inquiry.

“knowledge of Parent” and “Parent’s knowledge” mean the actual knowledge of the individuals set forth on Section 10.01(a) of the Parent Disclosure Schedules and such knowledge that such individuals would reasonably be expected to have after conducting a due and diligent inquiry (including in the case of the Intellectual Property related representations and/or warranties in Section 2.10, the knowledge or such individuals after reviewing such representations and warranties with the Company’s intellectual property counsel (and agents) responsible for prosecuting, maintaining and/or managing any Owned Intellectual Property and/or any Licensed Intellectual Property).

“Law” means any code, decree, directive, guidance, injunction, judgment, law, regulation, rule, statute, treaty or requirement of any Governmental Entity.

“Liabilities” means all indebtedness, obligations and other liabilities of a Person any nature (including any unknown, undisclosed, unasserted, or contingent), regardless of whether such indebtedness, obligation, or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, or liability is immediately due and payable.

“Liens” means liens, pledges, mortgages, security interests, charges, encumbrances, or other restriction or encumbrance of any kind or character whatsoever.

“Losses” means all losses, liabilities, lost profits, diminutions of value, damages (including incidental and consequential damages), penalties, fines, costs, amounts paid in settlement, Liabilities, Taxes, losses, expenses and fees, including court costs and attorneys’ and other professionals’ fees and expenses and any other costs of enforcing an Indemnitee’s rights under this Agreement; provided, however, Losses does not include, and no Indemnitee shall be entitled to seek or recover under any theory of liability, any punitive damages (unless payable to a third-party in connection with a Third-Party Claim).

“Marketing Approval” means all approvals, licenses, registrations or authorizations of the applicable Regulatory Authority(ies) in a jurisdiction necessary for the manufacture, use, storage, import, marketing and sale of the Product in such jurisdiction. For jurisdictions where governmental or other similar approval of pricing and/or reimbursement is required for marketing in such jurisdiction, Marketing Approval shall not be deemed to occur until such pricing or reimbursement approval is obtained.

“Merger Consideration” means (a) the Closing Merger Shares, plus (b) the Holdback Shares, plus (c) the Milestone Consideration, in each case, if, as and when issuable (or payable) and without interest.

“Merger Shares” means, collectively, the Closing Merger Shares and, if required to be issued hereunder, the Holdback Shares, and the Milestone Shares.

“Merger Sub Board” means the board of directors of Merger Sub.

“Milestone Consideration” means, collectively, (a) the Milestone Shares and (b) the Commercial Milestone Cash Payments.

“Milestone Shares” means such number of shares of Parent Common Stock equal to twenty percent (20%) of the Total Merger Shares, rounded down to the nearest whole share.

“Multiemployer Plan” means any “Pension Plan” which is a “multiemployer plan,” as defined in Section 3(37) of ERISA.

“Non-Accredited Investor” means any Company Stockholder or Other Consideration Recipient, as applicable, who is not an Accredited Investor.

“Organizational Documents” means (a) with respect to the Company, the Company Certificate of Incorporation and the bylaws of the Company, as amended and (b) with respect to Parent, the Parent Certificate of Incorporation and the bylaws of Parent, as amended.

“Other Consideration Recipients” means, collectively, (a) the Carve-Out Plan Participants and (b) the Consideration Service Providers.

“Parent Acquisition Proposal” shall mean any proposal, offer, or indication of interest (other than a proposal, offer, or indication of interest by the other party hereto) relating to any Parent Acquisition Transaction.

“Parent Acquisition Transaction” shall mean, with respect to Parent, any transaction or series of related transactions (other than the transactions contemplated by this Agreement) involving: (a) any acquisition or purchase from Parent by any Person or “group” (as defined in or under Section 13(d) of the Exchange Act), directly or indirectly, of a 50.1% or greater interest in the total outstanding equity interests or voting securities of Parent, or any tender offer or exchange offer that if consummated would result in any Person or “group” beneficially owning 50.1% or more of the total outstanding equity interests or voting securities of Parent; (b) any merger, consolidation, business combination or other similar transaction involving Parent pursuant to which the stockholders of Parent immediately preceding such transaction hold less than 50% of the equity interests in the surviving or resulting entity of such transaction; (c) any liquidation, dissolution, recapitalization or other significant corporate reorganization of a Parent or one or more of its Subsidiaries which, individually or in the aggregate, generate or constitute 50.1% or more of the net revenues, net income or assets (as of or for the twelve (12) month period ending on the last day of the applicable party’s most recently completed fiscal year) of Parent; or (d) any combination of the foregoing. For the avoidance of doubt, a “Parent Acquisition Transaction” shall expressly exclude any of the transactions set forth on Section 4.02 of the Parent Disclosure Schedules.

“Parent Board” means the board of directors of Parent.

“Parent Board Recommendation” means the recommendation of the Parent Board (or the Parent Special Committee) that the Parent Stockholders approve the issuance of shares of Parent Common Stock in the Merger at the Parent Stockholder Meeting.

“Parent Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of Parent, as amended.

“Parent Common Stock” means the common stock, par value $0.001 per share, of Parent.

“Parent Disclosure Schedules” means the Disclosure Schedules of Parent.

“Parent Equity Plans” means, collectively, Parent’s 1999 Incentive Stock Plan, the 2010 Equity Incentive Plan, and the 2014 Equity Incentive Plan.

“Parent Fundamental Representations” means the representations and warranties of Parent set forth in Section 3.01 (Organization and Power), Section 3.02 (Authorization; Valid and Binding Agreement), Section 3.05 (Capitalization), Section 3.08 (Taxes) and Section 3.15 (Brokerage).

“Parent Intervening Event” means, with respect to Parent, any material event, circumstance, change, effect, development or condition (other than any event, fact, development or occurrence resulting from a material breach of this Agreement by Parent) occurring or arising after the date hereof that was not known to the Parent Board (or any committee thereof), as of or prior to the date hereof and prior to the receipt of the Parent Stockholder Approval (provided, however, that in no event shall any event, fact, development or occurrence resulting from or relating to any of the following give rise to a Parent Intervening Event: (a) the receipt, existence or terms of a Parent Acquisition Proposal or any matter relating thereto or consequence thereof; (b) the public announcement, execution, delivery or performance of this Agreement, the identity of the Company, or the public announcement, pendency or consummation of the transactions contemplated hereby (or the public announcement of any discussions among the parties related thereto); (c) any change in the trading price or trading volume of Parent Common Stock or any change in Parent’s credit rating (although for purposes of clarity, any underlying facts, events, changes, developments or set of circumstances, with respect to this clause (c) relating to or causing such change may be considered, along with the effects or consequences thereof); (d) the fact that Parent has exceeded or met any projections, forecasts, revenue or earnings predictions or expectations of Parent or any securities analysts for any period ending (or for which revenues or earnings are released) on or after the date hereof (although for purposes of clarity, any underlying facts, events, changes, developments or set of circumstances relating to or causing such material improvement or improvements may be considered, along with the effects or consequences thereof); (e) changes in GAAP, other applicable accounting rules or applicable Law (including the accounting rules and regulations of the SEC) or, in any such case, changes in the interpretation thereof after the date hereof; or (f) any changes in general economic or political conditions, or in the financial, credit or securities markets in general (including changes in interest rates, exchange rates, stock, bond and/or debt prices)).

“Parent Option” means any option to purchase Parent Common Stock which was granted pursuant to a Parent Option Plan.

“Parent Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate, has had or would reasonably be expected to have a materially adverse effect on (a) the business, assets, properties or condition (financial or otherwise) of Parent and its Subsidiaries, taken as a whole or (b) the ability of Parent or Merger Sub to consummate the transactions contemplated hereby; provided, however, that, solely with respect to clause (i), none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Parent Material Adverse Effect: any adverse change, effect, event, occurrence, state of facts or development attributable to (A) operating, business, regulatory or other conditions in the industry in which Parent and its Subsidiaries operate (but only to the extent it does not disproportionately affect Parent and its Subsidiaries, taken as a whole, relative to other companies operating in the industry in which Parent and its Subsidiaries operate), (B) general economic conditions, including changes in the credit, debt or financial or capital markets (including changes in interest or exchange rates), in each case, in the United States or anywhere else in the world (but only to the extent it does not disproportionately affect Parent and its Subsidiaries, taken as a whole, relative to other companies operating in the industry in which Parent and its Subsidiaries operate), (C) changes in GAAP or other accounting requirements or principles or any changes in applicable Laws or the interpretation thereof (but only to the extent it does not disproportionately affect Parent and its Subsidiaries, taken as a whole, relative to other companies operating in the industry in which Parent and its Subsidiaries operate), (D) the failure of Parent and its Subsidiaries to meet or achieve the results set forth in any internal or external projection, forecast or estimate (provided, that clause (D) shall not prevent a determination that any change or effect underlying such failure to meet projections, forecasts or estimates has resulted in a Parent Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Parent Material Adverse Effect)), (E) any decline in the market price or change in the trading volume of the Parent Common Stock; (F) global, national or regional political conditions, including hostilities, acts of war, sabotage or terrorism or military actions or any escalation, worsening or diminution of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof (but only to the extent it does not disproportionately affect Parent and its Subsidiaries, taken as a whole, relative to other companies operating in the industry in which Parent and its Subsidiaries operate), (G) hurricanes, earthquakes, floods or other natural disasters (but only to the extent it does not disproportionately affect Parent and its Subsidiaries, taken as a whole, relative to other companies operating in the industry in which Parent and its Subsidiaries operate) and (H) the loss of any licensor, licensee, customer, supplier or distributor of Parent or its Subsidiaries solely to the extent arising from the announcement or pendency of the transactions contemplated by this Agreement (expressly excluding any such loss due to any legal effect to any Contract to which Parent or its Subsidiaries is a party caused by the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby).

“Parent Net Cash” means the aggregate amount of cash and cash equivalents of Parent and its Subsidiaries, taken as a whole, as of immediately prior to the Closing and as determined in accordance with GAAP consistently applied.

“Parent Net Working Capital Amount” means (a) the aggregate dollar amount of all assets characterized as current assets of Parent and its Subsidiaries, taken as a whole (excluding cash and cash equivalents of Parent and its Subsidiaries, taken as a whole) under GAAP, less (b) the aggregate dollar amount of all liabilities characterized as current liabilities of Parent and its Subsidiaries, taken as a whole, under GAAP, in the case of each of clause (a) and clause (b), as of immediately prior to the Closing. The Parent Net Working Capital Amount for all purposes of this Agreement shall be as determined in accordance in all respects with GAAP applied on a basis consistent with Parent’s past practices used in preparing the financial statements of Parent and its Subsidiaries set forth in Parent’s Form 10-Q for the third quarter of 2016.

“Parent Preferred Stock” means the Parent Series A Preferred Stock and the Parent Series B Preferred Stock.

“Parent Series A Preferred Stock” means the Series A Convertible Preferred Stock, par value $0.001 per share, of Parent.

“Parent Series B Preferred Stock” means the Series B Convertible Preferred Stock, par value $0.001 per share, of Parent.

“Parent Stockholders” means the stockholders of Parent.

“Parent Stock Value” means $0.96 per share of Parent Common Stock.

“Parent Stockholder Approval” means the approval of the Parent Voting Proposal by the affirmative vote of a majority of votes cast with respect to the Parent Stockholder Meeting called to consider the Parent Voting Proposal at a meeting at which quorum is present.

“Parent Special Committee” means the special committee of the Parent Board.

“Parent Superior Proposal” means any bona fide, unsolicited written Parent Acquisition Proposal with respect to Parent that did not result from a breach of Section 4.05 that, if consummated, would result in a Person or group (or the stockholders of any Person) owning, directly or indirectly, (a) more than 50% of the outstanding shares of Parent Common Stock or (b) more than 50% of the assets of Parent, in either case, to which the Parent Board (or the Parent Special Committee) shall have determined in good faith (after consultation with its financial advisor and its outside legal counsel) that the proposed Parent Acquisition Proposal is more favorable to the Parent stockholders from a financial point of view than the Merger and other transactions contemplated by this Agreement and any counter-offer or proposal made by the other party hereto, in each case, taking into account at the time of determination all relevant circumstances, including the various legal, financial and regulatory aspects of the proposal, all the terms and conditions of such proposal and this Agreement, any changes to the terms of this Agreement offered by the Company in response to such Parent Acquisition Proposal, the identity of the Person making the Parent Acquisition Proposal, the anticipated timing, conditions and the ability of the Person making such Parent Acquisition Proposal to consummate the transactions contemplated by such Parent Acquisition Proposal, and that if such Parent Acquisition Proposal is to be financed, such financing is, at the time of the making of such Parent Acquisition Proposal, (i) fully committed or (ii) the Parent Board (or the Parent Special Committee) has determined in good faith that it is reasonably likely to be obtained prior to the consummation of such Parent Acquisition Proposal.

“Parent Warrant” means any outstanding and unexercised warrant to purchase shares of capital stock of Parent.

“Pension Plan” means each Company Employee Benefit Plan which is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA.

“Permitted Liens” means (a) statutory liens for current Taxes or other governmental charges not yet delinquent; (b) mechanics’, carriers’, workers’, repairers’ and similar statutory liens arising or incurred in the ordinary course of business consistent with past practice for amounts which are not delinquent and which are not, individually or in the aggregate, material to the Company; (c) zoning, entitlement, building and other land use regulations imposed by Governmental Entities having jurisdiction over the Company’s Leased Real Property which are not violated by the current use and operation of the Company’s Leased Real Property; (d) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Company’s Leased Real Property which do not materially impair the occupancy or use of the Company’s Leased Real Property for the purposes for which it is currently used or proposed to be used in connection with the Company’s businesses; (e) liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation; and (f) liens on goods in transit incurred pursuant to documentary letters of credit.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a Governmental Entity or any other entity.

“Pre-Closing Tax Period” shall mean any taxable period or portion thereof ending on or prior to the Closing Date.

“Pre-Closing Taxes” means (a) any Taxes of or with respect to the Company relating or attributable to a Pre-Closing Tax Period, including (i) any such Taxes that are not yet due and payable, determined as if the Company used the accrual method of Tax accounting throughout such periods, and (ii) any Transaction Payroll Taxes, (b) 50% of any Transfer Taxes, and (c) other Taxes attributable to the transactions contemplated by this Agreement. For purposes of the foregoing, any Property Taxes for any Straddle Period shall be allocated to the portion of the Straddle Period ending on the Closing Date on a per diem basis, and all other Taxes for any Straddle Period shall be allocated as if such Straddle Period ended on the Closing Date, except that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions), other than with respect to property placed in service after the Closing, shall be allocated on a per diem basis.

“Pro Rata Percentage” means, with respect to any Company Stockholder, the quotient (expressed as a percentage) obtained by dividing (a) the aggregate amount of Merger Consideration then received by such Company Stockholder divided by (b) the aggregate amount of Merger Consideration then received by all such Company Stockholders, in each case, with the value of the Merger Shares so issued to each such Company Stockholder as determined based on the Parent Stock Value.

“Property Taxes” means all real, personal and intangible property Taxes and similar ad valorem Taxes.

“Regulatory Authority” means the Governmental Entity in each country or regulatory jurisdiction with the authority to grant Marketing Approvals, including the FDA and EMA.

“Related Agreements” means the Joinder Agreements, the Employment Agreement, and the Certificate of Merger.

“Representative” means, with respect to a Person, such Person’s officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors.

“SEC” means the Securities and Exchange Commission.

“Service Provider Closing Merger Shares” means the aggregate number of Closing Merger Shares issuable to Consideration Service Providers in accordance with clause (b) of the definition of “Consideration Service Provider” and with a number of such Service Provider Closing Merger Shares as agreed to by the Company and Parent prior to the Closing (and which number of Service Provider Closing Merger Shares shall be set forth on the Consideration Spreadsheet and will be relied upon by Parent as determinative).

“Service Provider Holdback Shares” means, with respect to any release and issuance of Holdback Shares, the aggregate number of Holdback Shares issuable to (a) Aquilo in connection with the release of such Holdback Shares in accordance with the terms of the letter agreement dated June 11, 2015 by and between the Company and Aquilo, as amended by that certain letter agreement between the Company and Aquilo dated December 20, 2016 (which letter agreement, as amended, has been delivered to Parent prior to the date hereof) (“Aquilo Letter”), rounded down to the nearest whole share and (b) any Consideration Service Provider (other than Aquilo) that is entitled to receive Service Provider Holdback Shares in accordance with the clause (b) of the definition of “Consideration Service Provider” and with a number of such Service Provider Holdback Shares as agreed to by the Company and Parent prior to the Closing (and which maximum number of Service Provider Holdback Shares shall be set forth on the Consideration Spreadsheet and will be relied upon by Parent as determinative).

“Service Provider Milestone Shares” means, with respect to the achievement of the Development Milestone, the aggregate number of Milestone Shares issuable to (a) Aquilo in connection with the issuance of

Milestone Shares. in accordance with the terms of the Aquilo Letter, rounded down to the nearest whole share and (b) any Consideration Service Provider (other than Aquilo) that is entitled to receive Service Provider Milestone Shares in accordance with the clause (b) of the definition of “Consideration Service Provider” and with a number of such Service Provider Milestone Shares as agreed to by the Company and Parent prior to the Closing (and which number of Service Provider Milestone Shares shall be set forth on the Consideration Spreadsheet and will be relied upon by Parent as determinative).

“Service Provider Commercial Milestone Cash Consideration” means, with respect to the achievement of a Commercial Milestone, the aggregate amount of the applicable Commercial Milestone Cash Payment payable to Aquilo under the Aquilo Letter in connection with the achievement of such Commercial Milestone (and which amount of such Service Provider Commercial Milestone Cash Consideration shall be set forth on the Consideration Spreadsheet and will be relied upon by Parent as determinative).

“Software” means computer software, programs and databases in any form, including Internet web sites, web content and links, source code, executable code, tools, menus, and all versions, updates, corrections, enhancements and modifications thereof, and all related documentation related thereto.

“Standard Software” means non-customized Software that (i) is so licensed solely in executable or object code form pursuant to a nonexclusive, internal use software license; (ii) is not incorporated into, or used directly in the development, manufacturing, or distribution of, the products of the Company; and (iii) is generally available on standard terms for either (A) annual payments by the Company of $25,000 or less or (B) aggregate payments by the Company of $25,000 or less.

“Straddle Period” means any taxable period that includes (but does not end on) the Closing Date.

“Subsidiary” means, with respect to any Person, any corporation of which a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or any partnership, association or other business entity of which a majority of the partnership or other similar ownership interest is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof.

“Tax” or “Taxes” means (a) any and all taxes, assessments, levies, tariffs, duties or other charges or impositions in the nature of a tax imposed by any Governmental Entity, including net income, capital gains, estimated income, gross income, gross receipts, profits, business, license, occupation, franchise, capital stock, property (real, tangible or intangible), sales, use, ad valorem, transfer, value added, registration, escheat, unclaimed property, employment or unemployment, social security, health, payroll, disability, severance, alternative or add-on minimum, customs, excise, stamp, environmental, windfall profit, commercial rent or withholding taxes, together with all interest, penalties and additions imposed, whether disputed or not, with respect to such amounts, (b) any liability for the payment of any amounts of the type described in clause (a) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary, aggregate or similar group (including any arrangement for group or consortium relief or similar arrangement) for any Tax period, and (c) any liability for the payment of any amounts of the type described in clause (a) or (b) of this sentence as a result of being a transferee of or successor to any Person, as a result of any express or implied obligation to assume such Taxes or to indemnify any other Person, or by Contract or operation of Law.

“Tax Returns” means any return, report, statement, information return or other document (including schedules, attachments or any related or supporting information and amendments) filed or required to be filed with any Governmental Entity or other authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws or administrative requirements relating to any Tax.

“Total Merger Shares” means 22,834,806 shares of Parent Common Stock.

“Transaction Expenses” means (a) the fees and disbursements payable by the Company to the Persons listed on Section 2.23 of the Company Disclosure Schedules; (b) the fees and disbursements payable to legal counsel, accountants, bankers and/or financial advisors of the Company that are payable by the Company in connection with the transactions contemplated by this Agreement; (c) all change of control, sale bonus and other similar payments payable by the Company to any Person in connection with the transactions contemplated by this Agreement; and (d) all other miscellaneous expenses or costs, in each case, incurred by the Company in connection with the transactions contemplated by this Agreement.

“Transaction Payroll Taxes” shall mean the employer portion of any payroll or employment Taxes incurred with respect to any bonuses, option exercises and cash-outs, and other compensatory payments in connection with the transactions contemplated by this Agreement, whether payable by Parent, the Company or any of their respective Affiliates to the extent payable or accrued on or prior to the Closing Date.

“Transfer Taxes” shall mean all sales, use, transfer, real property transfer or gains, valued added, goods and services, gross receipts, excise, conveyance, documentary, stamp, recording, registration and other similar Taxes, charges and fees (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement.

“Unpaid Company Transaction Expenses” means Transaction Expenses, but only to the extent they have not been paid by the Company on or prior to the Closing Date.

“Voting Agreement” means that certain Amended and Restated Voting Agreement, dated as of August 11, 2010, by and among the Company, the Common Holders (as defined therein) and the Investors (as defined therein).

10.02    Other Definitional Provisions.

(a)    Accounting Terms. Accounting terms that are not otherwise defined in this Agreement have the meanings given to them under GAAP. To the extent that the definition of an accounting term defined in this Agreement is inconsistent with the meaning of such term under GAAP, the definition set forth in this Agreement shall control.

(b)    Successor Laws. Any reference to any particular Code section or Law shall be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified.

10.03    Cross-Reference of Other Definitions. Each capitalized term listed below is defined in the corresponding Section of this Agreement:

Term	Section No.
280G Approval	5.04
280G Waivers	5.04
401(k) Plans	4.14
Affidavit of Lost Certificate	1.08(d)
Agreement	Preface
Basket	7.04(a)
Cancelled Shares	1.05(d)
Cap	7.04(c)
Certificate	1.08(c)
Certificate of Merger	1.01(b)
Closing	1.02
Closing Date	1.02
Commercial Milestone	1.10(b)(ii)
Commercial Milestone Cash Payment	1.10(b)(ii)

Term	Section No.
Company	Preface
Company Expenses	8.01(h)
Company Bank Accounts	2.22
Company Indemnification Provisions	5.01(a)
Company Stockholder Indemnified Parties	7.03
Company Stockholder Written Consent	Preface
Consideration Spreadsheet	1.12
D&O Indemnified Parties	5.01(a)
D&O Tail	5.01(b)
Development Milestone	1.10(b)(i)
Development Milestone Report	1.10(d)(iii)
DGCL	1.01(a)
Disposal Transaction	1.10(e)
Dissenting Company Stockholder	1.11
Dissenting Share	1.11
Dissenting Share Payments	1.11
Effective Time	1.01(b)
Employment Time Agreement	Preface
Enforceability Exceptions	2.03(d)
Exchange Agent	1.08(a)
FDCA	2.19(a)
Financial Statements	2.05(a)
Financing Investors	5.09
Indemnification Claim Notice	7.05(a)
Indemnification Claim Objection Notice	7.05(b)
Indemnitee	7.05(a)
Indemnitor	7.05(a)
Information Statement	4.06(a)
Investor Questionnaire	4.13
Joinder Agreements	Preface
Latest Balance Sheet	2.05(a)
Leased Real Property	2.07(a)
Letter of Transmittal	1.08(d)
Licensed Intellectual Property	2.10(c)
Licensed Parent Intellectual Property	3.11
Material Contract	2.09(a)
Material Contracts	2.09(a)
Material Parent Owned Intellectual Property	3.11
Merger	1.01(a)
Merger Sub	Preface
Milestone	1.10(b)
Milestone Notice	1.10(c)(i)
Order	2.11(a)
Outside Date	8.01(e)
Outstanding Claims	7.07(c)
Owned Intellectual Property	2.10(c)
Parent	Preface
Parent Benefit Plans	3.12
Parent Board Recommendation Change	4.07(a)
Parent Financial Statements	3.07(b)
Parent Indemnified Parties	7.02

Term	Section No.
Parent Indemnified Party	7.02
Parent Material Contracts	3.09(a)
Parent SEC Documents	3.07(a)
Parent Specified Persons	8.03
Parent Stockholder Meeting	4.09
Parent Termination Fee	8.01(d)
Parent Voting Agreements	Preface
Parent Voting Proposal	3.02(a)
Parties	Preface
Party	Preface
Per Share Series B Preferred Consideration	1.05(a)
Permits	2.15(c)
Pre-Recommendation Change Notice	4.07(b)(i)
Proprietary Software	2.10(i)
Proxy Statement	4.08(a)
Registered Intellectual Property	2.10(a)
Retained Holdback Shares	7.07(c)
Section 280G Payments	5.04
Securities Act	2.04(c)
Stockholders Representative	Preface
Surviving Corporation	1.01(a)
Tax Incentive	2.08(i)
Third-Party Claim	7.06(a)

ARTICLE XI

MISCELLANEOUS

11.01    Press Releases and Communications. The Company shall not issue any press release or make any public announcement relating to this Agreement or the transactions contemplated hereby without the express prior written consent of Parent. Parent shall have the right to issue any press release or make any public announcement relating to this Agreement or the transactions contemplated hereby (without the approval or consent of any Party hereto), including any such press release or public announcement as may be required or deemed advisable by Law, court process or applicable stock exchange rules and regulations.

11.02    Expenses. Except as otherwise expressly provided herein, each of the Company, the Company Stockholders, Parent, Merger Sub and the Stockholders Representative shall pay all of their own fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement, including the fees and disbursements of counsel, financial advisors and accountants.

11.03    Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when delivered by facsimile or email (in each case in this clause (d), solely if receipt is confirmed), addressed as follows:

Notices to Parent, Surviving Corporation and/or Merger Sub:

Capnia, Inc.

1235 Radio Road, Suite 110

Redwood City, CA 94065

Attn: Anish Bhatnagar

Facsimile No.: (650) 213-8383

Email: anish@capnia.com

with a copy to (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati, P.C.:

650 Page Mill Road

Palo Alto, CA 94304

Attention: Elton Satusky

Facsimile No.: (858) 350-2399

Email: esatusky@wsgr.com

Notices to the Stockholders Representative:

Neil Cowen

7915 Corte Cardo

Carlsbad, CA 92009

Email: nmcowen@essentialistherapeutics.com

with a copy to (which shall not constitute notice):

DLA Piper LLP (US)

4365 Executive Drive

Suite 1100

San Diego, CA 92121

Attn: Michael Kagnoff

Facsimile No.: (858) 638-5122

Email: mkagnoff@dlapiper.com

Notices to the Company:

Essentialis, Inc.

7915 Corte Cardo

Carlsbad, CA 92009

Attention: Neil Cowen

Email: nmcowen@essentialistherapeutics.com

with copies to (before the Closing) (which shall not constitute notice):

DLA Piper LLP (US)

4365 Executive Drive

Suite 1100

San Diego, CA 92121

Attn: Michael Kagnoff

Facsimile No.: (858) 638-5122

Email: mkagnoff@dlapiper.com

11.04    Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and its successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any of the parties hereto without the prior written consent of the non-assigning Parties; except that Parent may assign this Agreement and its rights and obligations hereunder to (a) a successor to all or substantially all of Parent’s business or assets, whether by way of merger, sale of equity, sale of assets or other transaction (or series of related transactions), (b) an Affiliate of Parent so long as Parent remains liable for its obligations under this Agreement, and (c) to Parent’s and/or its Affiliate’s lender(s) under its and/or its Affiliate’s financing arrangement.

11.05    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

11.06    Interpretation.

(a)    The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(b)    The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified.

(c)    All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.

(d)    Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, and words denoting either gender shall include both genders as the context requires. Where a word or phrase is defined herein, each of its other grammatical forms shall have a corresponding meaning.

(e)    Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import.

(f)    Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(g)    A reference to any legislation or to any provision of any legislation shall include any modification, amendment, re-enactment thereof, any legislative provision substituted therefore and all rules, regulations and statutory instruments issued or related to such legislation.

(h)    Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful currency of the United States.

(i)    A document shall be deemed to have been “delivered,” “provided,” “furnished,” or “made available” to Parent to the extent that such document has been (i) made available in the data room established by the Company for the purposes of the transactions contemplated by this Agreement or (ii) delivered to Parent or its Representatives via electronic mail, in each case, no later than three (3) Business Days prior to the date hereof.

(j)    Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. No prior draft of this Agreement nor any course of performance or course of dealing shall be used in the interpretation or construction of this Agreement. No parol evidence shall be introduced in the construction or interpretation of this Agreement unless the ambiguity or uncertainty in issue is plainly discernible from a reading of this Agreement without consideration of any extrinsic evidence. Although the same or similar subject matters may be addressed in different provisions of this Agreement, the Parties intend that, except as reasonably apparent on the face of the Agreement or as expressly provided in this Agreement, each such provision shall be read separately, be given independent significance and not be construed as limiting any other provision of this Agreement (whether or not more general or more specific in scope, substance or content). The doctrine of election of remedies shall not apply in constructing or interpreting the remedies provisions of this Agreement or the equitable power of a court considering this Agreement or the transactions contemplated hereby.

11.07    Construction. The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent, and no rule of strict construction shall be applied against any Person. The specification of any dollar amount or the inclusion of any item in the representations and warranties contained in this Agreement or the Disclosure Schedules or Exhibits attached hereto is not intended to imply that the amounts, or higher or lower amounts, or the items so included, or other items, are or are not required to be disclosed (including whether such amounts or items are required to be disclosed as material or threatened) or are within or outside of the ordinary course of business, and no Party shall use the fact of the setting of the amounts or the fact of the inclusion of any item in this Agreement or the Disclosure Schedules or Exhibits in any dispute or controversy between the Parties as to whether any obligation, item or matter not described or included in this Agreement or in any Schedule or Exhibit is or is not required to be disclosed (including whether the amount or items are required to be disclosed as material or threatened) or is within or outside of the ordinary course of business for purposes of this Agreement. The information contained in this Agreement and in the Disclosure Schedules and Exhibits hereto is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any Party to any third party of any matter whatsoever (including any violation of Law or breach of contract).

11.08    Amendment and Waiver. Any provision of this Agreement or the Disclosure Schedules hereto may be amended or waived only in a writing signed by Parent, the Company (or the Surviving Corporation following the Closing) and the Stockholders Representative; provided, however, that after the receipt of the Company Stockholder Approval or Parent Stockholder Approval, no amendment to this Agreement shall be made which by Law requires further approval by the applicable stockholders without such further approval. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default.

11.09    Complete Agreement. This Agreement and the documents referred to herein contain the complete agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way, including any data room agreements, bid letters, term sheets, summary issues lists or other agreements.

11.10    Third Party Beneficiaries. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the Parties and its successors and assigns. Section 5.01 shall be enforceable by the D&O Indemnified Parties. Nothing expressed or referred to in this Agreement shall be construed to give any Person (including any Company Stockholder) other than the Parties to this Agreement any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement; provided, however, that the Stockholders Representative shall have the right, but not the obligation, to enforce any rights of the Company Stockholders under this Agreement.

11.11    Waiver of Trial by Jury. THE PARTIES TO THIS AGREEMENT EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. THE PARTIES TO THIS AGREEMENT EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

11.12    Delivery by Facsimile or Email. This Agreement and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or scanned pages via electronic mail, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any Party hereto or to any such contract, each other Party hereto or thereto shall re-execute original forms thereof and deliver them to all other Parties. No Party hereto or to any such contract shall raise the use of a facsimile machine or email to deliver a signature or the fact that any signature or contract was transmitted or communicated through the use of facsimile machine or email as a defense to the formation of a contract and each such Party forever waives any such defense.

11.13    Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one (1) Party, but all such counterparts taken together shall constitute one and the same instrument.

11.14    Governing Law. All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the Exhibits and Schedules hereto shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to any choice of Law or conflict of Law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

11.15    Jurisdiction. Any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought and determined exclusively by the Court of Chancery of the State of Delaware; provided, however, that if the Court of Chancery of the State of Delaware does not have jurisdiction, any such Action shall be brought exclusively in the United States District Court for the District of Delaware or any other court of the State of Delaware, and each of the Parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Action and irrevocably waives, to the fullest extent permitted by Law, any objection which it may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action which is brought in any such court has been brought in an inconvenient forum. Process in any such Action may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in Section 11.03 shall be deemed effective service of process on such Party.

11.16    Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party shall be deemed cumulative with, and not exclusive of, any other remedy conferred hereby, or by Law or equity upon such Party, and the exercise by a Party of any one remedy shall not preclude the exercise of any other remedy.

11.17    Specific Performance. Each of the Parties acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique and recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Party may have no adequate remedy at Law. Accordingly, the Parties agree that prior to a valid termination of this Agreement in accordance with this Agreement, such non-breaching Party shall have the right, in addition to any other rights and remedies existing in its favor at Law or in equity, to enforce its rights and the other Party’s obligations hereunder not only by an Action or Actions for damages but also by an Action or Actions for specific performance, injunctive and/or other equitable relief (without posting of bond or other security). Each of the Parties agrees that it shall not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement, and hereby waives (i) any defenses in any Action for an injunction, specific performance or other equitable relief, including the defense that the other Parties have an adequate remedy at Law or an award of specific performance is not an appropriate remedy for any reason at Law or equity; and (ii) any requirement under Law to post a bond, undertaking or other security as a prerequisite to obtaining equitable relief.

(Signature Page Follows)

IN WITNESS WHEREOF, the Parties have executed this Agreement and Plan of Merger on the day and year first above written.

ESSENTIALIS, INC.

By:	/s/ Neil Cowen
Name:	Neil Cowen
Its:	President and Chief Scientific Officer

CAPNIA, INC.

By:	/s/ Anish Bhatnagar
Name:	Anish Bhatnagar
Its:	President and Chief Executive Officer

COMPANY E MERGER SUB, INC.

By:	/s/ Anish Bhatnagar
Name:	Anish Bhatnagar
Its:	President and Chief Executive Officer

NEIL COWEN, solely in his capacity as the Stockholders Representative

/s/ Neil Cowen

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

Form of Company Stockholder Written Consent

ESSENTIALIS, INC.

WRITTEN CONSENT OF STOCKHOLDERS

IN LIEU OF SPECIAL MEETING

Pursuant to Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”) and the Bylaws of Essentialis, Inc., a Delaware corporation (the “Company”), the undersigned, representing the holders of the number of outstanding shares of the Company’s voting capital stock necessary to approve the following actions (the “Requisite Stockholders”), without the necessity of a formal meeting, hereby waive all notices, statutory and otherwise, and DO HEREBY ADOPT the following resolutions and DO HEREBY CONSENT to the taking of the actions therein set forth, and expressly intend that this Consent shall be effective upon the later of (i) delivery of this Written Consent of Stockholders in lieu of Special Meeting (the “Consent”) by the Requisite Stockholders and (ii) such time as is immediately following the time that the Merger Agreement (defined below) is duly executed and acknowledged in accordance with Sections 251(b) and 103 of the DGCL by the parties thereto (such time, the “Consent Effective Time”):

Approval of Merger Agreement, the Merger and the Certificate of Merger

WHEREAS, the Board of Directors of the Company (the “Board”) has previously approved, and recommended that the stockholders approve, the Agreement and Plan of Merger in substantially the form of attached Exhibit A (together with any and all exhibits and supporting documents thereto, the “Merger Agreement”), by and among the Company, Capnia, Inc., a Delaware corporation (“Acquirer”), Company E Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of Acquirer (“Merger Sub”), and Neil Cowen, solely in his capacity as Stockholders Representative (as defined in the Merger Agreement), pursuant to which Merger Sub will merge with and into the Company, the separate existence of Merger Sub will cease, and the Company will continue as the surviving entity and a wholly owned subsidiary of Acquirer (the “Merger”), in accordance with the Certificate of Merger in the form attached hereto as Exhibit B (the “Certificate of Merger”), and all other agreements and documents contemplated thereby (collectively, the “Ancillary Agreements”); and

WHEREAS, under the terms of the Merger Agreement, each share of Series B Preferred Stock of the Company issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) would be converted into the right to receive certain shares of Common Stock of Acquirer and certain cash consideration set forth in the Merger Agreement, and each share of Series A Preferred Stock and Common Stock of the Company issued and outstanding immediately prior to the Effective Time would be cancelled and extinguished with no consideration being delivered in exchange therefor; and

WHEREAS, the Board, acting upon the recommendation of the Special Committee of the Board, has approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, upon the terms and subject to the conditions set forth therein; has determined that the Merger is fair, advisable and in the best interests of the Company and its stockholders; and has recommended that the stockholders of the Company approve and adopt the Merger Agreement, the Merger, and the other transactions contemplated by the Merger Agreement; and

WHEREAS, the undersigned stockholders of the Company deem it to be in the best interests of the stockholders that the Company effectuate the Merger and the transactions contemplated thereby, all in accordance with the terms of the Merger Agreement; NOW, THEREFORE, IT IS HEREBY:

RESOLVED, that the Merger, the Merger Agreement, the Certificate of Merger and the Ancillary Agreements, and all other agreements, documents and actions contemplated thereby are hereby authorized, adopted and approved in all respects; and

FURTHER RESOLVED, that, pursuant to Article IV, Section 5 of the Company’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”), the undersigned holders representing at least a majority of the voting power represented by the outstanding shares of the Series A Preferred Stock and Series B Preferred Stock of the Company, voting together as a single class on an as-converted basis, hereby approve and adopt the Merger, the Merger Agreement, the Certificate of Merger and the Ancillary Agreements, together with all other actions contemplated thereby; and

FURTHER RESOLVED, that the undersigned stockholders of the Company hereby authorize Neil Cowen to act for and on behalf of the stockholders of the Company as the Stockholders Representative, and to do and perform such acts and deeds, to execute and deliver such other instruments, documents and certificates, and to take or cause to be taken such other or further action as contemplated by the Merger Agreement or as such Stockholder Representative may deem necessary, advisable or appropriate, to effectuate the purposes of the Merger Agreement and the transactions contemplated thereby; and

FURTHER RESOLVED, that the filing of the Certificate of Merger with the Secretary of State of the State of Delaware is hereby authorized and approved; and

Waiver of Appraisal and Other Rights

RESOLVED, that each undersigned stockholder of the Company, with respect only to himself, herself or itself, hereby waives any right to appraisal under Section 262 of the DGCL, a description of which is attached hereto as Exhibit C, and/or other applicable laws with respect to the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement; and

FURTHER RESOLVED, that each undersigned stockholder of the Company, with respect only to himself, herself or itself, and effective as of and contingent upon the closing of the Merger, hereby waives any rights of first refusal, redemption rights, notice rights (including any such rights pursuant to the Company’s Bylaws or the Charter) and any similar rights with respect to the Company’s Preferred Stock and Common Stock in connection with the Merger.

Termination of Stockholder Agreements

WHEREAS, in conjunction with the Company’s past financings, the Company and certain stockholders have entered into: (a) an Amended and Restated Voting Agreement dated December 1, 2011, as amended through the date hereof (the “Voting Agreement”); (b) an Amended and Restated Investor Rights Agreement dated August 11, 2010, as amended through the date hereof (the “Rights Agreement”); (c) an Amended and Restated Right of First Refusal and Co-Sale Agreement dated August 11, 2010, as amended through the date hereof (the “ROFR and Co-Sale Agreement”); and (d) various other management rights agreements and side letter agreements (collectively, the “Management Rights and Side Letter Agreements”); and

WHEREAS, each of the Voting Agreement, the Rights Agreement, the ROFR and Co-Sale Agreement and the Management Rights and Side Letter Agreements shall expire by its terms, effective and contingent upon the closing of the Merger; and

WHEREAS, the Company, by action of the Board, has acknowledged and approved the termination of each of the Voting Agreement, the Rights Agreement, the ROFR and Co-Sale Agreement and the Management Rights and Side Letter Agreements, effective and contingent upon the closing of the Merger; NOW, THEREFORE, IT IS HEREBY:

RESOLVED, that each of the undersigned hereby acknowledges and agrees that each of the Investor Rights Agreement, the Voting Agreement, the ROFR and Co-Sale Agreement and the Management Rights and Side Letter Agreements, shall be terminated effective and contingent upon the closing of the Merger.

Interested Director Transaction

WHEREAS, pursuant to Section 144 of the DGCL, no contract or transaction between (i) the Company and any director or officer of the Company, or (ii) between the Company and any other corporation, partnership, association or other organization in which any director or officer of the Company serves as director or officer or has a financial interest (any such contract or transaction, an “Interested Party Transaction”), shall be void or voidable solely for that reason, or solely because such director or officer is present at or participates in the meeting of the Board that authorized the Interested Party Transaction or solely because the vote of any such director or officer is counted for such purpose, if (a) the material facts as to such director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board, and the Board in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors of the Company, even though such disinterested directors constitute less than a quorum; (b) the material facts as to such director’s or officer’s relationship or interest and as to such contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and such contract or transaction is specifically approved in good faith by vote of the stockholders; or (c) such contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified by the Board or the stockholders; and

WHEREAS, it is hereby disclosed or made known to the stockholders that Neil Cowen, the President and Chief Scientific Officer of the Company, will be contractually entitled to employment with Acquirer following the Merger and will also receive a portion of the Merger consideration pursuant to the Company’s 2010 Key Personnel Incentive Program. Certain of Mr. Cowan’s immediate family members may also receive a portion of the Merger consideration as stockholders of the Company; and

WHEREAS, it is hereby disclosed or made known to the stockholders that Stuart Collinson, a member of the Board, is an affiliate of, and has a financial interest in, Forward Ventures V, L.P. and its affiliated entities (“Forward”) and that Forward will receive a portion of the Merger consideration in exchange for its shares of Series B Preferred Stock. It is further disclosed that, after the closing of the Merger, Stuart Collinson will be joining Acquirer’s board of directors; and

WHEREAS, it is hereby disclosed or made known to the stockholders that James Glasheen, a member of the Board, is an affiliate of, and has a financial interest in, Technology Partners Fund VII, L.P. and its affiliated entities (“Technology Partners”) and that Technology Partners will receive a portion of the Merger consideration in exchange for its shares of Series B Preferred Stock. It is further disclosed that, after the closing of the Merger, James Glasheen will be joining Acquirer’s board of directors; and

WHEREAS, it is hereby disclosed or made known to the stockholders that Mahendra Shah, a member of the Board, is an affiliate of, and has a financial interest in, Vivo Ventures Fund V L.P. and its affiliated entities (“Vivo”), that Vivo will receive a portion of the Merger consideration in exchange for its shares of Series B Preferred Stock and that Mahendra Shah will also receive a portion of the Merger consideration pursuant to the Company’s 2010 Key Personnel Incentive Program. It is further disclosed that Vivo has a financial interest in Acquirer and Edgar Engleman, a managing member of Vivo, currently holds a seat on Acquirer’s board of directors, and that, after the closing of the Merger, Mahendra Shah will be joining Acquirer’s board of directors; and

WHEREAS, it is hereby disclosed or made known to the stockholders that Richard Pasternak, a member of the Board, will receive a portion of the Merger consideration pursuant to a certain Convertible Promissory Note dated January 28, 2014 held by him, in exchange for shares of Series B Preferred Stock issuable upon the exercise of a certain Warrant dated January 28, 2014 held by him, which by its terms will be deemed to have been automatically exercised upon the consummation of the Merger, and pursuant to the Company’s 2010 Key Personnel Incentive Program; and

WHEREAS, it is hereby disclosed or made known to the stockholders that Alain Baron, a member of the Board, will receive a portion of the Merger consideration pursuant to the terms of a certain Convertible Promissory Note dated January 28, 2014 held by him, in exchange for shares of Series B Preferred Stock issuable upon the exercise of a certain Warrant dated January 28, 2014 held by him, which by its terms will be deemed to have been automatically exercised upon the consummation of the Merger, and pursuant to the Company’s 2010 Key Personnel Incentive Program; and

WHEREAS, as a result of the aforementioned interests, the Merger may constitute an Interested Party Transaction pursuant to Section 144 of the DGCL; and

WHEREAS, the stockholders are aware of the material facts related to the Merger and have had an adequate opportunity to ask questions regarding, and investigate the nature of, the relationship and/or interests of each Interested Party with and in the Company in connection with the Merger; NOW, THEREFORE, IT IS HEREBY;

RESOLVED, that it is hereby acknowledged that the undersigned stockholders of the Company are aware that Neil Cowen, Stuart Collinson, James Glasheen, Mahendra Shah, Vivo, Richard Pasternak and Alain Baron may each have financial interests in the Merger, the Merger Agreement and/or certain of the documents and transactions contemplated thereby such that the Merger may constitute an Interested Party Transaction, and that approval of the undersigned stockholders to the foregoing resolutions is being given in good faith and only after disclosure of the relevant material facts as to the proposed terms of the Merger, the Merger Agreement and all documents and transactions contemplated thereby, and Neil Cowen’s, Stuart Collinson’s, James Glasheen’s, Mahendra Shah’s, Vivo’s, Richard Pasternak’s and Alain Baron’s interests therein.

Approval of Form of Indemnification Agreement

WHEREAS, the Board has determined that it is in the best interests of the Company and its stockholders to approve and adopt the Form of Indemnification Agreement, in substantially the form of attached Exhibit D (the “Indemnification Agreement”) for directors and officers of the Company; and

WHEREAS, the undersigned stockholders of the Company deem it to be in the best interests of the Company to approve the Indemnification Agreement; NOW, THEREFORE, IT IS HEREBY:

RESOLVED, that the Indemnification Agreement be, and hereby is, approved and adopted in all respects; and

General Authority

FURTHER RESOLVED, that the appropriate officers of the Company are, and each of them hereby is, authorized, empowered and directed to do and perform such acts and deeds, to execute and deliver such other instruments, documents and certificates, and to take or cause to be taken such other or further actions as such officer(s) may deem necessary, advisable or appropriate, to effectuate the purposes of the foregoing resolutions or any of them; and

FURTHER RESOLVED, that all prior actions by the officers of the Company with respect to the preparation and negotiation of the Merger Agreement, the Certificate of Merger, the Ancillary Agreements, and any other documents contemplated thereby and otherwise effecting the purposes and intent of the Merger Agreement, the Certificate of Merger, the Ancillary Agreements, and such other documents are hereby ratified, confirmed and approved.

FURTHER RESOLVED, that each of the undersigned stockholders hereby instructs that this Consent shall be effective upon the Consent Effective Time, unless such time is greater than 60 days after such stockholder has delivered this Consent, in which case, by operation of law, the consent of such stockholder shall be treated as null and void.

[Signature Pages Follow]

This Consent may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Consent. Execution and delivery of this Consent by facsimile transmission or e-mail transmission in portable document format (PDF) shall be deemed for all purposes to be due execution and delivery by the signing stockholder. Facsimile, PDF or photocopied signatures of the stockholders will have the same legal validity as original signatures.

STOCKHOLDER:

Dated:              ,

If you are an individual, please print your name and sign below:	If you are signing on behalf of an entity, please print the name of the entity and sign below, indicating your title:

Print Stockholder’s Name	Name of the Entity

Stockholder’s Signature	Signature

Print Name

Title

If you are joint holders, please print both names and both holders must sign below:

Print Stockholder’s Name

Stockholder’s Signature

Print Stockholder’s Name

Stockholder’s Signature

EXHIBIT B

Form of Joinder Agreement

JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”) is made as of [●], 2016 by and between Capnia, Inc. a Delaware corporation (“Parent”) and the stockholder of Essentialis, Inc., a Delaware corporation (the “Company”) set forth on the signature page hereto (“Stockholder”). Capitalized terms used but not defined in this Agreement shall have the respective meanings ascribed to such terms in the Merger Agreement (as defined below), a copy of which has been made available to Stockholder.

W I T N E S S E T H

WHEREAS, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”) dated as of December 22, 2016 by and among the Company, Parent, Company E Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of Parent (“Merger Sub”), and the Stockholders Representative, Merger Sub will be merged with and into the Company (the “Merger”), the Company will continue as the Surviving Corporation, and all Company Stock will be converted into the right to receive the consideration set forth in the Merger Agreement.

WHEREAS, as a condition and inducement to the willingness of Parent and Merger Sub to enter into the Merger Agreement, Parent and Merger Sub have required that Stockholder enter into this Agreement.

WHEREAS, in order to induce Parent and Merger Sub to consummate the Merger and the other transactions contemplated by the Merger Agreement, Stockholder is willing to enter into this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent and Stockholder hereby agree as follows:

1.    Stockholder Representations. Stockholder hereby represents and warrants to Parent and Merger Sub as follows:

(a)    Stockholder, if Stockholder is an entity, has all requisite power and authority or, if Stockholder is an individual, has the legal capacity, to enter into this Agreement and any Related Agreements to which Stockholder is a party and to perform Stockholder’s covenants and obligations under this Agreement and such Related Agreements. If Stockholder is an entity, the execution and delivery of this Agreement and any Related Agreements to which Stockholder is a party and the performance by Stockholder of Stockholder’s covenants and obligations under this Agreement and any such Related Agreements have been duly authorized by all necessary action on the part of Stockholder and no further action is required on the part of Stockholder to authorize this Agreement and any Related Agreements to which Stockholder is a party or the performance by Stockholder of its covenants and obligations hereunder or thereunder. Each of this Agreement and the Related Agreements to which Stockholder is a party has been duly executed and delivered by Stockholder, and assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of Stockholder, enforceable against Stockholder in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency, moratorium, the relief of debtors and enforcement of creditors’ rights in general and rules of law governing specific performance, injunctive relief, other equitable remedies and other general principles of equity.

(b)    Stockholder is the sole record and beneficial owner of the Company Stock designated as being owned by Stockholder underneath Stockholder’s name on the signature page to this Agreement. Stockholder is the sole holder of any options, warrants or other convertible securities of the Company (collectively, “Company

Convertible Securities” and together with “Company Stock”, “Company Securities”)) designated as being held by Stockholder underneath Stockholder’s name on the signature page to this Agreement. Such Company Securities owned or held by Stockholder is not subject to any Liens or to any rights of first refusal of any kind, and Stockholder has not granted any rights to purchase such Company Securities to any other Person. Stockholder has the sole right to transfer such Company Stock to Parent. Such Company Securities constitutes all of the equity securities of the Company owned, beneficially or of record, by Stockholder.

(c)    Stockholder does not have any claim against the Company, whether present or future, contingent or unconditional, fixed or variable under any contract or on any other basis whatsoever, whether in equity or at law, other than (i) if Stockholder is or was a director or officer of the Company, the right of Stockholder to be indemnified as a result of serving as a director or officer of the Company under the Company’s certificate of incorporation or bylaws, any agreement between Stockholder and the Company or under applicable law, and (ii) if Stockholder is or was an employee of the Company, any rights with respect to earned but unpaid salary that accrued prior to the Closing in the ordinary course of business.

(d)    As of the date hereof, there is no Action of any nature pending or, to the knowledge of Stockholder, threatened against Stockholder, whether by or before a Governmental Entity or by or before any other party, arising out of or relating to (i) Stockholder’s beneficial ownership of Company Stock, (ii) Stockholder’s capacity as a holder of Company Stock, (iii) the transactions contemplated by the Merger Agreement, (iv) any contribution of assets (tangible or intangible) by Stockholder (or any of Stockholder’s Affiliates) to the Company (or any of its Affiliates), or (v) any other agreement between Stockholder (or any of Stockholder’s Affiliates) and the Company (or any of its Affiliates), nor is there any reasonable basis for such Action. As of the date hereof, there is no Action pending or, to the knowledge of Stockholder, threatened against Stockholder with respect to which Stockholder has a contractual right or legal right to indemnification from the Company related to facts and circumstances existing prior to the Effective Time.

(e)    The execution and delivery by Stockholder of this Agreement and any Related Agreements to which Stockholder is a party and the performance by Stockholder of Stockholder’s covenants and obligations hereunder and thereunder will not, conflict with (i) any provision of the charter documents of Stockholder if Stockholder is an entity, (ii) any contract to which Stockholder or any of Stockholder’s properties or assets is subject or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Stockholder or Stockholder’s properties or assets.

(f)    Stockholder has received a copy of the Merger Agreement and has carefully read and understands the scope and effect of the provisions of this Agreement and the Merger Agreement and has discussed the foregoing with Stockholder’s professional advisors to the extent Stockholder has deemed necessary.

2.    Joinder to the Merger Agreement.

(a)    Stockholder hereby acknowledges and agrees that Stockholder is a Company Stockholder for all purposes of and under the Merger Agreement and, accordingly, agrees to be bound by, as fully as though Stockholder were a signatory thereto, any terms and provisions of Article I, Article VII, Section 9.01, Article X and Article XI of the Merger Agreement that apply to the Company Stockholders.

(b)    Stockholder hereby irrevocably nominates, constitutes and appoints the Stockholders Representative as Stockholder’s true and lawful agent, proxy and attorney-in-fact, with full power of substitution, to act in the name, place and stead of Stockholder for purposes of executing any documents and taking any actions that the Stockholders Representative may, in its sole discretion, determine to be necessary, desirable or appropriate within the bounds of the Stockholders Representative’s authority under the express terms of the Merger Agreement, including in connection with any claim for indemnification under Article VII of the Merger Agreement or any of the transactions contemplated thereby. The power of attorney granted under this Agreement is intended to secure an interest in property.

(c)    Stockholder hereby (i) forever waives and agrees not to exercise any appraisal or dissenter’s rights under applicable law with respect to the Merger and (ii) withdraws all written objections to the Merger and/or demands for appraisal, if any, with respect to any Company Stock owned by Stockholder (including any Company Stock acquired by Stockholder pursuant to Company Convertible Securities, or otherwise, following the date hereof).

3.    Confidentiality. Stockholder hereby agrees that all confidential and/or proprietary information of the Company obtained by Stockholder prior to the Effective Time, as well as the terms of this Agreement, the Merger Agreement, any Related Agreements to which Stockholder is a party and any other agreements contemplated hereby and thereby, shall be kept confidential by Stockholder and shall not be used by Stockholder for any purpose; provided, however, that (a) Stockholder may disclose such information or terms if required to do so by applicable Law, provided that Stockholder promptly notifies Parent in advance of disclosing such information and takes reasonable steps to minimize the extent of any such required disclosure; (b) if Stockholder is a venture capital fund, Stockholder may disclose the terms of this Agreement, the Merger Agreement and the Related Agreements to which Stockholder is a party to its limited partners (or comparable equity holders) to the extent required pursuant to the terms of its limited partnership agreement (or comparable governing fund document) in effect as of the date of this Agreement; (c) following any public announcement of the Merger by Parent, Stockholder may disclose the terms of the Merger Agreement that are disclosed by Parent in such public announcement; (d) Stockholder may disclose such information or terms to the extent they become generally available to the public other than by virtue of a breach of this provision by Stockholder or its Affiliates, professional advisors or employees; and (e) Stockholder may disclose such information or terms to Stockholder’s professional advisers and, if Stockholder is an entity, to its employees, in each case, who: (i) need to know such information; and (ii) agree to keep it confidential. Stockholder shall be responsible for any action taken by Stockholder’s professional advisers and employees that, if such action had been taken by Stockholder, would have constituted a breach of this Section 3.

4.    Release.

(a)     Stockholder hereby irrevocably releases, remises and forever discharges the Company, Parent, Merger Sub, and the Surviving Corporation, and each of their current and future respective Affiliates, and each of their respective officers, directors, employees, stockholders, partners, members, managers, advisors, agents, and/or the respective heirs, successors and assigns of each of the foregoing (each a “Releasee”) from and against any and all claims, demands, liens, actions, agreements, suits, causes of action, obligations, controversies, debts, costs, attorneys’ fees, expenses, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether or not now known or suspected, that have existed or may have existed, or that do exist or that hereafter can, shall or may exist (collectively, “Claims”), based on any facts, events or omissions occurring from any time on or prior to the Effective Time that arise out of, concern, pertain or relate in any way to any matters relating to the Company, including any rights Stockholder may have in Stockholder’s capacity as a stockholder of the Company against any Releasee arising out of the Merger, the cancellation, valuation or payment in respect of the Company Stock, any prior corporate transaction consummated by the Company, Stockholder’s ownership of Company Stock, Stockholder’s rights and remedies under contract, Law or otherwise arising from Stockholder’s status as a former stockholder of the Company, and Stockholder’s rights as an employee, officer, and/or director of the Company (if applicable); provided, however, that the foregoing release shall not apply to (i) any rights that Stockholder may have under the Merger Agreement, including, without limitation, the right to receive payment (or issuance, as applicable) of the Merger Consideration, if applicable, or any of the Related Agreements to which Stockholder is a party, (ii) if Stockholder is or was a director or officer of the Company, the right of Stockholder to be indemnified as a result of serving as a director or officer of the Company under the Company’s certificate of incorporation or bylaws, any agreement between Stockholder and the Company entered into prior to the date hereof and disclosed to Parent or any directors’ and officers’ insurance policy of the Company for Stockholder’s benefit or under applicable law, and (iii) if Stockholder is or was an employee of the Company, any rights with respect to earned but unpaid salary that accrued prior to the Closing in the ordinary course of business.

(b)     In granting the releases set forth herein, which include claims which may be unknown to Stockholder at present, Stockholder hereby acknowledges that Stockholder has read and understands Section 1542 of the California Civil Code, which provides as follows: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.” Stockholder hereby expressly waives and relinquishes all rights and benefits under that section and any Law or legal principle of similar effect in any jurisdiction with respect to Stockholder’s release of claims herein, including, but not limited to, the release of unknown and unsuspected claims.

5.    No Transfers. Stockholder shall not, directly or indirectly, (a) sell, transfer, pledge, assign or otherwise encumber or dispose of, or enter into any agreement, option or other arrangement (including any profit sharing arrangement) or understanding with respect to any of the Company Securities to any Person, (b) deposit any Company Securities into a voting trust or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney, attorney-in-fact, agent or otherwise, with respect to the Company Securities, except as contemplated by this Agreement, or (c) take any other action that would in any way make any representation or warranty of Stockholder herein untrue or incorrect in any material respect.

6.    Miscellaneous.

(a)    Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be made and given in compliance with the provisions of Section 11.03 of the Merger Agreement; provided, however, that any such notice made and given to Stockholder shall be addressed to Stockholder’s address set forth on the signature page hereto, with a copy to (which shall not constitute notice) to the Stockholders Representative.

(b)    Counterparts. This Agreement may be executed in any number of counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

(c)    Third Party Beneficiaries. The Company and Merger Sub are intended third party beneficiaries of this Agreement and shall be entitled to enforce this Agreement against Stockholder in accordance with its terms. Notwithstanding any term of this Agreement, the consent of or notice to any Person who is not a party to this Agreement shall not be required for any termination, rescission or agreement to any variation, waiver, assignment, novation, release or settlement under this Agreement at any time.

(d)    Entire Agreement; Assignment. This Agreement, the Merger Agreement, the Related Agreements, the exhibits and schedules thereto, and the documents and instruments and other agreements among the parties hereto and thereto referenced herein and therein: (i) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings both written and oral, among the parties hereto with respect to the subject matter hereof; (ii) other than the third party beneficiaries referenced in Section 6(c), are not intended to confer upon any other Person any rights or remedies hereunder; and (iii) shall not be assigned by operation of law or otherwise, except that Parent may assign its rights and delegate its obligations hereunder or thereunder to any Affiliate thereof as long as Parent remains ultimately liable for all of Parent’s obligations hereunder and thereunder.

(e)    Amendments. No Amendment of this Agreement shall be effective unless in writing signed by Parent and Stockholder.

(f)    Severability. In the event that any provision of this Agreement or the application thereof becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

(g)    Other Remedies. Except as otherwise set forth herein, any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party hereto, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy.

(h)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

(i)    Rules of Construction. The parties hereto agree that they have been represented by counsel (or been afforded the opportunity to do so) during the negotiation and execution of this Agreement and, therefore, waive the application of any Law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

(j)    Legal Counsel. The parties hereto acknowledge that Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”) has represented Parent in connection with the negotiation and execution of this Agreement, the Merger Agreement, the Related Agreements and the transactions contemplated thereby and thereby, and that DLA Piper LLP (US) (“DLA”) has represented the Company in connection with the negotiation and execution of this Agreement, the Merger Agreement, the Related Agreements and the transactions contemplated thereby and thereby. The parties hereto acknowledge that neither WSGR nor DLA has undertaken to represent any other party other than Parent and the Company, respectively, in connection therewith. Stockholder hereby further acknowledges that Stockholder has been advised to seek independent legal advice with respect to this Agreement.

(k)    Termination. This Agreement shall terminate and be of no force or effect upon termination of the Merger Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be duly executed as of the date first set forth above.

PARENT:	STOCKHOLDER:

CAPNIA, INC.

By:	By:

Name:	Name (Please print):

Title:	Title:

Company Securities Held:

Common Stock:

Series A Preferred Stock:

Series B Preferred Stock:

Options for Common Stock:

Warrants for Series A Preferred Stock:

Warrants for Series B Preferred Stock:

Address:

EXHIBIT C

Form of Employment Agreement

CAPNIA, INC.

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is entered into as of [●], 2016, (the “Effective Date”) by and between Capnia, Inc. (the “Company”), and [●] (“Executive”).

1.    Duties and Scope of Employment.

(a)     Positions and Duties. This employment agreement between the Executive and the Company will commence on the date of the Closing (as defined in the Merger Agreement, as defined below) (the “Start Date”). Executive will serve as Senior Vice President, Drug Development of the Company. Executive will render such business and professional services in the performance of his duties, consistent with Executive’s position within the Company, as will reasonably be assigned to him by the Company’s Board of Directors (the “Board”). The Board may modify Executive’s job title and duties as it deems necessary and appropriate in light of the Company’s needs and interests from time to time. The period of Executive’s employment under this Agreement is referred to herein as the “Employment Term.” Notwithstanding anything contained herein to the contrary, if the Merger Agreement terminates for any reasons, this Agreement shall be null and void and shall have no legal force or effect. The term “Merger Agreement” means the Agreement and Plan of Merger by and among the Company, Merger Sub (as defined therein), Essentialis, Inc., and the Stockholders’ Representative (as defined therein) dated as of or around the date hereof.

(b)     Obligations. During the Employment Term, Executive will perform his duties faithfully and to the best of his ability and will devote substantially all of his business efforts and time to the Company. For the duration of the Employment Term, Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration that would impact in any material respect his ability to perform his duties and obligations hereunder.

2.    At-Will Employment. The parties agree that Executive’s employment with the Company will be “at-will” employment and may be terminated at any time with or without Cause or notice. Executive understands and agrees that neither his job performance nor promotions, commendations, bonuses or the like from the Company give rise to or in any way serve as the basis for modification, amendment, or extension, by implication or otherwise, of his employment with the Company. However, as described in this Agreement, Executive may be entitled to severance benefits depending on the circumstances of Executive’s termination of employment with the Company.

3.    Term of Agreement. This Agreement will have an initial term running from the Start Date through the first anniversary of the Start Date (the “Initial Term”). On the first anniversary of the Start Date, this Agreement will renew automatically for additional one (1) year terms (each an “Additional Term”), unless either party provides the other party with written notice of non-renewal at least thirty (30) days prior to the date of automatic renewal. If Executive becomes entitled to benefits under Section 8 during the term of this Agreement, the Agreement will not terminate until all of the obligations of the parties hereto with respect to this Agreement have been satisfied.

4.    Compensation.

(a)    Base Salary. During the Employment Term, the Company will pay Executive an annual salary of $[●] as compensation for his services (the “Base Salary”). The Base Salary will be paid periodically in accordance with the Company’s normal payroll practices and be subject to the usual, required withholding. Executive’s Base Salary will be subject to review and adjustments will be made based upon the Company’s normal performance review practices.

(b)    Annual Bonus. Executive will be eligible to participate in any bonus plans or programs maintained from time to time by the Company on such terms and conditions as determined by the Board or its compensation committee (the “Committee”), including eligibility for a bonus of up to [●] percent ([●]%) of Executive’s Base Salary, upon achievement of performance objectives to be determined by the Board in its sole discretion (the “Target Bonus”). Any earned bonus will be paid in the next regular payroll period after the Board or the Committee determines that it has been earned, but in no event shall the bonus be paid after the later of (i) the fifteenth (15th) day of the third (3rd) month following the close of the Company’s fiscal year in which the bonus is earned, or (ii) March 15 following the calendar year in which the bonus is earned.

(c)    Stock Option. Subsequent to the Closing at the next regularly scheduled Board meeting following the Closing, the Board will grant an option to purchase a certain number of shares of the Company’s common stock (which number of shares of common stock underlying such option will be determined by the Board in its good faith discretion), at an exercise price equal to the fair market value of Company common stock per share on the date of grant (the “Option”), subject to a vesting schedule to be then determined by the Board in its good faith discretion. The Option will be subject to the terms, definitions and provisions of the 2014 Equity Incentive Plan (the “2014 Plan”) and the stock option agreement by and between Executive and the Company (the “Option Agreement”), both of which documents are incorporated herein by reference.

(d)    Equity. Executive will be eligible to receive awards of stock options, restricted stock units or other equity awards pursuant to any plans or arrangements the Company may have in effect from time to time. The Board or the Committee will determine in its discretion within Executive will be granted any such equity awards and the terms of any such award in accordance with the terms of any applicable plan or arrangement that may be in effect from time to time.

(e)    Executive’s Base Salary, Annual Bonus, and Equity Awards will be reviewed by the compensation committee of the Board at the first scheduled meeting of the compensation committee of the Board following Closing and such compensation committee may, in its reasonable discretion (and without any obligation), make adjustments to Executive’s Base Salary, Annual Bonus and/or Equity Awards following its review of compensation provided to executives with similar experience and responsibilities in other similarly situated public companies with similar strategic focus as compared to Executive.

5.    Employee Benefits. During the Employment Term, Executive will be entitled to participate in the employee benefit plans currently and hereafter maintained by the Company of general applicability to other senior executives of the Company, including, without limitation, the Company’s group medical, dental, vision, disability, life insurance, and flexible-spending account plans. The Company reserves the right to cancel or change the benefit plans and programs it offers to its employees at any time.

6.    Vacation. Executive will be entitled to receive paid annual vacation in accordance with Company policy for other senior executive officers.

7.    Expenses. The Company will reimburse Executive for reasonable travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive’s duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time.

8.    Severance. If the Company, following the Initial Term, terminates Executive’s employment with the Company without Cause (excluding death or Disability) or if Executive resigns from such employment for Good Reason, and, in each case, Executive signs and does not revoke a standard release of claims with the Company in a form acceptable to the Company and subject to Section 9 below, then Executive will receive, in addition to

Executive’s salary payable through the date of termination of employment and any other employee benefits earned and owed through the date of termination, the following benefits from the Company:

(a)    continuing payments of severance pay in accordance with the Company’s normal payroll policies at a rate equal to Executive’s Base Salary rate, as then in effect, for: (x) six (6) months from the date of such termination without Cause or resignation for Good Reason, if such termination or resignation occurs from the Start Date to three (3) months before a Change in Control of the Company, or (y) twelve (12) months from the date of such termination without Cause or resignation for Good Reason, if such termination or resignation occurs within three (3) months prior to, or six (6) months following, a Change in Control of the Company;

(b)    if such termination or resignation occurs three (3) months prior to, or six (6) months following, a Change in Control of the Company, then one hundred percent (100%) of any Equity Awards held by Executive as of the date of such termination without Cause or resignation for Good Reason shall immediately vest and become fully exercisable (to the extent applicable);

(c)    if such termination or resignation occurs within three (3) months prior to, or six (6) months following, a Change in Control of the Company, then Executive shall receive one hundred percent (100%) of the Target Bonus for the year in which Executive was terminated without Cause or resigned for Good Reason; and

(d)    if Executive elects continuation coverage pursuant to the Consolidated Budget Reconciliation Act of 1985 (“COBRA”) within the time period prescribed pursuant to COBRA for Executive and Executive’s eligible dependents, then the Company will reimburse Executive on the last day of each month after his employment termination date for the COBRA premiums paid during such period for such coverage (at the coverage levels in effect immediately prior to Executive’s termination) for a period ending (x) six (6) months, if such termination or resignation occurs from today to three (3) months before a Change in Control of the Company, or (y) twelve (12) months from the date of such termination or resignation occurs within three (3) months prior to, or six (6) months following a Change of Control of the Company; provided, that such coverage shall end upon such earlier date that Executive and/or Executive’s eligible dependents become covered under similar plans. Notwithstanding the foregoing, if the Company determines in its sole discretion that it cannot provide the benefit described in this Section 8(b) without potentially violating, or being subject to an excise tax under, applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will in lieu thereof provide to Executive a taxable monthly payment, payable on the last day of a given month, in an amount equal to the monthly COBRA premium that Executive would be required to pay to continue Executive’s group health coverage in effect on the termination of employment date (which amount will be based on the premium for the first month of COBRA coverage), which payments will be made regardless of within Executive elects COBRA continuation coverage and will commence on the month following Executive’s termination of employment and will end on the earlier of (A) the date upon which Executive obtains other employment or (B) the date the Company has paid an amount equal to six (6) or twelve (12) payments, per the terms of this agreement. For the avoidance of doubt, the taxable payments in lieu of COBRA reimbursements may be used for any purpose, including, but not limited to continuation coverage under COBRA, and will be subject to all applicable tax withholdings.

9.    Conditions to Receipt of Severance; No Duty to Mitigate.

(a)    Separation Agreement and Release of Claims. The payment of any severance set forth in Section 8 above is contingent upon Executive signing and not revoking the Company’s standard separation and release of claims agreement upon Executive’s termination of employment and such agreement becoming effective no later than sixty (60) days following Executive’s employment termination date (such deadline, the “Release Deadline”). In no event will severance payments be paid or provided until the release actually becomes effective. Any severance payments or benefits under this Agreement will be paid on, or, in the case of installments, will not commence until, the sixtieth (60th) day following Executive’s separation from service, or if later, such time as required by Section 9(c). Except as required by Section 9(c), any installment payments that would have been made to Executive during the sixty (60) day period immediately following his separation from service but for the preceding sentence will be paid to Executive on the sixtieth (60th) day following Executive’s separation from service and the remaining payments will be made as provided in the Agreement.

(b)    Confidential Information Agreement. Executive’s receipt of any payments or benefits under Section 8 will be subject to Executive continuing to comply with the terms of his Confidential Information Agreement (as defined in Section 12), unless Executive is engaged in Protected Activity (as discussed in Section 23).

(c)    Section 409A.

(i)    Notwithstanding anything to the contrary in this Agreement, no severance pay or benefits payable upon separation that is payable to Executive, if any, pursuant to this Agreement, when considered together with any other severance payments or separation benefits that are considered deferred compensation (together, the “Deferred Payments”) under Section 409A of the Internal Revenue Code, as amended (the “Code”) and the final regulations and official guidance thereunder (“Section 409A”) will be payable until Executive has a “separation from service” within the meaning of Section 409A.

(ii)    Notwithstanding anything to the contrary in this Agreement, if Executive is a “specified employee” within the meaning of Section 409A at the time of his termination (other than due to death), then the Deferred Payments, if any, that are payable within the first six (6) months following his separation from service, will become payable on the first payroll date that occurs on or after the date six (6) months and one (1) day following the date of Executive’s separation from service. All subsequent Deferred Payments, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit. Notwithstanding anything herein to the contrary, if Executive dies following his separation from service, but prior to the six (6) month anniversary of the separation from service, then any payments delayed in accordance with this Section 9(c) will be payable in a lump sum as soon as administratively practicable after the date of Executive’s death and all other Deferred Payments will be payable in accordance with the payment schedule applicable to each payment or benefit. Each payment, installment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

(iii)    Any severance payment that satisfies the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations shall not constitute Deferred Payments for purposes herein. Any amount paid under this Agreement that qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations that does not exceed the Section 409A Limit (as defined below) will not constitute Deferred Payments for purposes herein.

(iv)    For purposes of this Agreement, “Section 409A Limit” means the lesser of two (2) times: (x) Executive’s annualized compensation based upon the annual rate of pay paid to Executive during Executive’s taxable year preceding Executive’s taxable year of Executive’s termination of employment as determined under Treasury Regulation 1.409A-1(b)(9)(iii)(A)(1) and any Internal Revenue Service guidance issued with respect thereto, or (y) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which Executive’s employment is terminated.

(v)    The foregoing provisions are intended to comply with or be exempt from the requirements of Section 409A so that none of the severance payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities herein will be interpreted to so comply. Executive and the Company agree to work together in good faith to consider amendments to this

Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Executive under Section 409A.

(d)    No Duty to Mitigate. Executive will not be required to mitigate the amount of any payment contemplated by this Agreement, nor will any earnings that Executive may receive from any other source reduce any such payment.

10.    Definitions.

(a)    Cause. For purposes of this Agreement, “Cause” means: (i) Executive’s act of personal dishonesty in connection with his responsibilities as an employee that is intended to result in Executive’s substantial personal enrichment; (ii) Executive being convicted of, or pleading no contest or guilty to, (x) a misdemeanor that the Company reasonably believes has had or will have a material detrimental effect on the Company, or (y) any felony; (iii) Executive’s gross misconduct; (iv) Executive’s willful and continued failure to perform the duties and responsibilities of his position after there has been delivered to Executive a written demand for performance from the Company that describes the basis for the Company’s belief that Executive has not substantially performed his duties and Executive has not corrected such failure within thirty (30) days of such written demand; or (v) Executive’s material violation of any written Company employment policy or standard of conduct, including a material breach of the Confidential Information Agreement.

(b)    Change in Control. For purposes of this Agreement, “Change in Control” has the same meaning assigned to such term in the 2014 Plan.

(c)    Disability. For purposes of this Agreement, “Disability” means Executive’s inability to perform Executive’s duties due to Executive’s physical or mental incapacity, as reasonably determined by the Board or its designee, for an aggregate of 180 days in any 365 consecutive day period.

(d)    Equity Awards. For purposes of this Agreement, “Equity Awards” means Executive’s outstanding stock options, stock appreciation rights, restricted stock units, performance shares, performance stock units and any other Company equity compensation awards.

(e)    Good Reason. For purposes of this Agreement, “Good Reason” means Executive’s resignation within thirty (30) days following the expiration of any Company cure period (discussed below) following the occurrence of one or more of the following, without Executive’s consent: (i) a material reduction in Executive’s Base Salary, excluding the substitution of substantially equivalent compensation and benefits, that is not generally applicable to all Company senior management or employees of the Company generally; (ii) a material reduction of Executive’s authority, duties or responsibilities, unless Executive is provided with a comparable position; provided, however, that a reduction in authority, duties, or responsibilities solely by virtue of the Company being acquired and made part of a larger entity within as a subsidiary, business unit or otherwise (as, for example, when the Chief Executive Officer of the Company remains as such following an acquisition where the Company becomes a wholly owned subsidiary of the acquirer, but is not made the Chief Executive Officer of the acquiring corporation) will not constitute “Good Reason”; or (iii) a material change in the geographic location of Executive’s primary work facility or location; provided, that a relocation of fifty (50) miles or less from Executive’s then present location or to Executive’s home as his primary work location will not be considered a material change in geographic location. In order for an event to qualify as Good Reason, Executive must not terminate employment with the Company without first providing the Company with written notice of the acts or omissions constituting the grounds for “Good Reason” within ninety (90) days of the initial existence of the grounds for “Good Reason” and a reasonable cure period of not less than thirty (30) days following the date of such notice, and such grounds must not have been cured during such time.

11.    Limitation on Payments. In the event that the payments or benefits provided for in this Agreement or otherwise payable to Executive (collectively, the “Payments”) (i) constitute “parachute payments” within the meaning of Section 280G of the Code and (ii) but for this Section 11, would be subject to the excise tax imposed by Section 4999 of the Code, then Executive’s the Payments will be either:

(a)    delivered in full, or

(b)    delivered as to such lesser extent which would result in no portion of such Payments being subject to excise tax under Section 4999 of the Code,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by Executive on an after-tax basis, of the greatest amount of Payments, notwithstanding that all or some portion of such Payments may be taxable under Section 4999 of the Code. If a reduction in Payments constituting “parachute payments” is necessary so that the Payments are delivered to a lesser extent, reduction will occur in the following order: (i) reduction of cash payments, which shall occur in reverse chronological order such that the cash payment owed on the latest date following the occurrence of the event triggering such excise tax will be the first cash payment to be reduced; (ii) reduction of acceleration of vesting of equity awards, which shall occur in the reverse order of the date of grant for such stock awards (i.e., the vesting of the most recently granted stock awards will be reduced first); and (iii) reduction of other benefits paid or provided to the Executive, which shall occur in reverse chronological order such that the benefit owed on the latest date following the occurrence of the event triggering such excise tax will be the first benefit to be reduced. If more than one equity award was made to the Executive on the same date of grant, all such awards shall have their acceleration of vesting reduced pro rata. In no event shall the Executive have any discretion with respect to the ordering of payment reductions.

Unless the Company and Executive otherwise agree in writing, any determination required under this Section 11 will be made in writing by a nationally recognized firm of independent public accountants selected by the Company (the “Accountants”), whose determination will be conclusive and binding upon Executive and the Company for all purposes. For purposes of making the calculations required by this Section 11, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive will furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company will bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 11.

12.    Confidential Information. Executive confirms his continuing obligations under the Company’s standard At-Will Employment, Proprietary Information and Invention Assignment Agreement (the “Confidential Information Agreement”) dated on or about the date hereof.

13.    Assignment. This Agreement will be binding upon and inure to the benefit of (a) the heirs, executors and legal representatives of Executive upon Executive’s death and (b) any successor of the Company. Any such successor of the Company will be deemed substituted for the Company under the terms of this Agreement for all purposes. For this purpose, “successor” means any person, firm, corporation or other business entity which at any time, within by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement may be assigned or transferred except by will or the laws of descent and distribution. Any other attempted assignment, transfer, conveyance or other disposition of Executive’s right to compensation or other benefits will be null and void.

14.    Notices. All notices, requests, demands and other communications called for hereunder will be in writing and will be deemed given (i) on the date of delivery if delivered personally; (ii) one (1) day after being sent by a well-established commercial overnight service; or (iii) four (4) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors at the following addresses, or at such other addresses as the parties may later designate in writing:

If to the Company:

Capnia, Inc.

Attn: Chief Executive Officer

1235 Radio Rd, Suite 110

Redwood City, CA 94065

If to Executive:

at the last residential address known by the Company.

15.    Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

16.    Integration. This Agreement, together with the 2014 Plan, Option Agreement and the Confidential Information Agreement represents the entire agreement and understanding between the parties as to the subject matter herein and supersedes all prior or contemporaneous agreements within written or oral. This Agreement may be modified only by agreement of the parties by a written instrument executed by the parties that is designated as an amendment to this Agreement.

17.    Waiver of Breach. The waiver of a breach of any term or provision of this Agreement, which must be in writing, will not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

18.    Headings. All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

19.    Tax Withholding. All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

20.    Governing Law. This Agreement will be governed by the laws of the State of California (with the exception of its conflict of laws provisions).

21.    Acknowledgment. Executive acknowledges that she has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

22.    Counterparts. This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

23.    Protected Activity. Nothing in this Agreement limits or prohibits Executive from filing a charge or complaint with, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”), including disclosing documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding, in making any such disclosures or communications, Executive must take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute confidential information of the Company to any parties other than the Government Agencies. Executive is not permitted to disclose the Company’s attorney-client privileged communications or attorney work product.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.

COMPANY:

CAPNIA, INC.

By:	Date:

Anish Bhatnagar, MD

Chief Executive Officer

EXECUTIVE:

By:	Date:

[●]

[SIGNATURE PAGE TO EMPLOYMENT AGREEMENT]

EXHIBIT D

Form of Parent Voting Agreement

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is entered into as of [●], 2016 by and among Essentialis, Inc., a Delaware corporation (the “Company”) and the person listed as a stockholder of Capnia, Inc., a Delaware corporation (“Parent”), on the signature page hereto (the “Stockholder”).

RECITALS

A.    Concurrently with the execution and delivery of this Agreement, the Company, Parent, Capnia, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Stockholders Representative (as defined in the Merger Agreement), are entering into an Agreement and Plan of Merger (as the same may be amended or supplemented, the “Merger Agreement”), which provides, among other things, for the acquisition of the Company by Parent by means of a merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and becoming a wholly-owned subsidiary of Parent, on the terms and subject to the conditions set forth in the Merger Agreement. Capitalized terms used herein that are not defined shall have the meanings set forth in the Merger Agreement.

B.    The Stockholder is the record and beneficial owner of the number of shares of Parent Common Stock set forth on Exhibit A hereto (such securities, as they may be adjusted by stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by Parent, together with securities of Parent that may be acquired after the date hereof, including upon the exercise of any warrants or options to acquire Parent Common Stock by the Stockholder are collectively referred to herein as the “Securities”).

C.    As an inducement and a condition to the willingness of the Company to enter into the Merger Agreement, and in consideration of the substantial expenses incurred and to be incurred by it in connection therewith, the Stockholder has agreed to enter into, be legally bound by and perform this Agreement.

AGREEMENTS

In consideration of the recitals and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.    Covenants of the Stockholder. The Stockholder agrees as follows:

(a)    The Stockholder shall not, directly or indirectly, (i) sell, transfer (including by operation of law), pledge, assign or otherwise encumber or dispose of, or enter into any agreement, option or other arrangement (including any profit sharing arrangement) or understanding with respect to any of the Securities to any person; provided, that, in the event that the Stockholder is a party, as of the date hereof, to a written plan for trading the Securities in accordance with Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”), the Stockholder may sell pursuant to such 10b5-1 Plan up to that number of Securities as permitted to be sold under such 10b5-1 Plan, (ii) deposit any Securities into a voting trust or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney, attorney-in-fact, agent or otherwise, with respect to the Securities, except as contemplated by this Agreement, or (iii) take any other action that would in any way make any representation or warranty of the Stockholder herein untrue or incorrect in any material respect.

(b)    At any meeting of Parent Stockholders called to vote upon the Parent Voting Proposal or at any adjournment, postponement or recess thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) is sought with respect to the Parent Voting Proposal, the Stockholder shall vote (or cause to be voted) all of the Securities: (i) in favor of the approval of the issuance of the Merger

Shares in the Merger pursuant to the terms of the Merger Agreement, (ii) against any Parent Acquisition Proposal and (iii) against any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Parent under the Merger Agreement or which would result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled.

(c)    The Stockholder shall use commercially reasonable efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, and to assist the other parties in doing, all things reasonably necessary, proper or advisable to fulfill the Stockholder’s obligations under this agreement, including, without limitation, attending, if applicable, the Parent Stockholder Meeting or any adjournment, postponement or recess thereof (or executing valid and effective proxies to any other attending participant of a Parent Stockholder Meeting in lieu of attending such Parent Stockholder Meeting or any adjournment, postponement or recess thereof).

(d)    The Stockholder shall not exercise any rights (including under Section 262 of the Delaware General Corporation Law) to demand appraisal of any Company Stock that may arise with respect to the Merger.

(e)    The Stockholder authorizes and agrees to permit Parent and Merger Sub to publish and disclose in the Proxy Statement and any related filings under the securities laws of the United States or any state thereof the Stockholder’s identity and ownership of Securities and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement and any other information required by applicable Law. None of the information relating to the Stockholder provided by or on behalf of the Stockholder in writing for inclusion in the Proxy Statement will, at the respective times that the Proxy Statement is filed with the SEC or is first mailed to the holders of the Parent Common Stock, contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.    Grant of Irrevocable Proxy Coupled with an Interest; Appointment of Proxy.

(a)    The Stockholder hereby irrevocably (i) grants to the Company and any designee of the Company, alone or together, the Stockholder’s proxy, and (ii) appoints the Company and any designee of the Company as the Stockholder’s proxy, attorney-in-fact and agent (with full power of substitution and resubstitution), alone or together, in each case, for and in the name, place and stead of the Stockholder, to vote the Securities, or grant a consent or approval in respect of the Securities, in accordance with Section 1 above at any meeting of the Parent Stockholders or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought in favor of the approval of the issuance of the Merger Shares in the Merger pursuant to the terms of the Merger Agreement. The Stockholder agrees to execute such documents or certificates evidencing such proxy as the Company may reasonably request. The Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

(b)    The Stockholder represents that any proxies heretofore given in respect of the Securities are not irrevocable, and that any such proxies are hereby revoked.

(c)    THE STOCKHOLDER HEREBY AFFIRMS THAT THE PROXY SET FORTH IN THIS SECTION 2 IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE UNTIL SUCH TIME AS THIS AGREEMENT TERMINATES IN ACCORDANCE WITH ITS TERMS. The Stockholder hereby further affirms that the irrevocable proxy is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy shall be valid until the termination of this Agreement in accordance with its terms. The power of attorney granted by the Stockholder is a durable power of attorney and shall survive the bankruptcy, dissolution, death or incapacity of the Stockholder.

3.    Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company as follows:

(a)    The Stockholder has all requisite power and authority to execute and deliver this Agreement and to perform the Stockholder’s obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by the Stockholder. This Agreement has been duly executed and delivered by the Stockholder and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. The failure of the spouse, if any, of the Stockholder to be a party or signatory to this Agreement shall not (x) prevent the Stockholder from performing the Stockholder’s obligations contemplated hereunder or (y) prevent this Agreement from constituting the legal, valid and binding obligation of the Stockholder in accordance with its terms.

(b)    The Securities and the certificates (or any book-entry notations used to represent any uncertificated shares of Parent Common Stock) representing the Securities are now, and at all times during the term hereof will be, held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, and the Stockholder has valid title to the Securities, free and clear of any Liens (including voting trusts and voting commitments), except as would not limit the Stockholder’s ability to vote the Securities in the manner provided herein and except as provided by this Agreement. As of the date of this Agreement, the Stockholder does not own of record or beneficially any securities of Parent, or any options, warrants or rights exercisable for securities of Parent, other than the Securities set forth on Exhibit A hereto. The Stockholder has full power to vote the Securities as provided herein. Neither the Stockholder nor any of the Securities is subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to the voting or disposition of the Securities, except as would not limit the Stockholder’s ability to vote the Securities in the manner provided herein and except as otherwise contemplated by this Agreement or the Merger Agreement.

(c)    (i) No filing with, and no permit, authorization, consent or approval of any state, federal or foreign Governmental Entity is necessary on the part of the Stockholder for the execution and delivery of this Agreement by the Stockholder and the performance by the Stockholder of the Stockholder’s obligations under this Agreement and (ii) neither the execution and delivery of this Agreement by the Stockholder nor the performance by the Stockholder of the Stockholder’s obligations under this Agreement nor compliance by the Stockholder with any of the provisions hereof shall (x) result in the creation of an encumbrance on any of the Securities or (y) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Stockholder or any of the Securities, except in the case of (x) or (y) for violations, breaches or defaults that would not in the aggregate materially impair the ability of the Stockholder to perform its obligations hereunder.

(d)    As of the date hereof, there is no Action pending or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder’s and/or any of its Affiliates before or by any Governmental Entity that would reasonably be expected to impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby in a timely manner.

(e)    The Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

4.    Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the Company may assign all or any of its rights and obligations hereunder to any Affiliate of the Company; provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations. Subject to the preceding sentence, this Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, the parties hereto and their respective permitted successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, benefits, remedies, obligations or liabilities of any nature whatsoever under or by reason of this Agreement.

5.    Termination. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the first to occur of (a) the Effective Time, (b) such date and time on which the Merger Agreement is terminated in accordance with its terms, (c) the Parent Board effecting a Parent Board Recommendation Change pursuant to Section 4.07 of the Merger Agreement, or (d) the mutual written agreement of the parties to terminate this Agreement. In the event of termination of this Agreement pursuant to this Section 5, this Agreement will become null and void and of no effect with no liability on the part of any party hereto; provided, however, that no such termination will relieve any party hereto from any liability for any willful, knowing and material breach of this Agreement occurring prior to such termination.

6.    Stockholder Capacity. Notwithstanding anything to the contrary in this Agreement, the parties acknowledge that (a) the Stockholder is entering into this Agreement solely in the Stockholder’s capacity as a record and/or beneficial owner of Parent Common Stock and not in the Stockholder’s capacity as a director, officer or employee of Parent or Merger Sub (as applicable) or in any other capacity and (b) nothing in this Agreement is intended to limit or restrict the Stockholder from taking any action or inaction or voting in favor in the Stockholder’s sole discretion on any matter in his or her capacity as a director of Parent or Merger Sub, including, for the avoidance of doubt, taking any action permitted by Section 4.07 of the Merger Agreement, and none of such actions in such capacity shall be deemed to constitute a breach of this Agreement.

7.     Company. Nothing herein shall be construed to limit or affect any action or inaction by (a) the Company in accordance with the terms of the Merger Agreement or (b) any Affiliate, officer, director or direct or indirect equity holder of the Company acting in his or her capacity as a director or officer of the Company; provided, however, that this Section 7 shall not relieve any such Person from any liability or obligation that he, she or it may have independently of this Agreement or as a consequence of any action or inaction by such Person.

8.    No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Securities. All rights, ownership and economic benefits of and relating to the Securities shall remain vested in and belong to the Stockholder, and the Company shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of Parent or Merger Sub or exercise any power or authority to direct the Stockholder in the voting of any of the Securities, except as otherwise provided herein.

9.     General Provisions.

(a)    Except as otherwise set forth in the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, whether or not the transactions contemplated hereby are consummated.

(b)    Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in a writing that refers to this Agreement and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

(c)    Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if (i) personally delivered, (ii) mailed by registered or certified first-class mail, prepaid with return receipt requested, (iii) sent by a nationally recognized overnight courier service, to the recipient at the address below indicated or (iv) delivered by facsimile or email which is confirmed in writing by sending a copy of such facsimile or email to the recipient thereof pursuant to clause (i) or (iii) above:

If to the Company:

Essentialis, Inc.

7915 Corte Cardo,

Carlsbad, CA 92009

Attention: Neil M. Cowen

Email: nmcowen@essentialistherapeutics.com

With a required copy to (which shall not constitute notice):

DLA Piper LLP (US)

4365 Executive Drive, Suite 1100

San Diego, CA 92121

Attention: Mike Kagnoff

Email: michael.kagnoff@dlapiper.com

Fax: (858) 638-5122

If to the Stockholder:

At the address and facsimile number and email address set forth set forth in Exhibit A hereto;

or to such other address as any party hereto may, from time to time, designate in a written notice given in like manner.

(d)    When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(e)    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Signatures delivered by facsimile or electronic transmission shall be binding for all purposes hereof.

(f)    This Agreement and the Merger Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

(g)    This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

(h)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction and proper venue of the Court of Chancery of the State of Delaware, and each party consents to personal and subject matter jurisdiction and venue in such courts and waives and relinquishes all right to attack the suitability or convenience of such venue or forum by reason of their present or future domiciles, or by any other reason. The parties acknowledge that all directions issued by the forum court, including all injunctions and other decrees, will be binding and enforceable in all jurisdictions and countries. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby.

(i)    If any provision of this Agreement or the application thereof to any party or set of circumstances shall, in any jurisdiction and to any extent, be finally held invalid or unenforceable by any rule of law or public policy, such term or provision shall only be ineffective as to such jurisdiction, and only to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable any other terms or provisions of this Agreement or under any other circumstances, and the parties shall negotiate in good faith a substitute provision which comes as close as possible to the invalidated or unenforceable term or provision, and which puts each party in a position as nearly comparable as possible to the position it would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

(j)    Each of the parties acknowledges that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and agrees that the parties’ respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, each agrees that, in the event of a breach or threatened breach by any party of the provisions of this Agreement, in addition to any remedies at law or damages, each party, respectively, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available in order to enforce the terms hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CAPNIA, INC.

By:
	Name:	Anish Bhatnagar
	Title:	President and Chief Executive Officer

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ESSENTIALIS, INC.

By:
	Name:	Neil Cowen
	Title:	President

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

STOCKHOLDER

By:
Name:
Title:

[Signature Page to Voting Agreement]

EXHIBIT E

Form of Certificate of Merger

CERTIFICATE OF MERGER

OF

COMPANY E MERGER SUB, INC.

(a Delaware corporation)

WITH AND INTO

ESSENTIALIS, INC.

(a Delaware corporation)

[●], 2016

* * * * * * * * * *

In accordance with the provisions of Section 251 of the

General Corporation Law of the State of Delaware

* * * * * * * * * *

Essentialis, Inc., a Delaware corporation (the “Corporation”), desiring to merge Company E Merger Sub, Inc., a Delaware corporation (“Merger Sub”), with and into the Corporation, pursuant to the provisions of Section 251 of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY as follows:

FIRST: The name and state of incorporation of each constituent corporation of the merger (the “Merger”) are as follows: (i) Essentialis, Inc., a Delaware corporation, and (ii) Company E Merger Sub, Inc., a Delaware corporation.

SECOND: An Agreement and Plan of Merger, dated as of December 22, 2016 (the “Merger Agreement”), by and among the Corporation, Merger Sub, Capnia, Inc., a Delaware corporation and owner of Merger Sub, and Stockholders Representative (as defined in the Merger Agreement), has been approved, adopted, certified, executed and acknowledged by each constituent corporation, in accordance with the requirements of Sections 228 and 251 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation of the Merger is Essentialis, Inc. (the “Surviving Corporation”).

FOURTH: The Amended and Restated Certificate of Incorporation of the Corporation shall be amended and restated in its entirety to read as set forth on Exhibit A attached hereto and, as so amended and restated, shall constitute the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable law.

FIFTH: An executed copy of the Merger Agreement is on file at the principal place of business of the Surviving Corporation, 1235 Radio Road, Suite 110, Redwood City, CA 94065, and a copy of the Merger Agreement will be furnished by the Surviving Corporation, upon request and without cost, to any stockholder of any constituent corporation.

SIXTH: The Merger shall be effective upon the filing of this Certificate of Merger with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the Surviving Corporation has caused this Certificate of Merger to be signed by an authorized officer as of the date first written above.

ESSENTIALIS, INC.,

a Delaware corporation

By:
Name:	Neil Cowen
Title:	President and Chief Scientific Officer

[Signature Page to Certificate of Merger]

EXHIBIT F

Form of Letter of Transmittal

LETTER OF TRANSMITTAL

To accompany certificates of the following capital stock of Essentialis, Inc.: (i) common stock, $0.0001 par value per share (the “Common Stock”), (ii) Series A preferred stock, $0.0001 per share (the “Series A Preferred Stock”), and (iii) Series B preferred stock, $0.0001 per share (the “Series B Preferred Stock,” and together with the Series A Preferred Stock, the “Preferred Stock”).

Our records indicate that you are currently a stockholder of Essentialis, Inc., a Delaware corporation, and you are entitled to receive merger consideration pursuant to the Agreement and Plan of Merger, dated as of December 22, 2016 (the “Merger Agreement”), by and among Capnia, Inc. (“Capnia”), Company E Merger Sub, Inc., Essentialis, Inc. and Stockholders Representative (as defined in the Merger Agreement). In order to receive the merger consideration that you are entitled to receive under the Merger Agreement (the “Merger Consideration”), you MUST return your certificates for your shares of Essentialis, Inc. Common Stock and/or Preferred Stock, as applicable, and execute this Letter of Transmittal.

The undersigned represents that I (we) have full authority to surrender without restriction the certificate(s) for shares of Common Stock and/or Preferred Stock, as applicable, for exchange, in each case in accordance with the terms of the Merger Agreement. You are hereby authorized and instructed to prepare in the name of and deliver to the address indicated below (unless otherwise instructed in the boxes in the following page) a certificate representing the applicable shares of Capnia, Inc. common stock, par value $0.001 per share (“Capnia Common Stock”) the undersigned is entitled to receive pursuant to the Merger Agreement and a check representing a cash payment in lieu of any fractional shares. All references in this Letter of Transmittal to certificates representing shares of Capnia Common Stock shall be deemed to mean shares of Capnia Common Stock in non-certificated book-entry form (as a substitution for such certificates).

Method of delivery of the certificate(s) is at the option and risk of the owner thereof. See Instruction 1.

Mail or deliver this Letter of Transmittal, or a facsimile, together with the certificate(s) representing your shares, to:

If delivering by mail: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	If delivering by hand or courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

For assistance call (877) 248-6417 or (718) 921-8317

Pursuant to the Merger Agreement, the undersigned encloses herewith and surrenders the following certificate(s) representing shares of Essentialis, Inc. stock:

Name(s) and Address of Registered Holder(s) If there is any error in the name or address shown below, please make the necessary corrections	DESCRIPTION OF SHARES SURRENDERED (Please fill in. Attach separate schedule if needed)
	Certificate No(s)	Number of Shares

TOTAL SHARES

☐ Check this box if your certificate(s) has been lost, stolen, misplaced or mutilated. See Instruction 5.
SPECIAL PAYMENT INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS

Complete ONLY if the check is to be issued in a name which differs from the name on the surrendered certificate(s). Issue to:

Name:

Address:

(Please also complete Substitute Form W-9 on the reverse AND see instructions regarding signature guarantee. See Instructions 3, 4, 6 and 7)

Complete ONLY if check is to be mailed to some address other than the address reflected above. See Instructions 4. Mail to: Name: Address:

YOU MUST SIGN IN THE BOX BELOW AND FILL OUT AND SIGN THE SUBSTITUTE FORM W-9 ATTACHED HERETO
SIGNATURE(S) REQUIRED Signature(s) of Registered Holder(s) or Agent	SIGNATURE(S) GUARANTEED (IF REQUIRED) See Instruction 3.

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s). If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth full title. See Instructions 2, 3 and 7.

Registered Holder

Registered Holder

Title, if any

Date:

Phone No.:

Unless the shares are tendered by the registered holder(s) of the common stock, or for the account of a participant in the Securities Transfer Agent’s Medallion Program (“STAMP”), Stock Exchange Medallion Program (“SEMP”) or New York Stock Exchange Medallion Signature Program (“MSP”) (an “Eligible Institution”), the signature(s) must be guaranteed by an Eligible Institution. See Instruction 3.

—

Authorized Signature

—

Name of Firm

Address of Firm — Please Print

INSTRUCTIONS FOR SURRENDERING CERTIFICATES

(Please read carefully the instructions below)

1.    Method of Delivery: Your old certificate(s) and the Letter of Transmittal must be sent or delivered to American Stock Transfer & Trust Company (the “Exchange Agent”). Do not send your certificates to Essentialis, Inc or Capnia, Inc. The method of delivery of certificates to be surrendered to the Exchange Agent at the address set forth on the front of this Letter of Transmittal is at the option and risk of the surrendering stockholder. Delivery will be deemed effective only when received. If you submit this Letter of Transmittal by facsimile, you must also send or deliver your certificate(s) in order to receive payment. If the certificate(s) are sent by mail, registered mail with return receipt requested and proper insurance is suggested.

2.    Payment in the Same Name: If the stock certificate and check for cash in lieu of fractional shares (if applicable) are issued in the same name as the surrendered certificate is registered, the Letter of Transmittal should be completed and signed exactly as the surrendered certificate is registered. Do not sign the stock certificate(s). Signature guarantees are not required if the certificate(s) surrendered herewith are submitted by the registered owner of such shares who has not completed the section entitled “Special Payment Instructions” or are for the account of an Eligible Institution. If any of the shares surrendered hereby are owned by two or more joint owners, all such owners must sign this Letter of Transmittal exactly as written on the face of the certificate(s). If any shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations. Letters of Transmittal executed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer’s authority to act.

3.    Payment in Different Name: If the section entitled “Special Payment Instructions” is completed, then signatures on this Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity that is an Eligible Institution. If the surrendered certificates are registered in the name of a person other than the signer of this Letter of Transmittal, or if payment is to be made to a person other than the signer of this Letter of Transmittal, or if the payment is to be made to a person other than the registered owner(s), then the surrendered certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners appear on such certificate(s) or stock power(s), with the signatures on the certificate(s) or stock power(s) guaranteed by an Eligible Institution as provided herein.

4.    Special Payment and Delivery Instructions: Indicate the name in which and address to which the stock certificate and check for cash in lieu of fractional shares (if applicable) are to be sent if different from the name and/or address of the person(s) signing this Letter of Transmittal. If Special Payment Instructions have been completed, a Substitute Form W-9 must also be completed for the person named therein, and that person will be considered the record owner.

5.    Letter of Transmittal Required; Surrender of Certificate(s; Lost Certificate(s): You will not receive your stock certificate and check for cash in lieu of fractional shares (if applicable) unless and until you deliver this Letter of Transmittal, properly completed and duly executed, to the Exchange Agent, together with the certificate(s) evidencing your shares and any required accompanying evidences of authority. If your certificate(s) has been lost, stolen, misplaced or destroyed, contact the Exchange Agent for instructions at (877) 248-6417 or (718) 921-8317 prior to submitting your certificates for exchange. Any Essentialis, Inc. stockholder who has lost certificates should make arrangements (which may include the posting of a bond or other satisfactory indemnification and an affidavit of loss) to replace lost certificates. Such arrangements should be made with Exchange Agent.

6.    Substitute Form W-9: Under the federal income tax law, a non-exempt stockholder is required to provide the Exchange Agent with such stockholder’s correct Taxpayer Identification Number (“TIN”) on the enclosed Substitute Form W-9. If the certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed Substitute Form W-9 guidelines for additional guidance on which number to report. Failure to provide the information on the form may subject the surrendering stockholder to 28% backup withholding on the payment of any cash. The surrendering stockholder must check the box in Part 4 if a TIN has not been issued and the stockholder has applied for a number or intends to apply for a number in the near future. If a TIN has been applied for and the Exchange Agent is not provided with a TIN before payment is made, the Exchange Agent will withhold 28% on all payments to such surrendering stockholders of any cash consideration due for their former shares. Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details on what Taxpayer Identification Number to give the Exchange Agent. Foreign persons should provide a properly completed Form W-8BEN, or successor form, to the Exchange Agent in order to establish their exemption from backup withholder. Form W-8BEN is available from the Internal Revenue Service website, www.irs.gov.

7.    Stock Transfer Taxes. If payment is to be made to any person other than the registered holder, or if surrendered certificates are registered in the name of any person other than the person(s) signing the Letter of Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder or such person) payable as a result of the transfer to such person will be deducted from the payment for such securities if satisfactory evidence of the payment of such taxes, or exemption therefrom, is not submitted. Except as provided in this Instruction 7, it will not be necessary for transfer tax stamps to be affixed to the certificates listed in the Letter of Transmittal.

8.    Milestone Consideration: Please be advised that to the extent Milestone Consideration is payable in shares of Capnia, Inc. stock, a stock certificate representing those shares will be registered in the name of the person signing this Letter of Transmittal and delivered to the address of record on file with the Exchange Agent. Please be further advised that any Milestone Consideration payable in cash will be delivered via check to the address of record on file with the Exchange Agent. If you would like to request that any Milestone Consideration be delivered either to a different address or (in the case of Milestone Consideration payable in cash) via a different payment method (e.g. wire), you must provide the Stockholders’ Representative revised payment instructions (including any updates or corrections to the information previously provided in your completed Letter of Transmittal) not less than five Business Days in following receipt of Notice of Milestone Achievement from the Stockholders Representative.

All questions as to the validity, form and eligibility of any surrender of certificates will be determined by the Exchange Agent and Capnia, Inc. and such determination shall be final and binding. Exchange Agent and the Company reserve the right to waive any irregularities or defects in the surrender of any certificates. A surrender will not be deemed to have been made until all irregularities have been cured or waived.

The Substitute Form W-9 BELOW must be completed and signed if you are a U.S. person (including a U.S. resident alien). PLEASE PROVIDE YOUR SOCIAL SECURITY NUMBER OR OTHER TAXPAYER IDENTIFICATION NUMBER (“TIN”) AND CERTIFY THAT YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING.

PAYER’S NAME:    American Stock Transfer & Trust Company, LLC

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service	Part 1 — PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security Number OR Employer Identification Number
Part 2 — FOR PAYEES EXEMPT FROM BACKUP WITHHOLDING (See Page 2 of enclosed Guidelines)

Payer’s Request for Taxpayer Identification Number (TIN) and Certification

Part 3 — Certification Under Penalties of Perjury, I certify that:

(1)    The number shown on this form is my current taxpayer identification  number (or I am waiting for a number to be issued to me),

(2)    I am not subject to backup withholding either because I have not been  notified by the Internal Revenue Service (the “IRS”) that I am subject to  backup withholding as a result of failure to report all interest or dividends,    or the IRS has notified me that I am no longer subject to backup  withholding and

(3)    I am a U.S. person (including a U.S. resident alien).

(4)    The FATCA code(s) entered on this form (if any) indicating that I am  exempt from FATCA reporting is correct.

Part 4— Awaiting TIN ☐

Certification instructions — You must cross out item (2) in Part 3 above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you are subject to backup withholding you receive another notification from the IRS stating that you are no longer subject to backup withholding, do not cross out item (2).

SIGNATURE                                                                                            DATE

NAME

ADDRESS

CITY                                                                   STATE                          ZIP CODE

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU

CHECK THE BOX IN PART 4 OF SUBSTITUTE FORM W-9

PAYER’S NAME: American Stock Transfer & Trust Company, LLC

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify, under penalties of perjury, that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number before payment is made, a portion of such reportable payment will be withheld.

Signature	Date

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENT MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

IMPORTANT TAX INFORMATION

Under current U.S. federal income tax law, a Stockholder who tenders Essentialis, Inc. stock certificates that are accepted for exchange may be subject to backup withholding. In order to avoid such backup withholding, the Stockholder must provide the Exchange Agent with such Stockholder’s correct taxpayer identification number and certify that such Stockholder is not subject to such backup withholding by completing the Substitute Form W-9 provided herewith. In general, if a Stockholder is an individual, the taxpayer identification number is the Social Security number of such individual. If the Exchange Agent is not provided with the correct taxpayer identification number, the Stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service. For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if the Essentialis, Inc. stock certificates are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

Certain Stockholders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the Exchange Agent that a foreign individual qualifies as an exempt recipient, such Stockholder must submit a statement, signed under penalties of perjury, attesting to that individual’s exempt status, on a properly completed Form W-8BEN, or successor form. Such statements can be obtained from the Exchange Agent.

Failure to complete the Substitute Form W-9 will not, by itself, cause the Essentialis, Inc. stock certificates to be deemed invalidly tendered, but may require the Exchange Agent to withhold a portion of the amount of any payments made pursuant to the merger. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the Internal Revenue Service.

NOTE: FAILURE TO COMPLETE AND RETURN THE SUBSTITUTE FORM W-9 MAY RESULT IN BACKUP WITHHOLDING OF A PORTION OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer — Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification Numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

For this type of account:			Give the SOCIAL SECURITY number of —	For this type of account:		Give the EMPLOYER IDENTIFICATION number of —

1.	An individual’s account		The individual	8.	Sole proprietorship account	The owner(4)

2.	Two or more individuals (joint account)		The actual owner of the account or, if combined funds, the first individual on the account(1)	9.	A valid trust, estate or pension trust	The legal entity(5)

3.	Husband and wife (joint account)		The actual owner of the account or, if joint funds, the first individual on the account (1)	10.	Corporate account	The corporation

4.	Custodian account of a minor (Uniform Gift to Minors Act)		The minor(2)	11.	Religious, charitable, or educational organization account	The organization

5.	Adult and minor (joint account)		The adult or, if the minor is the only contributor, the minor(1)	12.	Partnership account held in the name of the business	The partnership

6.	Account in the name of guardian or committee for a designated ward, minor, or incompetent person		The ward, minor, or incompetent person(3)	13.	Association, club, or other tax-exempt organization	The organization

7.	a.	The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)	14.	A broker or registered nominee	The broker or nominee

	b.	So-called trust account that is not a legal or valid trust under state law	The actual owner(1)	15.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s social security number.
(3)	Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s social security number.
(4)	You must show your individual name, but you may also enter your business or “doing business as” name. You may use either your social security number or employer identification number (if you have one).
(5)	List first and circle the name of the legal trust, estate, or pension trust. Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.

Note:	If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Obtaining a Number

If you do not have a taxpayer identification number or if you do not know your number, obtain Form SS-5, Application for Social Security Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the “IRS”) and apply for a number. Section references in these guidelines refer to sections under the Internal Revenue Code of 1986, as amended.

Payees specifically exempted from backup withholding include:

•	An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7), if the account satisfies the requirements of Section 401(f)(2).

•	The United States or a state thereof, the District of Columbia, a possession of the United States, or a political subdivision or wholly-owned agency or instrumentality of any one or more of the foregoing.

•	An international organization or any agency or instrumentality thereof.

•	A foreign government or any political subdivision, agency or instrumentality thereof.

Payees that may be exempt from backup withholding include:

•	A corporation.

•	A financial institution.

•	A dealer in securities or commodities required to register in the United States, the District of Colombia, or a possession of the United States.

•	A real estate investment trust.

•	A common trust fund operated by a bank under Section 584(a).

•	An entity registered at all times during the tax year under the Investment Company Act of 1940, as amended.

•	A middleman known in the investment community as a nominee or custodian.

•	A futures commission merchant registered with the Commodity Futures Trading Commission.

•	A foreign central bank of issue.

•	A trust exempt from tax under Section 664 or described in Section 4947.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•	Payments to nonresident aliens subject to withholding under Section 1441.

•	Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident alien partner.

•	Payments of patronage dividends where the amount received is not paid in money.

•	Payments made by certain foreign organizations.

•	Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

•	Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

•	Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

•	Payments described in Section 6049(b)(5) to nonresident aliens.

•	Payments on tax-free covenant bonds under Section 1451.

•	Payments made by certain foreign organizations.

•	Mortgage or student loan interest paid to you.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” IN PART 2 OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends, which are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under Sections 6041,6041A, 6045, 6050A and 6050N.

Privacy Act Notice. — Section 6109 requires most recipients of dividend, interest, or certain other income to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold a portion of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1) Penalty for Failure to Furnish Taxpayer Identification Number. — If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) Civil Penalty for False Information With Respect to Withholding. — If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) Criminal Penalty for Falsifying Information. — Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

(4) Misuse of Taxpayer Identification Numbers. — If the requester discloses or uses taxpayer identification numbers in violation of federal law, the requester may be subject to civil and criminal penalties.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

Annex B

VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is entered into as of [●], 2016 by and among Essentialis, Inc., a Delaware corporation (the “Company”) and the person listed as a stockholder of Capnia, Inc., a Delaware corporation (“Parent”), on the signature page hereto (the “Stockholder”).

RECITALS

A.    Concurrently with the execution and delivery of this Agreement, the Company, Parent, Capnia, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and the Stockholders Representative (as defined in the Merger Agreement), are entering into an Agreement and Plan of Merger (as the same may be amended or supplemented, the “Merger Agreement”), which provides, among other things, for the acquisition of the Company by Parent by means of a merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger and becoming a wholly-owned subsidiary of Parent, on the terms and subject to the conditions set forth in the Merger Agreement. Capitalized terms used herein that are not defined shall have the meanings set forth in the Merger Agreement.

B.    The Stockholder is the record and beneficial owner of the number of shares of Parent Common Stock set forth on Exhibit A hereto (such securities, as they may be adjusted by stock dividend, stock split, recapitalization, combination or exchange of shares, merger, consolidation, reorganization or other change or transaction of or by Parent, together with securities of Parent that may be acquired after the date hereof, including upon the exercise of any warrants or options to acquire Parent Common Stock by the Stockholder are collectively referred to herein as the “Securities”).

C.    As an inducement and a condition to the willingness of the Company to enter into the Merger Agreement, and in consideration of the substantial expenses incurred and to be incurred by it in connection therewith, the Stockholder has agreed to enter into, be legally bound by and perform this Agreement.

AGREEMENTS

In consideration of the recitals and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.    Covenants of the Stockholder. The Stockholder agrees as follows:

(a)    The Stockholder shall not, directly or indirectly, (i) sell, transfer (including by operation of law), pledge, assign or otherwise encumber or dispose of, or enter into any agreement, option or other arrangement (including any profit sharing arrangement) or understanding with respect to any of the Securities to any person; provided, that, in the event that the Stockholder is a party, as of the date hereof, to a written plan for trading the Securities in accordance with Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”), the Stockholder may sell pursuant to such 10b5-1 Plan up to that number of Securities as permitted to be sold under such 10b5-1 Plan, (ii) deposit any Securities into a voting trust or enter into any voting arrangement, whether by proxy, voting agreement, voting trust, power-of-attorney, attorney-in-fact, agent or otherwise, with respect to the Securities, except as contemplated by this Agreement, or (iii) take any other action that would in any way make any representation or warranty of the Stockholder herein untrue or incorrect in any material respect.

(b)    At any meeting of Parent Stockholders called to vote upon the Parent Voting Proposal or at any adjournment, postponement or recess thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) is sought with respect to the Parent Voting Proposal, the Stockholder shall vote (or cause to be voted) all of the Securities: (i) in favor of the approval of the issuance of the Merger

Shares in the Merger pursuant to the terms of the Merger Agreement, (ii) against any Parent Acquisition Proposal and (iii) against any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Parent under the Merger Agreement or which would result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled.

(c)    The Stockholder shall use commercially reasonable efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, and to assist the other parties in doing, all things reasonably necessary, proper or advisable to fulfill the Stockholder’s obligations under this agreement, including, without limitation, attending, if applicable, the Parent Stockholder Meeting or any adjournment, postponement or recess thereof (or executing valid and effective proxies to any other attending participant of a Parent Stockholder Meeting in lieu of attending such Parent Stockholder Meeting or any adjournment, postponement or recess thereof).

(d)    The Stockholder shall not exercise any rights (including under Section 262 of the Delaware General Corporation Law) to demand appraisal of any Company Stock that may arise with respect to the Merger.

(e)    The Stockholder authorizes and agrees to permit Parent and Merger Sub to publish and disclose in the Proxy Statement and any related filings under the securities laws of the United States or any state thereof the Stockholder’s identity and ownership of Securities and the nature of Stockholder’s commitments, arrangements and understandings under this Agreement and any other information required by applicable Law. None of the information relating to the Stockholder provided by or on behalf of the Stockholder in writing for inclusion in the Proxy Statement will, at the respective times that the Proxy Statement is filed with the SEC or is first mailed to the holders of the Parent Common Stock, contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.    Grant of Irrevocable Proxy Coupled with an Interest; Appointment of Proxy.

(a)    The Stockholder hereby irrevocably (i) grants to the Company and any designee of the Company, alone or together, the Stockholder’s proxy, and (ii) appoints the Company and any designee of the Company as the Stockholder’s proxy, attorney-in-fact and agent (with full power of substitution and resubstitution), alone or together, in each case, for and in the name, place and stead of the Stockholder, to vote the Securities, or grant a consent or approval in respect of the Securities, in accordance with Section 1 above at any meeting of the Parent Stockholders or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought in favor of the approval of the issuance of the Merger Shares in the Merger pursuant to the terms of the Merger Agreement. The Stockholder agrees to execute such documents or certificates evidencing such proxy as the Company may reasonably request. The Stockholder acknowledges receipt and review of a copy of the Merger Agreement.

(b)    The Stockholder represents that any proxies heretofore given in respect of the Securities are not irrevocable, and that any such proxies are hereby revoked.

(c)    THE STOCKHOLDER HEREBY AFFIRMS THAT THE PROXY SET FORTH IN THIS SECTION 2 IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE UNTIL SUCH TIME AS THIS AGREEMENT TERMINATES IN ACCORDANCE WITH ITS TERMS. The Stockholder hereby further affirms that the irrevocable proxy is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy shall be valid until the termination of this Agreement in accordance with its terms. The power of attorney granted by the Stockholder is a durable power of attorney and shall survive the bankruptcy, dissolution, death or incapacity of the Stockholder.

3.    Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to the Company as follows:

(a)    The Stockholder has all requisite power and authority to execute and deliver this Agreement and to perform the Stockholder’s obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by the Stockholder. This Agreement has been duly executed and delivered by the Stockholder and, assuming this Agreement constitutes a valid and binding obligation of the Company, constitutes a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. The failure of the spouse, if any, of the Stockholder to be a party or signatory to this Agreement shall not (x) prevent the Stockholder from performing the Stockholder’s obligations contemplated hereunder or (y) prevent this Agreement from constituting the legal, valid and binding obligation of the Stockholder in accordance with its terms.

(b)    The Securities and the certificates (or any book-entry notations used to represent any uncertificated shares of Parent Common Stock) representing the Securities are now, and at all times during the term hereof will be, held by the Stockholder, or by a nominee or custodian for the benefit of the Stockholder, and the Stockholder has valid title to the Securities, free and clear of any Liens (including voting trusts and voting commitments), except as would not limit the Stockholder’s ability to vote the Securities in the manner provided herein and except as provided by this Agreement. As of the date of this Agreement, the Stockholder does not own of record or beneficially any securities of Parent, or any options, warrants or rights exercisable for securities of Parent, other than the Securities set forth on Exhibit A hereto. The Stockholder has full power to vote the Securities as provided herein. Neither the Stockholder nor any of the Securities is subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to the voting or disposition of the Securities, except as would not limit the Stockholder’s ability to vote the Securities in the manner provided herein and except as otherwise contemplated by this Agreement or the Merger Agreement.

(c)    (i) No filing with, and no permit, authorization, consent or approval of any state, federal or foreign Governmental Entity is necessary on the part of the Stockholder for the execution and delivery of this Agreement by the Stockholder and the performance by the Stockholder of the Stockholder’s obligations under this Agreement and (ii) neither the execution and delivery of this Agreement by the Stockholder nor the performance by the Stockholder of the Stockholder’s obligations under this Agreement nor compliance by the Stockholder with any of the provisions hereof shall (x) result in the creation of an encumbrance on any of the Securities or (y) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Stockholder or any of the Securities, except in the case of (x) or (y) for violations, breaches or defaults that would not in the aggregate materially impair the ability of the Stockholder to perform its obligations hereunder.

(d)    As of the date hereof, there is no Action pending or, to the knowledge of the Stockholder, threatened against or affecting the Stockholder’s and/or any of its Affiliates before or by any Governmental Entity that would reasonably be expected to impair the ability of the Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby in a timely manner.

(e)    The Stockholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement.

4.    Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the Company may assign all or any of its rights and obligations hereunder to any Affiliate of the Company; provided, however, that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations. Subject to the preceding sentence, this Agreement shall be binding upon, inure solely to the benefit of, and be enforceable by, the parties hereto and their respective permitted successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to or shall confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, benefits, remedies, obligations or liabilities of any nature whatsoever under or by reason of this Agreement.

5.    Termination.This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the first to occur of (a) the Effective Time, (b) such date and time on which the Merger Agreement is terminated in accordance with its terms, (c) the Parent Board effecting a Parent Board Recommendation Change pursuant to Section 4.07 of the Merger Agreement, or (d) the mutual written agreement of the parties to terminate this Agreement. In the event of termination of this Agreement pursuant to this Section 5, this Agreement will become null and void and of no effect with no liability on the part of any party hereto; provided, however, that no such termination will relieve any party hereto from any liability for any willful, knowing and material breach of this Agreement occurring prior to such termination.

6.    Stockholder Capacity. Notwithstanding anything to the contrary in this Agreement, the parties acknowledge that (a) the Stockholder is entering into this Agreement solely in the Stockholder’s capacity as a record and/or beneficial owner of Parent Common Stock and not in the Stockholder’s capacity as a director, officer or employee of Parent or Merger Sub (as applicable) or in any other capacity and (b) nothing in this Agreement is intended to limit or restrict the Stockholder from taking any action or inaction or voting in favor in the Stockholder’s sole discretion on any matter in his or her capacity as a director of Parent or Merger Sub, including, for the avoidance of doubt, taking any action permitted by Section 4.07 of the Merger Agreement, and none of such actions in such capacity shall be deemed to constitute a breach of this Agreement.

7.     Company. Nothing herein shall be construed to limit or affect any action or inaction by (a) the Company in accordance with the terms of the Merger Agreement or (b) any Affiliate, officer, director or direct or indirect equity holder of the Company acting in his or her capacity as a director or officer of the Company; provided, however, that this Section 7 shall not relieve any such Person from any liability or obligation that he, she or it may have independently of this Agreement or as a consequence of any action or inaction by such Person.

8.    No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Securities. All rights, ownership and economic benefits of and relating to the Securities shall remain vested in and belong to the Stockholder, and the Company shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of Parent or Merger Sub or exercise any power or authority to direct the Stockholder in the voting of any of the Securities, except as otherwise provided herein.

9.     General Provisions.

(a)    Except as otherwise set forth in the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, whether or not the transactions contemplated hereby are consummated.

(b)    Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in a writing that refers to this Agreement and signed, in the case of an amendment, by each of the parties hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

(c)    Any notice, demand, or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if (i) personally delivered, (ii) mailed by registered or certified first-class mail, prepaid with return receipt requested, (iii) sent by a nationally recognized overnight courier service, to the recipient at the address below indicated or (iv) delivered by facsimile or email which is confirmed in writing by sending a copy of such facsimile or email to the recipient thereof pursuant to clause (i) or (iii) above:

If to the Company:

Essentialis, Inc.

7915 Corte Cardo,

Carlsbad, CA 92009

Attention: Neil M. Cowen

Email: nmcowen@essentialistherapeutics.com

With a required copy to (which shall not constitute notice):

DLA Piper LLP (US)

4365 Executive Drive, Suite 1100

San Diego, CA 92121

Attention: Mike Kagnoff

Email: michael.kagnoff@dlapiper.com

Fax: (858) 638-5122

If to the Stockholder:

At the address and facsimile number and email address set forth set forth in Exhibit A hereto;

or to such other address as any party hereto may, from time to time, designate in a written notice given in like manner.

(d)    When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(e)    This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Signatures delivered by facsimile or electronic transmission shall be binding for all purposes hereof.

(f)    This Agreement and the Merger Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

(g)    This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law.

(h)    Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction and proper venue of the Court of Chancery of the State of Delaware, and each party consents to personal and subject matter jurisdiction and venue in such courts and waives and relinquishes all right to attack the suitability or convenience of such venue or forum by reason of their present or future domiciles, or by any other reason. The parties acknowledge that all directions issued by the forum court, including all injunctions and other decrees, will be binding and enforceable in all jurisdictions and countries. Each of the parties hereto hereby waives to the fullest extent permitted by applicable Law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the transactions contemplated hereby.

(i)    If any provision of this Agreement or the application thereof to any party or set of circumstances shall, in any jurisdiction and to any extent, be finally held invalid or unenforceable by any rule of law or public policy, such term or provision shall only be ineffective as to such jurisdiction, and only to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable any other terms or provisions of this Agreement or under any other circumstances, and the parties shall negotiate in good faith a substitute provision which comes as close as possible to the invalidated or unenforceable term or provision, and which puts each party in a position as nearly comparable as possible to the position it would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

(j)    Each of the parties acknowledges that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and agrees that the parties’ respective remedies at law for a breach or threatened breach of any of the provisions of this Agreement would be inadequate and, in recognition of that fact, each agrees that, in the event of a breach or threatened breach by any party of the provisions of this Agreement, in addition to any remedies at law or damages, each party, respectively, without posting any bond, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy which may then be available in order to enforce the terms hereof.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

CAPNIA, INC.

By:
	Name:	Anish Bhatnagar
	Title:	President and Chief Executive Officer

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

ESSENTIALIS, INC.

By:
	Name:	Neil Cowen
	Title:	President

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

STOCKHOLDER

By:
Name:
Title:

[Signature Page to Voting Agreement]

Exhibit A

Stockholder Security Ownership and Voting Information

Name of Stockholder	Address of Stockholder	Number of Shares of Parent Common Stock owned by Stockholder	Options to purchase number of shares of Parent Common Stock held by Stockholder	Warrants to purchase number of shares of Parent Common Stock held by Stockholder

0

CAPNIA, INC.

THIS PROXY IS SOLICITED ON BEHALF OF

THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF CAPNIA, INC.

The undersigned appoints Anish Bhatnagar and David O’Toole, and each of them, as proxies, with full power of substitution and revocation, to vote, as designated on the reverse side hereof, all the capital stock of Capnia, Inc. which the undersigned has power to vote, with all powers which the undersigned would possess if personally present, at the special meeting of stockholders thereof to be held on [-], 2017, or at any adjournment or postponement thereof. The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the special meeting or any adjournments or postponements thereof. The undersigned hereby revokes ALL previous proxies given to vote at the Special Meeting of Stockholders to be held on [-], 2017, or at any adjournment or postponement thereof.

Unless otherwise marked, a signed proxy will be voted FOR the (i) authorization of the issuance of up to a maximum of 24,397,306 shares of Capnia common stock, par value $0.001 per share, (“Common Stock”), pursuant to the terms of the Agreement and Plan of Merger, dated as of December 22, 2016, or the merger agreement, by and among Capnia, Essentialis, Inc., Company E Merger Sub, Inc., a wholly-owned subsidiary of Capnia, or Merger Sub, and Neil Cowen, solely in his capacity as the Stockholders Representative (the “Merger Share Issuance Proposal”); (ii) authorization of the issuance of up to a maximum of 11,805,555 shares of Common Stock pursuant to indications of interest received by the company between December 9, 2016 and December 14, 2016 and the right to participate in such financing by funds affiliated with Sabby Management, LLC, which is conditioned upon the approval of the Merger Share Issuance Proposal (the “Merger Financing Share Issuance Proposal”); (iii) authorization of the issuance of up to 2,083,333 shares of Common Stock in connection with the Aspire financing, which is conditioned on the approval of the Aspire equity line proposal (the “Aspire Financing Share Issuance Proposal”); (iv) authorization of the issuance of up to 7,208,334 shares of Capnia common stock in connection with the Aspire equity line (the “Aspire Equity Line Proposal”); and (v) approval of an amendment of Capnia, Inc.’s 2014 Equity Incentive Plan to add 8,929,188 shares reserved for issuance under the 2014 Plan, in each case, as further described in the proxy statement.

1.1 (Continued and to be signed on the reverse side.) 14475

SPECIAL MEETING OF STOCKHOLDERS OF

CAPNIA, INC.

[-], 2017

GO GREEN

000300030030303001000 2 072916

THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" PROPOSALS 1, 2, 3, 4, AND 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF STOCKHOLDERS OF

CAPNIA, INC.

[-], 2017

GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

The Notice of Meeting, proxy statement and proxy card are available at www.astproxyportal.com/ast/19765

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

00030030030303001000 2 072916

PLEASE SIGN,THEDATE SPECIAL AND RETURN COMMITTEE PROMPTLY OF THEIN BOARD THE ENCLOSED OF DIRECTORS ENVELOPE. RECOMMENDS PLEASE MARK YOU VOTEYOUR “FOR“VOTE PROPOSALS IN BLUE OR BLACK 1, 2, 3, 4,INKANDAS5. SHOWN HERE x

1.    Authorization of the issuance of up to a maximum of 24,397,306 sharesFOR AGAINST ABSTAIN of Capnia common stock, par value $0.001 per share, (“Common Stock”),

pursuant to the terms of the Agreement and Plan of Merger, dated as of

December 22, 2016, or the merger agreement, by and among Capnia,

Essentialis, Inc., Company E Merger Sub, Inc., a wholly-owned subsidiary of Capnia, or Merger Sub, and Neil Cowen, solely in his capacity as the

Stockholders Representative (the “Merger Share Issuance Proposal”);

2.    Authorization of the issuance of up to a maximum of 11,805,555 shares of

Common Stock pursuant to indications of interest received by the company between December 9, 2016 and December 14, 2016 and the right to participate in such financing by funds affiliated with Sabby

Management, LLC, which is conditioned upon the approval of the Merger

Share Issuance Proposal (the “Merger Financing Share Issuance

Proposal”);

3. Authorization of the issuance of up to 2,083,333 shares of Common Stock in connection with the Aspire financing, which is conditioned on the approval of the Aspire equity line proposal (the “Aspire Financing Share

Issuance Proposal”);

4. Authorization of the issuance of up to 7,208,334 shares of Capnia common stock in connection with the Aspire equity line (the “Aspire Equity Line

Proposal”); and

5.    Approval of an amendment of Capnia, Inc.’s 2014 Equity Incentive Plan to add 8,929,188 shares reserved for issuance under the 2014 Plan.

NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

To change the address on your account, please check the box at right and    MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING.

Indicate changes your to the new registered address name(s) in the address on the account space above. may not Please be submitted note that via this method.

Signature of Stockholder    Date: Signature of StockholderDate:

Note: please Please give sign full exactly title as as yoursuch.name If the or signer names is a appear corporation, on this please Proxy. Sign When full shares corporate are name held jointly, by duly each authorized holder should officer, sign. Giving When full title signing as such. as executor, If signer administrator, is a partnership, attorney, please trustee sign in or partnership guardian, name by authorized person.

SPECIAL MEETING OF STOCKHOLDERS OF

CAPNIA, INC.

[-], 2017

PROXY VOTING INSTRUCTIONS

Vote online/phone until 11:59 PM EST the day before the meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

00030030030303001000 2 072916

THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" PROPOSALS 1, 2, 3, 4, AND 5.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF STOCKHOLDERS OF

CAPNIA, INC.

[-], 2017

PROXY VOTING INSTRUCTIONS

INTERNET—Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) in

the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

MAIL Vote online/phone—Sign, dateuntiland11:59mailPMyourEST proxy the daycardbefore in the the meeting. envelope    COMPANY NUMBER

provided as soon as possible.

the IN PERSON Special Meeting.—You may vote your shares in person by attending    ACCOUNT NUMBER

GO GREEN—e-Consent makes it easy to go paperless. With

e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

The Notice of Meeting, proxy statement and proxy card are available at www.astproxyportal.com/ast/19765

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet or telephone.

00030030030303001000    2 072916

PLEASE SIGN,THEDATE SPECIAL AND RETURN COMMITTEE PROMPTLY OF THEIN BOARD THE ENCLOSED OF DIRECTORS ENVELOPE. RECOMMENDS PLEASE MARK YOU VOTEYOUR “FOR“VOTE PROPOSALS IN BLUE OR BLACK 1, 2, 3, 4,INKANDAS5. SHOWN HERE x

1.    Authorization of the issuance of up to a maximum of 24,397,306 shares FOR AGAINST ABSTAIN of Capnia common stock, par value $0.001 per share, (“Common Stock”),

pursuant to the terms of the Agreement and Plan of Merger, dated as of

December 22, 2016, or the merger agreement, by and among Capnia,

Essentialis, Inc., Company E Merger Sub, Inc., a wholly-owned subsidiary of Capnia, or Merger Sub, and Neil Cowen, solely in his capacity as the

Stockholders Representative (the “Merger Share Issuance Proposal”);

2.    Authorization of the issuance of up to a maximum of 11,805,555 shares of

Common Stock pursuant to indications of interest received by the company between December 9, 2016 and December 14, 2016 and the right to participate in such financing by funds affiliated with Sabby

Management, LLC, which is conditioned upon the approval of the Merger

Share Issuance Proposal (the “Merger Financing Share Issuance

Proposal”);

3. Authorization of the issuance of up to 2,083,333 shares of Common Stock in connection with the Aspire financing, which is conditioned on the approval of the Aspire equity line proposal (the “Aspire Financing Share

Issuance Proposal”);

4. Authorization of the issuance of up to 7,208,334 shares of Capnia common stock in connection with the Aspire equity line (the “Aspire Equity Line

Proposal”); and

1234 JOHNMAINSMITH STREET    5. Approval to add 8,929,188 of an amendment shares reserved of Capnia, for issuance Inc.’s 2014underEquity the 2014IncentivePlan. Plan

NEW APT. 203 YORK, NY 10038    NOTE: properly The come proxies before are the authorized meeting or to any vote adjournment on such other thereof. business as may

To change the address on your account, please check the box at right and    MARK“X” HERE IF YOU PLAN TO ATTEND THE MEETING.

Indicate changes your to the new registered address name(s) in the address on the account space above. may not Please be submitted note that via this method.

Signature of Stockholder    Date: Signature of StockholderDate:

Note: please Please give sign full exactly title as as yoursuch.name If the or signer names is a appear corporation, on this please Proxy. Sign When full shares corporate are name held jointly, by duly each authorized holder should officer, sign. Giving When full titles igning as such. as executor, If signer administrator, is a partnership, attorney, please trustee sign in or partnership guardian, name by authorized person.